As filed with the U.S. Securities and Exchange Commission on July 28, 2021.

Registration No. 333-257931

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1

TO

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ORIGIN MATERIALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	2860	87-1388928
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

930 Riverside Parkway, Suite 10

West Sacramento, CA 95605

(916) 231-9329

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

John Bissell

Rich Riley

Co-Chief Executive Officers

Origin Materials, Inc.

930 Riverside Parkway, Suite 10

West Sacramento, CA 95605

(916) 231-9329

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Joshua C. Lee, Esq. General Counsel Origin Materials, Inc. 930 Riverside Parkway, Suite 10 West Sacramento, CA 95605 (916) 231-9329	Matthew P. Dubofsky, Esq. John T. McKenna, Esq. Peter H. Werner, Esq. Cooley LLP 3 Embarcadero Center, 20th Floor San Francisco, CA 94111 (415) 693-2000

Approximate date of commencement of proposed sale to the public:

As soon as practicable after this Registration Statement is declared effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non- accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, Dated July 28, 2021

PRELIMINARY PROSPECTUS

Up to 88,982,474 Shares of Common Stock

(Including up to 35,476,667 Shares of Common Stock Issuable Upon Exercise of Warrants)

Up to 11,326,667 Warrants to Purchase Common Stock

This prospectus relates to the issuance by us of an aggregate of up to 35,476,667 shares of our common stock, $0.0001 par value per share (the “Common Stock”), which consists of:

•

up to 11,326,667 shares of Common Stock that are issuable upon the exercise of 11,326,667 warrants (the “Private Placement Warrants”) originally issued in a private placement to the initial stockholder of Artius Acquisition Inc. (the “Sponsor”) in connection with the initial public offering of Artius Acquisition Inc. (“Artius”), and

•

up to 24,150,000 shares of Common Stock that are issuable upon the exercise of 24,150,000 warrants (the “Public Warrants” and, together with the Private Placement Warrants, the “Warrants”) originally issued in the initial public offering of Artius.

We will receive the proceeds from any exercise of any Warrants for cash.

This prospectus also relates to the offer and sale from time to time by the selling securityholders named in this prospectus or their permitted transferees (the “selling securityholders”) of:

•	up to 64,832,474 shares of Common Stock consisting of:

•	up to 20,000,000 shares of Common Stock issued in a private placement pursuant to subscription agreements (“Subscription Agreements”) entered into on February 16, 2021,

•

up to 18,112,500 shares of Common Stock held by the Sponsor issued in a private placement in connection with the initial public offering of Artius and subsequent share recapitalization (including 4,500,000 shares of Common Stock subject to forfeiture if certain milestone are not achieved, as further described below),

•	up to 11,326,667 shares of Common Stock issuable upon exercise of the Private Placement Warrants,

•	up to 6,398,350 shares of Common Stock issuable upon the exercise of stock options,

•	up to 3,000,000 shares of Common Stock issued by us pursuant to that certain Backstop Agreement (“Backstop Agreement”) entered into on June 14, 2021,

•	up to 1,300,001 shares of Common Stock issued by us pursuant to those certain Additional Subscription Agreements (“Additional Subscription Agreements”), each entered into on June 23, 2021, and

•

up to 4,694,956 shares of Common Stock issued pursuant to Agreement and Plan of Merger and Reorganization, dated as of February 16, 2021 (as amended by the letter agreement dated March 5, 2021), by and among the Company, Zero Carbon Merger Sub Inc. and Micromidas, Inc. and subject to that certain Investor Rights Agreement (the “Investor Rights Agreement”), dated June 25, 2021, between us and certain selling securityholders granting such holders registration rights with respect to such shares (including up to 2,150,784 shares of Common Stock issuable as Earnout Shares (as defined below)), and

•	up to 11,326,667 Private Placement Warrants.

We will not receive any proceeds from the sale of shares of Common Stock or Warrants by the selling securityholders pursuant to this prospectus.

The selling securityholders may offer, sell or distribute all or a portion of the securities hereby registered publicly or through private transactions at prevailing market prices or at negotiated prices. We will not receive any of the proceeds from such sales of the shares of Common Stock or Warrants, except with respect to amounts received by us upon exercise of the Warrants. We will bear all costs, expenses and fees in connection with the registration of these securities, including with regard to compliance with state securities or “blue sky” laws. The selling securityholders will bear all commissions and discounts, if any, attributable to their sale of shares of Common Stock or Warrants. See the section titled “Plan of Distribution.”

The Common Stock and Public Warrants are listed on The Nasdaq Capital Market (“Nasdaq”) under the symbols “ORGN” and “ORGNW,” respectively. On July 27, 2021, the last reported sales price of Common Stock was $6.36 per share and the last reported sales price of our Warrants was $1.44 per Warrant.

We are an “emerging growth company” and a “smaller reporting company” as defined under U.S. federal securities laws and, as such, have elected to comply with reduced public company reporting requirements. This prospectus complies with the requirements that apply to an issuer that is an emerging growth company and a smaller reporting company. We are incorporated in Delaware.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described in the section titled “Risk Factors” beginning on page 8 of this prospectus, and under similar headings in any amendments or supplements to this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated                     , 2021

You should rely only on the information contained in this prospectus, any supplement to this prospectus or in any free writing prospectus, filed with the Securities and Exchange Commission. Neither we nor the selling securityholders have authorized anyone to provide you with additional information or information different from that contained in this prospectus filed with the Securities and Exchange Commission. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. The selling securityholders are offering to sell, and seeking offers to buy, our securities only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of our securities. Our business, financial condition, results of operations and prospects may have changed since that date.

For investors outside of the United States: Neither we nor the selling securityholders, have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of our securities and the distribution of this prospectus outside the United States.

To the extent there is a conflict between the information contained in this prospectus, on the one hand, and the information contained in any document incorporated by reference filed with the Securities and Exchange Commission before the date of this prospectus, on the other hand, you should rely on the information in this prospectus. If any statement in a document incorporated by reference is inconsistent with a statement in another document incorporated by reference having a later date, the statement in the document having the later date modifies or supersedes the earlier statement.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-1 that we filed with the Securities and Exchange Commission (the “SEC”) using the “shelf” registration process. Under this shelf registration process, the selling securityholders may, from time to time, sell the securities offered by them described in this prospectus. We will not receive any proceeds from the sale by such selling securityholders of the securities offered by them described in this prospectus. This prospectus also relates to the issuance by us of the shares of Common Stock issuable upon the exercise of any Warrants. We will not receive any proceeds from the sale of shares of Common Stock underlying the Warrants pursuant to this prospectus, except with respect to amounts received by us upon the exercise of the Warrants for cash.

Neither we nor the selling securityholders have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus or any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. Neither we nor the selling securityholders take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. Neither we nor the selling securityholders will make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

We may also provide a prospectus supplement or post-effective amendment to the registration statement to add information to, or update or change information contained in, this prospectus. You should read both this prospectus and any applicable prospectus supplement or post-effective amendment to the registration statement together with the additional information to which we refer you in the sections of this prospectus titled “Where You Can Find More Information.”

On June 25, 2021, Legacy Origin, Artius and Merger Sub (as such terms are defined below) consummated the transactions contemplated by the Merger Agreement (as defined below), following the approval at a special meeting of the shareholders of Artius held on June 23, 2021. Pursuant to the terms of the Merger Agreement, a Business Combination (as defined below) of Legacy Origin and Artius was effected through the merger of Merger Sub with and into Legacy Origin, with Legacy Origin surviving as a wholly owned subsidiary of Artius. Prior to the Closing Date (as defined below), Artius (i) changed its jurisdiction of incorporation from Cayman Islands to the State of Delaware by deregistering as an exempted company in the Cayman Islands and domesticating and continuing as a corporation incorporated under the laws of the State of Delaware, and (ii) changed its name from Artius Acquisition Inc. to Origin Materials, Inc.

Unless the context indicates otherwise, references in this prospectus to the “Company,” “Origin,” “we,” “us,” “our” and similar terms refer to Origin Materials, Inc. (f/k/a Artius Acquisition Inc.) and its consolidated subsidiaries (including Legacy Origin). References to “Artius” refer to the predecessor company prior to the consummation of the Business Combination.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements contained in this prospectus constitute forward-looking statements within the meaning of the federal securities laws. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. These forward-looking statements include statements about our future financial and operating results; benefits of the Business Combination; statements about the plans, strategies and objectives of management for our future operations; statements regarding future performance; and other statements regarding the Business Combination. In some cases, you can identify these forward-looking statements by the use of terminology such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “could,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words or phrases.

The forward-looking statements contained in this prospectus reflect our current views and are subject to numerous known and unknown risks, uncertainties, assumptions and changes in circumstances that may cause its actual results to differ significantly from those expressed in any forward-looking statement. The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements:

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our ability to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, competition and the ability of the combined business to grow and manage growth profitably;

•	costs related to the Business Combination;

•	our financial and business performance;

•	changes in our strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects and plans;

•	changes in personnel and availability of qualified personnel;

•	the effects of the ongoing coronavirus (COVID-19) pandemic or other infectious diseases, health epidemics, pandemics and natural disasters on Origin’s business;

•	the amount and timing of future sales;

•	our ability to secure additional project financing and government incentives;

•	our ability to complete construction of its plants in the expected timeframe and in a cost-effective manner;

•	our ability to procure necessary capital equipment and to produce its products in large commercial quantities;

•	any decline in the value of carbon credits;

•	increases or fluctuations in raw material costs;

•	our ability to compete in the markets we serve;

•	the impact of government laws and regulations and liabilities thereunder;

•	the ability to maintain the listing of Common Stock on the Nasdaq; and

•	the increasingly competitive environment in which we operate.

In addition, statements that “Origin believes” or “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to Origin as of the date of this prospectus, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and such statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.

While forward-looking statements reflect our good faith beliefs, they are not guarantees of future performance. Except to the extent required by applicable law, we are under no obligation (and expressly disclaim any such obligation) to update or revise their forward-looking statements whether as a result of new information, future events, or otherwise. For a further discussion of these and other factors that could cause our future results, performance or transactions to differ significantly from those expressed in any forward-looking statement, please see the section titled “Risk Factors.” You should not place undue reliance on any forward-looking statements, which are based only on information currently available to Origin (or to third parties making the forward-looking statements).

FREQUENTLY USED TERMS

“Artius” means Artius Acquisition Inc. (which was re-named “Origin Materials, Inc.” in connection with the Domestication).

“Artius IPO” means Artius’s initial public offering, consummated on July 16, 2020.

“Business Combination” means the transactions contemplated by the Merger Agreement, including, among other things, the Merger.

“Closing” means the closing of the Business Combination.

“Closing Date” means June 25, 2021, the date on which the Closing occurred.

“DGCL” means the General Corporation Law of the State of Delaware.

“Domestication” means the continuation of Artius by way of domestication of Artius into a Delaware corporation with the ordinary shares of Artius becoming shares of common stock of the Delaware corporation under the applicable provisions of the Cayman Islands Companies Act (As Revised) and the DGCL.

“Legacy Origin” means Micromidas, Inc., a Delaware corporation doing business as Origin Materials, and, unless the context otherwise requires, its consolidated subsidiaries.

“Merger” means the merger of Merger Sub with and into Legacy Origin, with Legacy Origin continuing as the Surviving Corporation.

“Merger Agreement” means the Agreement and Plan of Merger and Reorganization, dated as of February 16, 2021 (as amended by the letter agreement dated March 5, 2021, as it may be further amended from time to time), by and among Artius, Merger Sub and Legacy Origin.

“Merger Sub” means Zero Carbon Merger Sub Inc., a Delaware corporation and a direct, wholly owned subsidiary of Artius.

“PIPE” means that certain private placement in the aggregate amount of $200.0 million, consummated immediately prior to the consummation of the Business Combination, pursuant to those certain Subscription Agreements with Artius, pursuant to which the subscribers purchased 20,000,000 shares of Common Stock at a purchase price of $10.00 per share.

“PIPE Shares” means an aggregate of 20,000,000 shares of Common Stock issued to the subscribers in the PIPE.

“Private Placement Warrants” means the 11,326,667 warrants purchased by the Sponsor in connection with the Artius IPO in a private placement transaction occurring simultaneously with the closing of the Artius IPO.

“Public Warrants” means the 24,150,000 warrants included as a component of the Artius units sold in the Artius IPO, each of which is exercisable, at an exercise price of $11.50, for one share of Common Stock, in accordance with its terms.

“Sponsor” means the Artius Acquisition Partners LLC.

“Sponsor Shares” means the 18,112,500 shares of Common Stock held by the Sponsor following a private placement in connection with the initial public offering of Artius and subsequent share recapitalization. 4,500,000 Sponsor Shares shall be subject to forfeiture in three equal installments unless our Common Stock reaches certain trading price thresholds within certain specified time periods (10 consecutive trading day-closing volume weighted average price targets of $15, $20, and $25 of our Common Stock within 3, 4 and 5 years after the closing of the Business Combination, respectively).

“Surviving Corporation” means Legacy Origin following the consummation of the Merger.

“Warrants” means the Private Placement Warrants and the Public Warrants.

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PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus and does not contain all of the information that you should consider in making your investment decision. Before investing in our securities, you should carefully read this entire prospectus, including our consolidated financial statements and the related notes thereto and the information set forth in the sections titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

Overview

Origin is a carbon negative materials company with a mission to enable the world’s transition to sustainable materials by replacing petroleum-based materials with decarbonized materials in a wide range of end products, such as food and beverage packaging, clothing, textiles, plastics, car parts, carpeting, tires, adhesives, soil amendments and more. We believe that our platform technology can help make the world’s transition to “net zero” possible and support the fulfillment of greenhouse gas reduction pledges made by countries as part of the United Nations Paris Agreement as well as corporations that are committed to reducing emissions in their supply chains.

Our technology converts sustainable feedstocks such as sustainably harvested wood, agricultural waste, wood waste and even corrugated cardboard into materials and products that are currently made from fossil feedstocks such as petroleum and natural gas. These sustainable feedstocks are not used in food production, which differentiates our technology from other sustainable materials companies that use feedstocks such as vegetable oils or high fructose corn syrup and other sugars. While we have has succeeded in producing small amounts of our products in the pilot plant for customer trials and testing purposes, we have has not yet commenced large-scale production.

Since inception, we have has had a history of net losses due to our primary focus on research and development, plant construction, capital expenditures and early-stage commercial activities. For the years ended December 31, 2020 and 2019, we had net losses of $30.3 million and $0.5 million, respectively. For the three months ended March 31, 2021, we had a net loss of $53.6 million. As of March 31, 2021, we had an accumulated deficit of $152.5 million. Based on our estimates and projections, which are subject to significant risks and uncertainties, we do not expect to generate revenue until 2023.

Our principal executive offices are located at 930 Riverside Parkway, Suite 10, West Sacramento, California 95605.

Background

We were previously known as Artius Acquisition Inc. On June 25, 2021, Artius consummated the Business Combination with Legacy Origin pursuant to the Merger Agreement. In connection with the closing of the Business Combination, Artius changed its name to Origin Materials, Inc. Legacy Origin was deemed to be the accounting acquirer in the Merger. While Artius was the legal acquirer in the Merger, because Legacy Origin was deemed the accounting acquirer, the historical consolidated financial statements of Legacy Origin became the historical consolidated financial statements of the combined company, upon the consummation of the Merger.

Immediately prior to the effective time of the Merger (the “Effective Time”), each share of Legacy Origin preferred stock and common stock that was then issued and outstanding was cancelled and converted into a right to receive the common stock of Artius after the Business Combination (“Combined Company Common Stock”) at the conversion ratios set forth in the Merger Agreement, all vested stock options held by former employees of Legacy Origin were deemed exercised on a net exercise basis, all unvested stock options held by former employees of Legacy Origin were cancelled, all warrants to purchase Legacy Origin capital stock were deemed exercised on a net exercise basis, and stock options held by current employees were assumed and converted into rights to receive the Common Stock, as set forth in the Merger Agreement.

On June 24, 2021, as previously disclosed and as contemplated by the Merger Agreement, Artius filed a notice of deregistration with the Cayman Islands Registrar of Companies, together with the necessary accompanying documents, and filed a certificate of incorporation and a certificate of corporate domestication with the Secretary of State of the State of Delaware, under which Artius was domesticated and continues as a Delaware corporation, changing its name to “Origin Materials, Inc.” (the “Domestication”).

As a result of and upon the effective time of the Domestication, among other things:

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each then issued and outstanding Class A ordinary share, par value $0.0001 per share, of Artius (the “Artius Class A Ordinary Shares”) converted automatically by operation of law, on a one-for-one basis, into a share of Class A common stock, par value $0.0001 per share, of Artius (the “Artius Class A Common Stock”);

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each then issued and outstanding redeemable warrant of Artius automatically became a redeemable warrant to acquire shares of Artius Class A Common Stock (no changes were made to the terms of any issued and outstanding public warrants as a result of the Domestication);

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each then issued and outstanding unit of Artius that had not been previously separated into the underlying Artius Class A Ordinary Share and underlying warrant upon the request of the holder thereof, automatically entitled the holder thereof to one share of Artius Class A Common Stock and one-third of one redeemable warrant to acquire one share of Artius Class A Common Stock;

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each then issued and outstanding Class B ordinary share, par value $0.0001 per share, of Artius converted automatically by operation of law, on a one-for-one basis without giving effect to any rights of adjustment or other anti-dilution protections, into a share of Class B common stock, par value $0.0001 per share, of Artius (the “Artius Class B Common Stock”); and

•	the issued and outstanding warrants of Artius issued in a private placement automatically became warrants to acquire shares of Artius Class A Common Stock.

Upon the closing of the Business Combination, the outstanding shares of Artius Class A Common Stock and Artius Class B Common Stock became shares of Common Stock of Origin, and the warrants to acquire shares of Artius Class A Common Stock became warrants to acquire Common Stock. In addition, at the Effective Time, each issued and outstanding share of common stock of Merger Sub was converted into and become one validly issued, fully paid and non-assessable share of common stock of the Surviving Corporation.

On the Closing Date, a number of purchasers (each, a “Subscriber”) purchased from Origin an aggregate of 20,000,000 shares of Common Stock, for a purchase price of $10.00 per share and an aggregate purchase price of $200.0 million, pursuant to separate subscription agreements (each, a “Subscription Agreement”) entered into effective as of February 16, 2021. Pursuant to the Subscription Agreements, we gave certain registration rights to the Subscribers with respect to the PIPE Shares. The sale of the PIPE Shares was consummated concurrently with the Closing of the Business Combination.

On the Closing Date, certain funds managed by affiliates of Apollo Capital Management, L.P. (collectively, the “Apollo Entities”) purchased 3,000,000 shares of Common Stock (the “Backstop Shares”), for a purchase price of $10.00 per share and an aggregate purchase price of $30.0 million, pursuant to a purchase agreement dated June 14, 2021 (the “Backstop Agreement”). Pursuant to the Backstop Agreement, we agreed to provide certain registration rights to the Apollo Entities with respect to the Backstop Shares. In connection with and subject to satisfaction of the conditions contained in the Backstop Agreement, the Apollo Entities were paid a backstop premium of $900,000.

On the Closing Date, certain purchasers (each, an “Additional Subscriber”) purchased from Origin an aggregate of 1,300,001 shares of Common Stock (the “Additional Subscription Shares”), for a purchase price of

$10.00 per share and an aggregate purchase price of $13.0 million, pursuant to separate purchase agreements dated June 23, 2021 (each, an “Additional Subscription Agreement”). Pursuant to the Additional Subscription Agreements, we agreed to provide certain registration rights to the Additional Subscribers with respect to the Additional Subscription Shares.

As additional consideration for the Merger, we will issue to the holders of our Common Stock and vested stock options up to 25,000,000 earnout shares (the “Earnout Shares”) in three equal installments upon the occurrence of certain conditions (10 consecutive trading day-closing volume weighted average price targets of $15, $20, and $25 of our Common Stock) within specified periods of time (3, 4 and 5 years, respectively) after the closing of the Business Combination. An aggregate of 2,150,784 of such Earnout Shares are held by our affiliates and are being registered for resale pursuant to this prospectus.

Our Common Stock and Warrants are currently listed on The Nasdaq Capital Market under the symbols “ORGN” and “ORGNW,” respectively.

The rights of holders of the Common Stock and Warrants are governed by our amended and restated certificate of incorporation, our bylaws and the Delaware General Corporation Law (“DGCL”), and, in the case of the Warrants, the Warrant Agreement, dated July 13, 2020 (the “Warrant Agreement”), between Artius and the Continental Stock Transfer & Trust Company, as the warrant agent (the “Warrant Agent”). See the sections entitled “Description of Our Securities” and “Certain Relationships and Related Party Transactions.”

Implications of Being an Emerging Growth Company and a Smaller Reporting Company

We are an emerging growth company, as defined in the Jumpstart Our Business Startups Act of 2012, as amended “JOBS Act”, and therefore we intend to take advantage of certain exemptions from various public company reporting requirements, including not being required to have our internal control over financial reporting audited by our independent registered public accounting firm pursuant to Section 404(b) of the Sarbanes-Oxley Act of 2002, reduced disclosure obligations regarding executive compensation in this prospectus, our periodic reports and our proxy statements and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and any golden parachute payments not previously approved. We will remain an emerging growth company until the earliest of (i) the last day of the fiscal year in which the market value of our Common Stock that is held by non-affiliates equals or exceeds $700 million as of the end of that year’s second fiscal quarter, (ii) the last day of the fiscal year in which we have total annual gross revenue of $1.07 billion or more during such fiscal year (as indexed for inflation), (iii) the date on which we have issued more than $1 billion in non-convertible debt in the prior three-year period or (iv) December 31, 2026.

Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the exemption from complying with new or revised accounting standards provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended (the “Securities Act”) as long as we are an emerging growth company. An emerging growth company can therefore delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected not to opt out of such extended transition period and, therefore, we may not be subject to the same new or revised accounting standards as other public companies that are not emerging growth companies. This may make comparison of our financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accountant standards used.

Additionally, we qualify as a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which (i) the market value of our Common Stock held by non-affiliates exceeds $250 million as of the end of that year’s second fiscal quarter, or (ii) our annual revenues exceeded $100 million during such completed fiscal year and the market value of our Common Stock held by non-affiliates equals or exceeds $700 million as of the end of that year’s second fiscal quarter. To the extent we take advantage of such reduced disclosure obligations, it may also make comparison of our financial statements with other public companies difficult or impossible.

We will no longer qualify as an emerging growth company or a smaller reporting company for Securities Act or Exchange Act reporting after December 31, 2021.

Summary of Risk Factors

Below is a summary of material factors that make an investment in our securities speculative or risky. Importantly, this summary does not address all of the risks and uncertainties that we face. Additional discussion of the risks and uncertainties summarized in this risk factor summary, as well as other risks and uncertainties that we face, can be found under the section titled “Risk Factors” in this prospectus. The below summary is qualified in its entirety by that more complete discussion of such risks and uncertainties. You should consider carefully the risks and uncertainties described under the section titled “Risk Factors” as part of your evaluation of an investment in our securities:

•	We are an early stage company with a history of losses and our future profitability is uncertain, and our financial projections may differ materially from actual results.

•	Our business plan assumes we can secure substantial additional project financing and government incentives, which may be unavailable on favorable terms, if at all.

•

We have identified material weaknesses in our internal control over financial reporting and may identify additional material weaknesses in the future or fail to maintain effective internal control over financial reporting, which may result in material misstatements of our consolidated financial statements or result in failure to meet our periodic reporting obligations.

•

Construction of our plants may not be completed in the expected timeframe or in a cost-effective manner. Any delays in the construction of our plants could severely impact our business, financial condition, results of operations and prospects.

•	We plan to rely on our Origin 1 and Origin 2 plants to meet customer demand until 2027.

•	We have not produced our products in large commercial quantities and may not manage growth effectively.

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Our offtake agreements with customers include liquidated damages, advance repayment and/or termination provisions that may be triggered if we fail to timely complete plant construction or commence our commercial operations.

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Our industry is highly competitive, and we may lose market share to producers of products that can be substituted for our products, which may have an adverse effect on our results of operations and financial condition.

•	Increases or fluctuations in the costs of our raw materials may affect our cost structure.

•	Compliance with extensive environmental, health and safety laws could require material expenditures, changes in our operations or site remediation.

•

Our business relies on proprietary information and other intellectual property, and our failure to protect our intellectual property rights could harm our competitive advantages with respect to the use, manufacturing, sale or other commercialization of our processes, technologies and products, which may have an adverse effect on our results of operations and financial condition.

•

We may face patent infringement and other intellectual property claims that could be costly to defend, result in injunctions and significant damage awards or other costs (including indemnification of third parties or costly licensing arrangements, if licenses are available at all) and limit our ability to use certain key technologies in the future or require development of non-infringing products or technologies, which may cause us to incur significant unexpected costs, prevent us from commercializing our products and otherwise harm our business.

•	We rely on trade secrets to protect our technology, and our failure to maintain trade secret protection could limit our ability to compete.

•	Our management has limited experience in operating a public company.

Corporate Information

Our principal executive offices are located at 930 Riverside Parkway, Suite 10, West Sacramento, California 95605 and our telephone number is (916) 231-9329. Our corporate website address is www.originmaterials.com. Information contained on or accessible through our website is not a part of this prospectus, and the inclusion of our website address in this prospectus is an inactive textual reference only.

Origin and Origin’s subsidiaries own or have rights to trademarks, trade names and service marks that they use in connection with the operation of their business. In addition, their names, logos and website names and addresses are their trademarks or service marks. Other trademarks, trade names and service marks appearing in this prospectus are the property of their respective owners. Solely for convenience, in some cases, the trademarks, trade names and service marks referred to in this prospectus are listed without the applicable ®, ™ and SM symbols, but they will assert, to the fullest extent under applicable law, their rights to these trademarks, trade names and service marks.

The Offering

Issuance of Common Stock

Shares of Common Stock offered by us	35,476,667 shares of Common Stock, consisting of (i) 11,326,667 shares of Common Stock that are issuable upon the exercise of 11,326,667 Private Placement Warrants and (ii) 24,150,000 shares of Common Stock that are issuable upon the exercise of 24,150,000 Public Warrants.

Shares of Common Stock outstanding prior to exercise of all Warrants	141,248,470 shares (as of June 25, 2021).

Shares of Common Stock outstanding assuming exercise of all Warrants	176,725,137 shares (based on total shares outstanding as of June 25, 2021).

Exercise price of Warrants	$11.50 per share, subject to adjustment as described herein.

Use of proceeds	We will receive up to an aggregate of approximately $408.0 million from the exercise of the Warrants, assuming the exercise in full of all of the Warrants for cash. We expect to use the net proceeds from the exercise of the Warrants for general corporate purposes. See the section titled “Use of Proceeds.”

Resale of Common Stock and Warrants

Shares of Common Stock offered by the selling securityholders	We are registering the resale by the selling securityholders named in this prospectus, or their permitted transferees, and aggregate of 64,832,474 shares of Common Stock, consisting of:

•	up to 20,000,000 PIPE Shares;

•	up to 18,112,500 Sponsor Shares (including 4,500,000 shares of Common Stock subject to forfeiture if certain milestone are not achieved);

•	up to 11,326,667 shares of Common Stock issuable upon the exercise of the Private Placement Warrants;

•	up to 6,398,350 shares of Common Stock issuable upon the exercise of stock options;

•	up to 3,000,000 shares of Common Stock issued pursuant to the Backstop Agreement;

•	up to 1,300,301 shares of Common Stock issued pursuant to the Additional Subscription Agreements; and

•	up to 4,694,956 shares of Common Stock pursuant to the Investor Rights Agreement (including up to 2,150,784 shares of Common Stock issuable as Earnout Shares).

In addition, we are registering 24,150,000 shares of Common Stock issuable upon exercise of the Public Warrants that were previously registered.

Warrants offered by the selling securityholders	Up to 11,326,667 of Private Placement Warrants.

Redemption	The Public Warrants are redeemable in certain circumstances. See the section titled “Description of Our Securities—Warrants.”

Lock-Up Agreements	Certain of our securityholders are subject to certain restrictions on transfer until the termination of applicable lock-up periods. See the section titled “Certain Relationships and Related Party Transactions—Lock-Up Agreements.”

Terms of the offering	The selling securityholders will determine when and how they will dispose of the securities registered for resale under this prospectus.

Use of proceeds	We will not receive any proceeds from the sale of shares of Common Stock or Warrants by the selling securityholders.

Risk factors	Before investing in our securities, you should carefully read and consider the information set forth in “Risk Factors” beginning on page 8.

Nasdaq ticker symbols	“ORGN” and “ORGNW”

For additional information concerning the offering, see “Plan of Distribution” beginning on page 118.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before you make a decision to buy our securities, in addition to the risks and uncertainties discussed above under “Special Note Regarding Forward-Looking Statements,” you should carefully consider the risks and uncertainties described below together with all of the other information contained in this prospectus, including our financial statements and related notes appearing at the end of this prospectus and in the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” before deciding to invest in our securities. If any of the events or developments described below were to occur, our business, prospects, operating results and financial condition could suffer materially, the trading price of our securities could decline and you could lose all or part of your investment. The risks and uncertainties described below are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently believe to be immaterial may also adversely affect our business.

Risks Related to Our Business

Risks Related to Our Financial Condition and Status as an Early Stage Company

We are an early stage company with a history of losses and our future profitability is uncertain.

We have had a history of net losses due to our primary focus on research and development, plant construction, capital expenditures and early-stage commercial activities. For the years ended December 31, 2020 and 2019, we had net losses of $30.3 million and $0.5 million, respectively. For the three months ended March 31, 2021, we had a net loss of $53.6 million. As of March 31, 2021, we had an accumulated deficit of $152.5 million.

We expect that our net losses will continue for the foreseeable future. Based on our estimates and projections, which are subject to significant risks and uncertainties, we do not expect to generate revenue until 2023 and do not expect to reach commercial scale production until 2025. Even if we are able to commercialize our products and generate revenue from product sales, we may not become profitable for many years, if at all.

Our potential profitability is dependent upon many factors, including our ability to complete construction of current and future plants, maintain an adequate supply chain, anticipate and react to demand for our products, manufacture our products on a commercial scale, secure additional customer commitments, and otherwise execute our growth plan. We expect the rate at which we will incur losses to be significantly higher in future periods as we:

•	expand our commercial production capabilities and incur construction costs associated with building our plants;

•	increase our expenditures associated with our supply chain, including sourcing primary feedstock for our products;

•	increase our spending on research and development for new products;

•	begin full scale commercial production of our products;

•	increase our sales and marketing activities and develop our distribution infrastructure; and

•	increase our general and administrative functions to support our growing operations and to operate as a public company.

Because we will incur the costs and expenses from these efforts before receiving meaningful revenue, our losses in future periods could be significant. We may find that these efforts are more expensive than we currently estimates or that these efforts may not result in revenues, which would further increase our losses.

We may not manage growth effectively.

Our failure to manage growth effectively could harm our business, results of operations and financial condition. We anticipate that a period of significant expansion will be required to address potential growth. This expansion will place a significant strain on our management, operational and financial resources. To manage the growth of our operations and personnel, we must establish appropriate and scalable operational and financial systems, procedures and controls and establish and maintain a qualified finance, administrative and operations staff. We may be unable to hire, train, retain and manage the necessary personnel or to identify, manage and exploit potential strategic relationships and market opportunities.

Our business plan assumes we can secure substantial additional project financing and government incentives, which may be unavailable on favorable terms, if at all.

We will need substantial additional project financing and government incentives in order to execute our growth strategy and expand our manufacturing capability. We have not yet secured such project financing and government incentives, and they may not be available on commercially reasonable terms, if at all. In particular, our ability to obtain financing for the construction of future plants may depend in part on our ability to first enter into customer agreements sufficient to demonstrate sufficient demand to justify the construction of such plants. If we are unable to obtain such financing and government incentives, or secure sufficient customer agreements, on commercially reasonable terms, or at all, we will not be able to execute our growth strategy.

To the extent that we raise additional capital in through the sale of equity or convertible debt securities, your ownership interest will be diluted, and the terms of those securities may include liquidation or other preferences that adversely affect your rights as a common stockholder. Debt financing and preferred equity financing, if available, may involve agreements that include covenants limiting or restricting our ability to take specific actions, such as incurring additional debt, making acquisitions or capital expenditures or declaring dividends. Debt financing could also have significant negative consequences for our business, results of operations and financial condition, including, among others, increasing our vulnerability to adverse economic and industry conditions, limiting our ability to obtain additional financing, requiring the dedication of a substantial portion of our cash flow from operations to service our indebtedness, thereby reducing the amount of our cash flow available for other purposes, limiting our flexibility in planning for, or reacting to, changes in our business, and placing us at a possible competitive disadvantage compared to less leveraged competitors or competitors that may have better access to capital resources.

If we raise additional funds through collaborations, strategic alliances or marketing, distribution or licensing arrangements with third parties, we may have to relinquish valuable rights to our technologies, future revenue streams, research programs or products, or grant licenses on terms that may not be favorable to us. If we are unable to raise additional funds through equity or debt financings or other arrangements when needed, we may be required to delay, limit, reduce or terminate our commercialization, research and development efforts or grant rights to third parties to market and/or develop products that we would otherwise prefer to market and develop ourself.

If we seek government grants, incentives or subsidies, their terms may be limiting or restrict certain of our planned operations, thereby requiring us to alter our operating plans and materially impacting our financial projections and projected results of operations. Government grants may also be terminated, modified or recovered under certain conditions without our consent.

We have has identified material weaknesses in our internal control over financial reporting and may identify additional material weaknesses in the future or fail to maintain effective internal control over financial reporting, which may result in material misstatements of our consolidated financial statements or cause us to fail to meet our periodic reporting obligations.

In connection with the audit of our consolidated financial statements for the fiscal years ended December 31, 2019 and December 31, 2020, and subsequent to the initial filing of the proxy statement/prospectus during the course of preparing for the Business Combination, we identified material weaknesses in our internal controls over financial reporting. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of its annual or interim financial statements will not be prevented or detected on a timely basis. Specifically, we did not have in place an effective control environment with formal processes and procedures to allow for a detailed review of accounting transactions that would identify errors in a timely manner. In addition, due to our size, we did not have proper segregation of duties and had insufficient accounting and finance personnel with an appropriate level of technical accounting knowledge in the application of GAAP commensurate with our complexity and financial accounting and reporting requirements to design, implement and operate precise business processes and internal control activities over financial reporting to provide reasonable assurance of preventing or detecting material misstatements. We restated our financial statements as of and for the fiscal years ended December 31, 2020 and 2019. For additional information, please see Note 2 to our audited consolidated financial statements included elsewhere in this prospectus.

We have begun implementing and are continuing to implement measures designed to improve our internal control over financial reporting to remediate these material weaknesses, including retention of an accounting consultant to assist in areas of complex accounting and financial reporting, converting and upgrading our accounting system and hiring additional IT personnel. We also plan to hire additional accounting personnel including a staff accountant, a corporate controller and/or a director of SEC reporting.

If we are unable to successfully remediate our existing or any future material weaknesses in our internal control over financial reporting, or if we identify any additional material weaknesses, the accuracy and timing of our financial reporting may be adversely affected, we may be unable to maintain compliance with securities law requirements regarding timely filing of periodic reports in addition to applicable Nasdaq listing requirements, investors may lose confidence in our financial reporting and our stock price may decline as a result. We also could become subject to investigations by Nasdaq, the SEC or other regulatory authorities.

As a public company, we are required, pursuant to Section 404 of the Sarbanes-Oxley Act, to furnish a report by management on, among other things, the effectiveness of its internal control over financial reporting for future annual reports on Form 10-K to be filed with the SEC. This assessment will need to include disclosure of any material weaknesses identified by management in our internal control over financial reporting. Our independent registered public accounting firm will also be required to audit the effectiveness of our internal control over financial reporting in future annual reports on Form 10-K to be filed with the SEC. We will be required to disclose changes made in our internal control over financial reporting on a quarterly basis. Failure to comply with the Sarbanes-Oxley Act could potentially subject us to sanctions or investigations by the SEC, the applicable stock exchange or other regulatory authorities, which would require additional financial and management resources. We have begun the process of compiling the system and processing documentation necessary to perform the evaluation needed to comply with Section 404 in the future, but we may not be able to complete its evaluation, testing and any required remediation in a timely fashion.

Changes in tax laws or tax rulings could materially affect our financial position, results of operations, and cash flows.

The tax regimes we are subject to or operate under, including income and non-income taxes, are unsettled and may be subject to significant change. Changes in tax laws, regulations, or rulings, or changes in interpretations of existing laws and regulations, could materially affect our financial position and results of operations. For example, the 2017 Tax Cuts and Jobs Act (the “Tax Act”) made broad and complex changes to the U.S. tax code, including changes to U.S. federal tax rates, additional limitations on the deductibility of interest, both positive and negative changes to the utilization of future net operating loss (“NOL”) carryforwards, allowing for the expensing of certain capital expenditures, and putting into effect the migration from a “worldwide” system of taxation to a more territorial system. Future guidance from the IRS with respect to the Tax Act may affect us, and certain aspects of the Tax Act could be repealed or modified in future legislation. The Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”) has already modified certain provisions of the Tax Act. In addition, it is uncertain if and to what extent various states will conform to the Tax Act, the CARES Act or any newly enacted federal tax legislation. The issuance of additional regulatory or accounting guidance related to the Tax Act could materially affect our tax obligations and effective tax rate in the period issued. In addition, many countries in Europe and a number of other countries and organizations, have recently proposed or recommended changes to existing tax laws or have enacted new laws that could significantly increase our tax obligations in the countries where we do business or require it to change the manner in which we operate our business.

The Organization for Economic Cooperation and Development has been working on a Base Erosion and Profit Shifting Project, and issued a report in 2015, an interim report in 2018, and is expected to continue to issue guidelines and proposals that may change various aspects of the existing framework under which our tax obligations are determined in many of the countries in which we do business. Similarly, the European Commission and several countries have issued proposals that would change various aspects of the current tax framework under which we are taxed. These proposals include changes to the existing framework to calculate income tax, as well as proposals to change or impose new types of non-income taxes, including taxes based on a percentage of revenue. For example, several countries have proposed or enacted taxes applicable to digital services, which could apply to our business.

As we expand the scale of our international business activities, these types of changes to the taxation of our activities could increase our worldwide effective tax rate, increase the amount of taxes imposed on our business, and harm our financial position. Such changes may also apply retroactively to our historical operations and result in taxes greater than the amounts estimated and recorded in our financial statements.

Unanticipated changes in effective tax rates or adverse outcomes resulting from examination of our income or other tax returns could adversely affect our operating results and financial condition.

We are subject to taxation in Canada and other jurisdictions around the world with increasingly complex tax laws, the application of which can be uncertain. The amount of taxes we pay in these jurisdictions could increase substantially as a result of changes in the applicable tax principles, including increased tax rates, new tax laws or revised interpretations of existing tax laws and precedents, which could have an adverse impact on our liquidity and results of operations. In addition, the authorities in several jurisdictions could review our tax returns and impose additional tax, interest and penalties, which could have an impact on us and on our results of operations. We have previously participated in government programs with the Canadian federal government and Canadian provincial governments that provide investment tax credits based upon qualifying research and development expenditures. If Canadian taxation authorities successfully challenge such expenses or the correctness of such income tax credits claimed, our historical operating results could be adversely affected. As a public company, we will no longer be eligible for refundable tax credits under the Canadian federal Scientific Research and Experimental Development Program (“SR&ED”) credits. However, we are still eligible for non-refundable SR&ED credits under this program, which are eligible to reduce future income taxes payable.

Our future effective tax rates in Canada could be subject to volatility or adversely affected by a number of factors.

Our future effective tax rates could be subject to volatility or adversely affected by a number of factors, including:

•	changes in the valuation of our deferred tax assets and liabilities;

•	expected timing and amount of the release of any tax valuation allowances;

•	tax effects of stock-based compensation;

•	costs related to intercompany restructurings;

•	changes in tax laws, regulations or interpretations thereof; or

•	future earnings being lower than anticipated in countries where we have has lower statutory tax rates and higher than anticipated earnings in countries where we have has higher statutory tax rates.

We may conduct activities in Canada and other jurisdictions through our subsidiaries pursuant to transfer pricing arrangements and may in the future conduct operations in other jurisdictions pursuant to similar arrangements. If two or more affiliated companies are located in different countries, the tax laws or regulations of each country generally will require that transfer prices be the same as those between unrelated companies dealing at arms’ length. While we intend to operate in compliance with applicable transfer pricing laws, our transfer pricing procedures are not binding on applicable tax authorities. If tax authorities in any of these countries were to successfully challenge our transfer prices as not reflecting arm’s length transactions, they could require us to adjust our transfer prices and thereby reallocate our income to reflect these revised transfer prices, which could result in a higher tax liability to us.

Our ability to use net operating loss carryforwards and other tax attributes may be limited in connection with the Business Combination or other ownership changes.

We have has incurred losses during our history. To the extent that we continue to generate taxable losses, unused losses will carry forward to offset future taxable income, if any, until such unused losses expire, if at all. As of December 31, 2020, we had U.S. federal NOL carryforwards of approximately $71.6 million.

Under the Tax Act, as modified by the CARES Act, U.S. federal NOL carryforwards generated in taxable periods beginning after December 31, 2017, may be carried forward indefinitely, but the deductibility of such net operating loss carryforwards in taxable years beginning after December 31, 2020, is limited to 80% of taxable income. It is uncertain if and to what extent various states will conform to the Tax Act or the CARES Act.

In addition, our NOL carryforwards are subject to review and possible adjustment by the IRS, and state tax authorities. Under Sections 382 and 383 of the Code, our federal net operating loss carryforwards and other tax attributes may become subject to an annual limitation in the event of certain cumulative changes in the ownership of our stock. An “ownership change” pursuant to Section 382 of the Code generally occurs if one or more stockholders or groups of stockholders who own at least 5% of a company’s stock increase their ownership (as measured by value) by more than 50 percentage points over their lowest ownership percentage within a rolling three-year period. Our ability to utilize our NOL carryforwards and other tax attributes to offset future taxable income or tax liabilities may be limited as a result of ownership changes, including potential changes in connection with the Business Combination or other transactions. Similar rules may apply under state tax laws. We have not yet determined the amount of the cumulative change in our ownership resulting from the Business Combination or other transactions, or any resulting limitations on our ability to utilize our net operating loss carryforwards and other tax attributes. If we earn taxable income, such limitations could result in increased future income tax liability to us and our future cash flows could be adversely affected. We have recorded a valuation allowance related to our NOL carryforwards and other deferred tax assets due to the uncertainty of the ultimate realization of the future benefits of those assets.

Our outstanding secured and unsecured indebtedness, ability to incur additional debt and the provisions in the agreements governing our current debt, and certain other agreements, could harm our business, financial condition, results of operations and prospects.

As of March 31, 2021, after giving pro forma effect to the transactions contemplated by the Merger Agreement, we had total consolidated debt and similar liabilities of $17.9 million, including $10.8 million of secured liabilities. Our debt service and similar obligations could have important consequences to us for the foreseeable future, including that our ability to obtain additional financing for capital expenditures, working capital or other general corporate purposes may be impaired and we may be or become substantially more leveraged than some of our competitors, which could place us at a relative competitive disadvantage and make us more vulnerable to changes in market conditions and governmental regulations.

We are required to maintain compliance with certain financial and other covenants under our debt and similar agreements. There are and will be operating and financial restrictions and covenants in certain of our debt and similar agreements, including the Nestlé Note and the Danone Note (see the section titled “Certain Relationships and Related Party Transactions” for more detail), as well as certain other agreements to which we are or may become a party. These limit, among other things, our ability to incur certain additional debt, create certain liens or other encumbrances and sell assets. These covenants could limit our ability to engage in activities that may be in our best long-term interests. Our failure to comply with certain covenants in these agreements could result in an event of default under the various debt and similar agreements, allowing lenders to accelerate the maturity for the debt under these agreements and to foreclose upon any collateral securing the debt. Under such circumstances, we might not have sufficient funds or other resources to satisfy all of our obligations.

Risks Related to Our Operations and Industry

Construction of our plants may not be completed in the expected timeframe or in a cost-effective manner. Any delays in the construction of our plants could severely impact our business, financial condition, results of operations and prospects.

Our projected financial performance and results of operations, including our ability to achieve commercial scale production, depend on our ability to construct several commercial scale plants. While we expect the Origin 1 plant to be operational by the end of 2022, we do not expect the Origin 2 plant to be operational until 2025, and our expansion to additional commercial scale plants is not planned to commence until 2027. In particular, we have not selected a site for the Origin 2 plant or any of our other future planned plants, and may have difficulty finding a site with appropriate infrastructure and access to raw materials. With respect to these future plants, we also do not have agreements with engineering, procurement or construction firms.

Consequently, we cannot predict on what terms such firms may agree to design and construct our future plants.

If we are unable to construct these plants within the planned timeframes, in a cost-effective manner or at all due to a variety of factors, including, but not limited to, a failure to acquire or lease land on which to build our plants, a stoppage of construction as a result of the COVID-19 pandemic, unexpected construction problems, permitting and other regulatory issues, severe weather, labor disputes, and issues with subcontractors or vendors, including payment disputes, which we have previously experienced, our business, financial condition, results of operations and prospects could be severely impacted.

The construction and commission of any new project is dependent on a number of contingencies some of which are beyond our control. There is a risk that significant unanticipated costs or delays could arise due to, among other things, errors or omissions, unanticipated or concealed project site conditions, including subsurface conditions and changes to such conditions, unforeseen technical issues or increases in plant and equipment costs, insufficiency of water supply and other utility infrastructure, or inadequate contractual arrangements. Should these or other significant unanticipated costs arise, this could have a material adverse impact on our business, financial performance and operations. No assurance can be given that construction will be completed on time or at all, or as to whether we will have sufficient funds available to complete construction.

We plan to rely on our Origin 1 and Origin 2 plants to meet customer demand until 2027.

Our operating plan assumes that we will rely on Origin 1 and Origin 2 to meet customer demand until 2027 and that Origin 2 will supply most of our products from the time Origin 2 is expected to become operational in 2025 until 2027, when Origin 3 is expected to become operational. Adverse changes or developments affecting these facilities, and in particular Origin 2, could impair our ability to produce our products. Any shutdown or period of reduced production at these facilities, and in particular Origin 2, which may be caused by regulatory noncompliance or other issues, as well as other factors beyond our control, such as severe weather conditions, natural disaster, fire, power interruption, work stoppage, disease outbreaks or pandemics (such as COVID-19), equipment failure or delay in supply delivery, would, among other things, significantly disrupt our ability to generate revenue, execute our expansion plans, and meet our contractual obligations and customer demands. In addition, our plant equipment may be costly to replace or repair, and our equipment supply chains may be disrupted in connection with pandemics (such as COVID-19), trade wars or other factors. If any material amount of our equipment is damaged, we could be unable to predict when, if at all, we could replace or repair such equipment or find suitable alterative equipment, which could adversely affect our business, financial condition, results of operations and prospects. Performance guarantees may not be sufficient to cover damages or losses, or the guarantors under such guarantees may not have the ability to pay. Any insurance coverage we have may not be sufficient to cover all of our potential losses and may not continue to be available to us on acceptable terms, or at all.

We may be delayed in procuring or unable to procure necessary capital equipment.

While the equipment we use to produce our products is currently widely available, we rely on outside companies to continue to manufacture the equipment necessary to produce our products. If our suppliers of capital equipment are unable or unwilling to provide us with necessary capital equipment to manufacture our products or if we experience significant delays in obtaining the necessary manufacturing equipment, our business, results of operations and financial condition could be adversely affected. In addition, the construction of our plants may require a substantial portion of certain materials and supplies relative to the overall global supply of such materials and supplies. If we are unable to secure an adequate supply of such materials and supplies on commercially reasonable terms, or at all, the construction of our plants may be delayed or terminated.

We have not produced our products in large commercial quantities.

We have no experience in producing large quantities of our products. While we have succeeded in producing small amounts of our products in our pilot plant for customer trials and testing purposes, we have not yet commenced large-scale production. There are significant technological and logistical challenges associated with producing, marketing, selling and distributing products in the specialty chemicals industry, including our products, and we may not be able to resolve all of the difficulties that may arise in a timely or cost-effective manner, or at all. While we believe that we understand the engineering and process characteristics necessary to successfully build and operate our additional planned facilities and to scale up to larger facilities, we may not be able to cost effectively manage production at a scale or quality consistent with customer demand in a timely or economical manner.

Any decline in the value of carbon credits associated with our products could harm our results of operations, cash flow and financial condition.

The value of our products may be dependent on the value of carbon credits, programs relating to low-carbon materials and products standards and other similar regulatory regimes or the implicit value of decarbonized materials. The value of these credits fluctuates based on market and regulatory forces outside of our control. There is a risk that the supply of low-carbon alternative materials and products outstrips demand, resulting in the value of carbon credits declining. Any such declines could mean that the economic benefits from our customers’ efforts to de-carbonize their operations might not be realized. Any decline in the value of carbon credits associated with our products could harm our results of operations, cash flow and financial condition.

We expect to rely on a limited number of customers for a significant portion of our near-term revenue.

We currently have offtake and capacity reservation agreements with a limited number of customers, from which we expect to generate most of our revenues in the near future. The loss of one or more of our significant customers, a substantial reduction in their orders, their failure to exercise customer options, their unwillingness to extend contractual deadlines if we are unable to meet production requirements, their inability to perform under their contracts or a significant deterioration in their financial condition could harm our business, results of operations and financial condition. If we fail to perform under the terms of these agreements, the customers could seek to terminate these agreements and/or pursue damages against us, including liquidated damages in certain instances, which could harm our business.

Our offtake agreements with customers include termination, liquidated damages and/or advance repayment provisions that may be triggered if we fail to timely complete plant construction or commence our commercial operations.

Our offtake agreements with our customers allow the customers to terminate the agreements if specified construction and product delivery requirements are not satisfied. For example, under two of these agreements, if Origin 1 has not commenced commercial operation by December 31, 2021 or we have not delivered specified product volume from Origin 1 by September 30, 2022, then, in each case, the customer may terminate the agreement and any outstanding secured promissory notes resulting from advance payments made to us will become due immediately. The outstanding obligations under those promissory notes, together with accrued interest, totaled an aggregate of $10.8 million as of March 31, 2021. These agreements also require us to pay liquidated damages up to an aggregate of $0.9 million if Origin 1 has not commenced commercial operation by December 31, 2020 or we have not delivered specified product volume from Origin 1 by September 30, 2021. In September 2020, the counterparties to these agreements agreed to waive compliance with the milestones and their right to liquidated damages until June 30, 2021, in order to facilitate the negotiation of amendments to the agreements, including the milestone achievement dates. In June 2021, one of the counterparties agreed to further extend this deadline through September 30, 2021. A third offtake agreement is terminable by the customer if commercial operation or delivery of product from Origin 1 has not occurred by December 31, 2022.

Discussions to extend these milestone dates are ongoing but we cannot guarantee that the discussions will result in any extension of the milestone dates. We do not currently expect Origin 1 to be operational until 2022 or to produce product until 2023. Accordingly, if these milestone dates are not extended, we may be required to pay these liquidated damages and repay the amounts outstanding under the foregoing promissory notes and our offtake agreements may be subject to termination by our customers.

If any of our offtake agreements are terminated or we are required to pay liquidated damages or repay advances under our offtake agreements, our business, results of operations and financial condition may be harmed. Please see the section titled “Business Information—Offtake Agreements” for additional information regarding our offtake agreements.

Our products may not achieve market success.

We currently have a small number of binding customer commitments for commercial quantities of our products. Some prospective customers are currently evaluating and testing our products prior to making large-scale purchase decisions. The successful commercialization of our products is dependent on our customers’ ability to commercialize the end-products that utilize our products, which may gain market acceptance slowly, if at all. Furthermore, the technology for our products is new, and the performance and ultimate carbon footprint of these products is uncertain. The market for carbon-negative products is nascent and subject to significant risks and uncertainties.

Market acceptance of our products will depend on numerous factors, many of which are outside of our control, including, among others:

•	public acceptance of such products;

•	our ability to produce products of consistent quality that offer functionality comparable or superior to existing or new products;

•	our ability to produce products fit for their intended purpose;

•	our ability to produce new products or customizations of existing products to match changes in public demand;

•	our ability to obtain necessary regulatory approvals for our products;

•	the speed at which potential customers qualify our products for use in their products;

•	the pricing of our products compared to competitive and alternative products, including petroleum-based plastics;

•	the strategic reaction of companies that market competitive products;

•	our reliance on third parties who support or control distribution channels; and

•	general market conditions, including fluctuating demand for our products.

Our industry is highly competitive, and we may lose market share to producers of products that can be substituted for our products, which may have an adverse effect on our results of operations and financial condition.

The specialty chemicals industry is highly competitive, and we face significant competition from both large established producers of fossil-based materials, recycled fossil-based materials and a variety of current and future producers of low-carbon, biodegradable, or renewable resource-based materials. Many of our current competitors have longer operating histories, greater name recognition, larger customer bases and significantly greater financial, sales and marketing, manufacturing, distribution, technical and other resources than us. Our competitors may be able to adapt more quickly to new or emerging technologies, changes in customer requirements and changes in laws and regulations. In addition, current and potential competitors have established or may establish financial or strategic relationships among themselves or with existing or potential customers or other third parties. Accordingly, new competitors or alliances among competitors could emerge and rapidly acquire significant market share.

Our competitors may also improve their relative competitive position by successfully introducing new products or products that can be substituted for our products, improving their manufacturing processes, or expanding their capacity or manufacturing capabilities. Further, if our competitors are able to compete at advantageous cost positions, this could make it increasingly difficult for us to compete in markets for less-differentiated applications. If we are unable to keep pace with our competitors’ product and manufacturing process innovations or cost position, it could harm our results of operations, financial condition and cash flows.

Our operating results may fluctuate significantly as a result of a variety of factors, many of which are outside of our control.

We are subject to, among other things, the following factors that may negatively affect our operating results:

•	the announcement or introduction of new products by our competitors;

•	our ability to upgrade and develop our systems and infrastructure to accommodate growth;

•	our ability to attract and retain key personnel in a timely and cost-effective manner;

•	our ability to attract new customer and retain existing customers;

•	technical difficulties;

•	the amount and timing of operating costs and capital expenditures relating to the expansion of our business, operations and infrastructure;

•	our ability to identify and enter into relationships with appropriate and qualified third-party providers of necessary testing and manufacturing services;

•	regulation by federal, state or local governments; and

•

general economic conditions, as well as economic conditions specific to the plastics and fuels industries, and other industries related to compostable or biodegradable substitutes for non-biodegradable plastics, as well as changes to commodity prices to which prices in some of our contracts are indexed.

As a result of our limited operating history and the nature of the markets in which we compete, it is difficult for us to forecast our revenues or earnings accurately. We have based our anticipated future expense levels largely on our investment plans and estimates of future events, although certain of our expense levels will, to a large extent, become fixed. As a strategic response to changes in the competitive environment, we may from time to time make certain decisions concerning expenditures, pricing, service or marketing that could harm our business, results of operations and financial condition. Due to the foregoing factors, our revenues and operating results are difficult to forecast.

Our commercial success may be influenced by the price of petroleum relative to the price of non-fossil feedstocks.

Our commercial success may be influenced by the cost of our products relative to petroleum-based products. The cost of petroleum-based products is in part based on the price of petroleum, which is subject to historically fluctuating prices. Our production plans assume the use of timber and forest residues as feedstock, which historically have experienced low volatility. If the price of bio-based feedstocks increases and/or the price of petroleum decreases, our products may be less competitive relative to petroleum-based products. A material decrease in the cost of conventional petroleum-based products may require a reduction in the prices of our products for them to remain attractive in the marketplace and may negatively impact our revenues.

Increases or fluctuations in the costs of our raw materials may affect our cost structure.

The price of raw materials may be impacted by external factors, including uncertainties associated with war, terrorist attacks, weather and natural disasters, health epidemics or pandemics (such as COVID-19), civil unrest, the effects of climate change or political instability, plant or production disruptions, strikes or other labor unrest, breakdown or degradation of transportation infrastructure used in the delivery of raw materials or changes in laws or regulations in any of the countries in which we have has significant suppliers.

We currently use and plan to use local timber and forest residues as our primary raw materials. The cost of these raw materials is generally influenced by supply and demand factors, and our operating plans include assumptions that the timber and forest residues we intend to use as feedstock will be available at prices similar to historic levels with low volatility. As we continue to expand our production, we will increase our demand for timber and forest residues which may alter the anticipated stability in the costs of our raw materials and potentially drive an increase in the cost of such raw materials.

Our results of operations will be directly affected by the cost of raw materials. The cost of raw materials comprises a significant amount of our total cost of goods sold and, as a result, movements in the cost of raw materials, and in the cost of other inputs, will impact our profitability. Because a significant portion of our cost of goods sold is represented by these raw materials, our gross profit margins could be adversely affected by changes in the cost of these raw materials if we are unable to pass the increases on to our customers.

If our raw material prices experience volatility, there can be no assurance that we can continue to recover raw material costs or retain customers in the future. As a result of our pricing actions, customers may become more likely to consider competitors’ products, some of which may be available at a lower cost. Significant loss of customers could adversely impact our results of operations, financial condition and cash flows.

The failure of our raw material suppliers to perform their obligations under supply agreements, or our inability to replace or renew these agreements when they expire, could increase our cost for these materials, interrupt production or otherwise adversely affect our results of operations.

Our manufacturing processes use local timber and forest residues as our primary raw materials. However, we may be unable to secure agreements with local suppliers for the necessary amount of raw materials in certain circumstances. If we are required to obtain alternate sources for raw materials because a supplier is unwilling or unable to execute or perform under raw material supply agreements, if a supplier terminates its agreements with us, if a supplier is unable to meet increased demand as our commercial scale production expands, if we are unable to renew its contracts or if we are unable to obtain new long-term supply agreements to meet changing demand, we may not be able to obtain these raw materials in sufficient quantities, on economic terms, or in a timely manner, and we may not be able to enter into long-term supply agreements on terms as favorable to us, if at all. A lack of availability of raw materials could limit our production capabilities and prevent us from fulfilling customer orders, and therefore harm our results of operations and financial condition.

Maintenance, expansion and refurbishment of our facilities, the construction of new facilities and the development and implementation of new manufacturing processes involve significant risks.

Our facilities may require regular or periodic maintenance, upgrading, expansion, refurbishment or improvement. Any unexpected operational or mechanical failure, including failure associated with breakdowns and forced outages, could reduce our facilities’ production capacity below expected levels, which would reduce our production capabilities and ultimately our revenues. Unanticipated capital expenditures associated with maintaining, upgrading, expanding, repairing, refurbishing, or improving our facilities may also reduce our profitability. Our facilities may also be subject to unanticipated damage as a result of natural disasters, terrorist attacks or other events.

If we make any major modifications to our facilities, such modifications likely would result in substantial additional capital expenditures and could prolong the time necessary to bring the facility online. We may also choose to refurbish or upgrade our facilities based on our assessment that such activity will provide adequate financial returns. However, such activities require time for development and capital expenditures before commencement of commercial operations, and key assumptions underpinning a decision to make such an investment may prove incorrect, including assumptions regarding construction costs and timing, which could harm our business, financial condition, results of operations and cash flows.

The construction of new manufacturing facilities entails a number of risks and assumptions, including the ability to begin production within the cost and timeframe estimated and to attract a sufficient number of skilled workers to meet the needs of the new facility. Additionally, our assessment of the projected benefits associated with the construction of new manufacturing facilities is subject to a number of estimates and assumptions, which in turn are subject to significant economic, competitive and other uncertainties that are beyond our control. If we experience delays or increased costs, our estimates and assumptions are incorrect, or other unforeseen events occur, our business, ability to supply customers, financial condition, results of operations and cash flows could be adversely impacted.

Finally, we may not be successful or efficient in developing or implementing new production processes. Innovation in production processes involves significant expense and carries inherent risks, including difficulties in designing and developing new process technologies, development and production timing delays, lower than anticipated manufacturing yields, and product defects. Disruptions in the production process can also result from errors, defects in materials, delays in obtaining or revising operating permits and licenses, returns of product from customers, interruption in our supply of materials or resources, and disruptions at our facilities due to accidents, maintenance issues, or unsafe working conditions, all of which could affect the timing of production ramps and yields. Production issues can lead to increased costs and may affect our ability to meet product demand, which could adversely impact our business and results from operations.

We may not be successful in finding future strategic partners for continuing development of additional offtake and feedstock opportunities or tolling and downstream conversion of our products.

We may seek to develop additional strategic partnerships to increase feedstock supply and offtake amounts due to manufacturing constraints or capital costs required to develop our products. We may not be successful in our efforts to establish such strategic partnerships or other alternative arrangements for our products or technology because our research and development pipeline may be insufficient, our products may be deemed to be at too early of a stage of development for collaborative effort or third parties may not view our products as having the requisite potential to demonstrate commercial success.

If we are unable to reach agreements with suitable collaborators on a timely basis, on acceptable terms, or at all, we may have to curtail the development of our products, delay commercialization, reduce the scope of any sales or marketing activities or increase expenditures and undertake development or commercialization activities at our own expense. If we elect to fund development or commercialization activities on our own, we may need to obtain additional expertise and additional capital, which may not be available to us on acceptable terms or at all. If we fail to enter into collaborations and do not have sufficient funds or expertise to undertake the necessary development and commercialization activities, we may not be able to develop additional products and our business, financial condition, results of operations and prospects may be materially and adversely affected.

We may rely heavily on future collaborative and supply chain partners.

We have has entered into, and may enter into, strategic partnerships to develop and commercialize our current and future research and development programs with other companies to accomplish one or more of the following:

•	obtain capital, equipment and facilities;

•	obtain funding for research and development programs, product development programs and commercialization activities;

•	obtain expertise in relevant markets;

•	obtain access to raw materials;

•	obtain sales and marketing services or support;

•	obtain conversion services and other downstream supply chain support; and/or

•	obtain access to intellectual property and ensure freedom to operate.

We may not be successful in establishing or maintaining suitable partnerships, and we may not be able to negotiate collaboration agreements having terms satisfactory to us, or at all. Failure to make or maintain these arrangements or a delay or failure in a collaborative partner’s performance under any such arrangements could harm our business and financial condition.

We may become subject to product liability claims that may not be covered by insurance and could require us to pay substantial sums.

We are subject to an inherent risk of, and adverse publicity associated with, product liability and other liability claims, whether or not such claims are valid. In addition, our customers are subject to product liability claims, and could seek contribution from us. A successful product liability claim or series of claims against us could adversely impact the specialty chemicals industry, our reputation or our financial condition or results of operations. Product liability insurance may not be available to us on commercially acceptable terms, or at all. Even if such insurance is available, product liability or other claims may exceed our insurance coverage limits. A successful product liability claim that exceeds our insurance coverage limits, for which we are not otherwise indemnified, could require us to pay substantial sums and could harm our business, financial condition or results of operations.

Climate change may impact the availability of our facilities and, in addition, we may incur substantial costs to comply with climate change legislation and related regulatory initiatives.

Changing weather patterns and the increase in frequency of severe storms such as hurricanes and tornadoes could cause disruptions or the complete loss of our facilities or delay the construction of future facilities. In addition, climate change concerns, and changes in the regulation of such concerns, including greenhouse gas emissions, could also subject us to additional costs and restrictions, including increased energy and raw materials costs which could negatively impact our financial condition and results of operations. Climate change may also negatively impact the availability of our feedstock. The effects of climate change can not only adversely impact our operations, but also that of its suppliers and customers, and can lead to increased regulations and changes in consumer preferences, which could adversely affect our business, results of operations and financial condition.

Risks Related to Government Regulation

Compliance with extensive environmental, health and safety laws could require material expenditures, changes in our operations or site remediation.

We use hazardous materials in our production process, and our operations also produce hazardous waste. The manufacture, transportation and sale of our products can present potentially significant health and safety concerns and are also under increased public and governmental scrutiny. Our products are also used in a variety of applications that have specific regulatory requirements such as those relating to products that have contact with food or are used for medical applications.

Accordingly, our operations are subject to environmental, health and safety laws and regulations at the international, national, state and local level in multiple jurisdictions. These laws and regulations govern, among other things, air emissions, wastewater discharges, solid and hazardous waste management and disposal, occupational health and safety, including dust and noise control, site remediation programs and chemical use and management. Many of these laws and regulations have become more stringent over time and the costs of compliance with these requirements may increase, including costs associated with any necessary capital investments. In addition, our plants will require operating permits that are subject to renewal and, in some circumstances, revocation. The necessary permits may not be issued or continue in effect, and renewals of any issued permits may contain significant new requirements or restrictions. The nature of the specialty chemicals industry exposes us to risks of liability due to the use, production, management, storage, transportation and sale of materials that are heavily regulated or hazardous and can cause contamination or personal injury or damage if released into the environment.

Compliance with environmental laws and regulations generally increases the costs of transportation and storage of raw materials and finished products, as well as the costs of storage and disposal of wastes. We may incur substantial costs, including fines, damages, criminal or civil sanctions and remediation costs, or experience interruptions in our operations for violations arising under environmental laws, regulations or permit requirements.

In addition, the market for bioplastics is heavily influenced by applicable federal, state and local government laws, regulations and policies as well as public perception. Changes in these laws, regulations and policies or how these laws, regulations and policies are implemented and enforced could cause the demand for bioplastics to decline and deter investment in the research and development of bioplastics. Concerns associated with bioplastics, including land usage, national security interests, deforestation, food crop usage and other environmental concerns, continue to receive legislative, industry and public attention. This attention could result in future legislation, regulation and/or administrative action that could adversely affect our business.

Furthermore, various petrochemical products, including plastics, have faced increased public scrutiny due to negative coverage of plastic waste in the environment, which has resulted in local, state, federal and foreign governments proposing and in some cases approving, restrictions or bans on the manufacture, consumption and disposal of certain petrochemical products. Although our products are intended to replace petrochemical products, increased regulation on the use of such products or other products in the specialty chemicals industry, whatever their scope or form, could increase our costs of production, impact overall consumption of our products or result in misdirected negative publicity. Any inability to address these requirements and any regulatory or policy changes could harm our business, financial condition and results of operations.

We are subject to U.S. and foreign anti-corruption and anti-money laundering laws and regulations. We could face criminal liability and other serious consequences for violations, which would harm our business.

We are subject to the U.S. Foreign Corrupt Practices Act of 1977, as amended, the U.S. domestic bribery statute contained in 18 U.S.C. § 201, the U.S. Travel Act, the USA PATRIOT Act and possibly other anti-bribery and anti-money laundering laws in countries in which we conduct activities. Anti-corruption laws are interpreted broadly and prohibit companies and their employees, agents, contractors and other collaborators from authorizing, promising, offering or providing, directly or indirectly, improper payments or anything else of value to recipients in the public or private sector. We can also be held liable for the corrupt or other illegal activities of our employees, agents, contractors and other collaborators, even if we do not explicitly authorize or have actual knowledge of such activities. Any violations of the laws and regulations described above may result in substantial civil and criminal fines and penalties, imprisonment, the loss of export or import privileges, debarment, tax reassessments, breach of contract and fraud litigation, reputational harm and other consequences.

Our operating plan may require us to source feedstock and supplies internationally, and foreign currency exchange rate fluctuations and changes to international trade agreements, tariffs, import and excise duties, taxes or other governmental rules and regulations could adversely affect our business, financial condition, results of operations and prospects.

Our expansion model is global and we will need to source feedstock from suppliers around the world. In particular, our manufacturing process uses local timber and forest residues as our primary raw materials, which must be sourced locally. For the Origin 1 plant, this means we will need to source feedstock from Canadian suppliers. The U.S. federal government or other governmental bodies may propose changes to international trade agreements, tariffs, taxes and other government rules and regulations. If foreign currency exchange rates fluctuate or any restrictions or significant increases in costs or tariffs are imposed related to feedstock sourced to our plants as a result of amendments to existing trade agreements or otherwise, this may increase our supply and shipping costs, resulting in potential decreased margins. We may expand our operations to countries with unstable governments that are subject to instability, corruption, changes in rules and regulations and other potential uncertainties that could harm our business, financial condition, results of operations and prospects. The extent to which our margins could decrease in response to any future tariffs is uncertain. We continue to evaluate the impact of trade agreements, as well as foreign currency exchange rate fluctuations and other recent changes in foreign trade policy on our supply chain, costs, sales and profitability. In addition, COVID-19 has resulted in increased travel restrictions and the extended shutdown of certain businesses throughout the world. The impact of COVID-19 on our business is uncertain at this time and will depend on future developments; however, prolonged closures in Canada, Europe, Asia and elsewhere may disrupt the operations of certain feedstock suppliers, which could, in turn, negatively impact our business, financial condition, results of operations and prospects.

Risks Related to Our Intellectual Property

Our business relies on proprietary information and other intellectual property, and our failure to protect our intellectual property rights could harm our competitive advantages with respect to the use, manufacturing, sale or other commercialization of our processes, technologies and products, which may have an adverse effect on our results of operations and financial condition.

We intend to make significant capital investments into the research and development of proprietary information and other intellectual property as we develop, improve and scale our processes, technologies and products, and failure to fund and make these investments, or underperformance of the technology funded by these investments, could severely impact our business, financial condition, results of operations and prospects.

If we fail to adequately protect our intellectual property rights, such failure could result in the reduction or loss of our competitive advantage. We may be unable to prevent third parties from using our proprietary information and other intellectual property without our authorization or from independently developing proprietary information and other intellectual property that is similar to ours, particularly in those countries where the laws do not protect our proprietary rights to the same degree as in the U.S or those countries where we do not have intellectual property rights protection. The use of our proprietary information and other intellectual property by others could reduce or eliminate competitive advantages that we have developed, potentially causing us to lose sales or actual or potential customers, or otherwise harm our business. If it becomes necessary for us to litigate to protect these rights, any proceedings could be burdensome and costly, could result in counterclaims challenging our intellectual property (including validity or enforceability) or accusing us of infringement, and we may not prevail.

Our patent applications and issued patents may be practiced by third parties without our knowledge. Our competitors may also attempt to design around our patents or copy or otherwise obtain and use our proprietary information and other intellectual property. Moreover, our competitors may already hold or have applied for patents in the U.S. or abroad that, if enforced, could possibly prevail over our patent rights or otherwise limit our ability to manufacture, sell or otherwise commercialize one or more of our products in the U.S. or abroad. With respect to our pending patent applications, we may not be successful in securing issued patents, or the claims of such patents may be narrowed, any of which may limit our ability to protect inventions that these applications were intended to cover, which could harm our ability to prevent others from exploiting our technologies and commercializing products similar to our products. In addition, the expiration of a patent can result in increased competition with consequent erosion of profit margins.

The applicable governmental authorities may not approve our pending service mark and trademark applications. A failure to obtain trademark registrations in the U.S. and in other countries could limit our ability to obtain and retain our trademarks in those jurisdictions. Moreover, third parties may seek to oppose our applications or otherwise challenge the resulting registrations. In the event that our trademarks are not approved or are successfully challenged by third parties, we could be forced to rebrand our products, which could result in loss of brand recognition and could require us to devote significant resources to rebranding and advertising and marketing new brands.

The failure of our patents, trademarks, trade secrets, or confidentiality agreements to protect our proprietary information and other intellectual property, including our processes, apparatuses, technology, trade secrets, trade names and proprietary manufacturing expertise, methods and compounds, could have a material adverse effect on our business and results of operations.

Some of our intellectual property has been or will be discovered, conceived or developed through research funded by the Canadian government and thus may be subject to federal regulations providing for certain rights for the Canadian government or imposing certain obligations on us, such as limitations on exploiting such intellectual property outside of Canada. Compliance with such regulations may limit our exclusive rights and ability to commercialize our products and technology outside of Canada.

We may face patent infringement and other intellectual property claims that could be costly to defend, result in injunctions and significant damage awards or other costs (including indemnification of third parties or costly licensing arrangements, if licenses are available at all) and limit our ability to use certain key technologies in the future or require development of non-infringing products or technologies, which may cause us to incur significant unexpected costs, prevent us from commercializing our products and otherwise harm our business.

The various bioindustrial markets in which we plan to operate are subject to frequent and extensive litigation regarding patents, trade secrets and other intellectual property rights. Many of our competitors have a substantial amount of intellectual property. We cannot guarantee that our processes and products do not and will not infringe issued patents (whether present or future) or other intellectual property rights belonging to others.

From time to time, we oppose third-party patents that we consider overbroad or otherwise invalid in order to maintain the necessary freedom to operate fully in our various business lines without the risk of being sued for patent infringement. If, however, the oppositions are unsuccessful, we could be liable for infringement or have to take other remedial or curative actions to continue our manufacturing and sales activities with respect to one or more products.

We may also be subject to legal proceedings and claims in the ordinary course of our business, including claims of alleged infringement or misappropriation of the patents, trademarks, trade secrets and other intellectual property rights of third parties by us or our licensees in connection with their use of our products. Intellectual property litigation is expensive and time-consuming, regardless of the merits of any claim, and could divert our management’s attention from operating our business.

If we were to discover that our processes, technologies or products infringe or misappropriate the valid intellectual property rights of others, we might need to obtain licenses from these parties or substantially re-engineer our processes, technologies or products in order to avoid infringement. We may not be able to obtain the necessary licenses on acceptable terms, or at all, or be able to re-engineer our processes, technologies or products successfully. Moreover, if we or our licensees are sued for infringement or misappropriation and lose, we could be required to pay substantial damages, indemnify our licensees and/or be enjoined from using or selling the infringing processes, technologies or products. If we incur significant costs to litigate infringement or misappropriation claims or to obtain licenses, or if our inability to obtain required licenses prevents us from using or selling our processes, technologies or products, it could have a material adverse effect on our business and results of operations.

We rely on trade secrets to protect our technology, and our failure to maintain trade secret protection could limit our ability to compete.

We rely on trade secrets to protect some of our technology and proprietary information, especially where we believe patent protection is not appropriate or obtainable. However, trade secrets can be difficult to protect. The misappropriation or other compromise of our trade secrets may lead to a reduction or loss of our competitive advantages resulting from such trade secrets. Further, litigating a claim that a third party had misappropriated our trade secrets would be expensive and time consuming, and the outcome would be unpredictable. Moreover, if our competitors independently develop similar knowledge, methods and know-how, it will be difficult for us to enforce our rights and our business could be harmed.

Our confidentiality agreements could be breached or may not provide meaningful protection for our trade secrets or proprietary manufacturing expertise. Adequate remedies may not be available in the event of an unauthorized use or disclosure of our trade secrets and manufacturing expertise. Violations by others of our confidentiality agreements and the loss of employees who have specialized knowledge and expertise could harm our competitive position resulting from the exclusive nature of such knowledge and expertise and cause our sales and operating results to decline as a result of increased competition. In addition, others may obtain knowledge of our trade secrets through independent development or other access by legal means.

Other Risks Related to Our Business

Our management has limited experience in operating a public company.

Our executive officers have limited experience in the management of a publicly traded company subject to significant regulatory oversight and reporting obligations under federal securities laws. Our management team may not successfully or effectively manage our transition to a public company following the Business Combination. Their limited experience in dealing with the increasingly complex laws pertaining to public companies could be a significant disadvantage in that it is likely that an increasing amount of their time may be devoted to these activities which will result in less time being devoted to our management and growth. We may not have adequate personnel with the appropriate level of knowledge, experience and training in the accounting policies, practices or internal controls over financial reporting required of public companies in the United States. It is possible that will be required to expand its employee base and hire additional employees to support our operations as a public company, which will increase its operating costs in future periods.

We are dependent on management and key personnel, and our business would suffer if we fail to retain our key personnel and attract additional highly skilled employees.

Our success depends on the specialized skills of our management team and key operating personnel. This may present particular challenges as we operate in a highly specialized industry sector, which may make replacement of our management team and key operating personnel difficult. A loss of our managers or key employees, or their failure to satisfactorily perform their responsibilities, could have an adverse effect on our business, financial condition, results of operations and prospects.

Our future success will depend on our ability to identify, hire, develop, motivate and retain highly qualified personnel for all areas of our organization, particularly research and development, recycling technology, operations and sales. Trained and experienced personnel are in high demand and may be in short supply. Many of the companies that we compete with for experienced employees have greater resources than us and may be able to offer more attractive terms of employment. In addition, we invest significant time and expense in training employees, which increases their value to competitors that may seek to recruit them. We may not be able to attract, develop and maintain the skilled workforce necessary to operate our business, and labor expenses may increase as a result of a shortage in the supply of qualified personnel, which will negatively impact our business, financial condition, results of operations and prospects.

If we experience a significant disruption in our information technology systems, including security breaches, or if we fail to implement new systems and software successfully, our business operations and financial condition could be adversely affected.

We depend on information technology systems to, among other functions, control our manufacturing processes, process orders and invoices, collect and make payments, interact with customers and suppliers, manage inventory and otherwise conduct our business. We also depend on these systems to respond to customer inquiries, contribute to our overall internal control processes, maintain records of our property, plant and equipment and record and pay amounts due to vendors and other creditors. The failure of our information technology systems to perform as we anticipate could disrupt our business and could result in transaction errors, processing inefficiencies and the loss of sales and customers. As we implement planned upgrades or changes to systems, we may also experience interruptions in service, loss of data or reduced functionality and other unforeseen material issues which could adversely impact our ability to provide quotes, take customer orders and otherwise run our business in a timely manner. In addition, if our new systems fail to provide accurate and increased visibility into pricing and cost structures, it may be difficult to improve or maximize our profit margins. As a result, our results of operations could be adversely affected.

In addition, cyber-attacks or security breaches could compromise confidential, business critical information, cause a disruption in our operations or harm our reputation. Our information technology systems are subject to potential disruptions, including significant network or power outages, cyberattacks, computer viruses, other malicious codes and/or unauthorized access attempts, any of which, if successful, could result in data leaks or otherwise compromise our confidential or proprietary information and disrupt our operations. Despite our efforts to protect sensitive information and comply with and implement data security measures, there can be no assurance that any controls and procedures that we have in place will be sufficient to protect us. Further, as cyber threats are continually evolving, our controls and procedures may become inadequate and we may be required to devote additional resources to modify or enhance our systems in the future. We may also be required to expend resources to remediate cyber-related incidents or to enhance and strengthen our cyber security. Any such disruptions to our information technology systems, breaches or compromises of data, and/or misappropriation of information could result in violation of privacy and other laws, litigation, fines, negative publicity, lost sales or business delays, any of which could have a material adverse effect on our business, financial condition or results of operations.

Risks Related to Ownership of Our Shares

Our Certificate of Incorporation provides, subject to limited exceptions, that the Delaware Court of Chancery is the sole and exclusive forum for certain stockholder litigation matters, which could limit our stockholders’ ability to obtain a chosen judicial forum for disputes with us or our directors, officers, employees or stockholders.

Our Certificate of Incorporation requires, to the fullest extent permitted by law, that derivative actions brought in our name, actions against directors, officers and employees for breach of fiduciary duty and other similar actions may be brought in the Delaware Court of Chancery or, if that court lacks subject matter jurisdiction, another federal or state court situated in the State of Delaware. Any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock shall be deemed to have notice of and consented to the forum provisions in our Certificate of Incorporation. In addition, our Certificate of Incorporation provides that the federal district courts of the United States shall be the exclusive forum for the resolution of any complaint asserting a cause of action under the Securities Act.

This choice of forum provision may limit a stockholder’s ability to bring a claim in a judicial forum of its choosing for disputes with us or any of our directors, officers, other employees or stockholders, which may discourage lawsuits with respect to such claims. Alternatively, if a court were to find the choice of forum provision contained in our Certificate of Incorporation to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving such action in other jurisdictions, which could harm our business, operating results and financial condition.

Our charter documents and Delaware law could prevent a takeover that stockholders consider favorable and could also reduce the market price of our stock.

Our Certificate of Incorporation and Bylaws contain provisions that could delay or prevent a change in control of us. These provisions could also make it more difficult for stockholders to elect directors and take other corporate actions. These provisions include:

•	initially providing for a classified board of directors with staggered, three-year terms;

•	authorizing our board of directors to issue Preferred Stock with voting or other rights or preferences that could discourage a takeover attempt or delay changes in control;

•	prohibiting cumulative voting in the election of directors;

•	providing that vacancies on our board of directors may generally be filled only by a majority of directors then in office, even though less than a quorum;

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prohibiting the adoption, amendment or repeal of the Bylaws or the repeal of the provisions of our Certificate of Incorporation regarding the election and removal of directors without the required approval of at least two-thirds of the shares entitled to vote at an election of directors;

•	prohibiting stockholder action by written consent;

•	limiting the persons who may call special meetings of stockholders; and

•	requiring advance notification of stockholder nominations and proposals.

These provisions may frustrate or prevent any attempts by our stockholders to replace or remove our current management by making it more difficult for stockholders to replace members of our board of directors, which is responsible for appointing the members of our management. In addition, the provisions of Section 203 of the DGCL us. These provisions may prohibit large stockholders, in particular those owning 15% or more of our outstanding voting stock, from merging or combining with us for a certain period of time without the consent of our board of directors.

These and other provisions in our Certificate of Incorporation and our Bylaws under Delaware law could discourage potential takeover attempts, reduce the price investors might be willing to pay in the future for shares of our Common Stock and result in the market price of our Common Stock being lower than it would be without these provisions. For more information, see the section of this prospectus captioned “Description of Securities—Anti-Takeover Provisions.”

Claims for indemnification by our directors and officers may reduce our available funds to satisfy successful third-party claims against us and may reduce the amount of money available to us.

Our Certificate of Incorporation and Bylaws provide that we will indemnify our directors and officers, in each case to the fullest extent permitted by Delaware law.

In addition, as permitted by Section 145 of the DGCL, the Bylaws and its indemnification agreements that we entered into with our directors and officers provide that:

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we will indemnify our directors and officers for serving us in those capacities or for serving other business enterprises at our request, to the fullest extent permitted by Delaware law. Delaware law provides that a corporation may indemnify such person if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the registrant and, with respect to any criminal proceeding, had no reasonable cause to believe such person’s conduct was unlawful;

•	we may, in our discretion, indemnify employees and agents in those circumstances where indemnification is permitted by applicable law;

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we will be required to advance expenses, as incurred, to our directors and officers in connection with defending a proceeding, except that such directors or officers shall undertake to repay such advances if it is ultimately determined that such person is not entitled to indemnification;

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we will not be obligated pursuant to our Bylaws to indemnify a person with respect to proceedings initiated by that person against us or our other indemnitees, except with respect to proceedings authorized by our board of directors or brought to enforce a right to indemnification;

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the rights conferred in the Bylaws are not exclusive, and we are authorized to enter into indemnification agreements with our directors, officers, employees and agents and to obtain insurance to indemnify such persons; and

•	we may not retroactively amend our Bylaw provisions to reduce our indemnification obligations to directors, officers, employees and agents.

We do not intend to pay dividends for the foreseeable future.

We have has never declared or paid any cash dividends on our capital stock and do not intend to pay any cash dividends in the foreseeable future. We expect to retain future earnings, if any, to fund the development and growth of our business. Any future determination to pay dividends on our capital stock will be at the discretion of our board of directors. In addition, our loan agreements contain restrictions on our ability to pay dividends.

The market price and trading volume of our Common Stock may be volatile and could decline significantly.

The stock markets, including Nasdaq on which we have to listed the shares of our Common Stock under the symbol “ORGN,” have from time to time experienced significant price and volume fluctuations. Even if an active, liquid and orderly trading market is sustained for our Common Stock, the market price of our Common Stock may be volatile and could decline significantly. In addition, the trading volume in our Common Stock may fluctuate and cause significant price variations to occur. If the market price of our Common Stock declines significantly, you may be unable to resell your shares at or above the market price of our Common Stock at which your purchased our Common Stock. We cannot assure you that the market price of Common Stock will not fluctuate widely or decline significantly in the future in response to a number of factors, including, among others, the following:

•	the realization of any of the risk factors presented in this prospectus;

•	actual or anticipated differences in our estimates, or in the estimates of analysts, for our revenues, results of operations, level of indebtedness, liquidity or financial condition;

•	additions and departures of key personnel;

•	failure to comply with the requirements of Nasdaq;

•	failure to comply with the Sarbanes-Oxley Act or other laws or regulations;

•	future issuances, sales, resales or repurchases or anticipated issuances, sales, resales or repurchases, of our securities;

•	publication of research reports about us;

•	the performance and market valuations of other similar companies;

•	commencement of, or involvement in, litigation involving us;

•	broad disruptions in the financial markets, including sudden disruptions in the credit markets;

•	speculation in the press or investment community;

•	actual, potential or perceived control, accounting or reporting problems;

•	changes in accounting principles, policies and guidelines; and

•

other events or factors, including those resulting from infectious diseases, health epidemics and pandemics (including the ongoing COVID-19 public health emergency), natural disasters, war, acts of terrorism or responses to these events.

In the past, securities class-action litigation has often been instituted against companies following periods of volatility in the market price of their shares. This type of litigation could result in substantial costs and divert our management’s attention and resources, which could have a material adverse effect on us.

Our quarterly operating results may fluctuate significantly and could fall below the expectations of securities analysts and investors due to seasonality and other factors, some of which are beyond our control, resulting in a decline in our stock price.

Our quarterly operating results may fluctuate significantly because of several factors, including:

•	labor availability and costs for hourly and management personnel;

•	profitability of our products;

•	changes in interest rates;

•	impairment of long-lived assets;

•	macroeconomic conditions, both nationally and locally;

•	negative publicity relating to products we serve;

•	changes in consumer preferences and competitive conditions;

•	expansion to new markets; and

•	fluctuations in commodity prices.

If securities or industry analysts do not publish or cease publishing research or reports about us, our business, or our market, or if they change their recommendations regarding our Common Stock adversely, then the price and trading volume of our Common Stock could decline.

The trading market for our Common Stock will be influenced by the research and reports that industry or securities analysts may publish about us, our business, our market, or our competitors. Securities and industry analysts do not currently, and may never, publish research on us. If no securities or industry analysts commence coverage of us, our stock price and trading volume would likely be negatively impacted. If any of the analysts who may cover us change their recommendation regarding our Common Stock adversely, or provide more favorable relative recommendations about our competitors, the price of our Common Stock would likely decline. If any analyst who may cover us were to cease coverage of the us or fail to regularly publish reports on us, we could lose visibility in the financial markets, which could cause our stock price or trading volume to decline.

Future issuances of debt securities and equity securities may adversely affect us, including the market price of the our Common Stock and may be dilutive to existing stockholders.

In the future, we may incur debt or issue equity-ranking senior to our Common Stock. Those securities will generally have priority upon liquidation. Such securities also may be governed by an indenture or other instrument containing covenants restricting its operating flexibility. Additionally, any convertible or exchangeable securities that we issue in the future may have rights, preferences and privileges more favorable than those of our Common Stock. Because our decision to issue debt or equity in the future will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing, nature or success of our future capital raising efforts. As a result, future capital raising efforts may reduce the market price of our Common Stock and be dilutive to existing stockholders.

There can be no assurance that we will be able to comply with the continued listing standards of Nasdaq.

Our Common Stock and Public Warrants are currently listed on Nasdaq. If Nasdaq delists our securities from trading on its exchange for failure to meet the listing standards, we and our stockholders could face significant material adverse consequences including:

•	a limited availability of market quotations for our securities;

•	reduced liquidity for our securities;

•

a determination that our Common Stock is a “penny stock” which will require brokers trading in our Common Stock to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our securities; or

•	a decreased ability to issue additional securities or obtain additional financing in the future.

The National Securities Markets Improvement Act of 1996, which is a federal statute, prevents or preempts the states from regulating the sale of certain securities, which are referred to as “covered securities.” Because Common Stock and Public Warrants are listed on Nasdaq, they are covered securities. Although the states are preempted from regulating the sale of our securities, the federal statute does allow the states to investigate companies if there is a suspicion of fraud, and, if there is a finding of fraudulent activity, then the states can regulate or bar the sale of covered securities in a particular case. While we are not aware of a state, other than the State of Idaho, having used these powers to prohibit or restrict the sale of securities issued by blank check companies, certain state securities regulators view blank check companies unfavorably and might use these powers, or threaten to use these powers, to hinder the sale of securities of blank check companies in their states. Further, if we were no longer listed on Nasdaq, our securities would not be covered securities and we would be subject to regulation in each state in which we offer our securities.

Our failure to meet the continued listing requirements of Nasdaq could result in a delisting of our securities.

If we fail to satisfy the continued listing requirements of Nasdaq such as the corporate governance requirements or the minimum share price requirement, Nasdaq may take steps to delist our securities. Such a delisting would likely have a negative effect on the price of the securities and would impair your ability to sell or purchase the securities when you wish to do so. In the event of a delisting, we can provide no assurance that any action taken by us to restore compliance with listing requirements would allow our securities to become listed again, stabilize the market price or improve the liquidity of our securities, prevent our securities from dropping below the Nasdaq minimum share price requirement or prevent future non-compliance with Nasdaq’s listing requirements. Additionally, if our securities are not listed on, or become delisted from, Nasdaq for any reason, and are quoted on the OTC Bulletin Board, an inter-dealer automated quotation system for equity securities that is not a national securities exchange, the liquidity and price of our securities may be more limited than if we were quoted or listed on Nasdaq or another national securities exchange. You may be unable to sell your securities unless a market can be established or sustained.

We qualify as an emerging growth company as well as a smaller reporting company within the meaning of the Securities Act, and if we take advantage of certain exemptions from disclosure requirements available to emerging growth companies or smaller reporting companies, this could make our securities less attractive to investors and may make it more difficult to compare our performance with other public companies.

We qualify as an “emerging growth company” within the meaning of the Securities Act, as modified by the JOBS Act, and may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies for as long as we continue to be an emerging growth company, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. As a result, our stockholders may not have access to certain information they may deem important. We will remain an emerging growth company until the earliest of (i) the last day of the fiscal year in which the market value of our Common Stock that is held by non-affiliates equals or exceeds $700 million as of the end of that year’s second fiscal quarter, (ii) the last day of the fiscal year in which we have total annual gross revenue of $1.07 billion or more during such fiscal year (as indexed for inflation), (iii) the date on which we have issued more than $1 billion in non-convertible debt in the prior three-year period or (iv) December 31, 2026. Investors may find our securities less attractive because we will rely on these exemptions. If some investors find our securities less attractive as a result of our reliance on these exemptions, the trading prices of our securities may be lower than they otherwise would be, there may be a less active trading market for our securities and the trading prices of our securities may be more volatile.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the exemption from complying with new or revised accounting standards provided in Section 7(a)(2)(B) of the Securities Act as long as we are an emerging growth company. An emerging growth company can therefore delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have has elected not to opt out of such extended transition period and, therefore, we may not be subject to the same new or revised accounting standards as other public companies that are not emerging growth companies. This may make comparison of our financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accountant standards used.

Additionally, we qualify as a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which (i) the market value of our Common Stock held by non-affiliates exceeds $250 million as of the end of that year’s second fiscal quarter, or (ii) our annual revenues exceeded $100 million during such completed fiscal year and the market value of our Common Stock held by non-affiliates equals or exceeds $700 million as of the end of that year’s second fiscal quarter. To the extent we take advantage of such reduced disclosure obligations, it may also make comparison of our financial statements with other public companies difficult or impossible.

We will no longer qualify as an emerging growth company or a smaller reporting company for Securities Act or Exchange Act reporting after December 31, 2021

A significant portion of our total outstanding shares of Common Stock are restricted from immediate resale but may be sold into the market in the near future. This could cause the market price of Common Stock to drop significantly, even if our business is doing well.

Shares of our Common Stock that are currently restricted from immediate resale may be sold into the market in the near future. These sales, or the perception in the market that the holders of a large number of shares intend to sell shares, could reduce the market price of Common Stock. We are unable to predict the effect that sales may have on the prevailing market price of Common Stock and Public Warrants.

To the extent our Warrants are exercised, additional shares of Common Stock will be issued, which will result in dilution to the holders of Common Stock and increase the number of shares eligible for resale in the public market. Sales, or the potential sales, of substantial numbers of shares in the public market by the selling securityholders, subject to certain restrictions on transfer until the termination of applicable lock-up periods, could increase the volatility of the market price of Common Stock or adversely affect the market price of Common Stock.

There is no guarantee that the Warrants will be in the money at the time they become exercisable, and they may expire worthless.

The exercise price for our Warrants is $11.50 per share of Common Stock. There is no guarantee that the Warrants will be in the money following the time they become exercisable and prior to their expiration, and as such, the Warrants may expire worthless. Our Warrants become exercisable on July 25, 2021.

We may amend the terms of the Warrants in a manner that may be adverse to holders with the approval by the holders of at least 50% of the then-outstanding Public Warrants. As a result, the exercise price of your Warrants could be increased, the exercise period could be shortened and the number of shares of our Common Stock purchasable upon exercise of a Warrant could be decreased, all without your approval.

Our Warrants are issued in registered form under the Warrant Agreement between the warrant agent and us. The

Warrant Agreement provides that the terms of the Warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of at least 50% of the then-outstanding Public Warrants to make any change that adversely affects the interests of the registered holders of Public Warrants. Accordingly, we may amend the terms of the Public Warrants in a manner adverse to a holder if holders of at least 50% of the then-outstanding Public Warrants approve of such amendment. Although our ability to amend the terms of the Public Warrants with the consent of at least 50% of the then-outstanding Public Warrants is unlimited, examples of such amendments could be amendments to, among other things, increase the exercise price of the Warrants, convert the Warrants into cash or stock (at a ratio different than initially provided), shorten the exercise period or decrease the number of shares of our Common Stock purchasable upon exercise of a Warrant.

We may redeem unexpired Warrants prior to their exercise at a time that is disadvantageous to warrantholders, thereby making such Warrants worthless.

We have the ability to redeem outstanding Warrants at any time after they become exercisable and prior to their expiration, at a price of $0.01 per Warrant, provided that the last reported sales price of our Common Stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30 trading-day period ending on the third trading day prior to the date on which we give proper notice of such redemption and provided certain other conditions are met. If and when the Warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws. Redemption of the outstanding Warrants could force you (a) to exercise your Warrants and pay the exercise price therefor at a time when it may be disadvantageous for you to do so, (b) to sell your Warrants at the then-current market price when you might otherwise wish to hold your Warrants or (c) to accept the nominal redemption price which, at the time the outstanding Warrants are called for redemption, is likely to be substantially less than the market value of your Warrants.

In addition, we may redeem your Warrants after they become exercisable for a number of shares of Common Stock determined based on the redemption date and the fair market value of our Common Stock. Any such redemption may have similar consequences to a cash redemption described above. In addition, such redemption may occur at a time when the Warrants are “out-of-the-money,” in which case, you would lose any potential embedded value from a subsequent increase in the value of our Common Stock had your Warrants remained outstanding.

We may issue additional shares of Common Stock or other equity securities without your approval, which would dilute your ownership interests and may depress the market price of the Common Stock.

We have Warrants outstanding to purchase an aggregate of 35,476,667 shares of Common Stock. Pursuant to the Merger Agreement, we may issue up to 25,000,000 shares of our Common Stock as Earnout Shares. In addition, pursuant to the 2021 Plan and the Employee Stock Purchase Plan (“ESPP”), we may issue an aggregate of up to 20,313,819 shares of Common Stock, which amount may be subject to increase from time to time. For additional information about this plan, please see “Executive Compensation—Employee Benefit Plans.” We may also issue additional shares of Common Stock or other equity securities of equal or senior rank in the future in connection with, among other things, future acquisitions or repayment of outstanding indebtedness, without stockholder approval, in a number of circumstances. The issuance of additional shares or other equity securities of equal or senior rank would have the following effects:

•	existing stockholders’ proportionate ownership interest in us will decrease;

•	the amount of cash available per share, including for payment of dividends in the future, may decrease;

•	the relative voting strength of each previously outstanding Common Stock may be diminished; and

•	the market price of the Common Stock may decline.

MARKET AND INDUSTRY DATA

Certain industry data and market data included in this prospectus were obtained from independent third-party surveys, market research, publicly available information, reports of governmental agencies and industry publications and surveys. All of management’s estimates presented herein are based upon management’s review of independent third-party surveys and industry publications prepared by a number of sources and other publicly available information. All of the market data used in this prospectus involves a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. We believe that the information from these industry publications and surveys included in this prospectus is reliable. The industry in which we operate is subject to a high degree of uncertainty and risk due to a variety of factors, including those described in the section titled “Risk Factors.” These and other factors could cause results to differ materially from those expressed in the estimates made by the independent parties and by us.

USE OF PROCEEDS

All of the shares of Common Stock and Warrants offered by the selling securityholders pursuant to this prospectus will be sold by the selling securityholders for their respective accounts. We will not receive any of the proceeds from these sales.

We will receive up to an aggregate of approximately $408.0 million from the exercise of the Warrants, assuming the exercise in full of all of the Warrants for cash. We expect to use the net proceeds from the exercise of the Warrants for general corporate purposes. We will have broad discretion over the use of proceeds from the exercise of the Warrants. There is no assurance that the holders of the Warrants will elect to exercise any or all of such Warrants. To the extent that the Warrants are exercised on a “cashless basis,” the amount of cash we would receive from the exercise of the Warrants will decrease.

DETERMINATION OF OFFERING PRICE

The offering price of the shares of Common Stock underlying the Warrants offered hereby is determined by reference to the exercise price of the Warrants of $11.50 per share. The Public Warrants are listed on Nasdaq under the symbol “ORGNW.”

We cannot currently determine the price or prices at which shares of Common Stock or Warrants may be sold by the selling securityholders under this prospectus.

MARKET INFORMATION FOR SECURITIES AND DIVIDEND POLICY

Market Information

Our Common Stock and Public Warrants are currently listed on Nasdaq under the symbols “ORGN” and “ORGNW,” respectively. Prior to the consummation of the Business Combination, Artius’s Class A ordinary shares, units and warrants were listed on Nasdaq under the symbols “AACQ,” “AACQU” and “AACQW,” respectively. As of June 25, 2021, following the completion of the Business Combination, there were 209 holders of record of the Common Stock and two holders of record of our Warrants. We currently do not intend to list the Private Placement Warrants offered hereby on any stock exchange or stock market.

Dividend Policy

We have never declared or paid any dividends on shares of Common Stock. We anticipate that we will retain all of our future earnings, if any, to fund the development and growth of our business. Any future determination to pay dividends on our capital stock will be at the discretion of our board of directors. In addition, certain of our loan agreements contain restrictions on our ability to pay dividends.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion and analysis of our financial condition and results of operations together with our financial statements and related notes included elsewhere in this prospectus. Some of the information contained in this discussion and analysis or set forth elsewhere in this prospectus, including information with respect to our plans and strategy for our business, about our business, results of operations, cash flows, financial condition and prospects based on current expectations, includes forward-looking statements that involve risks, uncertainties and assumptions. Our actual results could differ materially from such forward-looking statements. Factors that could cause or contribute to those differences include, but are not limited to, those identified below and those discussed in the sections titled “Risk Factors” and “Special Note Regarding Forward-Looking Statements” included elsewhere in this prospectus. Additionally, our historical results are not necessarily indicative of the results that may be expected for any period in the future.

Overview

We have operations in California and Ontario, Canada. Our mission is to help enable the world’s transition to sustainable materials by replacing petroleum-based materials with decarbonized materials in a wide range of end products, such as food and beverage packaging, clothing, textiles, plastics, car parts, carpeting, tires, adhesives, soil amendments and more. Our technology converts sustainable feedstocks such as sustainably harvested wood, agricultural waste, wood waste and even corrugated cardboard into materials and products that are currently made from fossil feedstocks such as petroleum and natural gas. These sustainable feedstocks do not compete with food production, which differentiates our technology from other sustainable materials companies that use feedstocks, such as vegetable oils or high fructose corn syrup and other sugars.

We believe that products made using our platform technology can compete directly with petroleum-derived products on both performance and price. Due to abundant and renewable wood supplies that have historically stable pricing, our cost of production is expected to be more stable than potential competing platforms that use other types of feedstocks. We believe that end products made using our platform technology will have a significant unit cost advantage over products made from other low carbon feedstocks.

We have developed a proprietary platform technology to convert biomass, or plant-based carbon, into the versatile “building block” chemicals CMF and HTC, as well as other product intermediates. At a commercial scale, our platform technology is expected to produce CMF and HTC with a negative carbon footprint. We believe these chemicals can replace petroleum-based counterparts, lowering the carbon footprint of a wide range of materials without sacrificing performance or cost.

We are currently developing and constructing our first manufacturing plant in Ontario, Canada (Origin 1), which is expected to become operational by the end of 2022. We are also currently in the planning phase for the construction of a significantly larger manufacturing plant (Origin 2), which is expected to become operational in 2025.

Business Combination and Public Company Costs

In February 2021, Legacy Origin entered into the Merger Agreement with Artius and Merger Sub pursuant to which Merger Sub was merged with and into Legacy Origin, with Legacy Origin surviving the merger as a wholly-owned subsidiary of Artius. The transaction provided us with approximately $243.0 million of gross proceeds, including $200.0 million from the PIPE, $30.0 million from the Backstop Shares and $13.0 million from the Additional Subscription Shares. At a special meeting of Artius shareholders held on June 23, 2021, the Merger Agreement was approved and adopted, and the merger and all other transactions contemplated by the Merger Agreement were approved. On June 24, 2021, Artius redomiciled in Delaware and changed its name to Origin Materials, Inc. and on June 25, 2021, the Business Combination was consummated pursuant to the Merger

Agreement. The Business Combination is accounted for as a reverse recapitalization. Legacy Origin is deemed the accounting predecessor and the combined entity will be the successor SEC registrant, meaning that Legacy Origin’s financial statements for previous periods will be disclosed in the registrant’s future periodic reports filed with the SEC. Under this method of accounting, Artius will be treated as the acquired company for financial statement reporting purposes.

The most significant change in our reported financial position and results is an estimated $464 million net increase in cash and cash equivalents and $337 million net increase in total stockholders’ deficit, in each case as compared to Legacy Origin’s unaudited consolidated balance sheet at March 31, 2021. This increase in cash and cash equivalents and stockholders’ deficit results from the receipt of $200 million in gross proceeds from the PIPE, $43 million from the purchase of 4,300,001 shares of Artius Class A Common Stock by certain investors, and $329 million gross cash-in-trust after accounting for the stockholder redemptions from Artius’s shareholders in connection with the Business Combination, less estimated transaction costs of approximately $65 million. Total stockholders’ deficit increased by approximately $84 million due to the conversion of the Stockholder Convertible Note Payable and associated derivate liability and Redeemable Convertible Preferred Stock Warrants Liability. See “Unaudited Pro Forma Condensed Combined Financial Information.”

As a consequence of the Business Combination, we became the successor to an SEC-registered and Nasdaq-listed company, which requires us to hire additional personnel and implement procedures and processes to address public company regulatory requirements and customary practices. We expect to incur additional annual expenses as a public company for, among other things, directors’ and officers’ liability insurance, director fees and additional internal and external accounting, legal and administrative resources, including increased audit and legal fees.

Our future results of consolidated operations and financial position may not be comparable to historical results as a result of the Business Combination.

Impact of the COVID-19 Pandemic

In March 2020, the COVID-19 outbreak was declared a pandemic by the World Health Organization. The pandemic has resulted in governments around the world implementing increasingly stringent measures to help control the spread of the virus, including quarantines, “shelter in place” and “stay at home” orders, travel restrictions, business curtailments, school closures and other measures. In addition, governments and central banks in several parts of the world have enacted fiscal and monetary stimulus measures to counteract the impacts of the COVID-19 pandemic.

We continue to monitor the rapidly evolving conditions and circumstances, as well as guidance from international and domestic authorities, including public health authorities, and may need to take additional actions based on their recommendations. There is considerable uncertainty regarding the impact on our business stemming from current measures and potential future measures that could restrict access to our facilities, limit manufacturing and support operations and place restrictions on our workforce and suppliers. The measures implemented by various authorities related to the COVID-19 outbreak have caused us to change its business practices including those related to where employees work, the distance between employees in our facilities, limitations on in-person meetings between employees and with customers, suppliers, service providers and stakeholders, as well as restrictions on business travel to domestic and international locations or to attend trade shows, investor conferences and other events.

The full extent to which the ongoing COVID-19 pandemic adversely affects our financial performance will depend on future developments, many of which are outside of our control, that are highly uncertain and cannot be predicted, including, but not limited to, the duration and spread of the pandemic, its severity, the effectiveness of actions to contain the virus (including the availability and effectiveness of vaccines) or treat its impact, and how quickly and to what extent normal economic and operating conditions can resume. The COVID-19 pandemic could also result in additional governmental restrictions and regulations, which could harm our business and financial results. In addition, a recession, depression or other sustained adverse market impact resulting from COVID-19 could harm our business and access to needed capital and liquidity. Even after the COVID-19 pandemic has subsided, we may continue to experience adverse impacts on its business and financial performance as a result of the global economic impact of the COVID-19 pandemic.

To the extent that the COVID-19 pandemic adversely affects our business, results of operations, financial condition or liquidity, it may also heighten other risks, such as the risk that, if the business impacts of COVID-19 carry on for an extended period, we may be required to recognize impairments for certain long-lived assets including amortizable intangible assets.

On March 27, 2020, the President of the United States signed and enacted into law the Coronavirus Aid, Relief and Economic Security Act (the “CARES Act”). The CARES Act contains numerous tax provisions, including a correction to the applicable depreciation rates available under the original Tax Cuts and Jobs Act for Qualified Improvement Property. Origin is currently evaluating the impact of this change and will adjust historical income tax filings if deemed beneficial. Additional income tax provisions of the CARES Act are currently being evaluated and not expected to have a material impact on our business, results of operations or financial condition. The CARES Act also contains a provision for deferred payment of 2020 employer payroll taxes to future years. We have elected not to take advantage of this provision.

Key Factors and Trends Affecting Origin’s Operating Results

We are a pre-revenue company. We believe that our performance and future success depend on several factors that present significant opportunities for us but also pose risks and challenges, including those discussed below and under “Risk Factors—Risks Related to Our Business.”

Basis of Presentation

We currently conduct our business through one operating segment. As a pre-revenue company with no commercial operations, our activities to date have been limited, and our historical results are reported under U.S. Generally Accepted Accounting Principles (“GAAP”) and in U.S. dollars. Upon commencement of commercial operations, we expect to expand our operations substantially, including in the United States and Canada, and as a result, we expect our future results to be sensitive to foreign currency transaction and translation risks and other financial risks that are not reflected in our historical financial statements. As a result, we expect that the financial results we report for periods after we begin commercial operations will not be comparable to the financial results included in this prospectus.

Components of Results of Operations

We are a pre-revenue company and our historical results may not be indicative of future results for reasons that may be difficult to anticipate. Accordingly, the drivers of our future financial results, as well as the components of such results, may not be comparable to our historical or projected results of operations.

Research and Development Expenses

To date, our research and development expenses have consisted primarily of development of our four key product intermediates (CMF, HTC, levulinic acid and furfural) and the conversion of those intermediates into products familiar to and desired by our customers, such as PX and PET. Our research and development expenses also include investments associated with the expansion of the Origin 1 plant and planning and construction of the Origin 2 plant, including the material and supplies to support product development and process engineering efforts. As we ramp up our engineering operations to complete the development of the Origin 1 and Origin 2 plants, we anticipate that research and development expenses will increase significantly in the foreseeable future, due to the expanded hiring and increased investment in additional plant and equipment for product development and testing.

General and Administrative Expenses

General and administrative expenses consist primarily of personnel-related costs, including stock-based compensation, professional fees, including, the costs of accounting, audit, legal, regulatory and tax compliance. Additionally, costs related to advertising, trade shows, corporate marketing, as well as an allocated portion of our occupancy costs also comprise general and administrative expenses.

Other (Income) Expense

Our other income (expense) consists of income from governmental grant programs, interest expense for convertible notes and income or expenses related to changes in the fair value of redeemable convertible preferred stock warrants liability and derivative liability.

Income Tax Expense (Benefit)

Our income tax provision consists of an estimate for U.S. federal and state income taxes based on enacted rates, as adjusted for allowable credits, deductions, uncertain tax positions, changes in deferred tax assets and liabilities, and changes in the tax law. We maintain a valuation allowance against the full value of our U.S. and state net deferred tax assets because we believe the recoverability of the tax assets is not more likely than not.

Results of Operations

Comparison of the Years Ended December 31, 2020 and 2019

The following table summarizes our results of operations for the year ended December 31, 2020 and 2019:

	Twelve Months Ended December 31,		Change
	2020	2019	$	%
	(in thousands, except percentages)
Operating expenses:
Research and development	$4,138	$6,704	$(2,566)	(38%)
General and administrative	6,563	3,706	2,857	77%
Depreciation and amortization	479	646	(167)	(26%)

Total operating expenses	11,180	11,056	124	1%

Loss from operations	(11,180)	(11,056)	(124)	1%
Other expense, net:
Other expense, net	19,123	(10,577)	(29,700)	n.m.

Total other expense, net	(19,123)	10,577	29,700	n.m.

Net loss	$(30,303)	$(479)	$(29,824)	6,226%

n.m. = not meaningful

Research and Development Expenses

Research and development expenses decreased $2.6 million, or 38%, from 2019 compared to 2020. This decrease was primarily due to shifting focus to technical expenditures, as well as a reduction in operating expenses due to the COVID-19 pandemic.

General and Administrative Expenses

General and administrative expenses increased $2.9 million, or 77%, from 2019 compared to 2020. This increase was primarily related to increased expenditures supporting construction of Origin 1, including additional hiring of personnel within executive, accounting, procurement, sales, and supply-chain development, as well as services in support of the Merger.

Depreciation and amortization

Depreciation and amortization decreased $0.2 million, or 26%, from 2019 compared to 2020.

Other Income (Expense)

Other expense was $19.1 million for 2020 compared to other income of $10.6 million for 2019. This change was primarily due to the $28.8 million increase in the fair value of Legacy Origins’s redeemable convertible preferred stock warrants liability in 2020.

Comparison of the Three Months Ended March 31, 2021 and 2020

The following table sets forth our unaudited statements of operations data for the three months ended March 31, 2021 and 2020, respectively. We have prepared the three-month data on a consistent basis with the audited consolidated financial statements as of and for the years ended December 31, 2020 and 2019 included in this prospectus. In the opinion of our management, the unaudited three-month financial information reflects all necessary adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of this data.

	Three Months Ended March 31,		Change
	2021	2020	$	%
	(in thousands, except percentages)
Operating expenses:
Research and development	$1,309	$1,218	$91	7%
General and administrative	3,948	599	3,349	559%
Depreciation and amortization	115	104	11	10%

Total operating expenses	5,372	1,921	3,451	180%

Loss from operations	5,372	1,921	3,451	180%
Other expense, net:
Other expense, net	48,199	49	48,150	99,021%

Total other expense, net	48,199	49	48,150	99,021%

Net loss	$(53,571)	$(1,970)	$(51,601)	2,620%

General and Administrative Expenses

General and administrative expenses increased $3.3 million, or 559%, for the three-month period ended March 31, 2021 as compared to the same period of 2020. This increase was primarily related to increased stock-based compensation expense from grants in the fourth quarter of 2020 and increased expenditures related to services in support of the Merger.

Other Expense, Net

Other expense, net was $48.2 million for three-month period ended March 31, 2021 as compared to $0.0 million for the same period of 2020. This change was primarily due to the $48.1 million increase in the fair value of the redeemable convertible preferred stock warrants liability in the three months ended March 31, 2021.

Liquidity and Capital Resources

Sources of Liquidity

Since inception, we have financed our operations principally from the sales and issuances of redeemable preferred stock and convertible notes, and governmental grant programs. We had $9.4 million and $1.9 million in cash, cash equivalents and restricted cash as of March 31, 2021 and December 31, 2020, respectively. Our cash equivalents are invested primarily in U.S. Treasury money market funds and Origin’s marketable securities are primarily U.S. Treasury notes and bonds.

As of the date of this prospectus, we have yet to generate any revenue from our business operations. Our ability to successfully develop our products, commence commercial operations and expand our business will depend on many factors, including the ability to meet our working capital needs, the availability of equity or debt financing and, over time, the ability to generate cash flows from operations.

We will require a significant amount of cash for capital expenditures as we invest in the construction of the Origin 1 and Origin 2 plants, and additional research and development. In addition to the cash on hand following the Business Combination, including the proceeds from the PIPE Investment, we will need substantial additional project financing and government incentives in order to execute our growth strategy and expand our manufacturing capability, including to finance the construction of the Origin 1 and Origin 2 plants. Our ability to obtain financing for the construction of future plants may depend in part on the ability to first enter into customer agreements sufficient to demonstrate sufficient demand to justify the construction of such plants. We may also raise additional capital through equity offerings or debt financings, as well as through collaborations, strategic alliances or marketing, distribution or licensing arrangements with third parties. Our future capital requirements will depend on many factors, including actual construction costs of the Origin 1 and Origin 2 plants, changes in the costs in our supply chain, expanded operating activities and our ability to secure customers. If our financial projections are inaccurate, we may need to seek additional equity or debt financing from outside sources, which may not be available on acceptable terms, if at all. If we are unable to raise additional capital when required, our business, financial condition and results of operations would be harmed.

We expect to continue to incur operating losses in the near term as operating and capital expenses will increase to support the growth of our business. We expect that our general and administrative expenses and research and development expenses will continue to increase as we increase our sales and marketing activities, develop our distribution infrastructure, support our growing operations and operate as a public company.

Indebtedness

In November 2019, Legacy Origin entered into secured convertible note agreements (the “2019 Notes”) with certain Legacy Origin preferred stockholders, whereby Origin can borrow up to $6.0 million in aggregate from the noteholders. The 2019 Notes bear an annual interest rate of 10% and mature on September 30, 2021. All principal and accrued interest under the 2019 Notes converted into shares of common stock of Legacy Origin immediately prior to the closing of the Business Combination.

In April 2020, Legacy Origin received an unsecured loan in the amount of $905,838 under the Paycheck Protection Program (the “PPP Loan”). The Paycheck Protection Program was established under the CARES Act and is administered by the U.S. Small Business Administration. The PPP Loan has a two-year term and bears interest at a rate of 1.00% per annum. All outstanding principal and interest under the PPP Loan was repaid in connection with the closing of the Business Combination.

As of March 31, 2021 and December 31, 2020, we had $6.3 million and $6.2 million of indebtedness under a Canadian government program, respectively, of which $2.7 million was received in 2020 and $0.1 million was received during the three months ended March 31, 2021. Additionally, as of March 31, 2021, we had liability balances consisting of $5.6 million related party liabilities, and a $5.2 million stockholder note. As of December 2020, we had liability balances consisting of a $2.5 million customer prepayment, a $5.5 million stockholder note, and a $5.2 million customer prepayment.

During 2020, Legacy Origin received $550,000 for the admission of an additional member to a consortium agreement with two of its Series B preferred stock investors and a Series C investor to collaborate on development of a process to commercialize bio-based, decarbonizing materials for application on an industrial scale at a competitive price. These funds were recorded as other income, net, in the consolidated statement of operations and comprehensive income and loss.

In February 2021, Legacy Origin issued and sold convertible promissory notes with an aggregate principal amount of $10.0 million and an interest rate of 8.0% per annum (the “2021 Notes”). All principal and accrued interest on the 2021 Notes converted into shares of common stock of Legacy Origin immediately prior to the closing of the Business Combination.

In November 2016, Legacy Origin received a $5.0 million prepayment from a stockholder for product from Origin 1 pursuant to an offtake agreement. The prepayment was to be credited against the purchase of products over the term of the agreement. The prepayment was secured by a promissory note to be repaid in cash in the event that the prepayment could not be credited against the purchase of product, for example, if Origin 1 is never constructed. The promissory note was collateralized substantially by Origin 1 and other assets of Origin Material Canada Pioneer Limited. In May 2019, Legacy Origin and the stockholder amended the offtake agreement and promissory note. The amendment added accrued interest of $189,169 to the principal balance of the prepayment and provided for the prepayment amount to be repaid in three annual installments rather than being applied against the purchase of product from Origin 1. The promissory note would bear interest at 3.50% per annum and be repaid in three installments of $2.2 million, $2.1 million and $2.1 million (inclusive of accrued but unpaid interest) on December 20, 2024, December 19, 2025, and December 18, 2026, respectively. At March 31, 2021 and December 31, 2020, the total aggregate principal amount of debt outstanding was $5.2 million and accrued interest totaled $340,035 and 294,630, respectively.

Prepayments

In November 2016, Legacy Origin received a $5.0 million prepayment from a stockholder for product from Origin 1 pursuant to an Offtake Agreement. The prepayment is to be credited against the purchase of products from Origin 1 over the term of the Offtake Agreement. Specifically, repayment is effected by applying a credit to product purchases each month over the first five years of operation of Origin 1 up to $7.5 million, which is equal to 150% of the prepayment amount. If product purchases are not sufficient to recover the advances, the application of the credit to purchases as payment of the advances will continue until fully repaid. The prepayment is secured by a note to be repaid in cash in the event the prepayment cannot be credited against the purchase of product, for example, if Origin 1 is never constructed. The note is collateralized substantially by Origin 1 and other assets of Origin Material Canada Pioneer Limited. If repaid in cash, the note bears an annual interest rate of the three-month London Interbank Offered Rate (LIBOR) plus 0.25% (0.44% at March 31, 2021) and matures five years from the commercial operation date of Origin 1. At March 31, 2021 and December 31, 2020 the total note principal outstanding was $5.1 million plus accrued interest of $123,102 and $117,293, respectively.

In September 2019, Legacy Origin entered into a $5,000,000 prepayment agreement for the purchase of products from Origin 2. The prepayment is to be made in two equal installments: the first $2,500,000 was in October 2019 and the remaining $2,500,000 is due within 30 days of the customer confirming that a sample from Origin 1 meets the customer’s specifications. We and the customer agreed to work in good faith to execute an Offtake Agreement, the agreed terms of which are set forth in the prepayment agreement, whereby 100% of the prepayment will be applied against future purchases. The prepayment agreement provides the customer a capacity reservation of up to a specified annual volume of product from Origin 1 for a term of ten years, pursuant to the terms of an Offtake Agreement. At March 31, 2021 and December 31, 2020 and 2019, the total amount outstanding on this agreement was $2,500,000.

Cash Flows

Cash flow for the years ended December 31, 2020 and 2019

The following table summarizes Origin’s cash flows for the periods indicated:

	For the Twelve Months Ended December 31,
	2020	2019
	(in thousands)
Net cash provided by (used in):
Operating activities	$(5,462)	$(7,328)
Investing activities	(2,054)	(7,150)
Financing activities	5,829	4,417

Cash Flows Used in Operating Activities

Net cash used in operating activities was $5.5 million in 2020, compared to net cash used in operating activities of $7.3 million in 2019. The decrease of 24.7% was primarily attributable to a decrease in net loss (after adjusting for non-cash items) and increases in Origin’s accounts payable and accrued expenses, as well a reduction in operating expenditures due to the COVID-19 pandemic, offset by increased expenses in support of the Merger.

Cash Flows Used in Investing Activities

Our cash flows used in investing activities, to date, have been comprised of purchases of property and equipment related to the construction of its Origin 1 and Origin 2 plants. As a result, we expect the cash flows used in investing activities to increase substantially in the near future as it completes construction of the plants.

Net cash used in investing activities for 2020 and 2019 was $2.1 million and $7.2 million, respectively, consisting primarily of purchases of property and equipment and capitalization of interest related to the construction of the Origin 1 and Origin 2 plants. The decrease in net cash used in investing activities in 2020 was due to a reduction in capital expenditures due to the COVID-19 pandemic.

Cash Flows Provided by Financing Activities

Through December 31, 2020, we have financed our operations primarily through the sale of equity securities, notes payable, and the receipt of government grants.

Net cash provided by financing activities was $5.8 million in 2020 compared to net cash provided by financing activities of $4.4 million in 2019. The increase of 31.8% was driven by an increased amount of financing through stockholders convertible notes payable ($2.3 million in 2020 and $0.8 million in 2019) and a PPP Loan ($0.9 million in 2020 and $0 in 2019), partially offset by a decreased amount of financing from government grants ($2.6 million in 2020 and $3.6 million in 2019).

Cash flow for the three months ended March 31, 2021 and 2020

The following table summarizes our cash flows for the periods indicated:

	For the Three-Month Ended March 31,
	2021	2020
	(in thousands)
Net cash provided by (used in):
Operating activities	$(3,359)	$(801)
Investing activities	(793)	(401)
Financing activities	11,815	885

Cash Flows Used in Operating Activities

Net cash used in operating activities for the three-month period ended March 31, 2021 was $3.4 million, compared to net cash used in operating activities of $0.8 million during the same period in 2020. The 319% increase was primarily attributable to an increase in net loss (after adjusting for non-cash items), offset by increases in our accounts payable and accrued expenses, and decrease in other receivables.

Cash Flows Used in Investing Activities

Our cash flows used in investing activities through March 31, 2021, have been comprised of purchases of property and equipment related to the construction of our Origin 1 and Origin 2 plants. As a result, we expect the cash flows used in investing activities to increase substantially in the near future as we complete construction of the plants.

Net cash used in investing activities for the three-month ended March 31, 2021 and 2020 was $0.8 million and $0.4 million, respectively, consisting primarily of purchases of property and equipment and capitalization of interest related to the construction of the Origin 1 and Origin 2 plants.

Cash Flows Provided by Financing Activities

Through March 31, 2021, we have financed operations primarily through the sale of equity securities, notes payable, and the receipt of government grants.

Net cash provided by financing activities was $11.8 million for the three-month period ended March 31, 2021 compared to net cash provided by financing activities of $0.9 million during the same period in 2020. The increase of 1,211% was driven by the receipt of proceeds from the 2019 notes and the issuance of convertible promissory notes in February 2021 totaling $11.7 million.

Contractual Obligations and Other Commitments

We lease office space and research and development space in Sacramento, California under noncancelable lease agreements that expire in October 2025. Rental expense was $93,508 and $68,492 for the three months ended March 31, 2021 and 2020, respectively, and $265,671 and $274,547 during the year 2020 and 2019, respectively.

We executed operating and maintenance agreements for certain services commencing in different periods between July 2018 and September 2019, and all generally for five-year periods. The agreements are generally automatically extended for one-year periods thereafter. The agreements include annual fixed payments subject to escalation clauses at the beginning of each calendar year, as defined in the agreement. The minimum fixed aggregate payments under these agreements are $350,000 (in Canadian dollars) per year over the fixed term. Certain of the agreements include quantities that are based on volumes, as defined in the applicable agreements. We are also responsible for applicable taxes under these agreements. During the three months ended March 31, 2021 and 2020, the total amount capitalized into Property, Plant and Equipment, Net under the agreement was $116,855 and $109,354, respectively. During 2020 and 2019, the total amount capitalized into Property, Plant and Equipment, Net under the agreements were $257,910 and $210,577, respectively.

In May 2019, we also concurrently executed a take-or-pay steam supply agreement commencing by October 1, 2019, through December 31, 2022, whereby we will receive up to 25% for the first year and 50% thereafter of the steam generated, up to 140,000 MMbtus per year. The price paid for the steam is based on a fixed amount plus the supplier’s cost of natural gas, as defined in the agreement. During the three months ended March 31, 2021 and 2020, the total amount capitalized into Property, Plant and Equipment, Net under the agreement was $58,851 and $0, respectively.

In May 2018, we entered into a joint development agreement (the “JDA”) with a stockholder to evaluate alternative uses for one of our products. The term of the JDA is the later of (i) three years from the JDA effective date and (ii) the final expected development program completion date as specified in the JDA. There were no expenses under this agreement for the three months ended March 31, 2021 or 2020. During 2020 and 2019, general and administrative expenses under the agreement totaled approximately zero and $2,876, respectively.

We also enter into contracts in the normal course of business with various vendors that generally provide for contract termination following a certain notice period. These contracts do not contain any minimum purchase commitments, and as a result, are not included here. Payments due upon cancellation consist only of payments for services provided, expenses incurred up to the date of cancellation and de minimis termination penalties.

Off-Balance Sheet Arrangements

We did not have any off-balance sheet arrangements during the periods presented, as defined in the rules and regulations of the SEC.

Quantitative and Qualitative Disclosures about Market Risk

We are exposed to a variety of market and other risks, including the effects of changes in interest rates, inflation and foreign currency translation and transaction risks, as well as risks to the availability of funding sources, hazard events and specific asset risks.

Interest Rate Risk

The market interest risk in our financial instruments and financial positions represents the potential loss arising from adverse changes in interest rates. As of March 31, 2021, we had cash and cash equivalents of $9.4 million, consisting of interest-bearing money market accounts and marketable securities for which the fair market value would be affected by changes in the general level of U.S. interest rates. However, due to the short-term maturities and the low-risk profile of our investments, an immediate 10% change in the interest rate would not have a material effect on the fair market value of our cash and cash equivalents and marketable securities.

Foreign Currency Risk

Our functional currency is the U.S. dollar, while our subsidiaries’ functional currency is the Canadian dollar. This can expose us to both currency transaction and translation risk. To date, we have not had material exposure to foreign currency fluctuations and have not hedged such exposure, although we may do so in the future.

Critical Accounting Policies and Significant Management Estimates

Our management’s discussion and analysis of financial condition and results of operations is based on our financial statements included elsewhere in this prospectus that have been prepared in accordance with GAAP. The preparation of these financial statements requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements, as well as the reported income generated and expenses incurred during the reporting periods. Our estimates are based on its historical experience and on various other factors that we believe are reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions and any such differences may be material. While our significant accounting policies are more fully described in Note 3 to the audited financial statements included elsewhere in this prospectus, we believe that the accounting policies discussed below are critical to understanding our historical and future performance, as these policies relate to the more significant areas involving management’s judgments and estimates.

Stock-Based Compensation

We measure stock options and other stock-based awards granted to employees, directors and other service providers based on their fair value on the date of grant and recognize compensation expenses of those awards over the requisite service period, which is generally the vesting period of the respective award. We estimate forfeitures at the grant date based on historical activity of the grantee class and adjust stock-based compensation expenses based on that historical percentage. We apply the straight-line method of expense recognition to all awards with only service-based vesting conditions.

We estimate the fair value of each stock option grant on the date of grant using the Black-Scholes option-pricing model, which requires the use of highly subjective assumptions including:

•

Expected Term—We have opted to use the “simplified method” for estimating the expected term of plain-vanilla options, whereby the expected term equals the arithmetic average of the vesting term and the original contractual term of the option (generally 10 years).

•	Risk-Free Interest Rate—The risk-free rate assumption is based on the U.S. Treasury zero-coupon instruments with maturities similar to the expected term of our stock options.

•	Expected Dividend—We have not issued any dividends and does not anticipate issuing dividends on our common stock. As a result, we have estimated the dividend yield to be zero.

•

Expected Volatility—Due to our limited operating history and a lack of company-specific historical and implied volatility data, we have based our estimate of expected volatility on the historical volatility of a group of similar companies that are publicly traded. The historical volatility data was computed using the daily closing prices for the various companies’ shares during the equivalent period of the calculated expected term of the stock-based awards.

Determination of Fair Value of Common Stock

Prior to the closing of the Business Combination, the grant date fair value of our common stock was determined by our board of directors with the assistance of management and a third-party valuation specialist consistent with ASC 820.

The fair value of each share of Common Stock underlying stock-based awards after the closing of the Business Combination will be based on the closing price of our Common Stock as reported by Nasdaq on the date of grant.

Redeemable Convertible Preferred Stock Warrant Liability

Warrants to purchase shares of redeemable convertible preferred stock are classified as a liability on the unaudited consolidated balance sheets at fair value upon issuance because the warrants may conditionally obligate us to transfer assets at some point in the future. The initial liability recorded is adjusted for changes in the fair value at each reporting date and recorded as interest expense in the accompanying statements of operations and comprehensive loss. Following the closing of the Business Combination, the redeemable convertible preferred stock warrants outstanding automatically converted into shares of our Common Stock.

The above listing is not intended to be a comprehensive list of all of our accounting policies. In many cases, the accounting treatment of a particular transaction is specifically dictated by GAAP. There are also areas in which our management’s judgment in selecting any available alternative would not produce a materially different result. Please see our financial statements and the related notes included elsewhere in this prospectus, which contain accounting policies and other disclosures required by GAAP, for further information.

Recently Issued and Adopted Accounting Standards

See Note 3 to our audited financial statements included elsewhere in this prospectus for more information.

Emerging Growth Company Status

Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can choose not to take advantage of the extended transition period and comply with the requirements that apply to non-emerging growth companies, and any such election to not take advantage of the extended transition period is irrevocable.

We are an “emerging growth company” as defined in Section 2(a) of the Securities Act and have elected to take advantage of the benefits of the extended transition period for new or revised financial accounting standards. We may decide to early adopt such new or revised accounting standards to the extent permitted by such standards and relevant laws and regulations. This may make it difficult or impossible to compare our financial results with the financial results of another public company that is either not an emerging growth company or is an emerging growth company that has chosen not to take advantage of the extended transition period exemptions because of the potential differences in accounting standards used. We will remain an emerging growth company until the earliest of (i) the last day of the fiscal year in which the market value of our Common Stock that is held by non-affiliates equals or exceeds $700 million as of the end of that year’s second fiscal quarter, (ii) the last day of the fiscal year in which we have total annual gross revenue of $1.07 billion or more during such fiscal year (as indexed for inflation), (iii) the date on which we have issued more than $1 billion in non-convertible debt in the prior three-year period or (iv) December 31, 2026. We will no longer qualify as an emerging growth company for Securities Act or Exchange Act reporting after December 31, 2021.

Implications of being a Smaller Reporting Company

Additionally, we qualify as a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which (i) the market value of our Common Stock held by non-affiliates exceeds $250 million as of the end of that year’s second fiscal quarter, or (ii) our annual revenues exceeded $100 million during such completed fiscal year and the market value of our Common Stock held by non-affiliates equals or exceeds $700 million as of the end of that year’s second fiscal quarter. To the extent we take advantage of such reduced disclosure obligations, it may also make comparison of our financial statements with other public companies difficult or impossible. We will no longer qualify as a smaller reporting company for Securities Act or Exchange Act reporting after December 31, 2021.

BUSINESS

Overview

Origin is a carbon negative materials company with a mission to help enable the world’s transition to sustainable materials by replacing petroleum-based materials with decarbonized materials in a wide range of end products, such as food and beverage packaging, clothing, textiles, plastics, car parts, carpeting, tires, adhesives, soil amendments and more. We believe that our platform technology can help make the world’s transition to “net zero” possible and support the fulfillment of greenhouse gas reduction pledges made by countries as part of the United Nations Paris Agreement as well as corporations that are committed to reducing emissions in their supply chains.

Our technology converts sustainable feedstocks such as sustainably harvested wood, agricultural waste, wood waste and even corrugated cardboard into materials and products that are currently made from fossil feedstocks such as petroleum and natural gas. These sustainable feedstocks are not used in food production, which differentiates our technology from other sustainable materials companies that use feedstocks such as vegetable oils or high fructose corn syrup and other sugars.

We believe that products made using its platform technology can compete directly with petroleum-derived products on both performance and price. Due to abundant and renewable wood supplies that have historically stable pricing, our cost of production is expected to be more stable than potential competing platforms that use other types of feedstocks. We believe that end products made using our platform technology will have a significant unit cost advantage over products made from other low carbon feedstocks.

Our platform technology converts biomass-plant-based carbon into “building block” chemicals that can be converted into both “drop-in” materials and new materials with differentiated functional performance. The “drop-in” products are chemically fungible with those produced from petroleum-based raw materials, and therefore these “drop-in” products can be fed into existing supply chains without modification to the equipment or production processes of our customers.

We believe we are currently the only company that will be able to produce carbon negative materials at scale. This capability is protected by our intellectual property portfolio comprised of 19 patent families as well as trade secrets covering non-discoverable aspects of its critical manufacturing processes.

We have developed strong partnerships with large, brand-name corporations determined to transition to sustainable materials to help meet their emissions reduction goals. For example, in 2017, we founded the “NaturALL Bottle Alliance” with Danone and Nestlé Waters, with PepsiCo joining in 2018, to accelerate the development of innovative packaging solutions made with 100% sustainable and renewable resources. Each member of the NaturALL Bottle Alliance has agreed to assist in establishing a supply chain for the production of the sustainable materials being developed by the NaturALL Bottle Alliance. Each member has also agreed to provide technical equipment, resources, know-how and scientific skills necessary for the performance of the NaturALL Bottle Alliance’s research and development program, and to be responsible for its own expenses. The members’ offtake agreements with us provide additional financial support for the research and development program and the commercialization of sustainable materials under development by the NaturALL Bottle Alliance. In addition to being customers, Danone, Nestlé and PepsiCo are also investors in Origin.

Our vision for the future is the replacement of fossil-based feedstocks and materials with non-food, plant-based feedstocks and materials, while capturing carbon in the process. Our decarbonizing platform technology potentially addresses an estimated $1.0 trillion dollar market opportunity, and we believe it can help revolutionize the production of a wide range of end products.

Our Platform Technology

We have developed a proprietary platform technology to convert biomass, or plant-based carbon, into the versatile “building block” chemicals chloromethylfurfural (“CMF”) and hydrothermal carbon (“HTC”), which we collectively refer to as Furanic Intermediates, as well as other minor products. At commercial scale, our platform technology is expected to produce CMF and HTC with a negative carbon footprint. We believe these chemicals can replace petroleum-based inputs, lowering the carbon footprint of a wide range of materials without sacrificing performance or cost.

CMF. CMF is a chemically flexible intermediate that can be converted into a variety of products, including paraxylene (“PX”), that can “drop in” to current supply chains to produce purified terephthalic acid (“PTA”), and subsequently polyethylene terephthalate (“PET”), or polyethylene furanoate (“PEF”). CMF and its derivatives can be used to produce numerous commodity and specialty chemicals. We have developed products made from CMF that can be used in applications such as food and beverage packaging and apparel and carpet fibers, and our product development pipeline includes applications such as adhesives, coatings and plasticizers.

HTC. HTC is a diverse, high-potential carbon-negative material. Current applications of our HTC include a drop-in, energy-dense solid fuel. HTC can also be calcined to produce a carbon-negative activated carbon for food and water treatment and filtration. Our HTC product development pipeline includes carbon black replacement for tires, foams and dyes, paint and coating applications, and agriculture and soil products. Notably, our carbon black has no detectable carcinogenic compounds, known as polyaromatic hydrocarbons, found in carbon black produced from fossil feedstocks.

Our manufacturing process to produce CMF and HTC consists of front end feedstock handling, and subsequent liquid phase reaction with our catalyst mixture, followed by downstream separation processes to separate and purify CMF, HTC and other co-products, as described in the following diagram.

28 Origin is delivering transformational chemistry through mature, industrystandardequipment, materials, and technical processes Wood yard transport Filtration ~100% of pulp facilities Liquid phase reactors Decantation Distillation Majorityof oil and chemical company processes Ubiquitous in oil and chemical company processes Zero untested mechanical processes required for operations / scale-up1 19 Patent families protect unique CMF and HTC production processes Material recycling and reuse Used in Existing industry Origin IP, chemistry, and production processes 1. Unit operations have been used extensively in industry. Source: Origin Materials.

Market Opportunity

Global Decarbonization Commitments

We believe that increasing consumer awareness and growing governmental initiatives are driving a shift in the global community towards decarbonized materials. The UN Paris Agreement of 2015, joined by 189 countries to date, includes commitments to limit the global average temperature increase by 2100 to well below 2°C compared to pre-industrial levels. To achieve this target, the UN estimated in 2019 that annual carbon dioxide (“CO2”) emissions must be 15 gigatons lower than current nationally determined contributions imply.

According to the Ellen MacArthur Foundation, approximately 45% of global CO2 emissions are associated with manufacturing products, including the production of materials and chemicals from which those products are made. Barclays estimates that the chemicals market consumes 10.6 million barrels of oil per day, releasing massive quantities of new carbon into the atmosphere in the process. Our vision for the future is to replace fossil-based feedstocks and materials with sustainably harvested wood and other non-food, sustainable feedstocks. As a tree grows, it consumes existing CO2 from the atmosphere, and when it dies and decays, that CO2 is released back into the atmosphere. However, through our proprietary manufacturing process, we convert the wood into manufacturing and feedstock materials, thereby capturing that CO2.

Many companies have already pledged to achieve net zero carbon targets, with some aiming to achieve that target within the next decade. Despite the progress in the shift to renewable energy generation and electric vehicles, we believe that reducing emissions from energy use alone is insufficient to achieve the goals and commitments established by companies and governments. Consequently, in the near-term, we believe that these companies will need to integrate decarbonized materials into their supply chains.

The graphic below highlights some of the notable companies that have made public commitments to decarbonization and their respective decarbonization targets:

Source: Company websites and press search.

Our Addressable Market

According to the International Energy Agency, the chemical sector is the largest industrial consumer of both oil and gas. Currently, organic chemicals are predominantly derived from fossil sources such as petroleum. These chemicals are used to produce a wide array of materials from paints to plastics, space suits to solar panels, and medicines to electronics. More than 10 million barrels of oil are consumed daily to create these materials, releasing massive quantities of new carbon into the atmosphere in the process. According to a 2018 report by The Association of Plastic Recyclers, for example, every kilogram of virgin fossil-PET has a life cycle global warming potential of 2.78 kilograms of carbon emissions. Our platform technology enables companies to lower their overall CO2 emissions and meet their emissions reduction commitments by substituting decarbonizing Furanic Intermediates and their derivatives for all or a portion of the fossil-based content of materials like PET in their supply chains.

Source: Our World in Data, 2020

Our platform technology produces carbon-negative and low carbon replacements for chemicals that have many potential applications. Our platform technology is expected to address some of these applications as soon as its initial production capacity is online, and to address other potential applications over time.

$390+ billion near-term market focus. We believe our technology can serve near-term markets representing an aggregate market opportunity that we believe is over $390 billion when Origin 2 and Origin 3 open. These markets include polyesters for textiles, PET resin for packaging, solid fuels, activated carbon and carbon black for tires and polymer fillers. We expect the Origin 1 plant to be operational by the end of 2022 and Origin 2 plant to be operational in mid-2025.

$750+ billion long-term market focus. Our platform technology produces versatile chemical “building blocks” that we anticipate, in the long term, can be converted into products to replace a broad range of chemicals and materials representing an addressable market that we believe is more than $750 billion. These markets include paints, coatings, soil additives, advanced polyesters, epoxies, plasticizers, polyurethanes, elastomers, emulsions and solvents.

Competitive Landscape

We expect our products to compete with traditional, petroleum-based materials currently used in its target markets, as well as compete with alternatives to these materials that both established and new companies seek to produce.

In our near-term markets, we expect to compete with established producers of PET fibers and resins, activated carbon and carbon black. Producers of these materials include global oil and petrochemical companies and large international diversified chemical companies. Several of these producers are seeking to develop materials from renewable sources that could compete with our products. Moreover, a number of established companies and new entrants have announced intentions to develop renewable alternatives for existing chemical products used in our near-term focus markets.

In addition to competition from producers of petroleum-based materials and renewable alternatives, we expect to face competition from recycled materials such as recycled PET (“rPET”) in certain applications in our near-term focus markets. We do not believe that recycled materials will achieve the required scale and penetration to impact the market demand for our products before 2030 because recycling streams are significantly supply-constrained. We believe that improving the supply constraint for recycling will require substantial investments in infrastructure and fundamental changes to the existing entrenched governmental and institutional recycling systems and customer behavior and habits. Additionally, unless there are major changes to current technology and infrastructure, we believe that it will be difficult to implement 100% rPET material sourcing for many applications.

In our long-term focus markets, we expect to face competition from, among others, incumbents that include large chemical companies that continue to rely on petroleum-based feedstocks in their production processes.

Given our leading position in decarbonized materials, we also expect to compete with alternative technologies targeting different sources of emissions. These competitors include electric vehicles, renewable power generation, and food technology. While we do not anticipate competing directly for market share with producers of these technologies, we expect to compete for wallet share from customers looking to reduce overall carbon emissions throughout their supply chain and operations. In the long-term, once adoption of various technologies has increased and customers no longer have to prioritize different methods of reducing overall carbon emission, we expect only to compete against other materials producers.

Our Competitive Strengths

We believe that our platform technology can replace petroleum as the foundational feedstock for the materials economy. Our competitive strengths include:

•

Flexible platform enables drop-in solutions serving a large addressable market. We believe that our platform technology is well-positioned to address a substantial global market that is just beginning to transition from petroleum-based materials to sustainable materials. Many of our products are drop-in replacements for traditional petrochemicals, enabling our customers to use our products in their existing manufacturing processes to produce chemically and physically identical end products with little to no change in customer behavior.

•

Abundant, low-cost and historically price-stable feedstock. Our platform technology can use timber and forest residues such as pine pulpwood, which is currently abundant and renewable, as its base-case feedstock. The feedstock for the pulp industry in North America is plentiful and the cost has historically been relatively low and stable, varying – according to the NC State University Extension Quarterly Price Report – from between $9.29 and $10.11 per ton between Q1 2015 and Q4 2020. The market for these feedstocks tends to be local due to relatively high transport costs, and therefore is insulated from typical commodity price volatility. Furthermore, our pulpwood feedstock does not compete for use as a food source, insulating our products from demand price pressures faced by other agricultural-based renewable feedstocks such as corn and sugarcane.

•	Unit Economics. Our proprietary platform technology converts low-cost renewable feedstock into flexible chemical intermediates in a single catalytic reaction.

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Carbon Footprint. We believe our products can help enable prospective customers to achieve their net zero carbon emissions commitments by transitioning away from fossil-based materials towards materials made with our platform technology, which uses sustainable, non-food, plant-based feedstock. We estimate that a single commercial-scale Origin plant producing CMF and HTC can eliminate or avoid more than 1.3 million tons of emitted carbon dioxide annually.

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High Barriers to Entry. Over the course of 12 years, we have generated a robust patent portfolio as well as critical trade secrets. We believe our competitors now significantly lag behind us and will be unable to replicate the efficiency, yield and quality of our process, as we expect to continue to improve our existing technology and processes.

Business Strategy

Our goal is to build a commercially successful business that can scale and meet current and future expected demand for carbon negative materials. We plan to construct plants that can produce materials at a commercial scale and expect to continue to develop new products and applications, together with our platform partners, to maintain and increase its competitive advantage.

Key elements of our strategy include:

Complete construction of Origin 1 and launch construction of Origin 2:

•

We are undertaking two significant initial capital projects: “Origin 1” and “Origin 2”. Our strategic intent for Origin 1 is to serve and develop longer term focus markets that require our customers to reformulate existing products and applications. Origin 2 is intended to supply our near-term focus markets at scale.

•

Origin 1, our initial plant, is under construction in Sarnia, Ontario, Canada. As of March 31, 2021, we completed installation of most foundations for building and process areas at the construction site and completed installation of underground piping and electrical systems at the site. As of March 31, 2021, we had also completed fabrication of the modules that contain all the equipment used for the conversion of biomass feedstock into high value chemicals. Those modules have been delivered to the site. We expect that foundations will be complete, modules will be erected and interconnecting piping will be installed, all electrical work will be complete, and utilities and raw material handling equipment will be installed over the remainder of 2021 and 2022. We expect that construction of Origin 1 will be complete, and the plant operational, before the end of 2022, with commissioning and production at the plant beginning in 2023.

•

As of March 31, 2021, Origin 2 is in the project development stage. We expect Origin 2’s project development stage to be completed in the middle of 2022, with the expected completion of certain milestones, such as engineering, procurement and construction contract selection and site selection, by the end of 2021. We expect the engineering, procurement and construction stage of Origin 2 to begin in the middle of 2022 and proceed through 2025, with the front-end engineering design package completed and construction and fabrication started by the middle of 2023. We expect that the construction of Origin 2 will be complete, and the plant operational, in 2025.

Sell-out contracted capacity in future plants years ahead of mechanical completion:

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As of April 2021, we generated more than $1.9 billion in customer demand from customers in a diverse mix of industries, which demand is expected to be fulfilled by production from Origin 1, Origin 2, Origin 3 and Origin 4. These customers include Global Fortune 500 companies with long-term commitments to decarbonizing their supply chain and operations. We expect continued expanding demand from potential new customers and to continue contracting for new high margin products, including PEF. Because we believe that demand for our products will outpace supply for the foreseeable future, we expect that we will need to identify and prioritize sales to customers for applications that command the highest margins. Please see the section titled “—Offtake Agreements” for additional information regarding our offtake agreements.

Expand and develop new partnerships across the value chain:

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Our strategy includes working with upstream partners to identify suitable aging/defunct pulp mills, convert key equipment components, and integrate those components into a refurbished and repurposed chemical plant. We expect this to enable us to partner with the existing forest products supply chains and government entities relating concerned with forest management and potential local labor and economic benefits associated with repurposing the pulp mills. We plan to engage procurement and construction companies and enter into joint ventures for production, which would provide us with best of class capabilities to efficiently implement the construction of our plants. In addition, we expect to collaborate with partners who have the market knowledge and expertise to design compelling products and penetrate new markets. We believe that helping these partners build profitable new businesses and product lines using our cost-advantaged chemical intermediate platform enhances the value of our platform and promotes long-term committed customer relationships for an expanding and diversifying set of markets. We also intend to continue creating industry collaborations like the NaturALL Bottle Alliance to commercialize decarbonizing solutions with the help of end users and brands. We intend to continue using demand from industry-leading brands to motivate and align the intermediate supply chain to meet carbon reduction commitments.

Continue development of next-gen materials and applications:

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Our strategy is to develop low and negative carbon materials for use in a variety of products, including textiles and fabrics, next generation packaging, paints, coatings, and epoxies, fillers for tires and other rubber products, fuels, and agricultural products.

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Our CMF near-term product focus is on low or negative carbon PET. In the medium term, we will focus on improving PET polyester with the incorporation of furanic content to make “PETF” blended products, and in the longer term (2027+), we expect to focus on producing next generation high-performance polyesters with strong gas barrier and high heat resistance that can be fully recyclable with current technologies.

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Our HTC near-term product focus is on “drop-in” energy-dense solid fuels. In the medium term, we will focus on carbon negative carcinogen-free carbon black replacement for tires and other rubber and polymer filled materials. In the longer term (2027+), we expect to focus on next generation agricultural products such as slow-release fertilizers as well as microbial and biologics delivery.

Develop new revenue streams through technology licensing:

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We have developed technology to convert CMF and HTC into a variety of valuable end products, and expect to continue to develop this technology. We expect, over time, to license this technology to relevant manufacturers of those end products while we supply the CMF and HTC to the licensees.

Our Products

The majority of our product output is comprised of the versatile Furanic Intermediates. Depending on the specific feedstock, we may also produce several minority co-products, including levulinic acid, furfural, and various extractives.

CMF—chloromethylfurfural:

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CMF is an organic compound derived directly from cellulosic biomass through our patented process, consisting of furan substituted at the 2 and 5 positions with a formyl group and chloromethyl group. CMF is easily derivatized into multiple products including those for polyesters, nylons, epoxies, surfactants, and several others. Our process is expected to be able to produce CMF with –1.21 kg CO2 equivalent based on The Life Cycle Assessment of Coproducts according to a life cycle analysis by Deloitte SAS.

HTC—hydrothermal carbon:

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HTC is a carbonaceous composite consisting of furanic resin and lignin fragments. It is derived from ligno-cellulose through our patented process, and is a structured composite resin comprising furanic chemical groups that can be further functionalized or de-functionalized while retaining nano-scale morphology of the HTC. Via functionalization or de-functionalization, HTC may be further derivatized into products such as carbon black, activated carbon, as well as a variety of agricultural products. Our process is expected to be able to produce HTC with –1.67 kg CO2 equivalent based on The Life Cycle Assessment of Coproducts according to a life cycle analysis by Deloitte SAS.

Customers

We believe that our platform technology makes it ideally positioned to address industry demand for carbon-negative and low-carbon materials. As of April 19, 2021, we had approximately $779 million in offtake agreements (including $264 million specified as a customer option, which may not be exercised) and $1,096 million in capacity reservations. These agreements have terms ranging from 5-10 years and encompass production from one or more of Origin 1, Origin 2, Origin 3 and Origin 4. Our customers include fellow NaturALL Bottle Alliance members and Global Fortune 500 companies Danone, Nestlé Waters, and PepsiCo, as well as Mitsubishi Gas Chemical and Packaging Equity Holdings.

Raw Materials Supply

Our platform technology can produce building block chemicals from a variety of abundant, low-cost bio-feedstocks including forest residues and wood processing waste. Our process was designed to take advantage of idled and aging pulp mills. Beginning with the Origin 2 commercial-scale plant, we plan to co-locate its commercial scale plants with such mills to secure access to existing site-specific feedstock supplies and skilled labor while lowering required capital investment. We believe we will be able to contract for the necessary quantity and quality of these or suitable alternative feedstocks needed to manufacture its products. We expected demand for forest residues and wood processing waste in 2030 represents less than 1% of the world’s total supply of these feedstocks and less than 0.5% of the global supply of suitable alternative feedstocks that can be used in our process, such as agricultural wastes, mixed paper waste, and construction wastes.

Offtake Agreements

Nestlé Offtake Agreement

In November 2016, we entered into an offtake agreement with Nestlé. The agreement has a 5-year term to purchase a specified amount of product per year from the Origin 1 facility. The agreement requires us to meet certain construction and product delivery milestones by specified dates and requires us to pay liquidated damages if the milestones are not achieved. For Origin 1, these milestones were commercial operation of Origin 1 (December 31, 2020) and first delivery of product from Origin 1 (September 30, 2021). In September 2020, Nestlé agreed to waive compliance with the milestones and their right to liquidated damages until June 30, 2021 in order to facilitate the negotiation of an amendment to the agreement, including the milestone achievement dates. Because we did not commence commercial operations of Origin 1 by June 30, 2021 or may not deliver product from Origin 1 by September 30, 2021, Nestlé may be entitled to seek liquidated damages that accrue monthly for a maximum of 12 months up to a maximum of $0.6 million. In addition, if the commercial operation milestone is not met by December 31, 2021, or the first delivery of product milestone is not met by September 30, 2022, Nestlé may terminate the agreement.

In addition to the above provisions, Nestlé may terminate the offtake agreement if: (i) we fail to meet agreed upon quality or quantity requirements; (ii) a force majeure continues for an extended period; (iii) any of certain designated parties directly acquires an equity interest in us; (iv) we fail to comply with mutually agreed sustainability principles; (v) either party takes steps to enter into liquidation or is subject to bankruptcy proceedings or enters into a deed of arrangement for the benefit of its creditors; or (vi) a bankruptcy event occurs with respect to a third party manufacturer that is critical to our supply chain, and we are unable to retain a substitute. If Nestlé terminates the offtake agreements, certain outstanding advance payments made to us by Nestlé and evidenced by a secured promissory note, as described below, become immediately due. In addition, upon any material breach of the offtake agreement by us, we have a specified amount of time, subject to modification by agreement with Nestlé, to cure the breach before Nestlé may terminate the agreement.

In November 2016, we received a $5.0 million prepayment from Nestlé for product from Origin 1 pursuant to the offtake agreement. The prepayment will be credited against the purchase of products from Origin 1 over the term of the offtake agreement. Specifically, the prepayment will be repaid by applying a credit to product purchases each month over the operation of Origin 1 until a total of $7.5 million of credits have been applied. The prepayment is evidenced by a secured note that will be repaid in cash in the event the prepayment cannot be credited against the purchase of product because, for example, Origin 1 is never constructed. If repaid in cash, the note bears an annual interest rate of the three-month London Interbank Offered Rate (LIBOR) plus 0.25% (0.44% at March 31, 2021) and matures five years from the commercial operation date of Origin 1. Our outstanding obligation, together with accrued interest, under Nestlé’s promissory note totaled an aggregate of $5.2 million as of March 31, 2021.

Danone Offtake Agreement

In November 2016, we entered into an offtake agreement with Danone. The agreement has a 5-year term to purchase a specified amount of product per year from the Origin 1 facility. The agreement also includes an option exercisable by Danone to enter into an additional offtake agreement to purchase product from Origin 2 for a term of up to 10 years. This option has not yet been exercised. The agreement requires us to meet certain construction and product delivery milestones by specified dates and requires us to pay liquidated damages if the milestones are not achieved. For Origin 1, these milestones were commercial operation of Origin 1 (December 31, 2020) and first delivery of product from Origin 1 (September 30, 2021). In June 2021, Danone agreed to waive compliance with the milestones and their right to liquidated damages until September 30, 2021, in order to facilitate the negotiation of an amendment to the agreement, including the milestone achievement dates. If Origin does not commence commercial operations of Origin 1 or does not deliver product from Origin 1 by September 30, 2021, Danone will be entitled to seek liquidated damages that accrue monthly for a maximum of 12 months up to a maximum of $0.3 million. In addition, if the commercial operation milestone is not met by December 31, 2021, or the first delivery of product milestone is not met by September 30, 2022, Danone may terminate the agreement. As of the date hereof, the negotiation of the amendment to the agreement was still pending.

In addition to the above provisions, Danone may terminate the offtake agreement if: (i) we fail to meet the agreed upon quality or quantity requirements; (ii) a force majeure event continues for an extended period; (iii) any of certain designated parties directly acquires an equity interest in us; (iv) we fail to comply with mutually agreed sustainability principles; (v) the NaturALL Bottle Alliance agreement is terminated; (vi) a material adverse change has occurred prior to the first order placed under the agreement; (vii) either party takes steps to enter into liquidation, becomes subject to bankruptcy proceedings or a bankruptcy event occurs with respect to either party, or a third party manufacturer that is critical to our supply chain, and we are unable to retain a substitute; or (viii) an event of default as defined by in Danone’s promissory note occurs. If Danone terminates the offtake agreement, certain outstanding advance payments made to us by Danone and evidenced by a secured promissory note become due immediately. Our outstanding obligation, together with accrued interest, under Danone’s promissory note totaled an aggregate of $5.5 million as of March 31, 2021. In addition, upon any material breach of the offtake agreement by us, we have a specified amount of time, subject to modification by agreement with Danone, to cure the breach before Danone may terminate the agreement.

Pepsi Offtake Agreement

In August 2018, we entered into an offtake agreement with Pepsi. The agreement has a 5-year term to purchase a specified amount of product per year from the Origin 1 facility, and an additional 5-year term to purchase a specified amount of product per year from Origin 2. Pepsi may terminate the agreement if commercial operation or delivery of product from Origin 1 has not occurred by December 31, 2022. Pepsi also may terminate the agreement if commercial operation of Origin 2 has not occurred by June 30, 2025, or if product from Origin 2 has not been delivered before September 30, 2025.

In addition to the above provisions, Pepsi may terminate the offtake agreement if: (i) we fail to meet agreed upon quality or quantity requirements; (ii) a force majeure event continues for an extended period; or (iii) a bankruptcy event occurs with respect to either party, or a third party manufacturer that is critical to our supply chain, and we are unable to retain a substitute. Also, upon our material breach of the offtake agreement, we have a specified amount of time, subject to modification by agreement with Pepsi, to cure the breach before Pepsi may terminate the agreement.

Packaging Matters Offtake Agreement

In December 2020, we entered into an offtake agreement with Packaging Matters, LLC (formerly known as Packaging Equity Holdings, LLC) (“Packaging Matters”). This agreement has a 10-year term and provides for the purchase of specified volumes of product per year from each of our first four plants, Origin 1 through Origin 4. Packaging Matters may terminate the agreement if we deliver notice to Packaging Matters that we have determined that it is reasonably likely that we will not fulfill certain conditions precedent to start-up of the Origin 1 facility by January 1, 2025.

In addition to the above provisions, either party may terminate the offtake agreement if a force majeure event continues for an extended period or if a bankruptcy event occurs with respect to the other party. Upon our material breach of the offtake agreement, we have a specified amount of time, subject to modification by agreement with Packaging Matters, to cure the breach before Packaging Matters may terminate the agreement.

Research and Development

Our strategy depends upon both continued improvement of our platform technology and development of new chemical pathways, next-generation materials and product applications, and our research and development efforts are focused on supporting these two objectives. We operate an in-house laboratory and pilot-scale manufacturing facilities in West Sacramento, California and Sarnia, Ontario, Canada to conduct research and development work. In addition, we conduct joint research and development work with third parties including academic institutions, vendors, and other partners such as members of the NaturALL Bottle Alliance.

Intellectual Property

Our patent portfolio is comprised of 19 patent families focused on the conversion of biomass to CMF and HTC. We intend to retain exclusive rights to commercially work its biomass to CMF and HTC pathways.

Patents. Our core technology—biomass to CMF and HTC—is protected with patents, trade secrets, and know-how. We have 22 patents directed to CMF. One U.S. composition of matter patent expiring in 2034 is directed to crystalline forms of CMF. Twelve patents are directed to compositions of and methods for preparing CMF. These include three in the United States, two in Korea, and one each in Brazil, China, India, Mexico and Malaysia, which expire in 2032, as well as two patents in the United States and one in Brazil that expire in 2034. Eight patents are directed to methods and systems for purifying CMF. These include one patent in the United States and one in China, each expiring in 2033, and three patents in the United States and one each in Brazil, China, and Europe that expire in 2034. We have ten pending applications directed to compositions and methods for preparing CMF. These include one in the United States that would expire in 2034, three in Malaysia that would expire in 2034, one in Malaysia that would expire in 2032, two in China that would expire in 2034, one in Europe that would expire in 2034, and two in Korea that would expire in 2034.

We also have eight patents directed to methods for preparing PX and terephthalic acid (PTA when purified). These include two patents in the United States and one each in China and Japan that expire in 2032, as well as three patents in the United States and one in Japan that expire in 2033.

We have five patents directed to dimethylfuran (“DMF”), a derivative of CMF, including three patents in the United States expiring in 2034 directed to methods of producing DMF and two patents in the United States expiring in 2035 directed to compositions of and methods for preparing DMF. We also have two pending patent applications directed to DMF. These include one each in Thailand and Europe that would expire in 2035.

We have two pending patent applications directed to furandicarboxylate-polymer compositions, including PEF, and methods for producing such compositions. These include one pending application in China that would expire 2036 and one pending application in the United States that would expire in 2037.

In addition, we have four patents directed to polyhydroxylalkanoate (“PHA”), a biodegradable plastic. These include one composition of matter patent in the United States and one in Malaysia, each expiring in 2031, that are directed to bacterial strains for producing PHA, and two patents in the United States expiring in 2033 directed to compositions and methods for converting PHA into PHA derivatives. We also have one pending patent application directed to PHA in Malaysia that would expire in 2033.

We have three patents directed to other derivatives of CMF. These include two U.S. patents expiring in 2035 and 2036, respectively, directed to methods of preparing chemical derivatives from CMF and one U.S. patent expiring in 2035 directed to compositions for preparing CMF derivatives.

Finally, we have one pending patent application in the United States that would expire in 2036 and is directed to compositions and resins of activated carbon and methods for producing these.

Trade secrets. We maintain a secure digital vault of its trade secrets with heightened confidentiality protections. Access to this vault is limited to a select group and is granted on a need-to-know basis. Further, the information in the vault is left strategically incomplete and requires corroboration from referenced internal documents to ensure that the entirety of any trade secret is known only by someone who has access to each such document. Our employees are required to participate in invention assignment and non-disclosure protocols to further ensure the protection of our trade secrets.

Know-how. An important aspect of our intellectual property, in addition to its patent portfolio and trade-secrets, is the depth of understanding and proficiency we gained in the behavior of its platform chemical reactions, the handling of feedstocks, and the process-ability of feedstocks given certain conditions. This know-how into our process and materials is carefully captured in many ways, such as by being photographed, videoed, measured, quantified, summarized, compared, and otherwise described. Within this information set, we have identified many key insights without which we believe a would-be competitor could not successfully operate in our industry or replicate its results.

Regulatory

Regulation by government authorities in the United States, Canada and other countries is a significant factor in the production and sale of our products and its ongoing research and development activities. The chemicals and intermediates that we manufacture and use, including CMF and HTC, require (or as the products are further commercialized are anticipated to require) authorization or exemptions under the Toxic Substances Control Act (TSCA) administered by the U.S. Environmental Protection Agency (the EPA), the Canadian Environmental Protection Act (CEPA) administered by Health Canada and Environment and Climate Change Canada, and the European Union’s regulation entitled the Registration, Evaluation, Authorization and Restriction of Chemicals (REACH). Our production processes are subject to regulations and permit requirements relating to air emissions, wastewater discharges, waste generation and disposal and other environmental matters. Additionally, some applications will involve food contact and will be regulated by the U.S. Food and Drug Administration (the FDA).

Chemical control regulations applicable to us, such as TSCA, CEPA or REACH, impose restrictions with respect to the permitted volumes of, or the sites at which, certain chemicals manufactured or used by us may be manufactured, imported, transported and/or released into the environment. For example, in the United States, the manufacture of CMF currently is restricted to a quantity of 15,000 kilograms per year and the volume of a substance that may be used in some subsequent conversions of CMF is subject to import restrictions in Canada. In addition, the import into Canada of a certain polymer associated with the manufacture of CMF and HTC is limited to not more than 1,000 kilograms per year. Compliance with these regulations is complex and could require significant capital and/or operating expenses, and failure to comply with any of these regulations can have significant consequences. Our regulatory focus has been on seeking the removal or relaxation of certain restrictions to enable scaled up production. We have filed or will be filing notifications under TSCA and CEPA seeking to remove these restrictions, as necessary, and is working to identify alternatives that are not similarly restricted in the location where they are used.

Facilities

Our corporate headquarters, pilot-scale plant and research and development laboratories are located in West Sacramento, California, where we occupy approximately 25,845 square feet of office, plant and laboratory space. Our lease for this facility expires in October 31, 2025. We believe that the facility that it currently leases is adequate for its needs for the immediate future and that, should it be necessary, we can lease additional space to accommodate any future growth.

We also own a production facility in Sarnia, Ontario, Canada, Origin 1, that is currently under construction. This production facility is on approximately two acres of land and contains a construction trailer complete with approximately 720 square feet of office space. Construction of this plant began in September 2018. The land is owned and the offices are leased by our wholly owned subsidiary, Origin Materials Canada Pioneer Limited.

Employees and Human Capital Resources

As of March 31, 2021, we had approximately 38 employees located in the United States and three employees in Canada, all of whom were full-time employees. None of our employees is subject to a collective bargaining agreement and we believe we have a good relationship with our employees.

We recognize that our continued ability to attract, retain and motivate exceptional employees is vital to ensuring our long-term competitive advantage. Our human capital resources objectives include, as applicable, identifying, recruiting, retaining, incentivizing and integrating our existing and additional employees. The principal purposes of our equity incentive plans are to attract, retain and motivate selected employees, consultants and directors through the granting of stock-based compensation awards and cash-based performance bonus awards.

Legal Proceedings

From time to time, we may become involved in legal proceedings arising in the ordinary course of its business. There are currently no claims or actions pending against us the ultimate disposition of which we believes could have a material adverse effect on our results of operations, financial condition or cash flows.

Corporate Information

Artius incorporated in the Cayman Islands on January 24, 2020 and formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. On June 25, 2021, Merger Sub, a wholly-owned subsidiary of Artius merged with and into Legacy Origin, with Legacy Origin surviving as a wholly-owned subsidiary of Artius. Legacy Origin was incorporated in 2008 as a Delaware corporation. Our principal executive offices are located at 930 Riverside Parkway, Suite 10, West Sacramento, California 95605. Legacy Origin has the following wholly-owned Canadian subsidiaries:

•	Origin Materials Canada Holding Limited;

•	Origin Materials Canada Pioneer Limited;

•	Origin Materials Canada Polyesters Limited; and

•	Origin Materials Canada Research Limited.

MANAGEMENT

Directors and Executive Officers

The following sets forth certain information, as of June 30, 2021, concerning the persons who are our directors and executive officers as well as certain of our key employees.

Name	Age	Position
Executive Officers
John Bissell	36	Co-Chief Executive Officer and Director
Rich Riley	47	Co-Chief Executive Officer and Director
Nate Whaley	47	Chief Financial Officer
Stephen Galowitz	57	Chief Commercial Officer
Joshua Lee	44	General Counsel

Non-Employee Directors
Karen Richardson	58	Chair of the Board
Benno O. Dorer(1)(3)	57	Director
Charles Drucker(2)(3)	58	Director
Kathleen B. Fish(2)(3)	64	Director
William Harvey(1)(2)	70	Director
Boon Sim(1)(3)	58	Director
Pia Heidenmark Cook(1)(2)	49	Director

Key Employees
Ryan Smith	42	Chief Technology Officer
Makoto Masuno	46	Vice President of R&D
Roman Wolff	58	Vice President of Engineering

(1) Member of the Audit Committee.

(2) Member of the Nominating and Corporate Governance Committee.

(3) Member of the Compensation Committee.

Executive Officers

John Bissell is our Co-Chief Executive Officer and a member of our board of directors since the Business Combination and has previously served as Co-Chief Executive Officer of Legacy Origin, and a member of the Legacy Origin board of directors, since November 2008. Mr. Bissell received a B.S. in Chemical Engineering from the University of California, Davis. We believe that Mr. Bissell’s extensive experience in the materials industry, his experience as an executive, and his leadership of Origin qualify him to serve as our director.

Rich Riley is our Co-Chief Executive Officer and a member of our board of directors since the Business Combination and has previously served as Co-Chief Executive Officer of Legacy Origin and a member of the Legacy Origin board of directors since October 2020. From April 2013 to January 2019, Mr. Riley was the Chief Executive Officer of Shazam Entertainment Ltd, a private company that develops mobile music recognition applications and was acquired by Apple Inc. in 2018. Since February 2020, Mr. Riley has served as Chairman of the Board of JourneyPure LLC, a private addiction treatment and behavioral health services company. Mr. Riley has served as an Industry Advisor to KKR & Co. L.P., a private equity company, since April 2013. Mr. Riley is also a co-founder and member of the board of HomePoint Maintenance, Inc., a private home maintenance services company he helped found in May 2019. Mr. Riley was previously an Executive Vice President and a member of the executive management team at Yahoo! Inc. through May 2012, having joined Yahoo! when it acquired his company Log-Me-On.com LLC in January 1999. Mr. Riley received a B.S. in Economics with concentrations in finance and entrepreneurial management from the Wharton School of the University of Pennsylvania. We believe that Mr. Riley’s broad experience as an executive and advisor across industries qualify him to serve as our director.

Nate Whaley joined Legacy Origin in September 2020 as Chief Financial Officer and continues to serve as our Chief Financial Officer after the Business Combination. Prior to joining Legacy Origin, Mr. Whaley was a Principal at Whaley Group, a private provider of CFO, corporate financial and asset management advisory services, whose engagements included serving as Chief Financial Officer and Strategic Advisor to Stikwood, a private wood wall planking manufacturer, and Senior Vice President of Finance and Strategy for Mammoth Resorts during its growth from a large ski and summer resort to a multi-resort portfolio operator. Prior to founding Whaley Group, Mr. Whaley served as Chief Financial Officer and President – Development of Kirkwood Capital Partners, the holding company of the operating businesses, real estate development and sales, and gas and electric utility companies at Kirkwood Mountain Resort in Lake Tahoe, California. Mr. Whaley received a B.S. in Civil & Environmental Engineering from the University of California, Davis and an MBA from the Graduate School of Management at the University of California, Davis.

Stephen Galowitz has served as Chief Commercial Officer of Legacy Origin since May 2014 and continues to serve as our Chief Commercial Officer after the Business Combination. As Chief Commercial Officer, Mr. Galowitz oversees the development of strategic relationships for commercialization of sustainable products using Origin Materials’ technology. Mr. Galowitz formerly served as co-founder and Chief Development Officer at Broadrock Renewables, LLC, where he led electricity generating projects. Mr. Galowitz received a B.A. in Philosophy from the University of Pennsylvania, a B.S. in Finance from The Wharton School of the University of Pennsylvania and a J.D. from Harvard Law School.

Joshua Lee joined Legacy Origin as Corporate Counsel in February 2018 and has served as General Counsel since December 2020 and continues to serve as our General Counsel and Secretary after the Business Combination. Mr. Lee has served as Legacy Origin’s Secretary since February 12, 2020. Prior to joining Legacy Origin, Mr. Lee was an attorney at Miller Barondess, LLP from September 2016 to February 2018, and at Irell & Manella LLP from August 2009 to September 2016. Mr. Lee received a B.A. in Economics and German from the University of Southern California, an M.A. in Economics from the University of Southern California, and a J.D. from Yale Law School.

Non-Employee Directors

Karen Richardson has served on the board of directors of Artius since July 2020 and serves as a member and Chairperson of our board of directors following the Business Combination. Ms. Richardson has a breadth of experience in the technology services industry and currently serves as a non-executive director of BP plc, Exponent, Inc. and Doma. Ms. Richardson served as a director of Worldpay from 2018 until July 2019. Prior to this, Ms. Richardson was an independent non-executive director of Worldpay Group plc. Ms. Richardson also served as a non-executive director at BT Plc from 2011-2018. Prior to her time at Worldpay and BT, Ms. Richardson held a number of senior sales and marketing roles in technology companies, including her tenure as Chief Executive Officer at Epiphany Inc. between 2003 and 2006. Ms. Richardson has also served as an advisor to Silver Lake Partners and has served on a number of private company boards, including i2 Holdings, Ayasdi LLC, Hackerrank, Convercent, Inc., Virtuoz, Proofpoint, Inc. and Hi5 Networks, Inc. We believe that Ms. Richardson is qualified to serve on our board of directors given her leadership experience in technologically complex organizations.

Benno O. Dorer has served as a member of our board of directors since June 2021. From November 2014 until September 2020, Mr. Dorer served as Chief Executive Officer of the Clorox Company and as Chairman of the Clorox Company from August 2016 until February 2021. Prior to his time at the Clorox Company, Mr. Dorer held various marketing and sales roles at The Procter & Gamble Company in Europe and the United States. Mr. Dorer had also previously served the Consumer Brands Association, the trade association for the consumer packaged goods industry, as Board Director and Vice Chairman until 2020. Mr. Dorer is currently a Senior Advisor to KKR & Co. Inc. and a Board Director of VF Corporation and Wella Company. We believe that Mr. Dorer is qualified to serve on our board of directors given his extensive experience in the consumer and professional products industry.

Charles Drucker served as Executive Chairman of the Board of Directors of Artius from June 24, 2020 to June 25, 2021 and is a member of our board of directors following the Business Combination. Mr. Drucker has had a decades-long career in the financial services industry. Mr. Drucker was a member of the board of directors of Fidelity National Information Services, Inc. (“FIS”) and served as Vice Chairman until March 1, 2020. From January 2019 until its acquisition by FIS, he served as Executive Chairman and Chief Executive Officer of Worldpay, a leading global payments company, and also served as Worldpay’s Executive Chairman and Co-Chief Executive Officer from January 2018 to December 2018. From 2009 to 2017, Mr. Drucker was the Chief Executive Officer of Worldpay’s predecessor, Vantiv. Prior to joining Vantiv, Inc., Mr. Drucker served as Executive Vice President of Fifth Third Bancorp from June 2005 to June 2009. Prior to joining Fifth Third Bancorp, Mr. Drucker was with First Data Corporation and Wells Fargo. Mr. Drucker has also served on the board of directors of Donnelley Financial Solutions, Inc. since 2016. We believe that Mr. Drucker is qualified to serve on our board of directors because of his extensive senior management experience in the payments and technology industries, as well as his experience with deep financial services.

Kathleen B. Fish has served as a member of our board of directors since June 2021. From February 2014 until December 2020, Ms. Fish served as Chief Research, Development and Innovation Officer of Procter & Gamble. Prior to this, Ms. Fish served as vice president of the Global Fabric Care R&D organization at Procter & Gamble from January 2009 to January 2014, and as vice president of the Global Baby Care R&D organization at Procter & Gamble from November 2003 to November 2008. Ms. Fish joined Procter & Gamble in 1979 as part of its Product Development (R&D) organization. Ms. Fish is currently a member of the USA Swimming Board of Directors. Ms. Fish has been selected to serve on our board of directors due to her leadership experience in the consumer goods industry.

William Harvey has served as a member of the Legacy Origin board of directors since June 2017 and continues to serve as a member of our board of directors following the Business Combination. Mr. Harvey served from July 2009 to December 2016 as the President of DuPont Packaging & Industrial Polymers (P&IP), a global business unit of E. I. du Pont de Nemours & Company, Inc. Mr. Harvey became a member of the board of directors of Bridgestone Americas, Inc., the North American subsidiary of a Japanese multinational auto and truck parts manufacturer, in June 2017. Since March 2011, Mr. Harvey has served on the board of directors of Kennametal, Inc., a public supplier of tooling and industrial materials. In March 2020, Mr. Harvey joined the Management Board of Huber Engineered Woods LLC, a manufacturer and supplier of wood products and a wholly-owned subsidiary of J.M. Huber Corporation. Mr. Harvey received an MBA from the Darden School at the University of Virginia and a B.S. in Economics from Virginia Commonwealth University. We believe that Mr. Harvey’s broad experience as an executive and board member in the packaging and materials industries qualify him to serve as our director.

Boon Sim has served as a director of Artius since February 4, 2020 and continues to serve as a member of our board of directors following the Business Combination. Mr. Sim also served as the Chief Executive Officer of Artius since February 4, 2020 and its Chief Financial Officer since June 24, 2020, each until the consummation of the Business Combination. Mr. Sim has been Managing Partner of Artius Capital Partners since September 2017. Prior to that position, Mr. Sim was Advisory Senior Director of Temasek, Singapore’s sovereign wealth fund, from April 2016 to December 2017, and President, Americas Group, Head of Markets Group and Head of Credit and Life Science Portfolio from June 2012 to April 2016. He was previously the Global Head of Mergers & Acquisitions at Credit Suisse. During his twenty-year career at Credit Suisse and its predecessor, The First Boston Corporation, Mr. Sim held several senior positions of increasing responsibility, including Head of M&A Americas and Co-head of Technology Group. Before joining The First Boston Corporation, Mr. Sim worked as a design engineer at Texas Instruments Inc., focusing on semiconductor design. Mr. Sim has also served on the board of directors of Canada Pension Plan Investment Board since 2020. We believe that Mr. Sim is qualified to serve on our board of directors given his significant financial investment experience.

Pia Heidenmark Cook has served as a member of our board of directors since June 2021. Ms. Cook currently serves as Chief Sustainability Officer at Ingka Group (IKEA). Prior to this position, she served as head of Sustainability in IKEA Retail & Expansion for the IKEA Group from 2011 to 2017 and as head of Communications for the IKEA Foundation from 2008 to 2011. Prior to joining IKEA in 2008, Ms. Cook served as Vice President of Corporate Social Responsibility at the Rezidor Hotel Group from 2001 to 2008. Ms. Cook currently serves on the country boards of IKEA Sweden and IKEA Denmark, and has previously served as co-chair of The Retailers’ Environmental Action Programme and as chairman of the tourism branch of the Prince of Wales Business Leaders Forum. Ms. Cook received a Technical Licentiate degree and a M.Sc. in Environmental Management from the University of Lund, Sweden, and a M.Sc. in International Business Administration and Economics from Uppsala University, Sweden. She is currently undertaking an INSEAD training on non-executive board directorship. Ms. Cook has been selected to serve on the board of directors due to her extensive experience in sustainability and corporate social responsibility.

Key Employees

Ryan Smith is the co-founder of Legacy Origin and has served as Chief Technology Officer and a member of the Legacy Origin board of directors since 2008 and continues to serve as our Chief Technology Officer after the Business Combination. Mr. Smith studied Chemical Engineering at the University of California, Davis.

Makoto Masuno, Ph.D. serves as our Head of Research and Development and has previously served as the Head of Research and Development at Legacy Origin from March 2011 to August 2020 and as Vice President of R&D since August 2020. Mr. Masuno is an Assistant Adjunct Professor at Sacramento City College. Mr. Masuno received a B.S. in Chemistry from Westmont College and a Ph.D. in Marine Natural Product Organic Synthetic Chemistry from the University of California, Davis.

Roman Wolff serves as our Vice President of Engineering and has previously has served as the Vice President of Engineering at Legacy Origin since September 2020. Mr. Wolff is also the President of Enhanced Biofuels, LLC, a private technology development and licensing company. From March 2013 to September 2020, Mr. Wolff was an Engineering Manager at TETRA Technologies, Inc., a public energy services company. Mr. Wolff received an M.S. in Chemical Engineering from the University of Houston.

Family Relationships

There are no family relationships among any of our directors or executive officers.

Corporate Governance

Composition of the Board of Directors

Our business and affairs are organized under the direction of its board of directors. Karen Richardson serves as Chair of the Board. The primary responsibilities of our board of directors are to provide oversight, strategic guidance, counseling and direction to the management. The board of directors meets on a regular basis and additionally as required.

In accordance with the terms of our Certificate of Incorporation and Bylaws, the board of directors shall establish the authorized number of directors from time to time exclusively by resolution. The board of directors currently consists of nine members. In accordance with the Certificate of Incorporation, the board of directors will initially be divided into three classes with staggered three-year terms. At each annual meeting of stockholders prior to 2024, the successors to directors whose terms then expire will be elected to serve from the time of election and qualification until the third annual meeting following election. The directors elected at the 2024 annual meeting of stockholders will serve for a two-year term, and the directors elected at the 2025 annual meeting of stockholders will serve for a one-year term. Beginning at the 2026 annual meetings of stockholders, all of our directors will be elected for one-year terms expiring at the following annual meeting of stockholders. Our initial directors are divided among the three classes as follows:

•	the Class I directors are William Harvey, Boon Sim and Pia Heidenmark Cook, and their terms will expire at the annual meeting of stockholders to be held in 2022;

•	the Class II directors are Charles Drucker, Kathleen B. Fish and Rich Riley and their terms will expire at the annual meeting of stockholders to be held in 2023; and

•	the Class III directors are John Bissell, Benno O. Dorer and Karen Richardson and their terms will expire at the annual meeting of stockholders to be held in 2024.

Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors.

The initial division of the board of directors into three classes with staggered three-year terms may delay or prevent a change of our management or a change in control.

Director Independence

As a result of our Common Stock being listed on Nasdaq we are required to comply with the applicable rules of such exchange in determining whether a director is independent. After to the consummation of this Business Combination, our board of directors undertook a review of the independence of the individuals named above and has determined that each of Messrs. Sim, Harvey, Drucker and Dorer and Mses. Fish, Richardson and Cook qualifies as “independent” as defined under the applicable Nasdaq rules. Messrs. Bissell and Riley are not deemed independent due to their positions as our Co-Chief Executive Officers.

Role of the Board in Risk Oversight

One of the key functions of the board of directors is informed oversight of our risk management process. The board of directors does not anticipate having a standing risk management committee, but rather anticipates administering this oversight function directly through our board of directors as a whole, as well as through various standing committees of the board of directors that address risks inherent in their respective areas of oversight. In particular, the board of directors is responsible for monitoring and assessing strategic risk exposure and our audit committee will have the responsibility to consider and discuss any major financial risk exposures and the steps our management will take to monitor and control such exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The audit committee monitors compliance with legal and regulatory requirements. The compensation committee assesses and monitors whether our compensation plans, policies and programs comply with applicable legal and regulatory requirements.

Committees of the Board of Directors

The board of directors has established an audit committee, a compensation committee and a nominating and corporate governance committee. The composition and responsibilities of each of the committees of the board of directors are described below. Members serve on these committees until their resignation or until otherwise determined by the board of directors. The board of directors may establish other committees as it deems necessary or appropriate from time to time.

Audit Committee

The audit committee consists of Benno O. Dorer, Boon Sim, William Harvey and Pia Heidenmark Cook. Our board of directors has determined that each member of the audit committee satisfies the independence requirements under Nasdaq listing standards and Rule 10A-3(b)(1) of the Exchange Act. The chair of the audit committee is Benno O. Dorer. Our board of directors has determined that Benno O. Dorer is an “audit committee financial expert” within the meaning of SEC regulations. Each member of the audit committee can read and understand fundamental financial statements in accordance with applicable requirements. In arriving at these determinations, our board of directors has examined each audit committee member’s scope of experience and the nature of their employment.

The primary purpose of the audit committee is to discharge the responsibilities of the board of directors with respect to our corporate accounting and financial reporting processes, systems of internal control and financial statement audits, and to oversee our independent registered public accounting firm. Specific responsibilities of the audit committee include:

•	helping the board of directors oversee corporate accounting and financial reporting processes;

•

managing the selection, engagement, qualifications, independence and performance of a qualified firm to serve as the independent registered public accounting firm to audit our consolidated financial statements;

•

discussing the scope and results of the audit with the independent registered public accounting firm, and reviewing, with management and the independent accountants, our interim and year-end operating results;

•	developing procedures for employees to submit concerns anonymously about questionable accounting or audit matters;

•	reviewing related person transactions;

•

obtaining and reviewing a report by the independent registered public accounting firm at least annually that describes our internal quality control procedures, any material issues with such procedures, and any steps taken to deal with such issues when required by applicable law; and

•	approving or, as permitted, pre-approving, audit and permissible non-audit services to be performed by the independent registered public accounting firm.

Compensation Committee

Our compensation committee consists of Charles Drucker, Boon Sim, Benno O. Dorer and Kathleen B. Fish. The chair of the compensation committee is Charles Drucker. Our board of directors has determined that each member of the compensation committee is independent under the Nasdaq listing standards and a “non-employee director” as defined in Rule 16b-3 promulgated under the Exchange Act.

The primary purpose of the compensation committee is to discharge the responsibilities of the board of directors in overseeing the compensation policies, plans and programs and to review and determine the compensation to be paid to executive officers, directors and other senior management, as appropriate. Specific responsibilities of the compensation committee will include:

•	reviewing and approving the compensation of the chief executive officers, other executive officers and senior management;

•	reviewing and recommending to the board of directors the compensation of directors;

•	administering the equity incentive plans and other benefit programs;

•

reviewing, adopting, amending and terminating incentive compensation and equity plans, severance agreements, profit sharing plans, bonus plans, change-of-control protections and any other compensatory arrangements for the executive officers and other senior management; and

•	reviewing and establishing general policies relating to compensation and benefits of the employees, including the overall compensation philosophy.

Nominating and Corporate Governance Committee

Our nominating and corporate governance committee consists of William Harvey, Charles Drucker, Kathleen B. Fish and Pia Heidenmark Cook. The chair of the nominating and corporate governance committee is William Harvey. Our board of directors has determined that each member of the nominating and corporate governance committee is independent under the Nasdaq listing standards.

Specific responsibilities of the nominating and corporate governance committee include:

•	identifying and evaluating candidates, including the nomination of incumbent directors for re-election and nominees recommended by stockholders, to serve on the board of directors;

•	considering and making recommendations to the board of directors regarding the composition and chairmanship of the committees of the board of directors;

•	developing and making recommendations to the board of directors regarding corporate governance guidelines and matters, including in relation to corporate social responsibility; and

•	overseeing periodic evaluations of the performance of the board of directors, including its individual directors and committees.

Code of Ethics

We have a code of ethics that applies to all of our executive officers, directors and employees, including our co-principal executive officers, principal financial officer, principal accounting officer or controller or persons performing similar functions. The code of ethics is available on our website, http://www.originmaterials.com/investors. In addition, we post on our website all disclosures that are required by law or the listing standards of Nasdaq concerning any amendments to, or waivers from, any provision of the code. The reference to our website address does not constitute incorporation by reference of the information contained at or available through our website, and you should not consider it to be a part of this prospectus.

Compensation Committee Interlocks and Insider Participation

None of the members of the compensation committee has ever been an executive officer or employee of Atrius, Legacy Origin or Merger Sub. None of our executive officers currently serve, or has served during the last completed fiscal year, on the compensation committee or board of directors of any other entity that has one or more executive officers that serves as a member of our board of directors or compensation committee.

Non-Employee Director Compensation

During 2020, other than a stock option to purchase shares of Legacy Origin Common Stock granted to Mr. William Harvey as described below, no director received cash, equity or other non-equity compensation for service on Legacy Origin’s or Artius’ board of directors.

In October 2020, Legacy Origin’s board of directors granted Mr. Harvey a stock option to purchase 150,000 shares of Legacy Origin Common Stock, of which 50,000 shares were fully vested and exercisable upon grant. 25,000 shares underlying this option vest on the one-year anniversary of the date Mr. Harvey accepts (verbally or in writing) the position of Chairman of Legacy Origin’s board of directors and the remaining 75,000 shares underlying this option vest monthly in equal installments over three years, subject to Mr. Harvey’s continued service at each vesting date. In connection with the Business Combination, (i) a total of 75,000 shares underlying this option were deemed to be vested and fully exercisable immediately prior to the closing of such transaction, and (ii) the remaining 75,000 shares underlying this option were automatically forfeited. The initial value of Mr. Harvey’s option award is $1,089,423.80, which does not reflect amounts actually received by Mr. Harvey.

Instead, this amount reflects the grant date fair value of the option award, as computed in accordance with FASB ASC 718. As required by SEC rules, the amount shown excludes the impact of estimated forfeitures related to service-based vesting conditions. The stock option to purchase 75,000 shares of Legacy Origin Common Stock was converted into a stock option to purchase 158,734 shares of our Common Stock following the consummation of the Business Combination.

In connection with the consummation of the Business Combination, our board of directors adopted a non-employee director compensation policy, pursuant to which each non-employee director is entitled to a $50,000 annual cash retainer. In addition, the members of the Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee will be entitled to an annual cash retainer of $10,000, $5,000, and $5,000, respectively, with the chair of each such committee being entitled to an annual cash retainer of $20,000, $15,000, and $15,000, respectively. In addition to the cash compensation, each non-employee director will also receive a one-time initial grant of restricted stock units with a grant date value of $150,000, to vest in three equal installments on the first, second and third anniversary of the grant date, and an annual grant of restricted stock units with a grant date value of $130,000, with the chairperson of the board of directors to receive an additional annual grant of restricted stock units with a grant date value of $75,000, which annual awards will vest on the first anniversary of the grant date. Each restricted stock unit award described above is subject to the applicable director continuing to serve on our board of directors through the vesting date. In addition, each member of the board of directors is required to acquire and hold shares of our Common Stock with a fair market value of at least $250,000 by the later of the fifth anniversary of (i) the closing of the Business Combination and (ii) such director’s election to the board of directors.

Limitation on Liability and Indemnification of Directors and Officers

Our Certificate of Incorporation limits a directors’ liability to the fullest extent permitted under the DGCL. The DGCL provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except for liability:

•	for any transaction from which the director derives an improper personal benefit;

•	for any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•	for any unlawful payment of dividends or redemption of shares; or

•	for any breach of a director’s duty of loyalty to the corporation or its stockholders.

If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of the directors will be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

Delaware law and the Bylaws provide that we will, in certain situations, indemnify our directors and officers and may indemnify other employees and other agents, to the fullest extent permitted by law. Any indemnified person is also entitled, subject to certain limitations, to advancement, direct payment, or reimbursement of reasonable expenses (including attorneys’ fees and disbursements) in advance of the final disposition of the proceeding.

In addition, we have entered into separate indemnification agreements with our directors and officers. These agreements, among other things, require us to indemnify our directors and officers for certain expenses, including attorneys’ fees, judgments, fines, and settlement amounts incurred by a director or officer in any action or proceeding arising out of their services as one of our directors or officers or any other company or enterprise to which the person provides services at our request.

We intend to maintain a directors’ and officers’ insurance policy pursuant to which our directors and officers are insured against liability for actions taken in their capacities as directors and officers. We believe these provisions in our Certificate of Incorporation and Bylaws and these indemnification agreements are necessary to attract and retain qualified persons as directors and officers. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or control persons, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

EXECUTIVE COMPENSATION

Artius

Employment Agreements

Prior to the closing of the Business Combination, Artius did not enter into any employment agreements with its executive officers and did not make any agreements to provide benefits upon termination of employment.

Executive Officers and Director Compensation

No Artius executive officers or directors received any cash compensation for services rendered to Artius. Executive officers and directors, or any of their respective affiliates were reimbursed for any out-of-pocket expenses incurred in connection with activities on Artius’ behalf such as identifying potential target businesses and performing due diligence on suitable business combinations

Origin Materials, Inc.

Upon the closing of the Business Combination, the executive officers of Legacy Origin became executive officers of Origin Materials, Inc.

For the year ended December 31, 2020, Legacy Origin’s named executive officers consisted of its co-principal executive officers and the next two most highly compensated executive officers:

•	John Bissell, Origin’s Co-Chief Executive Officer;

•	Rich Riley, Origin’s Co-Chief Executive Officer;

•	Nate Whaley, Origin’s Chief Financial Officer; and

•	Joshua Lee, Origin’s General Counsel and Secretary.

Summary Compensation Table

The following table sets forth information concerning the compensation of Legacy Origin’s named executive officers for the year ended December 31, 2020:

Name and Principal Position	Salary	Option Awards(1)	All Other Compensation(2)	Total
John Bissell Co-Chief Executive Officer	$190,000	$612,000	$64	$802,064
Rich Riley(3) Co-Chief Executive Officer	56,667	5,988,000	—	6,044,667
Nate Whaley(4) Chief Financial Officer	66,667	1,815,706	22	1,882,395
Joshua Lee General Counsel	211,827	304,920	64	516,811

(1)

Amounts reported in this column do not reflect the amounts actually received by Legacy Origin’s named executive officers. Instead, these amounts reflect the aggregate grant date fair value of each option award granted to the named executive officers during 2020, as computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 718. As required by SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. Please see Note 3 to Legacy Origin’s audited financial statements for the year ended December 31, 2020 included elsewhere in the prospectus/registration statement.

(2)	Consists of amounts paid for life insurance premiums paid by Legacy Origin on behalf of Mr. Bissell, Mr. Whaley and Mr. Lee.
(3)	Mr. Riley joined Legacy Origin as Co-Chief Executive Officer in October 2020.
(4)	Mr. Whaley joined Legacy Origin as Chief Financial Officer in September 2020.

Outstanding Equity Awards as of December 31, 2020

The following table presents information regarding outstanding equity awards held by Legacy Origin’s named executive officers as of December 31, 2020:

			Option Awards
Name	Grant Date	Vesting Commencement Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price	Option Expiration Date
John Bissell	6/15/2012	5/25/2012	387,565	—		$0.28	6/14/2022
	8/27/2015	3/25/2012	137,571	—		0.37	8/26/2025
	10/28/2020	02/16/2021	—	1,904,826	(1)	0.14	10/27/2030
Rich Riley	10/28/2020	10/28/2020	66,140	1,521,218	(2)	0.14	10/27/2030
	10/28/2020	N/A	—	952,412	(3)	0.14	10/27/2030
Nate Whaley	10/7/2020	9/1/2020	—	529,119	(4)	0.14	10/6/2030
Joshua Lee	4/9/2019	2/5/2018	11,991	4,940	(5)	1.21	4/8/2029
	11/23/2020	11/23/2020	—	88,892	(5)	0.14	11/22/2030

(1)

529,119 shares underlying this option vest in equal monthly amounts over a period of four years on the same day of the month as the vesting commencement date, such that 529,119 shares subject to this option will have vested as of the fourth anniversary of the vesting commencement date, subject to Mr. Bissell’s continued service at each vesting date. 423,294 shares underlying this option vest immediately prior to any fundraising transaction (or series of related transactions) by Legacy Origin in which the aggregate gross proceeds to Legacy Origin equal at least $100,000,000, provided that at least $50,000,000 of said proceeds are attributable to either (1) the sale of Legacy Origin’s preferred stock in a bona fide private financing transaction or series of related transactions, or (2) a business combination of Legacy Origin with a special purpose acquisition company pursuant to which all or substantially all of the outstanding shares of capital stock of Legacy Origin and all or substantially all other securities of Legacy Origin issuable or convertible into such capital stock are converted into cash and/or shares of such special purpose acquisition company, subject to Mr. Bissell’s continued service at the closing date of such transaction. 211,647 shares underlying this option vest when the VWAP (as defined in the Merger Agreement) of a share of common stock of Origin equals or exceeds $15.00 for 10 consecutive trading days during the three year period following the closing of the Business Combination, subject to Mr. Bissell’s continued service at the date such milestone is achieved. 317,471 shares underlying this option vest when the VWAP of a share of common stock of Origin equals or exceeds $25.00 for 10 consecutive trading days during the five year period following the closing of the Business Combination, subject to Mr. Bissell’s continued service at the date such milestone is achieved. 423,295 shares underlying this option vest when the VWAP of a share of common stock of Origin equals or exceeds $50.00 for 10 consecutive trading days during the five year period following the closing of the Business Combination, subject to Mr. Bissell’s continued service at the date such milestone is achieved.

(2)

1/48th of the shares underlying this option vest monthly, subject to Mr. Riley’s continued service at each vesting date. The shares underlying this option are subject to single and double trigger acceleration. 25% of the total shares subject to this option shall be deemed to be vested and fully exercisable immediately prior to the consummation of the Business Combination and 1/36th of the remaining shares subject to this option shall vest each month on the same day of the month as the closing date of the Business Combination (and if there is no corresponding day, on the last day of the month), such that all of the shares subject to this option will have vested as of the third anniversary of the closing date of the Business Combination, subject to Mr. Riley’s continued service at each vesting date. If Mr. Riley is terminated for any reason other than cause (as defined in the 2020 Plan), then 12.5% of the total number of shares subject to this option shall immediately vest as of the date of such termination. If there is a change in control (which, as defined in the 2020 Plan, would include the consummation of the Business Combination) and if, during the period of time commencing forty-five (45) days prior to the consummation of such change in control and ending on the first anniversary of the consummation of such change in control, (i) Mr. Riley’s services in all capacities as a service provider of Origin are involuntarily terminated without cause, or (ii) Mr. Riley resigns his service in all capacities as a service provider of Origin for good reason (as defined in the 2020 Plan), and in either case other than as a result of death or disability, and provided such termination constitutes a “separation from service” within the meaning of Treasury Regulation Section 1.409A-1(h), then, effective as of such separation, 100% of the then-unvested shares subject to this option as of such separation will become vested shares subject to this option.
(3)

423,294 shares underlying this option vest immediately prior to any fundraising transaction (or series of related transactions) by Legacy Origin in which the aggregate gross proceeds to Legacy Origin equal at least $100,000,000, provided that at least $50,000,000 of said proceeds are attributable to either (1) the sale of Legacy Origin’s preferred stock in a bona fide private financing transaction or series of related transactions, or (2) a business combination of Legacy Origin with a special purpose acquisition company pursuant to which all or substantially all of the outstanding shares of capital stock of Legacy Origin and all or substantially all other securities of Origin issuable or convertible into such capital stock are converted into cash and/or shares of such special purpose acquisition company, subject to Mr. Riley’s continued service at the closing date of such transaction. 211,647 shares underlying this option vest when the VWAP of a share of common stock of Origin equals or exceeds $15.00 for 10 consecutive trading days during the three year period following the closing of the Business Combination, subject to Mr. Riley’s continued service at the date such milestone is achieved. 317,471 shares underlying this option vest when the VWAP of a share of common stock of Origin equals or exceeds $25.00 for 10 consecutive trading days during the five year period following the closing of the Business Combination, subject to Mr. Riley’s continued service at the date such milestone is achieved.

(4)

25% of the shares underlying this option vest on the date that is six months following the vesting commencement date, and the remaining 75% of the shares underlying this option vest in 36 equal monthly installments thereafter, subject to Mr. Whaley’s continued service at each vesting date. The shares underlying this option are subject to double trigger acceleration and shall be deemed to be vested and fully exercisable if Mr. Whaley is terminated as a direct result of a change of control, which, as defined in Mr. Whaley’s grant agreement, would include the consummation of the Business Combination.

(5)

25% of the shares underlying this option vest on the one year anniversary of the vesting commencement date, and the remaining 75% of the shares underlying this option vest in 36 equal monthly installments thereafter, subject to Mr. Lee’s continued service at each vesting date. The shares underlying this option are subject to single trigger acceleration and shall be deemed to be vested and fully exercisable immediately prior to the consummation of the Business Combination, subject to Mr. Lee’s continued service through the consummation of the Business Combination.

Employment Arrangements with Executive Officers

Each of our named executive officers is an at-will employee. Each named executive officer other than John Bissell is currently party to an offer letter setting forth their terms of employment as of the date of the offer letter, including title, salary and severance provisions (if any), as set forth below. Please see the section titled “Outstanding Equity Awards as of December 31, 2020” for additional information regarding the equity awards held by such named executive officers.

Rich Riley

In October 2020, Legacy Origin entered into an offer letter with Rich Riley, its Co-Chief Executive Officer. For 2020, Mr. Riley’s initial annual base salary was $58,240. In February 2021, Legacy Origin issued and sold convertible promissory notes with an aggregate principal amount of $10.0 million and an interest rate of 8% per annum (the “2021 Note Financing”). Pursuant to the terms of the employment agreement, upon the closing of the 2021 Note Financing, Mr. Riley is entitled to an annual base salary of $400,000 for 2021, and Mr. Riley is entitled to receive a bonus in an amount equal to the difference between what Mr. Riley would have been paid from his start date through the closing date of the 2021 Note Financing had his annual base salary been $400,000 and what Mr. Riley had been paid over such period.

Nate Whaley

In August 2020, Legacy Origin entered into an offer letter with Nate Whaley, its Chief Financial Officer. For 2020, Mr. Whaley’s annual base salary was $200,000. Pursuant to the terms of the employment agreement, upon the closing of the 2021 Note Financing, Mr. Whaley is entitled to an annual base salary of $285,000 for 2021.

Joshua Lee

In January 2018, Legacy Origin entered into an offer letter with Joshua Lee, its General Counsel. During 2021, Mr. Lee will be entitled to receive an annual base salary of $210,000.

Executive Compensation

Our compensation committee oversees the compensation policies, plans and programs and review and determine compensation to be paid to executive officers, directors and other senior management, as appropriate. The compensation policies followed by us are intended to provide for compensation that is sufficient to attract, motivate and retain our executives and potential other individuals and to establish an appropriate relationship between executive compensation and the creation of stockholder value.

Emerging Growth Company Status

We are an “emerging growth company,” as defined in the Jobs Act. As an emerging growth company we are exempt from certain requirements related to executive compensation, including the requirements to hold a nonbinding advisory vote on executive compensation and to provide information relating to the ratio of total compensation of our chief executive officer to the median of the annual total compensation of all of our employees, each as required by the Investor Protection and Securities Reform Act of 2010, which is part of the Dodd-Frank Act. We no longer expect to qualify as an emerging growth company for Securities Act or Exchange Act filings made after December 31, 2021.

Pension Benefits

Our named executive officers did not participate in, or otherwise receive any benefits under, any pension or retirement plan sponsored by us during 2020.

Nonqualified Deferred Compensation

Our Origin’s named executive officers did not participate in, or earn any benefits under, any nonqualified deferred compensation plan sponsored by us during 2020.

Employee Benefit Plans

Equity-based compensation has been and will continue to be an important foundation in executive compensation packages as we believe it is important to maintain a strong link between executive incentives and the creation of stockholder value. We believe that performance and equity-based compensation can be an important component of the total executive compensation package for maximizing stockholder value while, at the same time, attracting, motivating and retaining high-quality executives. The principal features of our equity incentive plans are summarized below. These summaries are qualified in their entirety by reference to the actual text of the plans, which are filed as exhibits to the registration statement of which this prospectus forms a part.

2021 Plan

A summary description of the material features of the 2021 Equity Incentive Plan (the “2021 Plan”) is set forth below. Following the recommendation of the board of directors, our stockholders approved the 2021 Plan on June 23, 2021.

Eligibility. Any individual who is our employee or an employee of any of our affiliates, or any person who provides services to Origin or its affiliates, including consultants and members of the board of directors, is eligible to receive awards under the 2021 Plan at the discretion of the plan administrator.

Awards. The 2021 Plan provides for the grant of incentive stock options (“ISOs”), within the meaning of Section 422 of the Code to employees, including employees of any parent or subsidiary, and for the grant of nonstatutory stock options (“NSOs”), stock appreciation rights, restricted stock awards, restricted stock unit awards, performance awards and other forms of awards to employees, directors and consultants, including employees and consultants of our affiliates.

Authorized Shares. Initially, the maximum number of shares of our Common Stock that may be issued under the 2021 Plan will not exceed 18,467,109. In addition, the number of shares of our Common Stock reserved for issuance under the 2021 Plan will automatically increase on January 1 of each year, starting on January 1, 2022 and ending on (and including) January 1, 2031, in an amount equal to the lesser of (1) five percent (5%) of the fully-diluted shares of our Common Stock on December 31 of the preceding year (the “Evergreen Measurement Date”), (2) a lesser number of shares of our Common Stock determined by the board of directors prior to the date of the increase, or (3) a lesser number of shares of our Common Stock that would not result in the share reserve exceeding fifteen percent (15%) of the fully-diluted shares of our Common Stock as of the Evergreen Measurement Date. The maximum number of shares of our Common Stock that may be issued on the exercise of ISOs under the 2021 Plan shall not exceed 55,401,327.

The unused shares subject to stock awards granted under the 2021 Plan that expire, lapse or are terminated, exchanged for or settled in cash, surrendered, repurchased, canceled without having been fully exercised or forfeited, in any case, in a manner that results in us acquiring shares covered by the stock award at a price not greater than the price (as adjusted pursuant to the 2021 Plan) paid by the participant for such shares or not issuing any shares covered by the stock award, will, as applicable, become or again be available for stock award grants under the 2021 Plan. The following shares of Common Stock will not be added to the shares authorized for grant and will not be available for future grants of stock awards: (i) shares of Common Stock subject to a stock appreciation right that are not issued in connection with the stock settlement of the stock appreciation right on exercise thereof; and (ii) shares purchased on the open market with the cash proceeds from the exercise of options; and (iii) shares delivered to us by a participant to satisfy the exercise or purchase price of a stock award or to satisfy any applicable tax withholding obligation with respect to a stock award (including shares of Common Stock retained by us from the Award being exercised or purchased and/or creating the tax obligation).

Non-Employee Director Compensation Limit. The aggregate value of all compensation granted (with respect to equity-based awards, measured based on grant date value) or paid (with respect to cash-based awards) to any non-employee director with respect to any calendar year, including awards granted and cash fees paid to such non-employee director, will not exceed (1) $750,000 in total value or (2) if such non-employee director is first appointed or elected to the Board during such calendar year, $1,000,000 in total value, in each case, calculating the value of any equity awards based on the grant date fair value of such equity awards for financial reporting purposes and excluding distributions from a deferred compensation program.

Plan Administration. The board of directors, or a duly authorized committee thereof, will administer the 2021 Plan and is referred to as the “plan administrator” herein. The board of directors may also delegate to one or more of our officers the authority to (1) designate employees (other than officers) to receive specified stock awards and (2) determine the number of shares subject to such stock awards. Under the 2021 Plan, the board of directors has the authority to determine award recipients, grant dates, the numbers and types of stock awards to be granted, the applicable fair market value, and the provisions of each stock award, including the period of exercisability and the vesting schedule applicable to a stock award.

Stock Options. ISOs and NSOs are granted under stock option agreements adopted by the plan administrator. The plan administrator determines the exercise price for stock options, within the terms and conditions of the 2021 Plan, provided that the exercise price of a stock option generally cannot be less than 100% of the fair market value of a share of our Common Stock on the date of grant. Options granted under the 2021 Plan vest at the rate specified in the stock option agreement as determined by the plan administrator.

The plan administrator determines the term of stock options granted under the 2021 Plan, up to a maximum of 10 years. Unless the terms of an optionholder’s stock option agreement provide otherwise or as otherwise provided by the plan administrator, if an optionholder’s service relationship with us or any of our affiliates ceases for any reason other than disability, death, or cause, the optionholder may generally exercise any vested options for a period of three months following the cessation of service. This period may be extended in the event that exercise of the option is prohibited by applicable securities laws. Unless the terms of an optionholder’s stock option agreement provide otherwise or as otherwise provided by the plan administrator, if an optionholder’s service relationship with us or any of our affiliates ceases due to death or disability, or an optionholder dies within a certain period following cessation of service, the optionholder or a beneficiary may generally exercise any vested options for a period of 12 months following the date of death or disability. In the event of a termination for cause, options generally terminate upon the termination date. In no event may an option be exercised beyond the expiration of its term.

Acceptable consideration for the purchase of our Common Stock issued upon the exercise of a stock option will be determined by the plan administrator and may include (1) cash, check, bank draft or money order, (2) a broker-assisted cashless exercise, (3) the tender of shares of Common Stock previously owned by the optionholder, (4) a net exercise of the option if it is an NSO or (5) other legal consideration approved by the plan administrator.

Unless the plan administrator provides otherwise, options and stock appreciation rights generally are not transferable except by will or the laws of descent and distribution. Subject to approval of the plan administrator or a duly authorized officer, an option may be transferred pursuant to a domestic relations order.

Tax Limitations on ISOs. The aggregate fair market value, determined at the time of grant, of our Common Stock with respect to ISOs that are exercisable for the first time by an award holder during any calendar year under all of our stock plans may not exceed $100,000. Options or portions thereof that exceed such limit will generally be treated as NSOs. No ISO may be granted to any person who, at the time of the grant, owns or is deemed to own stock possessing more than 10% of our total combined voting power or that of any of our parent or subsidiary corporations unless (1) the option exercise price is at least 110% of the fair market value of the stock subject to the option on the date of grant and (2) the term of the ISO does not exceed five years from the date of grant.

Restricted Stock Unit Awards. Restricted stock unit awards are granted under restricted stock unit award agreements adopted by the plan administrator. Restricted stock unit awards may be granted in consideration for any form of legal consideration that may be acceptable to the plan administrator and permissible under applicable law. A restricted stock unit award may be settled by cash, delivery of shares of our Common Stock, a combination of cash and shares of our Common Stock as determined by the plan administrator, or in any other form of consideration set forth in the restricted stock unit award agreement. Additionally, dividend equivalents may be credited in respect of shares covered by a restricted stock unit award. Except as otherwise provided in the applicable award agreement or by the plan administrator, restricted stock unit awards that have not vested will be forfeited once the participant’s continuous service ends for any reason.

Restricted Stock Awards. Restricted stock awards are granted under restricted stock award agreements adopted by the plan administrator. A restricted stock award may be awarded in consideration for cash, check, bank draft or money order, services to us, or any other form of legal consideration that may be acceptable to the plan administrator and permissible under applicable law. The plan administrator determines the terms and conditions of restricted stock awards, including vesting and forfeiture terms. If a participant’s service relationship with us ends for any reason, we may receive any or all of the shares of our Common Stock held by the participant that have not vested as of the date the participant terminates service with us through a forfeiture condition or a repurchase right.

Stock Appreciation Rights. Stock appreciation rights are granted under stock appreciation right agreements adopted by the plan administrator. The plan administrator determines the strike price for a stock appreciation right, which generally cannot be less than 100% of the fair market value of our Common Stock on the date of grant. A stock appreciation right granted under the 2021 Plan vests at the rate specified in the stock appreciation right agreement as determined by the plan administrator. Stock appreciation rights may be settled in cash or shares of our Common Stock or in any other form of payment, as determined by the plan administrator and specified in the stock appreciation right agreement.

The plan administrator determines the term of stock appreciation rights granted under the 2021 Plan, up to a maximum of 10 years. Unless the terms of a participant’s stock appreciation rights agreement provide otherwise or as otherwise provided by the plan administrator, if a participant’s service relationship with us or any of our affiliates ceases for any reason other than cause, disability, or death, the participant may generally exercise any vested stock appreciation right for a period of three months following the cessation of service. This period may be further extended in the event that exercise of the stock appreciation right following such a termination of service is prohibited by applicable securities laws. Unless the terms of a participant’s stock appreciation rights agreement provide otherwise or as otherwise provided by the plan administrator, if a participant’s service relationship with us or any of our affiliates, ceases due to disability or death, or a participant dies within a certain period following cessation of service, the participant or a beneficiary may generally exercise any vested stock appreciation right for a period of 12 months in the event of disability and 18 months in the event of death. In the event of a termination for cause, stock appreciation rights generally terminate immediately upon the occurrence of the event giving rise to the termination of the individual for cause. In no event may a stock appreciation right be exercised beyond the expiration of its term.

Performance Awards. The 2021 Plan permits the grant of performance awards that may be settled in stock, cash or other property. Performance awards may be structured so that the stock or cash will be issued or paid only following the achievement of certain pre-established performance goals during a designated performance period. Performance awards that are settled in cash or other property are not required to be valued in whole or in part by reference to, or otherwise based on, our Common Stock.

Other Stock Awards. The plan administrator may grant other awards based in whole or in part by reference to our Common Stock. The plan administrator will set the number of shares under the stock award (or cash equivalent) and all other terms and conditions of such awards.

Changes to Capital Structure. In the event there is a specified type of change in our capital structure, such as a stock split, reverse stock split, or recapitalization, appropriate adjustments will be made to (1) the class and maximum number of shares reserved for issuance under the Plan, (2) the class of shares by which the share reserve may increase automatically each year, (3) the class and maximum number of shares that may be issued on the exercise of ISOs and (4) the class and number of shares and exercise price, strike price, or purchase price, if applicable, of all outstanding stock awards.

Corporate Transactions. The following applies to stock awards under the 2021 Plan in the event of a corporate transaction (as defined in the 2021 Plan), unless otherwise provided in a participant’s stock award agreement or other written agreement with us or one of our affiliates or unless otherwise expressly provided by the plan administrator at the time of grant.

In the event of a corporate transaction, any stock awards outstanding under the 2021 Plan may be assumed, continued or substituted for by any surviving or acquiring corporation (or its parent company), and any reacquisition or repurchase rights held by us with respect to the stock award may be assigned to our successor (or its parent company). If the surviving or acquiring corporation (or its parent company) does not assume, continue or substitute for such stock awards, then (i) with respect to any such stock awards that are held by participants whose continuous service has not terminated prior to the effective time of the corporate transaction, or current participants, the vesting (and exercisability, if applicable) of such stock awards will be accelerated in full (or, in the case of performance awards with multiple vesting levels depending on the level of performance, vesting will accelerate at 100% of the target level) to a date prior to the effective time of the corporate transaction (contingent upon the effectiveness of the corporate transaction), and such stock awards will terminate if not exercised (if applicable) at or prior to the effective time of the corporate transaction, and any reacquisition or repurchase rights held by us with respect to such stock awards will lapse (contingent upon the effectiveness of the corporate transaction), and (ii) any such stock awards that are held by persons other than current participants will terminate if not exercised (if applicable) prior to the effective time of the corporate transaction, except that any reacquisition or repurchase rights held by us with respect to such stock awards will not terminate and may continue to be exercised notwithstanding the corporate transaction.

In the event a stock award will terminate if not exercised prior to the effective time of a corporate transaction, the plan administrator may provide, in its sole discretion, that the holder of such stock award may not exercise such stock award but instead will receive a payment equal in value to the excess (if any) of (i) the per share amount payable to holders of our Common Stock in connection with the corporate transaction, over (ii) any per share exercise price payable by such holder, if applicable.

Plan Amendment or Termination. The board of directors has the authority to amend, suspend, or terminate the 2021 Plan at any time, provided that such action does not materially impair the existing rights of any participant without such participant’s written consent. Certain material amendments also require approval of our stockholders. No ISOs may be granted after the tenth anniversary of the date when the Artius board of directors adopted the 2021 Plan. No stock awards may be granted under the 2021 Plan while it is suspended or after it is terminated.

Employee Stock Puchase Plan

A summary description of the material features of the employee stock purchase plan (the “ESPP”) is set forth below. Following the recommendation of the board of directors, our stockholders approved the ESPP on June 23, 2021.

Purpose. The purpose of the ESPP is to provide a means by which our eligible employees and certain designated companies may be given an opportunity to purchase shares of our Common Stock, to assist us in retaining the services of eligible employees, to secure and retain the services of new employees and to provide incentives for such persons to exert maximum efforts for our success. The ESPP includes two components: a 423 Component and a Non-423 Component. We intend that the 423 Component will qualify as options issued under an “employee stock purchase plan” as that term is defined in Section 423(b) of the Code. Except as otherwise provided in the ESPP or determined by the board of directors, the Non-423 Component will operate and be administered in the same manner as the 423 Component.

Share Reserve. Initially, the maximum number of shares of our Common Stock that may be issued under the ESPP after it becomes effective will not exceed 1,846,710. Additionally, the number of shares of our Common

Stock reserved for issuance under the ESPP will automatically increase on January 1st of each year, beginning on January 1, 2022 and continuing through and including January 1, 2031, by the lesser of (1) one percent (1%) of the fully-diluted shares of our Common Stock on December 31st of the preceding calendar year, (2) the number of shares of our Common Stock equal to two hundred percent (200%) of the ESPP’s initial share reserve, or (3) such lesser number of shares as determined by our board of directors. Shares subject to purchase rights granted under the ESPP that terminate without having been exercised in full will not reduce the number of shares available for issuance under the ESPP.

Administration. The board of directors, or a duly authorized committee thereof, will administer the ESPP.

Limitations. Our employees and the employees of any of our designated affiliates, as designated by the board of directors, will be eligible to participate in the ESPP, provided they may have to satisfy one or more of the following service requirements before participating in the ESPP, as determined by the administrator: (1) customary employment with us or one of our affiliates for more than 20 hours per week and five or more months per calendar year or (2) continuous employment with us or one of our affiliates for a minimum period of time, not to exceed two years, prior to the first date of an offering. In addition, the board of directors may also exclude from participation in the ESPP or any offering, employees who are “highly compensated employees” (within the meaning of Section 423(b)(4)(D) of the Code) or a subset of such highly compensated employees. All of our employees and employees of our related corporations are currently eligible to participate in the ESPP. An employee may not be granted rights to purchase stock under the ESPP (a) if such employee immediately after the grant would own stock possessing 5% or more of the total combined voting power or value of all classes of our stock or (b) to the extent that such rights would accrue at a rate that exceeds $25,000 worth of our stock for each calendar year that the rights remain outstanding.

The ESPP is intended to qualify as an employee stock purchase plan under Section 423 of the Code. The administrator may specify offerings with a duration of not more than 27 months, and may specify one or more shorter purchase periods within each offering. Each offering will have one or more purchase dates on which shares of our Common Stock will be purchased for the employees who are participating in the offering. The administrator, in its discretion, will determine the terms of offerings under the ESPP. The administrator has the discretion to structure an offering so that if the fair market value of a share of our Common Stock on any purchase date during the offering period is less than or equal to the fair market value of a share of our Common Stock on the first day of the offering period, then that offering will terminate immediately, and the participants in such terminated offering will be automatically enrolled in a new offering that begins immediately after such purchase date.

A participant may not transfer purchase rights under the ESPP other than by will, the laws of descent and distribution, or as otherwise provided under the ESPP.

Payroll Deductions. The ESPP permits participants to purchase shares of our Common Stock through payroll deductions. Unless otherwise determined by the administrator, the purchase price of the shares will be 85% of the lower of the fair market value of our Common Stock on the first day of an offering or on the date of purchase. Participants may end their participation at any time during an offering and will be paid their accrued contributions that have not yet been used to purchase shares, without interest. Participation ends automatically upon termination of employment with us and our related corporations.

Withdrawal. Participants may withdraw from an offering by delivering a withdrawal form to us and terminating their contributions. Such withdrawal may be elected at any time prior to the end of an offering, except as otherwise provided by the Plan Administrator. Upon such withdrawal, we will distribute to the employee his or her accumulated but unused contributions without interest, and such employee’s right to participate in that offering will terminate. However, an employee’s withdrawal from an offering does not affect such employee’s eligibility to participate in any other offerings under the ESPP.

Termination of Employment. A participant’s rights under any offering under the ESPP will terminate immediately if the participant either (i) is no longer employed by us or any of our parent or subsidiary companies (subject to any post-employment participation period required by law) or (ii) is otherwise no longer eligible to participate. In such event, we will distribute to the participant his or her accumulated but unused contributions, without interest.

Corporate Transactions. In the event of certain specified significant corporate transactions, such as a merger or change in control, a successor corporation may assume, continue, or substitute each outstanding purchase right. If the successor corporation does not assume, continue, or substitute for the outstanding purchase rights, the offering in progress will be shortened and a new purchase date will be set. The participants’ purchase rights will be exercised on the new purchase date and such purchase rights will terminate immediately thereafter.

Amendment and Termination. The board of directors has the authority to amend, suspend, or terminate the ESPP, at any time and for any reason, provided certain types of amendments will require the approval of our stockholders. Any benefits, privileges, entitlements and obligations under any outstanding purchase rights granted before an amendment, suspension or termination of the ESPP will not be materially impaired by any such amendment, suspension or termination except (i) with the consent of the person to whom such purchase rights were granted, (ii) as necessary to facilitate compliance with any laws, listing requirements, or governmental regulations, or (iii) as necessary to obtain or maintain favorable tax, listing, or regulatory treatment. The ESPP will remain in effect until terminated by the board of directors in accordance with the terms of the ESPP.

2020 Plan

Legacy Origin’s board of directors adopted the 2020 Plan (the “2020 Plan”) in October 2020 and its stockholders approved the 2020 Plan in December 2020. Following the Closing of the Business Combination, no new awards will be granted under the 2020 Plan.

Stock Awards. The 2020 Plan provides for the grant of incentive stock options (“ISOs”), nonstatutory stock options (“NSOs”), stock appreciation rights, restricted stock awards, restricted stock unit awards and other stock awards, or collectively, stock awards. ISOs may be granted only to Origin’s employees and the employees of Origin’s affiliates. All other awards may be granted to Origin’s employees, non-employee directors and consultants and the employees and consultants of Origin’s affiliates. Legacy Origin has granted stock options and restricted stock awards under the 2020 Plan.

Share Reserve. Subject to certain capitalization adjustments, the aggregate number of shares of Origin’s common stock that may be issued pursuant to stock awards under the 2020 Plan is 4,173,924 shares.

If a stock award granted under the 2020 Plan expires or otherwise terminates without being exercised in full, or is settled in cash, the shares of Origin’s common stock not acquired pursuant to the stock award again will become available for subsequent issuance under the 2020 Plan. In addition, the following types of shares of Origin’s common stock under the 2020 Plan may become available for the grant of new stock awards under the 2020 Plan: (1) shares that are forfeited to or repurchased by us prior to becoming fully vested; (2) shares withheld to satisfy income or employment withholding taxes; or (3) shares used to pay the exercise or purchase price of a stock award.

Administration. Origin’s board of directors, or a duly authorized committee thereof, has the authority to administer the 2020 Plan. Origin’s board of directors may also delegate to one or more of Origin’s officers the authority to (1) designate employees (other than other officers) to be recipients of certain stock awards, and (2) determine the number of shares of common stock to be subject to such stock awards. Subject to the terms of the 2020 Plan, the plan administrator determines the award recipients, dates of grant, the numbers and types of stock awards to be granted and the applicable fair market value and the provisions of the stock awards, including the period of their exercisability, the vesting schedule applicable to a stock award and any repurchase rights that may apply.

The plan administrator has the authority to modify outstanding awards, including reducing the exercise, purchase or strike price of any outstanding stock award, canceling any outstanding stock award in exchange for new stock awards, cash or other consideration or taking any other action that is treated as a repricing under generally accepted accounting principles, with the consent of any adversely affected participant.

Stock Options. ISOs and NSOs are granted pursuant to stock option agreements adopted by the plan administrator. The plan administrator determines the exercise price for a stock option, provided that the exercise price of a stock option generally cannot be less than 100% of the fair market value of Origin’s common stock on the date of grant. Options granted under the 2020 Plan vest at the rate specified by the plan administrator.

The plan administrator determines the term of stock options granted under the 2020 Plan, up to a maximum of ten years. Unless the terms of an optionholder’s stock option agreement provide otherwise, if an optionholder’s service relationship with us, or any of Origin’s affiliates, ceases for any reason other than disability, death or cause, the optionholder may generally exercise any vested options for a period of three months following the cessation of service. The option term may be extended in the event that the exercise of the option following such a termination of service is prohibited by applicable securities laws or Origin’s insider trading policy. If an optionholder’s service relationship with us or any of Origin’s affiliates ceases due to disability or death, or an optionholder dies within a certain period following cessation of service, the optionholder or a beneficiary may generally exercise any vested options for a period of 12 months in the event of disability and 18 months in the event of death. In the event of a termination for cause, options generally terminate immediately upon the termination of the individual for cause. In no event may an option be exercised beyond the expiration of its term.

Acceptable consideration for the purchase of common stock issued upon the exercise of a stock option will be determined by the plan administrator and may include (1) cash, check, bank draft, electronic funds transfer or money order, (2) a broker-assisted cashless exercise, (3) the tender of shares of Origin’s common stock previously owned by the optionholder, (4) a net exercise of the option if it is an NSO, (5) deferred payment or a similar arrangement with the optionholder and (6) other legal consideration approved by the plan administrator.

Tax Limitations on Incentive Stock Options. The aggregate fair market value, determined at the time of grant, of Origin’s common stock with respect to ISOs that are exercisable for the first time by an optionholder during any calendar year under all of Origin’s stock plans may not exceed $100,000. Options or portions thereof that exceed such limit will generally be treated as NSOs. No ISO may be granted to any person who, at the time of the grant, owns or is deemed to own stock possessing more than 10% of Origin’s total combined voting power or that of any of Origin’s affiliates unless (1) the option exercise price is at least 110% of the fair market value of the stock subject to the option on the date of grant and (2) the term of the ISO does not exceed five years from the date of grant.

Incentive Stock Option Limit. The maximum number of shares of Origin’s common stock that may be issued upon the exercise of ISOs under the 2020 Plan is 12,521,772.

Restricted Stock Awards. Restricted stock awards are granted pursuant to restricted stock award agreements adopted by the plan administrator. Restricted stock awards may be granted in consideration for (1) cash, check, bank draft or money order, (2) services rendered to us or Origin’s affiliates or (3) any other form of legal consideration. Common stock acquired under a restricted stock award may, but need not, be subject to a share repurchase option in Origin’s favor in accordance with a vesting schedule to be determined by the plan administrator. A restricted stock award may be transferred only upon such terms and conditions as set by the plan administrator. Except as otherwise provided in the applicable award agreement, restricted stock awards that have not vested may be forfeited or repurchased by us upon the participant’s cessation of continuous service for any reason.

Restricted Stock Unit Awards. Restricted stock unit awards are granted pursuant to restricted stock unit award agreements adopted by the plan administrator. Restricted stock unit awards may be granted in consideration for any form of legal consideration. A restricted stock unit award may be settled by cash, delivery of stock, a combination of cash and stock as deemed appropriate by the plan administrator or in any other form of consideration set forth in the restricted stock unit award agreement. Additionally, dividend equivalents may be credited in respect of shares covered by a restricted stock unit award. Except as otherwise provided in the applicable award agreement, restricted stock units that have not vested will be forfeited upon the participant’s cessation of continuous service for any reason.

Stock Appreciation Rights. Stock appreciation rights are granted pursuant to stock appreciation grant agreements adopted by the plan administrator. The plan administrator determines the strike price for a stock appreciation right, which generally cannot be less than 100% of the fair market value of Origin’s common stock on the date of grant. Upon the exercise of a stock appreciation right, we will pay the participant an amount equal to the product of (1) the excess of the per share fair market value of Origin’s common stock on the date of exercise over the strike price, multiplied by (2) the number of shares of common stock with respect to which the stock appreciation right is exercised. A stock appreciation right granted under the 2020 Plan vests at the rate specified in the stock appreciation right agreement as determined by the plan administrator.

The plan administrator determines the term of stock appreciation rights granted under the 2020 Plan, up to a maximum of ten years. Unless the terms of a participant’s stock appreciation right agreement provide otherwise, if a participant’s service relationship with us or any of Origin’s affiliates ceases for any reason other than cause, disability or death, the participant may generally exercise any vested stock appreciation right for a period of three months following the cessation of service. The stock appreciation right term may be further extended in the event that exercise of the stock appreciation right following such a termination of service is prohibited by applicable securities laws. If a participant’s service relationship with us, or any of Origin’s affiliates, ceases due to disability or death, or a participant dies within a certain period following cessation of service, the participant or a beneficiary may generally exercise any vested stock appreciation right for a period of 12 months in the event of disability and 18 months in the event of death. In the event of a termination for cause, stock appreciation rights generally terminate immediately upon the occurrence of the event giving rise to the termination of the individual for cause. In no event may a stock appreciation right be exercised beyond the expiration of its term.

Other Stock Awards. The plan administrator may grant other awards based in whole or in part by reference to Origin’s common stock. The plan administrator will set the number of shares under the stock award and all other terms and conditions of such awards.

Changes to Capital Structure. In the event that there is a specified type of change in Origin’s capital structure, such as a stock split or recapitalization, appropriate adjustments will be made to (1) the class and maximum number of shares reserved for issuance under the 2020 Plan, (2) the class and maximum number of shares that may be issued upon the exercise of ISOs and (3) the class and number of shares and price per share of stock subject to outstanding stock awards.

Corporate Transactions. The 2020 Plan provides that in the event of certain specified significant corporate transactions, unless otherwise provided in an award agreement or other written agreement between us and the award holder, the administrator may take one or more of the following actions with respect to such stock awards: (1) arrange for the assumption, continuation or substitution of a stock award by a successor corporation, (2) arrange for the assignment of any reacquisition or repurchase rights held by us to a successor corporation, (3) accelerate the vesting, in whole or in part, of the stock award and provide for its termination prior to the transaction, (4) arrange for the lapse, in whole or in part, of any reacquisition or repurchase rights held by us, (5) cancel or arrange for the cancellation of the stock award prior to the transaction in exchange for a cash payment, or no payment, as determined by the board of directors or (6) make a payment, in the form determined by the board of directors, equal to the excess, if any, of the per share amount (or value of property per share) payable to holders of Origin’s common stock in connection with the transaction over the per share exercise price under the applicable stock award, multiplied by the number of shares subject to the stock award. Any escrow, holdback, earnout or similar provisions in the definitive agreement for the transaction may apply to such payment to the same extent and in the same manner as the provisions apply to holders of Origin’s common stock. The plan administrator is not obligated to treat all stock awards, even those that are of the same type, in the same manner, and the plan administrator may take different actions with respect to the vested and unvested portions of a stock award.

Under the 2020 Plan, a significant corporate transaction is generally the consummation of (1) a sale or other disposition of all or substantially all of Origin’s consolidated assets, (2) a sale or other disposition of more than 50% of Origin’s outstanding securities, (3) a merger, consolidation or similar transaction following which we are not the surviving corporation or (4) a merger, consolidation or similar transaction following which we are the surviving corporation but the shares of Origin’s common stock outstanding immediately prior to such transaction are converted or exchanged into other property by virtue of the transaction.

Change in Control. In the event of a change in control, awards granted under the 2020 Plan will not receive automatic acceleration of vesting and exercisability, although this treatment may be provided for in a stock award agreement. Under the 2020 Plan, a change in control is generally (1) the acquisition by a person or entity of more than 50% of Origin’s combined voting power other than by merger, consolidation or similar transaction; (2) a consummated merger, consolidation or similar transaction immediately after which Origin’s stockholders cease to own more than 50% of the combined voting power of the surviving entity or (3) a consummated sale, lease or exclusive license or other disposition of all or substantially all of Origin’s consolidated assets other than to an entity more than 50% of the combined voting power of which is owned by Origin’s stockholders.

Transferability. A participant generally may not transfer stock awards under the 2020 Plan other than by will, the laws of descent and distribution or as otherwise provided under the 2020 Plan.

Amendment and Termination. Origin’s board of directors has the authority to amend, suspend or terminate the 2020 Plan, provided that, with certain exceptions, such action does not materially impair the existing rights of any participant without such participant’s written consent. Certain material amendments also require the approval of Origin’s stockholders. No ISOs may be granted after the tenth anniversary of the date Origin’s board of directors adopted the 2020 Plan.

2010 Stock Incentive Plan

Legacy Origin’s board of directors adopted the Micromidas, Inc. 2010 Stock Incentive Plan (the “2010 Plan”) in March 2010 and Legacy Origin’s stockholders also approved the 2010 Plan in March 2010. The 2010 Plan terminated by its own terms at the conclusion of its ten-year term in March 2020, but awards granted pursuant to the 2010 Plan continue to be governed by its terms.

The 2010 Plan provided for the grant of ISOs, NSOs, stock appreciation rights, restricted stock awards, restricted stock unit awards, dividend equivalent rights and other stock awards, or collectively, stock awards. The 2010 Plan provides that ISOs may be granted only to Legacy Origin’s employees and the employees of Legacy Origin’s affiliates. The 2010 provides that all other awards may be granted to Legacy Origin’s employees, non-employee directors and consultants and the employees and consultants of Legacy Origin’s affiliates. Legacy Origin has granted options under the 2010 Plan.

Share Reserve. Subject to certain capitalization adjustments, the aggregate number of shares of Origin’s common stock reserved for issuance under the 2010 Plan is 992,352 shares, which represents the number of shares of Origin’s common stock subject to awards that remain outstanding under the 2010 Plan.

Administration. Origin’s board of directors, or a duly authorized committee thereof, has the authority to administer the 2010 Plan. The 2010 Plan authorizes the plan administrator to determine the award recipients, dates of grant, forms of award agreements, the numbers and types of stock awards granted and the applicable fair market value and the provisions of the stock awards, including the period of their exercisability, the vesting schedule applicable to a stock award, any repurchase rights that may apply and any other additional terms, conditions rules or procedures to accommodate the rules or laws of applicable non-U.S. jurisdictions. The 2010 Plan also authorizes the plan administrator to modify outstanding awards, including reducing the exercise, purchase or strike price of any outstanding stock award, and canceling any outstanding stock award in exchange for new stock awards, with the consent of any adversely affected participant.

Stock Options. ISOs and NSOs were granted under the 2010 Plan pursuant to stock option agreements adopted by the plan administrator. The plan administrator determined the exercise price for a stock option, which was not less than 100% of the fair market value of Legacy Origin’s common stock on the date of grant. The plan administrator determined the term of stock options granted under the 2010 Plan, up to a maximum of ten years. Unless the terms of an optionholder’s stock option agreement provide otherwise, if an optionholder’s service relationship with us, or any of Origin’s affiliates, ceases for any reason other than disability, death or cause, the optionholder may generally exercise any vested options for a period of thirty days following the cessation of service, or such other period specified in the applicable award agreement. The option term may be extended in the event that the exercise of the option following such a termination of service is prohibited by applicable securities laws or Origin’s insider trading policy. If an optionholder’s service relationship with us or any of Origin’s affiliates ceases due to disability or death, or an optionholder dies within a certain period following cessation of service, the optionholder or a beneficiary may generally exercise any vested options for a period of 12 months. In the event of a termination for cause, options generally terminate immediately upon the termination of the individual for cause, subject to the terms of the applicable award agreement. In no event may an option be exercised beyond the expiration of its term. Acceptable consideration for the purchase of common stock issued upon the exercise of a stock option, as determined by the plan administrator, may include (1) cash, (2) check, (3) delivery of a promissory note with such recourse, interest, security and redemptions provisions as the plan administrator determines as appropriate, (4) surrender of shares held for the requisite period, if any, necessary to avoid a charge to our earnings for financial reporting purposes, (5) a broker-assisted cashless exercise, (6) a net exercise of the option if it is an NSO, or (7) any combination of the foregoing methods of payment.

Changes to Capital Structure. In the event that there is a specified type of change in Origin’s capital structure, such as a stock split or recapitalization, appropriate adjustments will be made to the number of shares covered by each outstanding award, and the number of shares which have been authorized for issuance under the 2010 Plan but as to which no awards have yet been granted or which have been returned to the 2010 Plan, the exercise or purchase price of each such outstanding award, the maximum number of shares with respect to which awards may be granted to any participant in any calendar year, as well as any other terms that the plan administrator determines require adjustment.

Corporate Transactions. The 2010 Plan provides that in the event of certain specified significant corporate transactions, unless otherwise provided in an award agreement or other written agreement between us and the award holder, all outstanding awards issued under the 2010 Plan shall terminate, except to the extent that they are assumed in connection with the corporate transaction. The plan administrator has the authority, exercisable either in advance of any actual or anticipated corporate transaction or at the time of an actual corporate transaction and exercisable at the time of the grant of an award under the 2010 Plan or any time while an award remains outstanding, to provide for the full or partial automatic vesting and exercisability of one or more outstanding unvested awards under the 2010 Plan and the release from restrictions on transfer and repurchase or forfeiture rights of such awards in connection with a corporate transaction, on such terms and conditions as the plan administrator may specify. The plan administrator also has the authority to condition any such award vesting and exercisability or release from such limitations upon the subsequent termination of the continuous service of the participant within a specified period following the effective date of the corporate transaction. Any ISO accelerated in connection with a corporate transaction remains exercisable as an ISO only to the extent the $100,000 dollar limitation is not exceeded.

Under the 2010 Plan, a significant corporate transaction is generally the consummation of (1) a merger or consolidation in which we are not the surviving entity, except for a transaction the principal purpose of which is to change the state in which we are incorporated, (2) the sale, transfer or other disposition of all or substantially all of Origin’s assets, (3) Origin’s complete liquidation or dissolution, (4) any reverse merger or series of related transactions culminating in a reverse merger (including, but not limited to, a tender offer followed by a reverse merger) in which we are the surviving entity but securities possessing more than 50% of the total combined voting power are transferred to a person or persons different from those who held such securities immediately prior to such merger or transaction, or (5) the acquisition in a single or series of related transactions by any person or related group of persons (other than by us or by a company-sponsored employee benefit plan) of beneficial ownership of securities possessing more than 50% of the total combined voting power of Origin’s outstanding securities.

Transferability. A participant generally may not transfer stock awards under the 2010 Plan other than by will, the laws of descent and distribution or to the extent and in the manner authorized by the plan administrator by gift or pursuant to a domestic relations order to members of a participant’s immediate family.

Amendment and Termination. Origin’s board of directors has the authority to amend, suspend or terminate the 2010 Plan, provided that, with certain exceptions, such action does not adversely affect the existing rights of any participant without such participant’s written consent. Certain material amendments also require the approval of Origin’s stockholders. The 2010 Plan terminated by its own terms at the conclusion of its ten-year term in March 2020.

Health and Welfare Benefits

Our named executive officers are eligible to participate in our employee benefit plans, including our medical, dental, vision, life, disability and accidental death and dismemberment insurance plans, in each case on the same basis as all of our other employees. We pay the premiums for the basic life, disability and accidental death and dismemberment insurance for all of our employees, including our named executive officers. We generally do not provide perquisites or personal benefits to its named executive officers.

Rule 10b5-1 Sales Plans

Our directors and executive officers may adopt written plans, known as Rule 10b5-1 plans, in which they will contract with a broker to buy or sell shares of common stock on a periodic basis. Under a Rule 10b5-1 plan, a broker executes trades pursuant to parameters established by the director or executive officer when entering into the plan, without further direction from them. The director or executive officer may amend a Rule 10b5-1 plan in some circumstances and may terminate a plan at any time. Our directors and executive officers also may buy or sell additional shares outside of a Rule 10b5-1 plan when they are not in possession of material nonpublic information, subject to compliance with the terms of our insider trading policy and the lock-up agreements such persons have entered into in connection with the Business Combination.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Other than compensation arrangements for our directors and executive officers, which are described under the section titled “Executive Compensation” of this prospectus, below is a description of transactions since January 1, 2018 to which we were a party or will be a party, in which:

•	the amounts involved exceeded or will exceed the lesser of (1) $120,000, or (2) 1% of the average of Origin’s total assets at year end for the last two completed fiscal years; and

•

any of our directors, executive officers or holders of more than 5% of any class of our capital stock, or any member of the immediate family of, or person sharing the household with, the foregoing persons, had or will have a direct or indirect material interest.

Investor Rights Agreement

In connection with the Closing of the Business Combination, we entered into the Investor Rights Agreement on June 25, 2021, pursuant to which the holders of Registrable Securities (as defined therein) became entitled to, among other things, customary registration rights, including demand, piggy-back and shelf registration rights. Pursuant to the Investor Rights Agreement, we agreed that, within 15 business days following the Closing of the Business Combination, we will file with the SEC (at our sole cost and expense) a registration statement registering the resale of such Registrable Securities, and we will use our commercially reasonable efforts to have such registration statement declared effective by the SEC as soon as reasonably practicable after the filing thereof. The Investor Rights Agreement also provides that we will pay certain expenses relating to such registrations and indemnify the registration rights holders against (or make contributions in respect of) certain liabilities which may arise under the Securities Act.

Lock-Up Agreements

In connection with the Closing, certain of our stockholders, including the directors and, officers, agreed, subject to certain exceptions, not to, without the prior written consent of our board of directors, transfer (i) any shares of our Common Stock held by such parties immediately after the Merger, (ii) any securities convertible into or exercisable or exchangeable for our Common Stock, including the Private Placement Warrants, held by such parties immediately after the Merger and (iii) any shares of our Common Stock issued upon conversion, exercise or exchange of any of the securities described in clause (ii). The lock-up period commenced upon the Closing and continues through the earliest to occur of: (i) 365 days after the date of the Closing; (ii) the first day after the date on which the closing price of the our Common Stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the date of the Closing; or (iii) the date on which we complete a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of our stockholders having the right to exchange their Common Stock for cash, securities or other property. The lock-up restrictions contain customary exceptions, including for estate planning transfers, affiliates transfers, and transfers upon death or by will. The holders of 35,765,099 shares of Common Stock are subject to a Lock-Up Agreement.

Artius Related Agreements

Private Placement Warrants

Simultaneously with the closing of the Artius IPO, Artius consummated a private placement of 11,326,667 Private Placement Warrants, at a price of $1.50 per Private Placement Warrant to the Sponsor, with the over-allotment option being exercised in full.

Each whole Private Placement Warrant is exercisable for one whole share of our Common Stock at a price of $11.50 per share. A portion of the proceeds from the sale of the Private Placement Warrants to the Sponsor was added to the proceeds from the Artius IPO held in a trust account.

Sponsor Letter Agreement

Concurrently with the execution of the Merger Agreement, Artius and the Sponsor entered into the Sponsor Letter Agreement, pursuant to which the Sponsor agreed, among other things, to (i) vote in favor of the Artius Stockholder Voting Matters (as defined in the Sponsor Letter Agreement), and (ii) pay any excess of Artius Transaction Expenses (as defined in the Merger Agreement) over the Artius Transaction Expense Cap (as defined in the Sponsor Letter Agreement).

In addition, pursuant to the Sponsor Letter Agreement, the Sponsor agreed to subject the 4.5 million shares of Common Stock held by Sponsor to vesting and forfeiture as follows: (A) one third of such shares will vest when VWAP equals or exceeds $15.00 for ten consecutive trading days during the three year period following the Closing, (B) one third of such shares will vest when VWAP equals or exceeds $20.00 for ten consecutive trading days during the four year period following the Closing, and (C) one third of such shares will vest when VWAP equals or exceeds $25.00 for ten consecutive trading days during the five year period following the Closing. Such shares (including any related dividends or distributions) that do not vest by the first business day following the applicable vesting period in the Sponsor Letter Agreement will be surrendered to us without any consideration. The vesting of the shares will be accelerated in the event of Origin completes a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of our public shareholders having the right to exchange their Common Stock for cash, securities or other property.

Subscription Agreements

On the Closing Date, certain purchasers (each, a “Subscriber”) purchased from Origin an aggregate of 20,000,000 shares of Common Stock (the “PIPE Shares”), for a purchase price of $10.00 per share and an aggregate purchase price of $200.0 million, pursuant to separate subscription agreements dated February 16, 2021 (collectively, the “Subscription Agreements”). Pursuant to the Subscription Agreements, we agreed to provide the Subscribers with certain registration rights with respect to the PIPE Shares. Legacy Origin customers and investors Pepsi, Nestlé and Danone purchased 97,500, 100,000 and 100,000 shares of our Common Stock in the PIPE transaction.

On the Closing Date, certain purchasers (each, an “Additional Subscriber”), including affiliates, purchased from us an aggregate of 1,300,001 shares of Common Stock (the “Additional Subscription Shares”), for a purchase price of $10.00 per share and an aggregate purchase price of $13.0 million, pursuant to separate purchase agreements dated June 23, 2021 (collectively, the “Additional Subscription Agreements”). Pursuant to the Additional Subscription Agreements, we agreed to provide certain registration rights to the Additional Subscribers with respect to the Additional Subscription Shares. Charles Drucker, a member of our board of directors, and Evergreen Acquisition I Corp purchased 650,000 and 130,000 shares, respectively, pursuant to these Additional Subscription Agreements. Lior Amram, a former member of Legacy Origin’s board of directors and a holder of more than 5% of our Common Stock, is the sole manager of Evergreen Acquisition I Corp and may be deemed to hold sole voting and dispositive power over the Common Stock shares held by Evergreen Acquisition I Corp.

Legacy Origin Transactions

Series C Preferred Stock Financing

In August 2018, Legacy Origin issued and sold an aggregate of 1,590,675 shares of its Series C Preferred Stock at a purchase price of $14.7736 per share, for an aggregate purchase price of $23.5 million, to PepsiCo, Inc. (together with its affiliates, “Pepsi”). Kevin O’Sullivan, a former member of Origin’s board of directors, is a senior vice president at Pepsi.

2019 Convertible Note Financing

From November 2019 to February 2021, Legacy Origin issued and sold senior secured convertible notes with an aggregate principal amount of $5.0 million (the “2019 Notes”) pursuant to a note purchase agreement, which was amended in February 2020. The 2019 Notes, which were amended in May 2020, January 2021 and February 2021, accrue interest at a rate of 10.0% per annum. All principal and accrued interest thereupon converted into shares of Legacy Origin Common Stock immediately prior to the closing of the Business Combination. As of December 31, 2019 and 2020 and March 31, 2021, $1.0 million, $3.4 million and $5.2 million of aggregate principal plus accrued interest was outstanding under the 2019 Notes, respectively.

The participants in the convertible note financing included entities affiliated with members of the Origin and Legacy Origin board of directors and an executive officer of Origin. The following table sets forth the aggregate principal amount of the 2019 Notes issued to such parties and the shares of our Common Stock issued in respect thereof upon the Closing of the Business Combination.

Noteholders	Aggregate Principal Amount of 2019 Notes	Shares of Origin Common Stock
PM Operating, LTD(1)	$1,500,000	232,615
PepsiCo, Inc.(2)	524,109	85,103
OM Funding I, LLC(3)	400,000	61,957
JLA Asset Management LLC(3)	322,000	47,762
Riley Separate Property Trust(4)	250,000	38,767
Noteholders affiliated with Alexander Millar(5)	250,350	38,763

(1)	Anne M. Smalling is the chief executive officer of PM Operating, LTD. Richard Smalling, a former member of Legacy Origin’s board of directors, is Ms. Smalling’s husband.
(2)	Kevin O’Sullivan, a former member of Legacy Origin’s board of directors, is a senior vice president at Pepsi.
(3)

Lior Amram, a former member of Legacy Origin’s board of directors and a holder of more than 5% of our Common Stock, is the manager of OM Funding I, LLC and managing member of JLA Asset Management LLC. All notes held by OM Funding I, LLC were converted into shares of Legacy Origin Common Stock and were distributed to its members prior to Closing of the Business Combination.

(4)	Rich Riley, Origin’s Co-Chief Executive Officer and a member of Origin’s board of directors, is the trustee of the Riley Separate Property Trust.
(5)

2019 Notes are held by (i) Alex & Kristin Millar, (ii) Buff Investment Limited Partnership, (iii) Buff, Amanda Trust Under Deed of Trust Dated January 11, 1997, (iv) Buff, Jonathan David Trust Under Deed of Trust Dated January 11, 1997 and (v) Buff, Jon Charles. Alexander Millar is a former member of Legacy Origin’s board of directors. Mr. Millar’s wife Kristin Millar, father-in-law Jon Charles Buff and sister-in-law Katharine Buff Leraris are co-owners of Buff Investments L.P. Mr. Millar’s father-in-law, Jon Charles Buff, is the settlor of “Buff, Amanda Trust Under Deed of Trust Dated January 11, 1997” and “Buff, Jonathan David Trust Under Deed of Trust Dated January 11, 1997.” Additionally, Mr. Millar’s sister-in-law Amanda Buff is the beneficiary of “Buff, Amanda Trust Under Deed of Trust Dated January 11, 1997,” and Mr. Millar’s brother-in-law Jonathan Buff is the beneficiary of “Buff, Jonathan David Trust Under Deed of Trust Dated January 11, 1997.”

2021 Convertible Note Financing

In February 2021, Legacy Origin issued and sold convertible promissory notes with an aggregate principal amount of $10.0 million and an interest rate of 8.0% per annum (the “2021 Notes”). All principal and accrued interest thereupon converted into shares of Legacy Origin Common Stock immediately prior to the closing of the Business Combination. As of March 31, 2021, the aggregate principal amount and interest of the 2021 Notes was $10.1 million.

The participants in the convertible note financing included entities affiliated with members of the Origin and Legacy Origin board of directors. The following table sets forth the aggregate principal amount of the 2021 Notes issued to such parties and the shares of our Common Stock issued upon the Closing of the Business Combination:

Noteholders	Aggregate Principal Amount of 2021 Notes	Shares of Origin Common Stock
Noteholders affiliated with Gavin H. Wolfe(1)	$2,650,000	341,045
Snipes 2005 Trust(2)	2,000,000	257,395
Evergreen Capital, L.P.(3)	1,450,000	186,612
AMS DE LLC(4)	500,000	64,347

(1)

2021 Notes are held by (i) Gavin H. Wolfe, a former member of Legacy Origin’s board of directors, and his spouse, and (ii) trusts established for the benefit of their immediate family members, of which Mr. Wolfe and his spouse are co-trustees.

(2)	Jeff Snipes is the trustee of the Snipes 2005 Trust. Richard Smalling, a former member of Legacy Origin’s board of directors, is Mr. Snipe’s brother-in-law.
(3)

Gavin H. Wolfe, a former member of Legacy Origin’s board of directors, and his spouse are co-trustees of a trust established for the benefit of their children that is a holder of equity interests in Evergreen Capital, L.P.

(4)	Anne M. Smalling is the chief executive officer of AMS DE LLC. Richard Smalling, a former member of Legacy Origin’s board of directors, is Ms. Smalling’s husband.

Omnibus Warrant Amendment

In November 2019, Legacy Origin entered into an omnibus warrant amendment to extend the exercise period of certain warrants by 10 years, including warrants held by entities affiliated with (i) NewGen Plastics, LLC, which is affiliated with one of the holders of 5% of our capital stock, Lior (Lee) Amram and former Legacy Origin director Gavin H. Wolfe, (ii) Millar Midas Investment Holdings, LLC, which is affiliated with former Legacy Origin director Alexander C. Millar, (iii) AMS DE LLC and PM Operating, LTD, which are affiliated with former Legacy Origin director Richard Smalling, and (iv) Rich Riley, a director and Co-Chief Executive Officer of Origin.

Nestlé Promissory Note

In November 2016, Legacy Origin received a $5.0 million prepayment from Nestlé Waters Management & Technology (together with its affiliates, “Nestlé”) for product from Origin 1 pursuant to that certain Amended and Restated Offtake Supply Agreement between Legacy Origin and Nestlé, dated as of May 23, 2019 (the “Nestlé Offtake Agreement”). The prepayment is to be credited against the purchase of products from Origin 1 over the term of the Nestlé Offtake Agreement. The prepayment is secured by a promissory note (the “Nestlé Promissory Note”) to be repaid in cash in the event the prepayment cannot be credited against the purchase of product, for example, if Origin 1 is never constructed. The Nestlé Promissory Note is collateralized substantially by Origin 1 and other assets of Origin Material Canada Pioneer Limited, one of our wholly-owned subsidiaries. If repaid in cash, the Nestlé Promissory Note bears an annual interest rate of the three-month London Interbank Offered Rate (LIBOR) plus 0.25% (0.44% at March 31, 2021) and matures five years from the commercial operation date of Origin 1. The Nestlé Promissory Note is subordinated to the 2019 Notes. At March 31, 2021, December 31, 2020 and 2019, the total note principal outstanding was $5,105,055, $5,105,055 and $5,000,000 plus accrued interest of $123,102, $117,293 and $42,462, respectively.

Danone Promissory Note

In November 2016, Legacy Origin received a $5.0 million prepayment from Danone Asia Pte Ltd. (together with its affiliates, “Danone”) for product from Origin 1. The prepayment was secured by a promissory note (the “Danone Promissory Note”). In May 2019, Legacy Origin and Danone amended and restated the Danone Promissory Note. The amendment added accrued interest of $189,169 to the principal balance of the prepayment. The Danone Promissory Note bears interest at 3.50% per annum and is to be repaid in three installments of $2.2 million, $2.1 million, and $2.1 million (inclusive of accrued but unpaid interest) on December 20, 2024, December 19, 2025, and December 18, 2026, respectively, unless the 2019 Notes have not been converted or repaid by December 30, 2021, in which case the Danone Promissory Note maturity date would be December 31, 2021. At December 31, 2020 and 2019, the total debt outstanding was $5,189,169. The Promissory Note is subordinate to the 2019 Notes. At March 31, 2021, December 31, 2020 and 2019 accrued interest totaled $340,035, $294,630 and $113,009, respectively, and is included in other liabilities, long-term, on the consolidated balance sheets.

Indemnification Agreements

Our Certificate of Incorporation contains provisions limiting the liability of executive officers and directors, and the Bylaws provide that we will indemnify each of our executive officers and directors to the fullest extent permitted under Delaware law. The Certificate of Incorporation and the Bylaws also provide the board of directors with discretion to indemnify certain key employees when determined appropriate by our board.

We have entered into indemnification agreements with each of our directors and officers and certain other key employees. The indemnification agreements provide that we will indemnify each of our directors, executive officers, and other key employees against any and all expenses incurred by such director, executive officer, or other key employee because of his or her status as one of our directors, executive officers, or other key employees, to the fullest extent permitted by Delaware law, the Certificate of Incorporation and the Bylaws. In addition, the indemnification agreements provide that, to the fullest extent permitted by Delaware law, we will advance all expenses incurred by our directors, executive officers, and other key employees in connection with a legal proceeding involving his or her status as a director, executive officer, or key employee. For more information regarding these indemnification agreements, see the section entitled “Description of Securities.”

Policies and Procedures for Related Party Transactions

We adopted a new written related party transaction policy to be effective upon the consummation of the Business Combination. The policy provides that officers, directors, holders of more than 5% of any class of our voting securities, and any member of the immediate family of and any entity affiliated with any of the foregoing persons, will not be permitted to enter into a related-party transaction with us without the prior consent of the audit committee, or other independent members of our board of directors in the event it is inappropriate for the audit committee to review such transaction due to a conflict of interest. Any request for us to enter into a transaction with an executive officer, director, principal stockholder, or any of their immediate family members or affiliates, in which the amount involved exceeds $120,000, must first be presented to the audit committee for review, consideration, and approval. In approving or rejecting the proposed transactions, the audit committee will take into account all of the relevant facts and circumstances available.

All of the transactions described in this section were entered into prior to the adoption of this policy.

PRINCIPAL SECURITYHOLDERS

The following table sets forth information regarding the beneficial ownership of shares of Common Stock as of the Closing Date, after giving effect to the closing of the Business Combination, by:

•	each person known to be the beneficial owner of more than 5% of Common Stock;

•	each of our executive officers and directors; and

•	all of our executive officers and directors as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options, warrants and restricted stock units that are currently exercisable or vested or that will become exercisable or vest within 60 days. This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13G or 13D filed with the SEC. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, we believe that all persons named in the table have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them. The beneficial ownership percentages set forth in the table below are based on 141,248,470 shares of Common Stock issued and outstanding as of the Closing Date. For additional information regarding our issued and outstanding Common Stock, please see “Description of Our Securities.”

Name and Address of Beneficial Owner(1)	Number of Shares	Percentage of Common Stock Outstanding
5% or Greater Stockholders:
Artius Acquisition Partners LLC (our sponsor)(2)	18,112,500	12.8%
Lior Amram(3)	10,142,100	7.2
Named Executive Officers and Directors:
John Bissell(4)	1,649,515	1.1
Rich Riley(5)	2,013,190	1.4
Nate Whaley(6)	187,395		*
Joshua Lee(7)	105,823		*
William Harvey(8)	158,734		*
Karen Richardson	—
Boon Sim(2)	18,112,500	12.8
Charles D. Drucker(2)(9)	18,862,500	13.4
Kathleen B. Fish	—
Benno O. Dorer	—
Pia Heidenmark Cook	—
All current directors and executive officers as a group (12 persons)	23,937,116	17.0

*	Less than one percent.
(1)	Unless otherwise indicated, the business address of each of our directors and executive officers is C/O Origin Materials, Inc., 930 Riverside Parkway, Suite 10, West Sacramento, CA 95606.
(2)

Artius Acquisition Partners LLC is the record holder of the shares reported herein. Mr. Sim and Mr. Drucker are the founding members of Artius Acquisition Partners LLC and together exercise voting and investment power with respect to the Common Stock held by Artius Acquisition Partners LLC. The shares beneficially owned by Artius Acquisition Partners LLC may also be deemed to be beneficially owned by Mr. Sim and Mr. Drucker.

(3)	Consists of (i) 33,843 shares of Common Stock held directly by Mr. Amram; (ii) 9,684,510 shares of Common Stock held by Evergreen InvestCo I, LLC (“Evergreen InvestCo I”); (iii) 59,373 shares of

Common Stock held by JLA Construction LLC 401k Plan (“JLA Construction”); (iv) 186,612 shares of Common Stock held by Evergreen Capital, L.P. (“Evergreen Capital”); (v) 130,000 shares of Common Stock held by Evergreen Acquisition I Corp (“Evergreen Acquisition”); and (vi) 47,762 shares of Common Stock held by JLA Asset Management LLC (“JLA Asset Management”). Mr. Amram is the sole manager of each of Evergreen InvestCo I, Evergreen Capital, Evergreen Acquisition and JLA Construction, and the managing member of JLA Asset Management, and may be deemed to hold sole voting and dispositive power over the Common Stock shares held by these entities. With respect to the shares of Common Stock held by these entities, Mr. Amram disclaims beneficial ownership other than to the extent he may have a pecuniary interest therein, directly or indirectly. The principal business address for Mr. Amram is c/o Evergreen Capital, L.P. 551 Fifth Avenue, Suite 2100, New York, New York 10176.
(4)

Consists of (i) 634,943 shares of Common Stock held directly by Mr. Bissell and (ii) 1,014,572 shares of Common Stock issuable to Mr. Bissell pursuant to options exercisable within 60 days of June 25, 2021.

(5)

Consists of (i) 886,275 shares of Common Stock issuable to Mr. Riley pursuant to options exercisable within 60 days of June 25, 2021; (ii) 189,668 shares of Common Stock held by Riley Family Trust; (iii) 229,415 shares of Common Stock held by Riley Investment Trust I; and (iv) 707,832 shares of Common Stock held by Riley Separate Property Trust. Mr. Riley is co-trustee of the Riley Family Trust and by virtue of his shared control over Riley Family Trust, may be deemed to beneficially own the shares of Common Stock held by Riley Family Trust. Mr. Riley is sole trustee of each of Riley Investment Trust I and Riley Separate Property Trust and may be deemed to hold sole voting and dispositive power over the Common Stock shares held by Riley Investment Trust I and Riley Separate Property Trust.

(6)	Consists of 187,395 shares of Common Stock issuable to Mr. Whaley pursuant to options exercisable within 60 days of June 25, 2021.
(7)	Consists of 105,823 shares of Common Stock issuable to Mr. Lee pursuant to options exercisable within 60 days of June 25, 2021.
(8)	Consists of 158,734 shares of Common Stock issuable to Mr. Harvey pursuant to options exercisable within 60 days of June 25, 2021.
(9)	Includes 750,000 shares of Common Stock held directly by Mr. Drucker.

SELLING SECURITYHOLDERS

This prospectus relates to the resale by the selling securityholders from time to time of up to 64,832,474 shares of Common Stock (including 11,326,667 shares of Common Stock that may be issued upon exercise of the Private Placement Warrants, 6,398,350 shares of Common Stock issuable upon the exercise of stock options and up to 2,150,784 shares of Common Stock issuable as Earnout Shares) and up to 11,326,667 Private Placement Warrants. The selling securityholders may from time to time offer and sell any or all of the Common Stock and Private Placement Warrants set forth below pursuant to this prospectus and any accompanying prospectus supplement. As used in this prospectus, the term “selling securityholders” includes the persons listed in the table below, together with any additional selling securityholders listed in a subsequent amendment to this prospectus, and their pledgees, donees, transferees, assignees, successors, designees and others who later come to hold any of the selling securityholders’ interests in the Common Stock or Private Placement Warrants other than through a public sale.

Certain of the selling securityholders listed below entered into a Lock-up Agreement with us with respect to certain of the shares of Common Stock that may be sold by it from time to time pursuant to the registration statement of which this prospectus forms part. Such restrictions began at Closing and end on the earliest to occur of (i) 365 days after the date of the Closing; (ii) the first day after the date on which the closing price of the Common Stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the date of the Closing; or (iii) the date on which Origin completes a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of our public shareholders having the right to exchange their Common Stock for cash, securities or other property. See the section titled “Certain Relationships and Related Party Transactions—Lock-Up Agreements.”

Except as set forth in the footnotes below, the following table sets forth, based on written representations from the selling securityholders, certain information as of June 25, 2021 regarding the beneficial ownership of our Common Stock (including Common Stock issuable on exercise of stock options) and Warrants by the selling securityholders and the shares of Common Stock (including Common Stock issuable on exercise of stock options) and Warrants being offered by the selling securityholders. For the avoidance of doubt, the table below also includes Earnout Shares and shares of Common Stock issuable upon the exercise of options not yet vested. The applicable percentage ownership of Common Stock is based on approximately 141,248,470 shares of Common Stock outstanding as of June 25, 2021 (prior to exercise of all Warrants). Information with respect to shares of Common Stock and Private Placement Warrants owned beneficially after the offering assumes the sale of all of the shares of Common Stock, Common Stock issuable on exercise of stock options, or Private Placement Warrants. The selling securityholders may offer and sell some, all or none of their shares of Common Stock or Private Placement Warrants, as applicable.

We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the selling securityholders have sole voting and investment power with respect to all shares of Common Stock and Warrants that they beneficially own, subject to applicable community property laws. Except as otherwise described below, based on the information provided to us by the selling securityholders, no selling securityholder is a broker-dealer or an affiliate of a broker dealer.

Except as set forth in the footnotes below, the following table does not include up to 24,150,000 shares of Common Stock issuable upon exercise of the Public Warrants.

Please see the section titled “Plan of Distribution” for further information regarding the selling securityholder’s method of distributing these shares.

	Shares of Common Stock				Warrants to Purchase Common Stock
Name of Selling Securityholder	Number Beneficially Owned Prior to Offering	Number Registered for Sale Hereby	Number Beneficially Owned After Offering	Percent Owned After Offering	Number Beneficially Owned Prior to Offering	Number Registered for Sale Hereby	Number Beneficially Owned After Offering	Percent Owned After Offering
PIPE & Backstop Investors:
Apollo A-N Credit Fund (Delaware), L.P.(1)	775,688	775,688	—	—	—	—	—	—
Apollo A-N Credit Fund (DEL) LP Overflow 2(1)	892,623	892,623	—	—	—	—	—	—
Apollo Moultrie Credit Fund, L.P.(1)	312,500	312,500	—	—	—	—	—	—
Apollo Lincoln Fixed Income Fund, L.P.(1)	392,578	392,578	—	—	—	—	—	—
Apollo Atlas Master Fund, LLC(1)	660,541	660,541	—	—	—	—	—	—
Apollo PPF Credit Strategies, LLC(1)	58,001	58,001	—	—	—	—	—	—
Apollo Credit Strategie Master Fund Ltd.(1)	408,069	408,069	—	—	—	—	—	—
Athanor International Master Fund, LP(2)	132,230	132,230	—	—	—	—	—	—
Athanor Master Fund, LP(2)	567,770	567,770	—	—	—	—	—	—
Baron Small Cap Fund(3)	1,000,000	1,000,000	—	—	—	—	—	—
Baron Innovator Funds LP(3)	39,900	39,900	—	—	—	—	—	—
Blackstone Aqua Master Sub-Fund, a sub-fund of Blackstone Global Master Fund ICAV(4)	200,000	200,000	—	—	100,000	—	100,000	*
Millais Limited(5)	1,350,000	200,000	1,150,000	*	133,333	—	133,333	*
BNP Paribas Asset Management UK Limited on behalf of BNP Paribas Funds Environmental Absolute Return Thematic Equity (EARTH)(6)	1,423,328	400,000	1,023,328	*	—	—	—	—
BNP Paribas Asset Management UK Limited on behalf of BNP Paribas Funds Energy Transition(6)	6,373,118	600,000	5,773,118	4.1%	—	—	—	—
SMALLCAP World Fund, Inc.(7)	2,500,000	2,500,000	—	*	—	—	—	—
Citadel Multi-Strategy Equities Master Fund Ltd.(8)	6,655,000	700,000	5,955,000	4.2%	—	—	—	—
D. E. Shaw Valence Portfolios, L.L.C(9)	262,500	262,500	—	—	—	—	—	—
D. E. Shaw Oculus Portfolios, L.L.C(10)	87,500	87,500	—	—	—	—	—	—
M.H. Davidson & Co.(11)	31,269	8,430	22,839	*	3,487	—	3,487	*
Davidson Kempner Partners(11)	401,990	52,290	349,700	*	97,346	—	97,346	*
Davidson Kempner Institutional Partners, L.P.(11)	841,772	108,150	733,622	*	204,913	—	204,913	*
Davidson Kempner International, Ltd.(11)	1,003,600	131,130	872,470	*	242,717	—	242,717	*
DSAM+ Master Fund(12)	154,400	154,400	—	—	—	—	—	—
DSAM Alpha+ Master Fund(12)	129,300	129,300	—	—	—	—	—	—
LMA SPC—MAP 112 Segregated Portfolio(12)	47,800	47,800	—	—	—	—	—	—

	Shares of Common Stock				Warrants to Purchase Common Stock
Name of Selling Securityholder	Number Beneficially Owned Prior to Offering	Number Registered for Sale Hereby	Number Beneficially Owned After Offering	Percent Owned After Offering	Number Beneficially Owned Prior to Offering	Number Registered for Sale Hereby	Number Beneficially Owned After Offering	Percent Owned After Offering
Electron Infrastructure Master Fund, L.P.(13)	291,129	291,129	—	—	—	—	—	—
Electron Global Master Fund L.P.(14)	390,711	390,711	—	—	—	—	—	—
Boothbay Absolute Return Strategies, LP(15)	11,987	11,987	—	—	—	—	—	—
AGR Trading SPC-Series EC Segregated Portfolio(16)	6,173	6,173	—	—	—	—	—	—
G.K.Goh Strategic Holdings Pte Ltd(17)	125,000	125,000	—	—	—	—	—	—
Alpha Securities Private Limited(17)	125,000	125,000	—	—	—	—	—	—
Governors Lane Master Fund LP(18)	200,000	200,000	—	—	—	—	—	—
The HGC Fund LP(19)	100,000	100,000	—	—	—	—	—	—
Jane Street Global Trading, LLC(20)	397,474	350,000	47,494	*	10,821	—	10,821	*
Ghisallo Master Fund LP(21)	700,000	700,000	—	—	—	—	—	—
Linden Capital L.P.(22)	1,941,650	350,000	1,591,650	1.1%	1,199,745	—	1,199,745	*
Lion Point Master, LP(23)	100,000	100,000	—	—	—	—	—	—
Marshall Wace Investment Strategies(24)	1,449,823	696,100	753,723	*	334,334	—	334,334	*
Integrated Core Strategies (US) LLC(25)	4,169,345	668,500	3,500,845	2.5%	207,084	—	207,084	*
Riverview Group LLC(25)	1,350,000	100,000	1,250,000	*	612,035	—	612,035	*
BMO Nesbitt Burns ITF MMCAP International Inc. SPC for and on behalf of MMCAP Master Segregated Portfolio Account: 402-21506-29(26)	200,000	200,000	—	—		—	—	—
MMF LT, LLC(27)	1,100,000	700,000	400,000	*	400,000	—	400,000	*
Northern Right Capital (QP), LP(28)	72,500	72,500	—	—	—	—	—	—
NRC SPAC Capital, LP(29)	15,000	15,000	—	—	—	—	—	—
Anna-Maria and Stephen Kellen Foundation, Inc.(30)	17,193	12,500	4,693	—	—	—	—	—
Park West Investors Master Fund, Limited(31)	730,000	730,000	—	—	454,848	—	454,848	*
Park West Partners International, Limited(31)	71,500	71,500	—	—	45,152	—	45,152	*
Polar Multi-Strategy Master Fund(32)	317,739	146,373	171,366	*	89,016	—	89,016	*
Polar Long/Short Master Fund(32)	457,261	203,627	253,634	*	125,832	—	125,832	*
Sachem Head Master LP(33)	336,800	336,800	—	—	—	—	—	—
Sachem Head LP(33)	463,200	463,200	—	—	—	—	—	—
Sylebra Captial Parc Master Fund(34)	1,311,450	1,311,450	—	—	—	—	—	—
BEMAP Master Fund Ltd(35)	188,550	188,550	—	—	—	—	—	—
IAM Investments ICAV-O’Connor Event Driven UCITS Fund(36)	1,190	1,190	—	—	2,468	—	2,468	*
Nineteen77 Global Merger Arbitrage Master Limited(36)	160,965	160,965	—	—	351,161	—	351,161	*
Nineteen77 Global Merger Arbitrage Opportunity Fund(36)	26,880	26,880	—	—	29,854	—	29,854	*
Nineteen77 Global Multi-Strategy Alpha Master Limited(36)	160,965	160,965	—	—	247,352	—	247,352	*

	Shares of Common Stock				Warrants to Purchase Common Stock
Name of Selling Securityholder	Number Beneficially Owned Prior to Offering	Number Registered for Sale Hereby	Number Beneficially Owned After Offering	Percent Owned After Offering	Number Beneficially Owned Prior to Offering	Number Registered for Sale Hereby	Number Beneficially Owned After Offering	Percent Owned After Offering
Hexner 2020 Descendants Trust(37)	225,000	100,000	125,000	*	—	—	—	—
Alyeska Master Fund, L.P.(38)	1,864,523	800,000	1,064,523	*	538,963	—	538,963	*
Senator Global Opportunity Master Fund L.P.(39)	1,500,000	1,000,000	500,000	*	—	—	—	—
Schonfeld Strategic 460 Fund LLC(40)	700,000	700,000	—	—	—	—	—	—
Antara Capital Master Fund LP(41)	200,000	200,000	—	—	—	—	—	—
Danone North America Public Benefit Corporation(42)	2,208,362	100,000	2,108,362	1.5%	—	—	—	—
Nestle Waters S.A.S.(43)	2,208,362	100,000	2,108,362	1.5%	—	—	—	—
PepsiCo, Inc.(44)	6,468,970	97,500	6,371,470	4.5%	—	—	—	—
Mitsubishi Gas Chemical Company, Inc.(45)	45,000	45,000	—	—	—	—	—	—
AECI Limited(46)	2,097,408	20,000	2,077,408	1.5%	—	—	—	—
PM Operating, Ltd(47)	3,663,758	216,667	3,447,091	2.4%	—	—	—	—
Buff Investment Limited Partnership(48)	363,570	216,667	146,903	*	—	—	—	—
Keith F. Goggin	2,169,881	86,667	2,083,214	1.5%	—	—	—	—
Evergreen Acquisition I Corp(49)	130,000	130,000	—	—	—	—	—	—
Directors and Officers of Origin Materials and their Affiliated Entities:
John Bissell(50)	3,748,833	3,748,833	—	—	—	—	—	—
Riley Family Trust(51)	255,893	255,893	—	—	—	—	—	—
Riley Investment Trust I(52)	304,625	304,625	—	—	—	—	—	—
Riley Separate Property Trust(53)	966,075	966,075	—	—	—	—	—	—
Rich Riley(54)	2,884,419	2,884,419	—	—	—	—	—	—
Charles Drucker(55)	18,862,500	18,762,500	100,000	*	11,326,667	11,326,667	—	—
Stephen and Jill Galowitz JTWROS(56)	532,196	532,196	—	—	—	—	—	—
The Galowitz Family 2021 Trust dated February 16, 2021 with Lester E. Lipschutz as Trustee(57)	532,196	532,196	—	—	—	—	—	—
Stephen Galowitz(58)	895,504	895,504	—	—	—	—	—	—
Joshua Lee(59)	149,521	149,521	—	—	—	—	—	—
Nate Whaley(60)	598,605	598,605	—	—	—	—	—	—
William Harvey(61)	225,439	225,439	—	—	—	—	—	—
Other Holder of Registration Rights pursuant to the Registration Agreement:
Artius Acquisition Partners LLC(62)	18,112,500	18,112,500	—	—	11,326,667	11,326,667	—	—

*	Less than one percent.

(1)

Apollo A-N Credit Management, LLC serves as the investment manager for Apollo A-N Credit Fund (Delaware), L.P. and Apollo A-N Credit Fund (DEL), LP Overflow 2. Apollo Moultrie Credit Fund Management, LLC is the investment manager of Apollo Moultrie Credit Fund, L.P. and the investment manager of Apollo Lincoln Fixed Income Fund, L.P. is Apollo Lincoln Fixed Income Management, LLC. Apollo Atlas Management, LLC serves as the investment manager of Apollo Atlas Master Fund, LLC.

Apollo Capital Management, L.P. serves as the sole member of Apollo A-N Credit Management, LLC, Apollo A-N Credit Fund (DEL), LP Overflow 2, Apollo Moultrie Credit Fund Management, LLC, Apollo Lincoln Fixed Income Management, LLC and Apollo Atlas Management, LLC. Apollo Capital Management GP, LLC serves as the general partner of Apollo Capital Management, L.P (collectively, with other affiliates, the “Apollo Entities”). Apollo Management Holdings, L.P. serves as the sole member and manager of Apollo Capital Management GP, LLC and Apollo Management Holdings GP, LLC serves as the general partner of Apollo Management Holdings, L.P.

Apollo Credit Strategies Master Fund Ltd. is the sole member of Apollo PPF Credit Strategies, LLC. Apollo ST Fund Management LLC serves as the investment manager for Apollo Credit Strategies Master Fund Ltd. Apollo ST Operating LP is the sole member of Apollo ST Management Fund Management LLC. The general partner of Apollo ST Operating LP is Apollo ST Capital LLC. ST Management Holdings, LLC is the sole member of Apollo ST Capital LLC.

The table represents certain transfers between the Apollo Entities that occurred subsequent to June 25, 2021. The address of each of the Apollo Entities listed is c/o Apollo Capital Management L.P., One Manhattanville Road, Suite 201, Purchase, New York 10577.

Based on information provided to us by the selling securityholder, the selling securityholder may be deemed to be an affiliate of a broker-dealer. Based on such information, the selling securityholder acquired the shares being registered hereunder in the ordinary course of business, and at the time of the acquisition of the shares, the selling securityholder did not have any agreements or understandings with any person to distribute such shares.

(2)

Parvinder Thiara owns Athanor International Fund GP, LP, the general partner of Athanor International Master Fund, LP and Athanor Capital Partners, LP, the general partner of Athanor Master Fund, LP, and may be deemed to have voting and dispositive power over the securities held by the selling securityholders. The address for the selling securityholder is c/o Mourant Ozannes Corporate Services, 94 Solaris Avenue, PO Box 1348, Camana Bay, Grand Cayman, KY1-1108, Cayman Islands.

(3)

Mr. Ronald Baron has voting and/or investment control over the shares held by Baron Small Cap Fund. Mr. Baron disclaims beneficial ownership of the shares held by Baron Small Cap Fund, Baron Capital Management, Inc. is the investment adviser to, and thereby controls the voting and disposition of, securities held by Baron Innovators Fund LP. Baron Capital Management GP, LLC, a Delaware limited liability company, is the general partner of Baron Innovators Fund LP and Mr. Ronald Baron is the control person of Baron Innovators Fund LP. The address for each of the entities listed is 767 Fifth Avenue, 49th Floor, New York, New York 10153. Based on information provided to us by the selling securityholder, the selling securityholder may be deemed to be an affiliate of a broker-dealer. Based on such information, the selling securityholder acquired the shares being registered hereunder in the ordinary course of business, and at the time of the acquisition of the shares, the selling securityholder did not have any agreements or understandings with any person to distribute such shares.

(4)

Reflects securities held directly by Blackstone Aqua Master Sub-Fund, a sub-fund of Blackstone Global Master Fund ICAV (the “Aqua Fund”). Blackstone Alternative Solutions L.L.C. is the investment manager of the Aqua Fund. Blackstone Holdings I L.P. is the sole member of Blackstone Alternative Solutions L.L.C. Blackstone Holdings I/II GP L.L.C. is the general partner of Blackstone Holdings I L.P. The Blackstone Group Inc. is the sole member of Blackstone Holdings I/II GP L.L.C. Blackstone Group Management L.L.C. is the sole holder of the Series II preferred stock of The Blackstone Group Inc. Blackstone Group Management L.L.C. is wholly owned by its senior managing directors and controlled by its founder, Stephen A. Schwarzman. Each of such Blackstone entities and Mr. Schwarzman may be deemed to beneficially own the securities beneficially owned by the Aqua Fund directly or indirectly controlled by it or him, but each (other than the Aqua Fund to the extent of its direct holdings) disclaims beneficial ownership of such securities. The address of each of the entities listed is c/o The Blackstone Group Inc., 345 Park Avenue, New York, New York 10154. Based on information provided to us by the selling securityholder, the selling securityholder may be deemed to be an affiliate of a broker-dealer. Based on such information, the selling securityholder acquired the shares being registered hereunder in the ordinary course of business, and at the time of the acquisition of the shares, the selling securityholder did not have any agreements or understandings with any person to distribute such shares.

(5)

Andrew Dodd and Michael Bell are directors of Millais Limited, and may be deemed to have voting and dispositive power over the securities held by the Selling Securityholder, but each disclaims beneficial ownership of such securities. Millais Limited’s principal place of business is 767 5th Ave., 9th Fl., New York, NY 10153.

(6)

Edward Lees and Ulrik Fugmann, co-Portfolio Managers, on behalf of BNP Paribas Asset Management UK Limited, may be deemed to have voting and dispositive power over the securities held by the selling securityholder. The address for the entity is 5 Aldermanbury Square, London, UK EC2V 7BP. Based on information provided to us by the selling securityholder, the selling securityholder may be deemed to be an affiliate of a broker-dealer. Based on such information, the selling securityholder acquired the shares being registered hereunder in the ordinary course of business, and at the time of the acquisition of the shares, the selling securityholder did not have any agreements or understandings with any person to distribute such shares.

(7)

Capital Research and Management Company (“CRMC”) is the investment adviser for SMALLCAP World Fund, Inc. (“SCWF”). For purposes of the reporting requirements of the Exchange Act, CRMC and Capital World Investors (“CWI”) may be deemed to be the beneficial owner of the shares of common stock held by SCWF; however, each of CRMC and CWI expressly disclaims that it is, in fact, the beneficial owner of such securities. Brady L. Enright, Julian N. Abdey, Jonathan Knowles, Gregory W. Wendt, Peter Eliot, Bradford F. Freer, Leo Hee, Roz Hongsaranagon, Harold H. La, Dimitrije Mitrinovic, Aidan O’Connell, Samir Parekh, Andraz Razen, Renaud H. Samyn, Dylan Yolles, Michael Beckwith, and Arun Swaminathan, as portfolio managers, have voting and investment powers over the shares held by SCWF. The address for SCWF is c/o Capital Research and Management Company, 333 S. Hope St., 50th Floor, Los Angeles, California 90071. SCWF acquired the securities being registered hereby in the ordinary course of its business.

(8)

Pursuant to a portfolio management agreement, Citadel Advisors LLC, an investment advisors registered under the U.S. Investment Advisors Act of 1940 (“CAL”), holds the voting and dispositive power with respect to the shares held by Citadel Multi-Strategy Equities Master Fund Ltd. Citadel Advisors Holdings LP (“CAH”) is the sole member of CAL. Citadel GP LLC is the general partner of CAH. Kenneth Griffin (“Griffin”) is the President and Chief Executive Officer of and sole member of Citadel GP LLC. Citadel GP LLC and Griffin may be deemed to be the beneficial owners of the stock through their control of CAL and/or certain other affiliated entities. The address for the entity is 5131 South Dearborn Street, Chicago, IL 60603.

(9)	D. E. Shaw Valence Portfolios, L.L.C. has the power to vote or to direct the vote of (and the power to dispose or direct the disposition of) the shares directly owned by it (the “Subject Shares”).

D. E. Shaw & Co., L.P. (“DESCO LP”), as the investment adviser of D. E. Shaw Valence Portfolios, L.L.C., may be deemed to have the shared power to vote or direct the vote of (and the shared power to dispose or direct the disposition of) the Subject Shares. D. E. Shaw & Co., L.L.C. (“DESCO LLC”), as the manager of D. E. Shaw Valence Portfolios, L.L.C., may be deemed to have the shared power to vote or direct the vote of (and the shared power to dispose or direct the disposition of) the Subject Shares. Julius Gaudio, Maximilian Stone, and Eric Wepsic, or their designees, exercise voting and investment control over the Subject Shares on DESCO LP’s and DESCO LLC’s behalf.

D. E. Shaw & Co., Inc. (“DESCO Inc.”), as general partner of DESCO LP, may be deemed to have the shared power to vote or direct the vote of (and the shared power to dispose or direct the disposition of) the Subject Shares. D. E. Shaw & Co. II, Inc. (“DESCO II Inc.”), as managing member of DESCO LLC, may be deemed to have the shared power to vote or direct the vote of (and the shared power to dispose or direct the disposition of) the Subject Shares. None of DESCO LP, DESCO LLC, DESCO Inc., or DESCO II Inc. owns any shares directly, and each such entity disclaims beneficial ownership of the Subject Shares.

David E. Shaw does not own any shares directly. By virtue of David E. Shaw’s position as President and sole shareholder of DESCO Inc., which is the general partner of DESCO LP, and by virtue of David E. Shaw’s position as President and sole shareholder of DESCO II Inc., which is the managing member of DESCO LLC, David E. Shaw may be deemed to have the shared power to vote or direct the vote of (and the shared power to dispose or direct the disposition of) the Subject Shares and, therefore, David E. Shaw may be deemed to be the beneficial owner of the Subject Shares. David E. Shaw disclaims beneficial ownership of the Subject Shares. The address for the selling stockholder is 1166 Avenue of the Americas, 9th Floor, New York, New York 10036. Based on information provided to us by the selling securityholder, the selling securityholder may be deemed to be an affiliate of a broker-dealer. Based on such information, the selling securityholder acquired the shares being registered hereunder in the ordinary course of business, and at the time of the acquisition of the shares, the selling securityholder did not have any agreements or understandings with any person to distribute such shares.

(10)	D. E. Shaw Oculus Portfolios, L.L.C. has the power to vote or to direct the vote of (and the power to dispose or direct the disposition of) the shares directly owned by it (the “Subject Shares”).

D. E. Shaw & Co., L.P. (“DESCO LP”), as the investment adviser of D. E. Shaw Oculus Portfolios, L.L.C., may be deemed to have the shared power to vote or direct the vote of (and the shared power to dispose or direct the disposition of) the Subject Shares. D. E. Shaw & Co., L.L.C. (“DESCO LLC”), as the manager of D. E. Shaw Oculus Portfolios, L.L.C., may be deemed to have the shared power to vote or direct the vote of (and the shared power to dispose or direct the disposition of) the Subject Shares. Julius Gaudio, Maximilian Stone, and Eric Wepsic, or their designees, exercise voting and investment control over the Subject Shares on DESCO LP’s and DESCO LLC’s behalf.

D. E. Shaw & Co., Inc. (“DESCO Inc.”), as general partner of DESCO LP, may be deemed to have the shared power to vote or direct the vote of (and the shared power to dispose or direct the disposition of) the Subject Shares. D. E. Shaw & Co. II, Inc. (“DESCO II Inc.”), as managing member of DESCO LLC, may be deemed to have the shared power to vote or direct the vote of (and the shared power to dispose or direct the disposition of) the Subject Shares. None of DESCO LP, DESCO LLC, DESCO Inc., or DESCO II Inc. owns any shares directly, and each such entity disclaims beneficial ownership of the Subject Shares.

David E. Shaw does not own any shares directly. By virtue of David E. Shaw’s position as President and sole shareholder of DESCO Inc., which is the general partner of DESCO LP, and by virtue of David E. Shaw’s position as President and sole shareholder of DESCO II Inc., which is the managing member of DESCO LLC, David E. Shaw may be deemed to have the shared power to vote or direct the vote of (and the shared power to dispose or direct the disposition of) the Subject Shares and, therefore, David E. Shaw may be deemed to be the beneficial owner of the Subject Shares. David E. Shaw disclaims beneficial ownership of the Subject Shares. The address for the selling stockholder is 1166 Avenue of the Americas, 9th Floor, New York, New York 10036. Based on information provided to us by the selling securityholder, the selling securityholder may be deemed to be an affiliate of a broker-dealer. Based on such information, the selling securityholder acquired the shares being registered hereunder in the ordinary course of business, and at the time of the acquisition of the shares, the selling securityholder did not have any agreements or understandings with any person to distribute such shares.

(11)

Voting and dispositive authority over the PIPE Shares is held by Davidson Kempner Capital Management LP (“DKCM”). Anthony A. Yoseloff, Eric P. Epstein, Conor Bastable, Shulamit Leviant, Morgan P. Blackwell, Patrick W. Dennis, Gabriel T. Schwartz, Zachary Z. Altschuler, Joshua D. Morris and Suzanne K. Gibbons, through DKCM, are responsible for the voting and investment decisions relating to the PIPE Shares. Each of the aforementioned entities and individuals disclaims beneficial ownership of the PIPE Shares held by any other entity or individual named in this footnote except to the extent of such entity or individual’s pecuniary interest therein, if any. The address of each of the entities and individuals in this footnote is c/o Davidson Kempner Capital Management LP, 520 Madison Avenue, 30th Floor, New York, New York 10022.

(12)

DSAM Partners (London) Ltd. (the “Investment Advisor”) is the investment advisor to the Holder and as such may be deemed to have voting and investment power over the securities held by the Holder. The Investment Advisor is ultimately controlled by Mr. Guy Shahar. The Holder and Mr. Shahar disclaim beneficial ownership of the securities listed above. The address for the selling stockholder is c/o Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands.

(13)

Shares held by Electron Infrastructure Master Fund L.P. The general partner of Electron Infrastructure Master Fund L.P. is Electron Infrastructure GP LLC. James O. Shaver is the managing member of Electron Infrastructure GP LLC. The address of each entity and Mr. Shaver is 10 East 53rd Street, 19th Floor, New York, NY 10022.

(14)

Shares held by Electron Global Master Fund L.P. The general partner of Electron Global Master Fund L.P. is Electron GP LLC. James O. Shaver is the managing member of Electron GP LLC. The address of each entity and Mr. Shaver is 10 East 53rd Street, 19th Floor, New York, NY 10022.

(15)

Voting and investment power over the shares held by Boothbay Absolute Return Strategies, LP resides with Electron Capital Partners, its Sub-Investment Manager. James O. Shaver is the managing member of Electron Capital Partners. The address of each entity and Mr. Shaver is 10 East 53rd Street, 19th Floor, New York, NY 10022.

(16)

Voting and investment power over the shares held by AGR Trading SPC-Series EC Segregated Portfolio resides with Electron Capital Partners, its Sub-Investment Manager. James O. Shaver is the managing member of Electron Capital Partners. The address of each entity and Mr. Shaver is 10 East 53rd Street, 19th Floor, New York, NY 10022.

(17)

Goh Yew Lin may be deemed to have voting and dispositive power over the securities held by the selling securityholder. The address for the selling stockholder is 50 Raffles Place, #33-00 Singapore Land Tower, Singapore 048623.

(18)

Governors Lane LP serves as the investment advisor to Governors Lane Master Fund LP (the “Fund”). Governors Lane Fund General Partner LLC serves as the general partner of the Fund. Mr. Isaac Corre is the managing member of both Governors Lane Fund General Partner LLC and Governors Lane GP LLC, the general partner of Governors Lane LP. The address for each entity and person described in this paragraph is c/o Governors Lane LP, 510 Madison Avenue, 11th Floor, New York, NY 10022.

(19)

Sean Kallir is CEO and PM of HGC Investment Management Inc, the investment manager of The HGC Fund LP, and may be deemed to have voting and dispositive power of the securities held by the selling securityholder. The address for the selling stockholder is 601-366 Adelaide St. W, Toronto, Ontario M5V IR9, Canada.

(20)

Jane Street Global Trading, LLC is a wholly owned subsidiary of Jane Street Group, LLC. Michael A. Jenkins and Robert. A. Granieri are the members of the Operating Committee of Jane Street Group, LLC. The address for Jane Street Group, LLC is 250 Vesey Street, 3rd Floor, New York, New York 10281. Based on information provided to us by the selling securityholder, the selling securityholder may be deemed to be an affiliate of a broker-dealer. Based on such information, the selling securityholder acquired the shares being registered hereunder in the ordinary course of business, and at the time of the acquisition of the shares, the selling securityholder did not have any agreements or understandings with any person to distribute such shares.

(21)

Michael Germino is the Authorized Signatory of the General Partner of Ghisallo Capital Management LLC, the investment manager of Ghisallo Master Fund LP, and may be deemed to have voting and dispositive power over the securities held by the selling securityholder. The address for the selling stockholder is 27 Hospital Road, George Town, Grand Cayman,KY1-9008, Cayman Islands.

(22)

The securities directly held by Linden Capital L.P. are indirectly held by Linden Advisors LP (the investment manager of Linden Capital L.P.), Linden GP LLC (the general partner of Linden Capital L.P.), and Mr. Siu Min (Joe) Wong (the principal owner and the controlling person of Linden Advisors LP and Linden GP LLC). Linden Capital L.P., Linden Advisors LP, Linden GP LLC and Mr. Wong share voting and dispositive power with respect to the securities held by Linden Capital L.P. The address for the selling stockholder is c/o Linden Advisors LP, 590 Madison Ave, 15th Floor, New York, New York 10022.

(23)

Lion Point Capital, LP is the investment adviser to, and thereby controls the voting and disposition of, securities held by Lion Point Master, LP. Lion Point Holdings GP, LLC is the general partner of Lion Point Capital LP, and Didric Cederholm is the control person of Lion Point Capital, LP. Their address is 250 W 55th Street, 33rd Floor, New York NY 10019.

(24)

Number of shares registered for sale includes: (i) 16,825 shares held by Marshall Wace Investment Strategies Systematic Alpha Plus Fund, (ii) 35,734 shares held by Marshall Wace Investment Strategies TOPS Fund, (iii) 58.269 shares held by Marshall Wace Investment Strategies Market Neutral TOPS Fund and (iv) 585,272 shares held by Marshall Wace Investment Strategies Eureka Fund (collectively, the “Marshall Wace Funds”). Marshall Wace, LLP, a limited liability partnership formed in England (the “Investment Manager”), is the investment manager of each of the Marshall Wace Funds. Each of the Marshall Wace Funds are sub-trusts of Marshall Wace Investment Strategies, an umbrella unit trust established in Ireland with limited liability between sub-trusts. The Investment Manager has delegated certain authority for US operations and trading to Marshall Wace North America L.P. Each of the foregoing other than the Investment Manager disclaims beneficial ownership of the securities listed above. The address of the Marshall Wace Funds and the Investment Manager, is 32 Molesworth Street, Dublin 2, Ireland.

(25)

Integrated Core Strategies (US) LLC, a Delaware limited liability company (“Integrated Core Strategies”), beneficially owned 4,376,429 shares of Common Stock consisting of: (i) 668,500 shares of Common Stock purchased in a private placement pursuant to a subscription agreement dated February 16, 2021 (the “PIPE”); (ii) an additional 3,500,845 shares of Common Stock acquired separately from the PIPE; and (iii) 207,084 shares of Common Stock issuable upon exercise of certain warrants.

Riverview Group LLC, a Delaware limited liability company (“Riverview Group”), beneficially owns 1,962,035 shares of Common Stock consisting of: (i) 100,000 shares of Common Stock purchased in the PIPE; (ii) an additional 1,250,000 shares of Common Stock acquired separately from the PIPE; and (iii) 612,035 shares of Common Stock issuable upon exercise of certain warrants.

ICS Opportunities, Ltd., an exempted company organized under the laws of the Cayman Islands (“ICS Opportunities”), beneficially owns 43,334 shares of Common Stock (consisting of 1 share of Common Stock and 43,333 shares of Common Stock issuable upon exercise of certain warrants). ICS Opportunities is an affiliate of Integrated Core Strategies and Riverview Group.

Millennium International Management LP, a Delaware limited partnership (“Millennium International Management”), is the investment manager to ICS Opportunities and may be deemed to have shared voting control and investment discretion over securities owned by ICS Opportunities.

Millennium Management LLC, a Delaware limited liability company (“Millennium Management”), is the general partner of the managing member of Integrated Core Strategies and Riverview Group and may be deemed to have shared voting control and investment discretion over securities owned by Integrated Core Strategies and Riverview Group. Millennium Management is also the general partner of the 100% owner of ICS Opportunities and may also be deemed to have shared voting control and investment discretion over securities owned by ICS Opportunities.

Millennium Group Management LLC, a Delaware limited liability company (“Millennium Group Management”), is the managing member of Millennium Management and may also be deemed to have shared voting control and investment discretion over securities owned by Integrated Core Strategies and Riverview Group. Millennium Group Management is also the general partner of Millennium International Management and may also be deemed to have shared voting control and investment discretion over securities owned by ICS Opportunities.

The managing member of Millennium Group Management is a trust of which Israel A. Englander, a United States citizen, currently serves as the sole voting trustee. Therefore, Mr. Englander may also be deemed to have shared voting control and investment discretion over securities owned by Integrated Core Strategies, Riverview Group and ICS Opportunities.

The foregoing should not be construed in and of itself as an admission by Millennium International Management, Millennium Management, Millennium Group Management or Mr. Englander as to beneficial ownership of the securities owned by Integrated Core Strategies, Riverview Group or ICS Opportunities, as the case may be. The address for the listed entities is c/o Millennium Management LLC, 399 Park Avenue, New York, New York 10022.

(26)	Matthew MacIsaac is the Secretary of MM Asset Management Inc. and investment advisor to MMCAP International Inc. SPC, the registered holder, and may be deemed to have voting and dispositive power over the securities held by the selling securityholder. The address for selling stockholder is c/o Mourant Governance Service (Cayman) Ltd., 94 Solaris Ave., Grand Cayman, KY1-1108, Cayman Islands.

(27)

Moore Capital Management, LP, the investment manager of MMF LT, LLC, has voting and investment control of the shares held by MMF LT, LLC. Mr. Louis M. Bacon controls the general partner of Moore Capital Management, LP and may be deemed the beneficial owner of our shares held by MMF LT, LLC. Mr. Bacon also is the indirect majority owner of MMF LT, LLC. The address of MMF LT, LLC, Moore Capital Management, LP and Mr. Bacon is 11 Times Square, New York, New York 10036.

(28)

Matthew Drapkin is the Managing Member of BC Advisors, LLC, general partner of Northern Right Capital Management, LP, general partner of Northern Right Capital (QP), LP, and may be deemed to have voting and dispositive power over the securities held by the selling securityholder. Mr. Drapkin disclaims beneficial ownership of such shares, except to the extent of his pecuniary interest therein. The address for the selling securityholder is 9 Old Kings Hwy. S., 4th Floor, Darien, CT 06820.

(29)

Matthew Drapkin is the Managing Member of BC Advisors, LLC, general partner of Northern Right Capital Management, LP, general partner of NRC SPAC Capital, LP, and may be deemed to have voting and dispositive power over the securities held by the selling securityholder. Mr. Drapkin disclaims beneficial ownership of such shares, except to the extent of his pecuniary interest therein. The address for the selling securityholder is 9 Old Kings Hwy. S., 4th Floor, Darien, CT 06820.

(30)

Matthew Drapkin is the Managing Member of BC Advisors, LLC, general partner of Northern Right Capital Management, LP, investment advisor with delegated authority to vote and dispose of securities in Anna-Maria and Stephen Kellen Foundation, Inc. Mr. Drapkin disclaims beneficial ownership of such shares, except to the extent of his pecuniary interest therein. The address for the Anna-Maria and Stephen Kellen Foundation, Inc. is 1345 Avenue of the Americas, 47th Floor, New York, New York 10105.

(31)

Park West Asset Management LLC is the investment manager to Park West Investors Master Fund, Limited and Park West Partners International, Limited, and Peter S. Park, through one or more affiliated entities, is the controlling manager of Park West Asset Management LLC. The address for the selling stockholders is 1900 Larkspur Landing Circle, Suite 165, Attn: Jacia Monaco, Larkspur, CA 94339.

(32)

Polar Long/Short Master Fund and Polar Multi-Strategy Master Fund (“Polar Funds”) are under management by Polar Asset Management Partners Inc. (“PAMPI”). PAMPI serves as investment advisor of the Polar Funds and has control and discretion over the shares held by the Polar Funds. As such, PAMPI may be deemed the beneficial owner of the shares held by the Polar Funds. PAMPI disclaims any beneficial ownership of the reported shares other than to the extent of any pecuniary interest therein. The business address of the Polar Funds is c/o Polar Asset Management Partners Inc., 401 Bay Street, Suite 1900, Toronto, Ontario M5H 2Y4.

(33)

Sachem Head LP (“SHLP”) and Sachem Head Master LP (“SH Master” and together with SHLP, the “Sachem Head Funds”) originally subscribed to receive 463,200 PIPE Shares and 336,800 PIPE Shares, respectively, in the transaction. Pursuant to the Assignment and Assumption Agreement by and between SHLP and SH Master dated June 16, 2021, SH Master assigned the right to receive 6,720 PIPE Shares to SHLP, so that SHLP will receive 469,920 PIPE Shares in the transaction and SH Master will receive 330,080 PIPE Shares in the transaction.

Sachem Head Capital Management LP (“SHCM”), as the investment adviser to the Sachem Head Funds, may be deemed to have the shared power to vote or direct the vote of (and the shared power to dispose or direct the disposition of) the PIPE Shares received by the Sachem Head Funds. As the general partner of SHCM, Uncas GP LLC (“Uncas”) may be deemed to have the shared power to vote or direct the vote of (and the shared power to dispose or direct the disposition of) the PIPE Shares received by the Sachem Head Funds. As the general partner of each of the Sachem Head Funds, Sachem Head GP LLC (“Sachem Head GP”) may be deemed to have the shared power to vote or to direct the vote of (and the shared power to dispose or direct the disposition of) the PIPE Shares received by the Sachem Head Funds. By virtue of Scott D. Ferguson’s position as the managing partner of SHCM and the managing member of Uncas and Sachem Head GP, Scott D. Ferguson may be deemed to have the shared power to vote or direct the vote of (and the shared power to dispose or direct the disposition of) the PIPE Shares. The address for the listed entities is c/o Sachem Head Capital Management LP, 250 West 55th Street, 34th Floor, New York, New York 10019.

(34)

Sylebra Capital Management may be deemed to have voting and dispositive power over the securities held by the selling securityholder. The address for the selling securityholder is c/o Walkers Corporate Limited, 190 Elgin Avenue, George Town, Grand Cayman, KY1-9008, Cayman Islands.

(35)

Sylebra Capital Limited as Sub-Manager of BEMAP Master Fund Ltd. may be deemed to have voting and dispositive power over the securities held by the selling securityholder. The address for the selling securityholder is 345 Park Avenue, 29th Floor, New York, New York 10154.

(36)

Kevin Russell is the Chief Investment Officer of UBS O’Connor LLC, the investment manager of the selling securityholder, and may be deemed to have voting and dispositive power over the securities held by the selling securityholder. The address for the selling securityholder is c/o UBS O’Connor LLC, One North Wacker Drive, 31st Floor, Chicago, IL 60606.

(37)	Thomas S. Hexner is trustee of the selling securityholder and may be deemed to have voting and dispositive power over the securities held by the selling securityholder.

(38)

Alyeska Investment Group, L.P., the investment manager of the selling securityholder, has voting and investment control of the shares held by the selling securityholder. Anand Parekh is the Chief Executive Officer of Alyeska Investment Group, L.P. and may be deemed to be the beneficial owner of such shares. Mr. Parekh, however, disclaims any beneficial ownership of the shares held by the selling securityholder. The address for the selling stockholder is 77 W. Wacker, Suite 700, Chicago, IL 60601.

(39)

Senator Investment Group LP (“Senator”) is investment manager of the selling securityholder and may be deemed to have voting and dispositive power with respect to the shares. The general partner of Senator is Senator Management LLC (the “Senator GP”). Douglas Silverman controls Senator GP, and, accordingly, may be deemed to have voting and dispositive power with respect to the shares held by this selling securityholder. Mr. Silverman disclaims beneficial ownership of the shares held by the selling securityholder. The address for the entity is c/o Senator Investment Group LP, 510 Madison Avenue, 28th Floor, New York, New York 10022.

(40)

Thomas Wynn is Chief Compliance Officer of Schonfeld Strategic 460 Fund LLC and may be deemed to have voting and dispositive power over the securities held by the selling securityholder. The address for the selling stockholder is 460 Park Avenue, 19th Floor, New York, New York 10022.

(41)

Antara Capital LP, a Delaware limited partnership serves as the investment manager (the “Investment Manager”) to certain funds it manages and designees and may be deemed to have voting and dispositive power with respect to the ordinary shares held by the Antara Funds (defined below). Antara Capital Fund GP LLC, a Delaware limited liability company, serves as the general partner of Antara Capital Onshore Fund LP (the “Onshore Fund”) and Antara Capital Master Fund LP (the “Master Fund”). Antara Capital Offshore Fund Ltd (the “Offshore Fund” and together with the Fund and the Master Fund, the “Antara Funds”) is an exempted company incorporated under the laws of the Cayman Islands. Himanshu Gulati is the Managing Member of Investment Manager and, accordingly, may be deemed to have voting and dispositive power with respect to the shares held by the Antara Funds. Mr. Gulati disclaims beneficial ownership of the ordinary shares held by the Antara Funds except to the extent of any pecuniary interest. The business address of the foregoing persons is 500 5th Avenue, Suite 2320, New York, New York 10110.

(42)

Danone North America Public Benefit Corporation may be deemed to have voting and dispositive power over the securities held by the selling securityholder. The address for the selling stockholder is 1 Maple Avenue, White Plains, New York 10605.

(43)

Massimo Casella, a Nestle manager, was a member of the board of directors of our subsidiary and resigned in connection with the Business Combination. The address for the selling stockholder is 34-40 rue Guynwmwe, R.C.S. Nanterre N° 560 200 537, Issy-les-moulineaux, 92130, France.

(44)

PepsiCo, Inc. may be deemed to have voting and dispositive power over the securities held by the selling securityholder. The address for the selling stockholder is 700 Anderson Hill Road, Purchase, New York 10577.

(45)

Mitsubishi Gas Chemical Company, Inc. directly holds 45,000 shares of Common Stock. The address for the selling stockholder is Mitsubishi Building 5-2, Marunouchi 2-chome Chiyoda-ku, Tokyo, 1008324, Japan.

(46)

AECI Limited may be deemed to have voting and dispositive power over the securities held by the selling securityholder. The address for the selling stockholder is 20 Woodlands Drive, AECI Place, Buildings 23 & 24, Woodmead, Sandton, 2171, South Africa.

(47)

Anne M. Smalling, CEO of PMOP GP LLC, is the sole GP of PM Operating, Ltd. Ms. Smalling is the sole member of AMS GP, LLC, which owns 100% of PMOP GP, LLC. The address for Ms. Smalling is 12211 Technology Blvd., Austin, TX 78727.

(48)

Kristin P. Millar, Katharine B. Leraris and Jon C. Buff share investing and voting rights for Buff Investment Limited Partnership. The address for the entity is c/o Todd Vanett, Stradley Ronon Stevens & Young, 2005 Market Street, Suite 2600, Philadelphia, PA 19103.

(49)

Lior Amram is the sole manager of Evergreen Acquisition I Corp and may be deemed to hold sole voting and dispositive power over the Common Stock shares held by this entity. The principal business address for Mr. Amram is c/o Evergreen Capital, L.P. 551 Fifth Avenue, Suite 2100, New York, New York 10176.

(50)

Mr. Bissell is our Co-Chief Executive Officer and a member of our board of directors. Consists of: (i) 634,943 shares of Common Stock held directly; (ii) 683,928 shares of Common Stock issuable upon the achievement of certain earnout provisions; and (iii) 2,429,962 shares of Common Stock issuable upon the exercise of both vested and unvested stock options (“Bissell Options”). Of the Bissell Options: (i) 948,430 shares of Common Stock are currently vested; (ii) 529,119 shares of Common Stock are subject to monthly vesting for 48 months from June 25, 2021 (the “Bissell Vesting Commencement Date”): (iii) 211,647 shares of Common Stock will vest upon achievement of a 10-day $15 trading price during the 3 years following the Bissell Vesting Commencement Date; (iv) 317,471 shares of Common Stock will vest upon achievement of a 10-day $25 trading price during the 5 years following the Bissell Vesting Commencement Date; and (v) 423,295 shares of Common Stock will vest upon achievement of a 10-day $50 trading price during the 5 years following the Bissell Vesting Commencement Date.

(51)

Consists of: (i) 189,668 shares of Common Stock held by the Riley Family Trust and (ii) 66,225 shares of Common Stock issuable upon the achievement of certain earnout provisions. Mr. Riley is co-trustee of Riley Family Trust and by virtue of his shared control over Riley Family Trust, may be deemed to beneficially own the shares of Common Stock held by Riley Family Trust. Mr. Riley is our Co-Chief Executive Officer and a member of our board of directors.

(52)

Consists of: (i) 229,415 shares of Common Stock held by the Riley Investment Trust I and (ii) 75,210 shares of Common Stock issuable upon the achievement of certain earnout provisions. Mr. Riley is sole trustee of Riley Investment Trust I and may be deemed to hold sole voting and dispositive power over the Common Stock shares held by the selling securityholder. Mr. Riley is our Co-Chief Executive Officer and a member of our board of directors.

(53)

Consists of: (i) 707,832 shares of Common Stock held by the Riley Separate Property Trust and (ii) 258,243 shares of Common Stock issuable upon the achievement of certain earnout provisions. Mr. Riley is sole trustee of Riley Separate Property Trust and may be deemed to hold sole voting and dispositive power over the Common Stock shares held by the selling securityholder. Mr. Riley is our Co-Chief Executive Officer and a member of our board of directors.

(54)

Mr. Riley is our Co-Chief Executive Officer and a member of our board of directors. Consists of: (i) 344,649 shares of Common Stock issuable upon the achievement of certain earnout provisions and (ii) 2,539,770 shares of Common Stock issuable upon the exercise of both vested and unvested stock options

(“Riley Options”). Of the Riley Options: (i) 820,134 shares of Common Stock are currently vested; (ii) 1,190,518 shares of Common Stock are subject to monthly vesting for 36 months from June 25, 2021 (the “Riley Vesting Commencement Date”); (iii) 211,647 shares of Common Stock will vest upon achievement of a 10-day $15 trading price during the 3 years following the Riley Vesting Commencement Date; and (iv) 317,471 shares of Common Stock will vest upon achievement of a 10-day $25 trading price during the 5 years following the Riley Vesting Commencement Date.

(55)

Consists of 18,112,500 shares of our Common Stock and 11,326,667 Private Placement Warrants held of record by Artius Acquisition Partners LLC. Mr. Drucker is one of the founding members of Artius Acquisition Partners LLC and shares voting and investment power with respect to the shares and warrants held by Artius Acquisition Partners LLC. The shares and warrants beneficially owned by Artius Acquisition Partners LLC may also be deemed to be beneficially owned by Mr. Drucker. See footnote 62. Also consists of 750,000 shares held of record directly by Mr. Drucker. Mr. Drucker is a member of our board of directors. The address for Mr. Drucker is 3 Columbus Circle, Suite 2215, New York, NY 10019.

(56)

Consists of (i) 391,157 shares of Common Stock held by Stephen and Jill Galowitz JTWROS and (ii) 141,039 shares of Common Stock issuable to the selling securityholder subject to certain earnout provisions. Stephen and Jill Galowitz may be deemed to have voting and dispositive power over the securities held by the selling securityholder. Mr. Galowitz is our Chief Commercial Officer.

(57)

Consists of: (i) 391,157 shares of Common Stock held by The Galowitz Family 2021 Trust dated February 16, 2021 with Lester E. Lipschutz as Trustee and (ii) 141,039 shares of Common Stock issuable to the selling securityholder upon the achievement of certain earnout provisions. Stephen Galowitz, our Chief Commercial Officer, may be deemed to have voting and dispositive power over the securities held by the selling securityholder.

(58)

Mr. Galowitz is our Chief Commercial Officer. Consists of: (i) 266,562 shares of Common Stock issuable upon the achievement of certain earnout provisions and (ii) 634,942 shares of Common Stock issuable upon the exercise of fully vested stock options.

(59)

Mr. Lee is our General Counsel. Consists of: (i) 43,698 shares of Common Stock issuable upon the achievement of certain earnout provisions and (ii) 105,823 shares of Common Stock issuable upon the exercise of fully vested stock options.

(60)

Mr. Whaley is our Chief Financial Officer. Consists of: (i) 69,486 shares of Common Stock issuable upon the achievement of certain earnout provisions and (ii) 529,119 shares of Common Stock issuable upon the exercise of both vested and unvested stock options (the “Whaley Options”). Of the Whaley Options: (i) 25% of the shares of Common Stock subject to the Whaley Option vested on March 1, 2020 and 1/48th of the shares of Common Stock shall vest on each monthly anniversary thereafter.

(61)

Mr. Harvey is a member of our board of directors. Consists of: (i) 66,705 shares of Common Stock issuable upon the achievement of certain earnout provisions and (ii) 158,734 shares of Common Stock issuable upon the exercise of fully vested stock options.

(62)

Boon Sim and Charles Drucker are the founding members of Artius Acquisition Partners LLC and together exercise voting and investment power with respect to the securities held by Artius Acquisition Partners LLC. The securities beneficially owned by Artius Acquisition Partners LLC may also be deemed to be beneficially owned by Mr. Sim and Mr. Drucker. Mr. Sim and Mr. Drucker are members of our board of directors. The address for the selling stockholder is 3 Columbus Circle, Suite 2215, New York, NY 10019.

DESCRIPTION OF OUR SECURITIES

The following is a summary of the rights of our securities. This summary is qualified by reference to the complete text of our amended and restated certificate of incorporation and amended and restated bylaws filed as exhibits to the registration statement of which this prospectus forms a part.

The following description summarizes the most important terms of the our capital stock. This summary is qualified by reference to the complete text of our amended and restated certificate of incorporation and bylaws filed as exhibits to the registration statement of which this prospectus forms a part.

Authorized and Outstanding Stock

Our authorized capital stock consists of:

•	1,000,000,000 shares of Common Stock, $0.0001 par value per share; and

•	10,000,000 shares of undesignated Preferred Stock, $0.0001 par value per share.

Upon the Closing of the Business Combination, there were 141,248,470 shares of Common Stock issued and outstanding.

The following table shows our issued and outstanding common stock, as well as additional shares of common stock issuable upon exercise of derivate securities, in each case as of the Closing of the Business Combination.

Outstanding Shares of Common Stock
Public Stockholders	98,835,969
Sponsor Stockholders(1)	18,112,500
PIPE and Backstop Investors	24,300,001

Total Shares Outstanding	141,248,470

Shares Reserved for Future Issuance Pursuant to Potential Earnouts and Outstanding Warrants and Options
Public Warrantholders(2)	24,150,000
Private Warrantholders(2)	11,326,667
Optionholders(3)	7,945,956
Earnout Shares to Legacy Origin Securityholders(4)	25,000,000

Total Shares Reserved(5)	68,422,623

Total Fully Diluted Shares Outstanding	209,671,093

(1)

4,500,000 Sponsor Shares are subject to forfeiture in three equal installments unless our Common Stock reaches certain trading price thresholds within certain specified time periods (10 consecutive trading day-closing volume weighted average price targets of $15, $20, and $25 within 3, 4 and 5 years after the closing of the Business Combination, respectively).

(2)	Warrants are exercisable at $11.50 per share. See the section titled “—Warrants” for additional details.
(3)

Includes 6,464,425 options with a weighted-average exercise price of $0.21 per share and 1,481,531 performance-based options with a weighted-average exercise price of $0.14 per share. For additional details on vesting of the performance-based options, please see the section titled “Executive Compensation—Outstanding Equity Awards as of December 31, 2020.”

(4)

25,000,000 Earnout Shares are subject to issuance in three equal installments if our Common Stock reaches certain trading price thresholds within certain specified time periods (10 consecutive trading day closing volume weighted average price targets of $15, $20, and $25 within 3, 4 and 5 years after the closing of the Business Combination, respectively).

(5)	Excludes shares available for future issuance pursuant to our equity incentive plan and employee stock purchase plan.

We are authorized, without stockholder approval except as required by the listing standards of Nasdaq, to issue additional shares of our capital stock.

Voting Rights

Holders of our Common Stock are entitled to one vote per share on all matters submitted to a vote of stockholders.

The Certificate of Incorporation prohibits cumulative voting for the election of directors unless otherwise provided by law.

Dividend Rights

Subject to preferences that may apply to any shares of Preferred Stock outstanding at the time, the holders of our Common Stock are entitled to receive dividends out of funds legally available if our board of directors, in its discretion, determines to issue dividends and then only at the times and in the amounts that our board of directors may determine.

No Preemptive or Similar Rights

Our Common Stock will not be entitled to preemptive rights, and are not subject to conversion, redemption or sinking fund provisions.

Right to Receive Liquidation Distributions

If we become subject to a liquidation, dissolution or winding-up, the assets legally available for distribution to the stockholders would be distributable ratably among the holders of our Common Stock and any participating Preferred Stock outstanding at that time, subject to prior satisfaction of all outstanding debt and liabilities and the preferential rights of and the payment of liquidation preferences, if any, on any outstanding shares of Preferred Stock.

Fully Paid and Non-Assessable

All of the outstanding shares of our Common Stock are fully paid and non-assessable.

Preferred Stock

Our board of directors is authorized, subject to limitations prescribed by Delaware law, to issue Preferred Stock in one or more series, to establish from time to time the number of shares to be included in each series, and to fix the designation, vesting, powers, preferences, and rights of the shares of each series and any of its qualifications, limitations, or restrictions, in each case without further vote or action by the stockholders. Our board of directors can also increase or decrease the number of shares of any series of Preferred Stock, but not below the number of shares of that series then outstanding, without any further vote or action by the stockholders.

Our board of directors may authorize the issuance of Preferred Stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our Common Stock. The issuance of Preferred Stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring, or preventing a change in control of the Company and may adversely affect the market price of our Common Stock and the voting and other rights of the holders of our Common Stock. There are no current plans to issue any shares of Preferred Stock.

Warrants

Public Warrants

Each whole Public Warrant entitles the registered holder to purchase one whole share of our Common Stock at a price of $11.50 per share, subject to adjustment as discussed below, at any time that is 30 days after the completion of the Business Combination. Pursuant to the Warrant Agreement with Continental Stock Transfer & Trust Company dated July 13, 2020 (the “Continental Warrant Agreement”), a warrant holder may exercise its Public Warrants only for a whole number of shares of our Common Stock. The Public Warrants will expire on June 25, 2026, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.

We will not be obligated to deliver any shares of our Common Stock pursuant to the exercise of a Public Warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act with respect to the shares of our Common Stock underlying the Public Warrants is then effective and a prospectus relating thereto is current, subject to our satisfying our obligations described below with respect to registration. No Public Warrant will be exercisable and we will not be obligated to issue shares of our Common Stock upon exercise of a Public Warrant unless our Common Stock issuable upon such warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the Public Warrants.

We have agreed that as soon as practicable, but in no event later than 15 business days, after the closing of the Business Combination, we will use our best efforts to file with the SEC a registration statement for the registration, under the Securities Act, of the shares of our Common Stock issuable upon exercise of the Public Warrants. We will use our best efforts to cause the same to become effective within 60 days of closing, and to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration or redemption of the Public Warrants in accordance with the provisions of the Continental Warrant Agreement. Notwithstanding the above, if our Common Stock is at the time of any exercise of a Public Warrant not listed on a national securities exchange such that it satisfies the definition of a “covered security” under Section 18(b)(1) of the Securities Act, we may, at our option, require holders of Public Warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and pursuant to the terms of the Continental Warrant Agreement and, in the event we so elect, we will not be required to file or maintain in effect a registration statement, but we will be required to use our commercially reasonable efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available.

Redemption of warrants when the price per share of our Common Stock equals or exceeds $18.00. Once the Public Warrants become exercisable, we may call the Public Warrants for redemption:

•	in whole and not in part;

•	at a price of $0.01 per Public Warrant;

•	upon not less than 30 days’ prior written notice of redemption (the “30-day redemption period”) to each warrant holder; and

•

if, and only if, the reported last sale price of our Common Stock equals or exceeds $18.00 per share for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which we send the notice of redemption to the warrant holders.

If and when the Public Warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws.

We have established the last of the redemption criterion discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the warrant exercise price. If the foregoing conditions are satisfied and we issue a notice of redemption of the Public Warrants, each warrant holder will be entitled to exercise its Public Warrant prior to the scheduled redemption date. However, the price of our Common Stock may fall below the $18.00 redemption trigger price as well as the $11.50 (for whole shares) warrant exercise price after the redemption notice is issued.

Redemption of warrants when the price per share of our Common Stock equals or exceeds $10.00. Once the Public Warrants become exercisable, we may call the Public Warrants for redemption:

•	in whole and not in part;

•

at $0.10 per warrant upon a minimum of 30 days’ prior written notice of redemption provided that holders will be able to exercise their warrants on a cashless basis prior to redemption and receive that number of shares determined by reference to the table below, based on the redemption date and the “fair market value” (as defined below) of our Common Stock except as otherwise described below; and

•

if, and only if, the closing price of our Common Stock equals or exceeds $10.00 per share (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a warrant as described under the heading “—Warrants—Public Warrants—Anti-Dilution Adjustments”) for any 20 trading days within the 30-trading day period ending three trading days before we send the notice of redemption to the warrant holders.

Beginning on the date the notice of redemption is given until the warrants are redeemed or exercised, holders may elect to exercise their warrants on a cashless basis. The numbers in the table below represent the “redemption prices,” or the number of shares of our Common Stock that a warrant holder will receive upon such cashless exercise in connection with a redemption by us pursuant to this redemption feature, based on the “fair market value” of our Common Stock on the corresponding redemption date (assuming holders elect to exercise their warrants and such warrants are not redeemed for $0.10 per warrant), determined based on the volume-weighted average price of our Common Stock during the 10 trading days immediately following the date on which the notice of redemption is sent to the holders of Public Warrants, and the number of months that the corresponding redemption date precedes the expiration date of the Public Warrants, each as set forth in the table below.

The share prices set forth in the column headings of the table below will be adjusted as of any date on which the number of shares issuable upon exercise of a warrant is adjusted as set forth in the first three paragraphs under the heading “ —Anti-dilution adjustments” below. The adjusted stock prices in the column headings will equal the stock prices immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the number of shares deliverable upon exercise of a Public Warrant immediately prior to such adjustment and the denominator of which is the number of shares deliverable upon exercise of a Public Warrant as so adjusted. The number of shares in the table below shall be adjusted in the same manner and at the same time as the number of shares issuable upon exercise of a Public Warrant.

	Fair Market Value of Common Stock
Redemption Date (period to expiration of warrants)	≤ $10.00	$11.00	$12.00	$13.00	$14.00	$15.00	$16.00	$17.00	≥ $18.00
60 months	0.261	0.281	0.297	0.311	0.324	0.337	0.348	0.358	0.361
57 months	0.257	0.277	0.294	0.310	0.324	0.337	0.348	0.358	0.361
54 months	0.252	0.272	0.291	0.307	0.322	0.335	0.347	0.357	0.361
51 months	0.246	0.268	0.287	0.304	0.320	0.333	0.346	0.357	0.361
48 months	0.241	0.263	0.283	0.301	0.317	0.332	0.344	0.356	0.361
45 months	0.235	0.258	0.279	0.298	0.315	0.330	0.343	0.356	0.361
42 months	0.228	0.252	0.274	0.294	0.312	0.328	0.342	0.355	0.361
39 months	0.221	0.246	0.269	0.290	0.309	0.325	0.340	0.354	0.361
36 months	0.213	0.239	0.263	0.285	0.305	0.323	0.339	0.353	0.361
33 months	0.205	0.232	0.257	0.280	0.301	0.320	0.337	0.352	0.361
30 months	0.196	0.224	0.250	0.274	0.297	0.316	0.335	0.351	0.361
27 months	0.185	0.214	0.242	0.268	0.291	0.313	0.332	0.350	0.361
24 months	0.173	0.204	0.233	0.260	0.285	0.308	0.329	0.348	0.361
21 months	0.161	0.193	0.223	0.252	0.279	0.304	0.326	0.347	0.361
18 months	0.146	0.179	0.211	0.242	0.271	0.298	0.322	0.345	0.361
15 months	0.130	0.164	0.197	0.230	0.262	0.291	0.317	0.342	0.361
12 months	0.111	0.146	0.181	0.216	0.250	0.282	0.312	0.339	0.361
9 months	0.090	0.125	0.162	0.199	0.237	0.272	0.305	0.336	0.361
6 months	0.065	0.099	0.137	0.178	0.219	0.259	0.296	0.331	0.361
3 months	0.034	0.065	0.104	0.150	0.197	0.243	0.286	0.326	0.361
0 months	—	—	0.042	0.115	0.179	0.233	0.281	0.323	0.361

The exact fair market value and redemption date may not be set forth in the table above, in which case, if the fair market value is between two values in the table or the redemption date is between two redemption dates in the table, the number of shares of our Common Stock to be issued for each Public Warrant exercised will be determined by a straight-line interpolation between the number of shares set forth for the higher and lower fair market values and the earlier and later redemption dates, as applicable, based on a 365- or 366-day year, as applicable. Finally, as reflected in the table above, we can redeem the Public Warrants for no consideration in the event that the Public Warrants are “out of the money” (i.e., the trading price of our Common Stock is below the exercise price of the Public Warrants) and about to expire.

As stated above, we can redeem the Public Warrants when the shares of our Common Stock are trading at a price starting at $10.00, which is below the exercise price of $11.50, because it will provide certainty with respect to our capital structure and cash position while providing warrant holders with the opportunity to exercise their warrants on a cashless basis for the applicable number of shares. If we choose to redeem the Public Warrants when the our Common Stock is trading at a price below the exercise price of the Public Warrants, this could result in the warrant holders receiving fewer shares of our Common Stock than they would have received if they had chosen to wait to exercise their warrants for our Common Stock if and when such shares of our Common Stock were trading at a price higher than the exercise price of $11.50.

No fractional shares of our Common Stock will be issued upon exercise. If, upon exercise, a holder would be entitled to receive a fractional interest in a share, we will round down to the nearest whole number of the number of shares of our Common Stock to be issued to the holder.

A holder of a warrant may notify us in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 9.8% (as specified by the holder) of the our Common Stock outstanding immediately after giving effect to such exercise.

Anti-Dilution Adjustments. If the number of outstanding shares of our Common Stock is increased by a stock dividend payable in shares of our Common Stock, or by a split-up of shares of our Common Stock or other similar event, then, on the effective date of such stock dividend, split-up or similar event, the number of shares of our Common Stock issuable on exercise of each Public Warrant will be increased in proportion to such increase in the outstanding shares of our Common Stock. A rights offering to holders of our Common Stock entitling holders to purchase shares of our Common Stock at a price less than the fair market value will be deemed a stock dividend of a number of shares of our Common Stock equal to the product of (a) the number of shares of our Common Stock actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for our Common Stock) multiplied by (b) 1 minus the quotient of (x) the price per share of our Common Stock paid in such rights offering divided by (y) the fair market value. For these purposes (i) if the rights offering is for securities convertible into or exercisable for our Common Stock, in determining the price payable for our Common Stock, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) fair market value means the volume weighted average price of our Common Stock as reported during the 10 trading day period ending on the trading day prior to the first date on which the shares of our Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.

If the number of outstanding shares of our Common Stock is decreased by a consolidation, combination, reverse stock split or reclassification of shares of our Common Stock or other similar event, then, on the effective date of such consolidation, combination, reverse stock split, reclassification or similar event, the number of shares of our Common Stock issuable on exercise of each Public Warrant will be decreased in proportion to such decrease in outstanding shares of our Common Stock.

Whenever the number of shares of our Common Stock purchasable upon the exercise of the Public Warrants is adjusted, as described above, the warrant exercise price will be adjusted by multiplying the warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of shares of our Common Stock purchasable upon the exercise of the Public Warrants immediately prior to such adjustment, and (y) the denominator of which will be the number of shares of our Common Stock so purchasable immediately thereafter.

In case of any reclassification or reorganization of the outstanding shares of our Common Stock (other than those described above or that solely affects the par value of such shares of our Common Stock), or in the case of any merger or consolidation of us with or into another corporation (other than a consolidation or merger in which we are the continuing corporation and that does not result in any reclassification or reorganization of our outstanding shares of our Common Stock), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of us as an entirety or substantially as an entirety in connection with which we are dissolved, the holders of the Public Warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the Public Warrants and in lieu of the shares of our Common Stock immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the Public Warrants would have received if such holder had exercised their Public Warrants immediately prior to such event. If less than 70% of the consideration received by the holders of our Common Stock in such a transaction is payable in the form of securities or shares in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the Public Warrant properly exercises the Public Warrant within thirty days following public disclosure of such transaction, the warrant exercise price will be reduced as specified in the Continental Warrant Agreement based on the Black-Scholes value (as defined in the Continental Warrant Agreement) of the Public Warrant.

The Public Warrants will be issued in registered form under the Continental Warrant Agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. You should review a copy of the Continental Warrant Agreement, which will be filed as an exhibit to the registration statement of which this prospectus is a part, for a complete description of the terms and conditions applicable to the Public Warrants. The Continental Warrant Agreement provides that the terms of the Public Warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of at least 65% of the then outstanding Public Warrants to make any change that adversely affects the interests of the registered holders of Public Warrant.

The Public Warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to us, for the number of Public Warrants being exercised. The warrant holders do not have the rights or privileges of holders of our Common Stock and any voting rights until they exercise their warrants and receive shares of our Common Stock. After the issuance of shares of our Common Stock upon exercise of the Public Warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

No fractional shares will be issued upon exercise of the Public Warrants. If, upon exercise of the Public Warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round down to the nearest whole number of shares of our Common Stock to be issued to the warrant holder.

Private Placement Warrants

The Private Placement Warrants (including the our Common Stock issuable upon exercise of the Private Placement Warrants) will not, subject to certain limited exceptions, be transferred, assigned or sold by our Sponsor until the earliest to occur of (i) 365 days after the date of the Closing, (ii) the first day after the date on which the closing price of the our Common Stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the date of the Closing, or (iii) the date on which we complete a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of our public stockholders having the right to exchange their our Common Stock for cash, securities or other property; and they will not be redeemable by us so long as they are held by our Sponsor or its permitted transferees. Otherwise, the Private Placement Warrants have terms and provisions that are identical to those of the Public Warrants, including as to exercise price, exercisability and exercise period. If the Private Placement Warrants are held by holders other than our Sponsor or its permitted transferees, the Private Placement Warrants will be redeemable by us and exercisable by the holders on the same basis as the Public Warrants.

If holders of the Private Placement Warrants elect to exercise them on a cashless basis, they would pay the exercise price by surrendering their warrants for that number of shares of our Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of our Common Stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the our Common Stock for the 10 trading days ending on the third trading day prior to the date on which the notice of warrant exercise is sent to the warrant agent. The reason that we agreed that these warrants will be exercisable on a cashless basis so long as they are held by the Sponsor or its permitted transferees is because it was not known at the time of issuance whether they would be affiliated with us following the Business Combination. If they remain affiliated with us, their ability to sell our securities in the open market will be significantly limited. We expect to have policies in place that prohibit insiders from selling our securities except during specific periods of time. Even during such periods of time when insiders will be permitted to sell our securities, an insider cannot trade in our securities if such insider is in possession of material non-public information. Accordingly, unlike Public Stockholders who could sell the shares of our Common Stock issuable upon exercise of the Public Warrants freely in the open market, the insiders could be significantly restricted from doing so. As a result, we believe that allowing the holders to exercise such warrants on a cashless basis is appropriate.

Anti-Takeover Provisions

Some provisions of Delaware law, the Certificate of Incorporation and Bylaws contain provisions that could make the following transactions more difficult: an acquisition by means of a tender offer; an acquisition by means of a proxy contest or otherwise; or the removal of incumbent officers and directors. It is possible that these provisions could make it more difficult to accomplish or could deter transactions that stockholders may otherwise consider to be in their best interest or in our best interests, including transactions that provide for payment of a premium over the market price for our shares.

These provisions, summarized below, are intended to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that the benefits of the increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging these proposals because negotiation of these proposals could result in an improvement of their terms.

Delaware Law

We are subject to the provisions of Section 203 of the DGCL regulating corporate takeovers. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a business combination with an interested stockholder for a period of three years following the date on which the person became an interested stockholder unless:

•

prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•

the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding, but not the outstanding voting stock owned by the interested stockholder, (i) shares owned by persons who are directors and also officers and (ii) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•

at or subsequent to the date of the transaction, the business combination is approved by the board of directors of the corporation and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

Generally, a business combination includes a merger, asset or stock sale, or other transaction or series of transactions together resulting in a financial benefit to the interested stockholder. An interested stockholder is a person who, together with affiliates and associates, owns or, within three years prior to the determination of interested stockholder status, did own 15% or more of a corporation’s outstanding voting stock. We expect the existence of this provision to have an anti-takeover effect with respect to transactions our board of directors does not approve in advance. We also anticipate that Section 203 may also discourage attempts that might result in a premium over the market price for the shares of common stock held by stockholders.

Certificate of Incorporation and Bylaws Provisions

Our Certificate of Incorporation and Bylaws include a number of provisions that could deter hostile takeovers or delay or prevent changes in control of our management team, including the following:

•

Board of Directors Vacancies. The Certificate of Incorporation and Bylaws authorize only the board of directors to fill vacant and newly created directorships, unless the board of directors determines by resolution that such vacancies or newly created directorships be filled by the shareholders, or as otherwise provided by law. In addition, the number of directors constituting our board of directors is permitted to be set only by a resolution adopted by the board of directors. These provisions prevent a stockholder from increasing the size of the board of directors and then gaining control of the board of directors by filling the resulting vacancies with its own nominees. This makes it more difficult to change the composition of our board of directors but promotes continuity of management.

•

Classified Board. The Certificate of Incorporation and Bylaws provide that the board of directors is divided into three classes of directors for a period of time following the Closing of the Business Combination. For more information on the classified board, see the section entitled “Management.” Beginning at the 2026 annual meeting of stockholders, all directors will be elected to one-year terms and the board of directors will cease to be classified. The existence of a classified board of directors could discourage a third-party from making a tender offer or otherwise attempting to obtain control of our Company as it is more difficult and time consuming for stockholders to replace a majority of the directors on a classified board of directors.

•

Directors Removed Only for Cause. The Certificate of Incorporation provides that stockholders may remove directors only for cause while the board of directors remains classified. Beginning at the 2026 annual meeting of stockholders, directors may be removed with or without cause by the stockholders.

•

Supermajority Requirements for Amendments of The Certificate of Incorporation and Bylaws. The Certificate of Incorporation further provides that the affirmative vote of holders of at least two-thirds of the voting power of all of the then outstanding shares of voting stock will be required to amend certain provisions of the Certificate of Incorporation, including provisions relating to the classified board, the size of the board, removal of directors, special meetings, the liability of directors and indemnification. The affirmative vote of holders of at least two-thirds of the voting power of all of the then outstanding shares of voting stock will be required to amend or repeal the Bylaws, although the Bylaws may be amended by a simple majority vote of our board of directors.

•

Stockholder Action; Special Meeting of Stockholders. The Certificate of Incorporation and Bylaws provide that special meetings of stockholders may be called only by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the board of directors for adoption), the chairperson of the board of directors, or any chief executive officer, thus prohibiting a stockholder from calling a special meeting. The Certificate of Incorporation provides that the stockholders may not take action by written consent, but may only take action at annual or special meetings of stockholders. As a result, holders of capital stock would not be able to amend the Bylaws or remove directors without holding a meeting of stockholders called in accordance with the Bylaws. These provisions might delay the ability of stockholders to force consideration of a proposal or for stockholders to take any action, including the removal of directors.

•

Notice Requirements for Stockholder Proposals and Director Nominations. The Bylaws provide advance notice procedures for stockholders seeking to bring business before the annual meeting of stockholders or to nominate candidates for election as directors at the annual meeting of stockholders. The Bylaws also specify certain requirements regarding the form and content of a stockholder’s notice. These provisions might preclude stockholders from bringing matters before the annual meeting of stockholders or from making nominations for directors at the annual meeting of stockholders if the proper procedures are not followed. We expect that these provisions might also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of our Company.

•

No Cumulative Voting. The DGCL provides that stockholders are not entitled to the right to cumulate votes in the election of directors unless a corporation’s certificate of incorporation provides otherwise. The Certificate of Incorporation and Bylaws prohibit cumulative voting unless otherwise provided by law.

•

Issuance of Undesignated Preferred Stock. Our board of directors will have the authority, without further action by the stockholders, to issue up to 10,000,000 shares of undesignated Preferred Stock with rights and preferences, including voting rights, designated from time to time by our board of directors. The existence of authorized but unissued shares of Preferred Stock will enable our board of directors to render more difficult or to discourage an attempt to obtain control of the Company by means of a merger, tender offer, proxy contest, or other means.

•

Choice of Forum. The Certificate of Incorporation provides that the Delaware Court of Chancery (or, if and only if the the Delaware Court of Chancery lacks subject matter jurisdiction, any state court located within the State of Delaware or, if and only if all such state courts lack subject matter jurisdiction, the federal district court for the District of Delaware) will be the exclusive forum for the following types of actions or proceedings under Delaware statutory or common law: (1) any derivative claim or cause of action brought on behalf of us; (2) any claim or cause of action for breach of a fiduciary duty owed by any of our current or former director, officer, or other employee to the Company or the our stockholders; (3) any claim or cause of action against us or any current or former director, officer or other employee arising out of or pursuant to any provision of the DGCL, the Certificate of Incorporation or the Bylaws; (4) any claim or cause of action seeking to interpret, apply, enforce or determine the validity of the Certificate of Incorporation or the Bylaws (including any right, obligation or remedy thereunder); (5) any claim or cause of action as to which the DGCL confers jurisdiction on the Delaware Court of Chancery; and (6) any claim or cause of action against us or any current or former director, officer or other employee, governed by the internal affairs doctrine or otherwise related to our internal affairs, in all cases to the fullest extent permitted by law and subject to the court having personal jurisdiction over the indispensable parties named as defendants. The provisions would not apply to claims or causes of action brought to enforce a duty or liability created by the Securities Act, the Exchange Act, or any other claim for which the U.S. federal courts have exclusive jurisdiction. Furthermore, Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all such Securities Act actions. Accordingly, both state and federal courts have jurisdiction to entertain such claims. To prevent having to litigate claims in multiple jurisdictions and the threat of inconsistent or contrary rulings by different courts, among other considerations, the Certificate of Incorporation provides that the federal district courts of the United States of America will be the exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act.

While the Delaware courts have determined that such choice of forum provisions are facially valid, a stockholder may nevertheless seek to bring a claim in a venue other than those designated in the exclusive forum provisions. In such instance, we would expect to vigorously assert the validity and enforceability of the exclusive forum provisions of the Certificate of Incorporation. This may require significant additional costs associated with resolving such action in other jurisdictions and there can be no assurance that the provisions will be enforced by a court in those other jurisdictions.

Rule 144

Pursuant to Rule 144 under the Securities Act (“Rule 144”), a person who has beneficially owned restricted Common Stock or warrants for at least six months would be entitled to sell their securities provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale and has filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as we were required to file reports) preceding the sale.

Persons who have beneficially owned restricted Common Stock or warrants for at least six months but who are our affiliates at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:

•	1% of the total number of shares of our Common Stock then outstanding; or

•	the average weekly reported trading volume of our Common Stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by our affiliates of under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

Rule 144 is not available for the resale of securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:

•	the issuer of the securities that was formerly a shell company has ceased to be a shell company;

•	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

•

the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and

•	at least one year has elapsed from the time that the issuer filed current Form 10-type information with the SEC reflecting its status as an entity that is not a shell company.

Common Stock that stockholders of Legacy Origin received in connection with the Business Combination is freely tradable without restriction or further registration under the Securities Act, except for certain shares issued to our affiliates within the meaning of Rule 144.

As of the date of this prospectus, there are 35,476,667 Warrants outstanding, consisting of 24,150,000 Public Warrants, and 11,326,667 Private Placement Warrants. The Public Warrants are freely tradable. In addition, we are obligated to use best efforts to file a registration statement under the Securities Act covering 24,150,000 shares of our Common Stock that may be issued upon the exercise of the Public Warrants no later than 15 business days after the Closing, and cause such registration statement to become effective and maintain the effectiveness of such registration statement until the expiration of the Public Warrants.

Investor Rights Agreement

In connection with the Closing of the Business Combination, we entered into the Investor Rights Agreement on June 25, 2021, pursuant to which the holders of Registrable Securities (as defined therein) became entitled to, among other things, customary registration rights, including demand, piggy-back and shelf registration rights. The Investor Rights Agreement also provides that we will pay certain expenses relating to such registrations and indemnify the registration rights holders against (or make contributions in respect of) certain liabilities which may arise under the Securities Act.

For a detailed description of the Investor Rights Agreement, see the section titled “Certain Relationships and Related Party Transactions—Investor Rights Agreement.”

Limitation of Liability and Indemnification

The Bylaws provide that we will indemnify our directors and officers, and may indemnify its employees and other agents, to the fullest extent permitted by Delaware law.

Delaware law prohibits the Certificate of Incorporation from limiting the liability of our directors for the following:

•	any breach of the director’s duty of loyalty to us or to our stockholders;

•	acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•	unlawful payment of dividends or unlawful stock repurchases or redemptions; and

•	any transaction from which the director derived an improper personal benefit.

If Delaware law is amended to authorize corporate action further eliminating or limiting the personal liability of a director, then the liability of our directors will be eliminated or limited to the fullest extent permitted by Delaware law, as so amended. The Certificate of Incorporation does not eliminate a director’s duty of care and, in appropriate circumstances, equitable remedies, such as injunctive or other forms of non-monetary relief, remain available under Delaware law. This provision also does not affect a director’s responsibilities under any other laws, such as the federal securities laws or other state or federal laws. Under the Bylaws, we can purchase insurance on behalf of any person whom it is required or permitted to indemnify.

In addition to the indemnification required in the Certificate of Incorporation and Bylaws, we have entered into an indemnification agreement with each member of our board of directors and each of our officers. These agreements provide for the indemnification of our directors and officers for certain expenses and liabilities incurred in connection with any action, suit, proceeding or alternative dispute resolution mechanism, or hearing, inquiry or investigation that may lead to the foregoing, to which they are a party or other participant, or are threatened to be made a party or other participant, by reason of the fact that they are or were our director, officer, employee, agent or fiduciary, by reason of any action or inaction by them while serving as an officer, director, agent or fiduciary, or by reason of the fact that they were serving at our request as a director, officer, employee, agent or fiduciary of another entity. In the case of an action or proceeding by or in our right, no indemnification will be provided for any claim where a court determines that the indemnified party is prohibited from receiving indemnification. We believe that these charter and bylaw provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers.

The limitation of liability and indemnification provisions that are in the Certificate of Incorporation and Bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against directors and officers, even though an action, if successful, might benefit us and our stockholders. Moreover, a stockholder’s investment may be harmed to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

Exchange Listing

Our Common Stock and Public Warrants are listed on the Nasdaq Capital Market under the symbols “ORGN” and “ORGNW,” respectively.

Transfer Agent

The transfer agent for our securities is Continental Stock Transfer & Trust Company. The transfer agent’s address is One State Street Plaza, 30th Floor New York, New York 10004.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

The following discussion is a summary of material U.S. federal income tax considerations generally applicable to the purchase, ownership and disposition of our Common Stock and the purchase, exercise, disposition and lapse of our Warrants. The Common Stock and the Warrants are collectively referred to herein as our securities. All prospective holders of our securities should consult their tax advisors with respect to the U.S. federal, state, local and non-U.S. tax consequences of the purchase, ownership and disposition of our securities.

This discussion is not a complete analysis of all potential U.S. federal income tax consequences relating to the purchase, ownership and disposition of our securities. This summary is based upon current provisions of the Code, existing U.S. Treasury Regulations promulgated thereunder, published administrative pronouncements and rulings of the U.S. Internal Revenue Service (the “IRS”), and judicial decisions, all as in effect as of the date of this prospectus. These authorities are subject to change and differing interpretation, possibly with retroactive effect. Any change or differing interpretation could alter the tax consequences to holders described in this discussion. There can be no assurance that a court or the IRS will not challenge one or more of the tax consequences described herein, and we have not obtained, nor do we intend to obtain, a ruling with respect to the U.S. federal income tax consequences to a holder of the purchase, ownership or disposition of our securities.

We assume in this discussion that a holder holds our securities as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all aspects of U.S. federal income taxation that may be relevant to a particular holder in light of that holder’s individual circumstances, nor does it address the special tax accounting rules under Section 451(b) of the Code, any alternative minimum, Medicare contribution, estate or gift tax consequences, or any aspects of U.S. state, local or non-U.S. taxes or any non-income U.S. federal tax laws. This discussion also does not address consequences relevant to holders subject to special tax rules, such as holders that own, or are deemed to own, more than 5% of our capital stock (except to the extent specifically set forth below), corporations that accumulate earnings to avoid U.S. federal income tax, tax-exempt organizations, governmental organizations, banks, financial institutions, investment funds, insurance companies, brokers, dealers or traders in securities, commodities or currencies, regulated investment companies or real estate investment trusts, persons that have a “functional currency” other than the U.S. dollar, tax- qualified retirement plans, holders who hold or receive our securities pursuant to the exercise of employee stock options or otherwise as compensation, holders holding our securities as part of a hedge, straddle or other risk reduction strategy, conversion transaction or other integrated investment, holders deemed to sell our securities under the constructive sale provisions of the Code, passive foreign investment companies, controlled foreign corporations, and certain former U.S. citizens or long-term residents.

In addition, this discussion does not address the tax treatment of partnerships (or entities or arrangements that are treated as partnerships for U.S. federal income tax purposes) or persons that hold our securities through such partnerships. If a partnership, including any entity or arrangement treated as a partnership for U.S. federal income tax purposes, holds our securities, the U.S. federal income tax treatment of a partner in such partnership will generally depend upon the status of the partner and the activities of the partnership. Such partners and partnerships should consult their tax advisors regarding the tax consequences of the purchase, ownership and disposition of our securities.

For purposes of this discussion, a “U.S. Holder” means a beneficial owner of our securities (other than a partnership or an entity or arrangement treated as a partnership for U.S. federal income tax purposes) that is, for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•

a corporation, or an entity treated as a corporation for U.S. federal income tax purposes, created or organized in the United States or under the laws of the United States or of any state thereof or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

•

a trust if (a) a U.S. court can exercise primary supervision over the trust’s administration and one or more U.S. persons have the authority to control all of the trust’s substantial decisions or (b) the trust has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person.

For purposes of this discussion, a “non-U.S. Holder” is a beneficial owner of our securities that is neither a U.S. Holder nor a partnership or an entity or arrangement treated as a partnership for U.S. federal income tax purposes.

Tax Considerations Applicable to U.S. Holders

Taxation of Distributions

If we pay distributions or make constructive distributions (other than certain distributions of our stock or rights to acquire our stock) to U.S. Holders of shares of our Common Stock, such distributions generally will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of our current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the U.S. Holder’s adjusted tax basis in our Common Stock. Any remaining excess will be treated as gain realized on the sale or other disposition of the Common Stock and will be treated as described under “—Tax Considerations Applicable to U.S. Holders—Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock” below.

Dividends we pay to a U.S. Holder that is a taxable corporation will generally qualify for the dividends received deduction if the requisite holding period is satisfied. With certain exceptions (including dividends treated as investment income for purposes of investment interest deduction limitations), and provided certain holding period requirements are met, dividends we pay to a non-corporate U.S. Holder will generally constitute “qualified dividends” that will be subject to tax at long-term capital gains rates. If the holding period requirements are not satisfied, a corporation may not be able to qualify for the dividends received deduction and would have taxable income equal to the entire dividend amount, and non-corporate holders may be subject to tax on such dividend at ordinary income tax rates instead of the preferential rates that apply to qualified dividend income.

Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock

A U.S. Holder generally will recognize gain or loss on the sale, taxable exchange or other taxable disposition of our Common Stock. Any such gain or loss will be capital gain or loss, and will be long-term capital gain or loss if the U.S. Holder’s holding period for the Common Stock so disposed of exceeds one year. The amount of gain or loss recognized will generally be equal to the difference between (1) the sum of the amount of cash and the fair market value of any property received in such disposition and (2) the U.S. Holder’s adjusted tax basis in its Common Stock so disposed of. A U.S. Holder’s adjusted tax basis in its Common Stock will generally equal the U.S. Holder’s acquisition cost for such Common Stock (or, in the case of Common Stock received upon exercise of a Warrant, the U.S. Holder’s initial basis for such Common Stock, as discussed below), less any prior distributions treated as a return of capital. Long-term capital gains recognized by non-corporate U.S. Holders are generally eligible for reduced rates of tax. If the U.S. Holder’s holding period for the Common Stock so disposed of is one year or less, any gain on a sale or other taxable disposition of the shares would be subject to short-term capital gain treatment and would be taxed at ordinary income tax rates. The deductibility of capital losses is subject to limitations.

Exercise of a Warrant

Except as discussed below with respect to the cashless exercise of a Warrant, a U.S. Holder generally will not recognize taxable gain or loss upon the exercise of a Warrant for cash. The U.S. Holder’s initial tax basis in the share of our Common Stock received upon exercise of the Warrant will generally be an amount equal to the sum of the U.S. Holder’s acquisition cost of the Warrant and the exercise price of such Warrant. It is unclear whether a U.S. Holder’s holding period for the Common Stock received upon exercise of the Warrant would commence on the date of exercise of the Warrant or the day following the date of exercise of the Warrant; however, in either case the holding period will not include the period during which the U.S. Holder held the Warrants.

In certain circumstances, the Warrants may be exercised on a cashless basis. The U.S. federal income tax treatment of an exercise of a warrant on a cashless basis is not clear, and could differ from the consequences described above. It is possible that a cashless exercise could be a taxable event. U.S. holders are urged to consult their tax advisors as to the consequences of an exercise of a Warrant on a cashless basis, including with respect to their holding period and tax basis in the Common Stock received upon exercise of the Warrant.

Sale, Exchange, Redemption or Expiration of a Warrant

Upon a sale, exchange (other than by exercise), redemption, or expiration of a Warrant, a U.S. Holder will recognize taxable gain or loss in an amount equal to the difference between (1) the amount realized upon such disposition or expiration and (2) the U.S. Holder’s adjusted tax basis in the Warrant. A U.S. Holder’s adjusted tax basis in its Warrants will generally equal the U.S. Holder’s acquisition cost, increased by the amount of any constructive distributions included in income by such U.S. Holder (as described below under “Tax Considerations Applicable to U.S. Holders—Possible Constructive Distributions”). Such gain or loss generally will be treated as long-term capital gain or loss if the Warrant is held by the U.S. Holder for more than one year at the time of such disposition or expiration.

If a Warrant is allowed to lapse unexercised, a U.S. Holder will generally recognize a capital loss equal to such holder’s adjusted tax basis in the Warrant. Any such loss generally will be a capital loss and will be long-term capital loss if the Warrant is held for more than one year. Because the term of the Warrants is more than one year, a U.S. Holder’s capital loss will be treated as a long-term capital loss. The deductibility of capital losses is subject to certain limitations.

Possible Constructive Distributions

The terms of each Warrant provide for an adjustment to the number of shares of Common Stock for which the Warrant may be exercised or to the exercise price of the Warrant in certain events, as discussed in the section of this prospectus captioned “Description of our Securities—Redeemable Warrants.” An adjustment which has the effect of preventing dilution generally should not be a taxable event. Nevertheless, a U.S. Holder of Warrants would be treated as receiving a constructive distribution from us if, for example, the adjustment increases the holder’s proportionate interest in our assets or earnings and profits (e.g., through an increase in the number of shares of Common Stock that would be obtained upon exercise or an adjustment to the exercise price of the Warrant) as a result of a distribution of cash to the holders of shares of our Common Stock which is taxable to such holders as a distribution. Such constructive distribution would be subject to tax as described above under “Tax Considerations Applicable to U.S. Holders—Taxation of Distributions” in the same manner as if such U.S. Holder received a cash distribution from us on Common Stock equal to the fair market value of such increased interest.

Information Reporting and Backup Withholding

In general, information reporting requirements may apply to dividends paid to a U.S. Holder and to the proceeds of the sale or other disposition of our shares of Common Stock and Warrants, unless the U.S. Holder is an exempt recipient. Backup withholding may apply to such payments if the U.S. Holder fails to provide a taxpayer identification number (or furnishes an incorrect taxpayer identification number) or a certification of exempt status, or has been notified by the IRS that it is subject to backup withholding (and such notification has not been withdrawn).

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a credit against a U.S. Holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided the required information is timely furnished to the IRS. Taxpayers should consult their tax advisors regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption.

Tax Considerations Applicable to Non-U.S. Holders

Taxation of Distributions

In general, any distributions (including constructive distributions) we make to a non-U.S. Holder of shares on our Common Stock, to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles), will constitute dividends for U.S. federal income tax purposes and, provided such dividends are not effectively connected with the non-U.S. Holder’s conduct of a trade or business within the United States, we will be required to withhold tax from the gross amount of the dividend at a rate of 30%, unless such non-U.S. Holder is eligible for a reduced rate of withholding tax under an applicable income tax treaty and provides proper certification of its eligibility for such reduced rate (usually on an IRS Form W-8BEN or W-8BEN-E, as applicable). In the case of any constructive dividend (as described below under “Non-U.S. Holders—Possible Constructive Distributions”), it is possible that this tax would be withheld from any amount owed to a non-U.S. Holder by the applicable withholding agent, including cash distributions on other property or sale proceeds from Warrants or other property subsequently paid or credited to such holder. Any distribution not constituting a dividend will be treated first as reducing (but not below zero) the non-U.S. Holder’s adjusted tax basis in its shares of our Common Stock and, to the extent such distribution exceeds the non-U.S. Holder’s adjusted tax basis, as gain realized from the sale or other disposition of the Common Stock, which will be treated as described under “— Tax Considerations Applicable to Non-U.S. Holders—Gain on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock and Warrants” below. In addition, if we determine that we are likely to be classified as a “United States real property holding corporation” (see “Tax Considerations Applicable to Non-U.S. Holders—Gain on Sale, Exchange or Other Taxable Disposition of Common Stock and Warrants” below), we will withhold 15% of any distribution that exceeds our current and accumulated earnings and profits.

Dividends we pay to a non-U.S. Holder that are effectively connected with such non-U.S. Holder’s conduct of a trade or business within the United States (or if a tax treaty applies are attributable to a U.S. permanent establishment or fixed base maintained by the non-U.S. Holder) will generally not be subject to U.S. withholding tax, provided such non-U.S. Holder complies with certain certification and disclosure requirements (generally by providing an IRS Form W-8ECI). Instead, such dividends generally will be subject to U.S. federal income tax, net of certain deductions, at the same individual or corporate rates applicable to U.S. Holders. If the non-U.S. Holder is a corporation, dividends that are effectively connected income may also be subject to a “branch profits tax” at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty).

Exercise of a Warrant

The U.S. federal income tax treatment of a non-U.S. Holder’s exercise of a Warrant will generally correspond to the U.S. federal income tax treatment of the exercise of a Warrant by a U.S. Holder, as described under “—Tax Considerations Applicable to U.S. Holders—Exercise of a Warrant” above, although to the extent a cashless exercise results in a taxable exchange, the tax consequences to the non-U.S. Holder would be the same as those described below in “—Tax Considerations Applicable to Non-U.S. Holders—Gain on Sale, Exchange or Other Taxable Disposition of Common Stock and Warrants.”

Gain on Sale, Exchange or Other Taxable Disposition of Common Stock and Warrants

A non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax in respect of gain recognized on a sale, taxable exchange or other taxable disposition of our Common Stock or Warrants or an expiration or redemption of our Warrants, unless:

•

the gain is effectively connected with the conduct of a trade or business by the non-U.S. Holder within the United States (and, if an applicable tax treaty so requires, is attributable to a U.S. permanent establishment or fixed base maintained by the non-U.S. Holder);

•	the non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of disposition and certain other conditions are met; or

•

we are or have been a “United States real property holding corporation” for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of disposition or the period that the non-U.S. Holder held our Common Stock or Warrants and, in the case where shares of our Common Stock are regularly traded on an established securities market, the non-U.S. Holder has owned, directly or constructively, more than 5% of our Common Stock at any time within the shorter of the five-year period preceding the disposition or such Non-U.S. Holder’s holding period for the shares of our Common Stock. These rules may be modified as applied to the Warrants. There can be no assurance that our Common Stock will be treated as regularly traded or not regularly traded on an established securities market for this purpose.

Gain described in the first bullet point above will be subject to tax at generally applicable U.S. federal income tax rates as if the non-U.S. Holder were a U.S. resident. Any gains described in the first bullet point above of a non-U.S. Holder that is a foreign corporation may also be subject to an additional “branch profits tax” at a 30% rate (or lower applicable treaty rate). Gain described in the second bullet point above will generally be subject to a flat 30% U.S. federal income tax. Non-U.S. Holders are urged to consult their tax advisors regarding possible eligibility for benefits under income tax treaties.

If the third bullet point above applies to a non-U.S. Holder and applicable exceptions are not available, gain recognized by such holder on the sale, exchange or other disposition of our Common Stock or Warrants, as applicable, will be subject to tax at generally applicable U.S. federal income tax rates. In addition, a buyer of our Common Stock or Warrants from such holder may be required to withhold U.S. income tax at a rate of 15% of the amount realized upon such disposition. We will be classified as a United States real property holding corporation if the fair market value of our “United States real property interests” equals or exceeds 50% of the sum of the fair market value of our worldwide real property interests plus our other assets used or held for use in a trade or business, as determined for U.S. federal income tax purposes. We do not believe we currently are or will become a United States real property holding corporation, however there can be no assurance in this regard. Non-U.S. Holders are urged to consult their tax advisors regarding the application of these rules.

Possible Constructive Distributions

The terms of each Warrant provide for an adjustment to the number of shares of Common Stock for which the Warrant may be exercised or to the exercise price of the Warrant in certain events, as discussed in the section of this prospectus captioned “Description of our Securities—Warrants.” An adjustment which has the effect of preventing dilution generally should not be a taxable event. Nevertheless, a non-U.S. Holder of Warrants would be treated as receiving a constructive distribution from us if, for example, the adjustment increases the holder’s proportionate interest in our assets or earnings and profits (e.g., through an increase in the number of shares of Common Stock that would be obtained upon exercise or an adjustment to the exercise price of the Warrant) as a result of a distribution of cash to the holders of shares of our Common Stock which is taxable to such holders as a distribution. A non-U.S. Holder would be subject to U.S. federal income tax withholding as described above under “Tax Considerations Applicable to Non-U.S. Holders—Taxation of Distributions” under that section in the same manner as if such non-U.S. Holder received a cash distribution from us on Common Stock equal to the fair market value of such increased interest.

Foreign Account Tax Compliance Act

Provisions of the Code and Treasury Regulations and administrative guidance promulgated thereunder commonly referred as the “Foreign Account Tax Compliance Act” (“FATCA”) generally impose withholding at a rate of 30% in certain circumstances on dividends (including constructive dividends) in respect of our securities which are held by or through certain foreign financial institutions (including investment funds), unless any such institution (1) enters into, and complies with, an agreement with the IRS to report, on an annual basis, information with respect to interests in, and accounts maintained by, the institution that are owned by certain U.S. persons and by certain non-U.S. entities that are wholly or partially owned by U.S. persons and to withhold on certain payments, or (2) if required under an intergovernmental agreement between the United States and an applicable foreign country, reports such information to its local tax authority, which will exchange such information with the U.S. authorities. An intergovernmental agreement between the United States and an applicable foreign country may modify these requirements. Accordingly, the entity through which our securities are held will affect the determination of whether such withholding is required. Similarly, dividends in respect of our securities held by an investor that is a non-financial non-U.S. entity that does not qualify under certain exceptions will generally be subject to withholding at a rate of 30%, unless such entity either (1) certifies to us or the applicable withholding agent that such entity does not have any “substantial United States owners” or (2) provides certain information regarding the entity’s “substantial United States owners,” which will in turn be provided to the U.S. Department of Treasury. Withholding under FATCA was scheduled to apply to payments of gross proceeds from the sale or other disposition of property that produces U.S.-source interest or dividends, however, the IRS released proposed regulations that, if finalized in their proposed form, would eliminate the obligation to withhold on such gross proceeds. Although these proposed Treasury Regulations are not final, taxpayers generally may rely on them until final Treasury Regulations are issued. Prospective investors should consult their tax advisors regarding the possible implications of FATCA on their investment in our securities.

Information Reporting and Backup Withholding.

Information returns will be filed with the IRS in connection with payments of dividends and the proceeds from a sale or other disposition of our Common Stock and Warrants. A non-U.S. Holder may have to comply with certification procedures to establish that it is not a United States person in order to avoid information reporting and backup withholding requirements. The certification procedures required to claim a reduced rate of withholding under a treaty generally will satisfy the certification requirements necessary to avoid the backup withholding as well. Backup withholding is not an additional tax. The amount of any backup withholding from a payment to a non-U.S. Holder will be allowed as a credit against such holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided that the required information is timely furnished to the IRS.

PLAN OF DISTRIBUTION

We are registering the issuance by us of up to 35,476,667 shares of Common Stock, consisting of (i) 11,326,667 shares of Common Stock that are issuable upon the exercise of 11,326,667 Private Placement Warrants and (ii) 24,150,000 shares of Common Stock that are issuable upon the exercise of 24,150,000 Public Warrants. We are also registering the resale by the selling securityholders or their permitted transferees from time to time of (i) up to 64,832,474 shares of Common Stock (including up to 11,326,667 shares of Common Stock that may be issued upon exercise of the Private Placement Warrants, 6,398,350 shares of Common Stock issuable upon the exercise of stock options and up to 2,150,784 shares of Common Stock issuable as Earnout Shares) and (ii) up to 11,326,667 Private Placement Warrants.

We are required to pay all fees and expenses incident to the registration of the securities to be offered and sold pursuant to this prospectus. The selling securityholders will bear all commissions and discounts, if any, attributable to their sale of securities.

We will not receive any of the proceeds from the sale of the securities by the selling securityholders. We will receive proceeds from Warrants exercised in the event that such Warrants are exercised for cash. The aggregate proceeds to the selling securityholders will be the purchase price of the securities less any discounts and commissions borne by such selling securityholders.

The shares of Common Stock beneficially owned by the selling securityholders covered by this prospectus may be offered and sold from time to time by the selling securityholders. The term “selling securityholders” includes donees, pledgees, transferees or other successors in interest selling securities received after the date of this prospectus from a selling securityholder as a gift, pledge, partnership distribution or other transfer. The selling securityholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then current market price or in negotiated transactions. The selling securityholders may sell their securities by one or more of, or a combination of, the following methods:

•	purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;

•	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•	block trades in which the broker-dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	an over-the-counter distribution in accordance with the rules of Nasdaq;

•

through trading plans entered into by a selling securityholder pursuant to Rule 10b5-1 under the Exchange Act that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans;

•	short sales;

•	distribution to employees, members, limited partners or stockholders of the selling securityholders;

•	through the writing or settlement of options or other hedging transaction, whether through an options exchange or otherwise;

•	by pledge to secured debts and other obligations;

•	delayed delivery arrangements;

•	to or through underwriters or broker-dealers;

•

in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;

•	in privately negotiated transactions;

•	in options transactions; or

•	any other method permitted pursuant to applicable law.

In addition, any securities that qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this prospectus.

In addition, a selling securityholder that is an entity may elect to make a pro rata in-kind distribution of securities to its members, partners or stockholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus with a plan of distribution. Such members, partners or stockholders would thereby receive freely tradeable securities pursuant to the distribution through a registration statement. To the extent a distributee is our affiliate (or to the extent otherwise required by law), we may, at our option, file a prospectus supplement in order to permit the distributees to use the prospectus to resell the securities acquired in the distribution.

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. In connection with distributions of the securities or otherwise, the selling securityholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of the securities in the course of hedging the positions they assume with selling securityholders. The selling securityholders may also sell the securities short and redeliver the securities to close out such short positions. The selling securityholders may also enter into option or other transactions with broker-dealers or other financial institutions that require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). The selling securityholders may also pledge securities to a broker-dealer or other financial institution, and, upon a default, such broker-dealer or other financial institution, may effect sales of the pledged securities pursuant to this prospectus (as supplemented or amended to reflect such transaction).

In effecting sales, broker-dealers or agents engaged by the selling securityholders may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the selling securityholders in amounts to be negotiated immediately prior to the sale.

In offering the securities covered by this prospectus, the selling securityholders and any broker-dealers who execute sales for the selling securityholders may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. Any profits realized by the selling securityholders and the compensation of any broker-dealer may be deemed to be underwriting discounts and commissions.

In order to comply with the securities laws of certain states, if applicable, the securities must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states, the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

We have advised the selling securityholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of securities in the market and to the activities of the selling securityholders and their affiliates. In addition, we will make copies of this prospectus available to the selling securityholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling securityholders may indemnify any broker-dealer that participates in transactions involving the sale of the securities against certain liabilities, including liabilities arising under the Securities Act.

At the time a particular offer of securities is made, if required, a prospectus supplement will be distributed that will set forth the number of securities being offered and the terms of the offering, including the name of any underwriter, dealer or agent, the purchase price paid by any underwriter, any discount, commission and other item constituting compensation, any discount, commission or concession allowed or reallowed or paid to any dealer, and the proposed selling price to the public.

We have agreed to indemnify the selling securityholders against certain liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the Warrants or shares of Common Stock offered by this prospectus.

We have agreed with the selling securityholders to keep the registration statement of which this prospectus constitutes a part effective until such time as all of the securities covered by this prospectus have been disposed of pursuant to and in accordance with the registration statement or such securities have been withdrawn or, in the case of shares issued pursuant to the Subscription Agreements, until two years from the effective date of this registration statement.

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Cooley LLP.

EXPERTS

The financial statements of Legacy Origin included in this prospectus and registration statement have been so included in reliance upon the report of Grant Thornton LLP (“Grant Thornton”), independent registered public accounting firm, upon the authority of said firm as experts in accounting and auditing.

The financial statements of Artius Acquisition Inc. as of December 31, 2020 and for the period from January 24, 2020 (inception) to December 31, 2020 have been included herein and in the registration statement in reliance upon the report of Marcum LLP (“Marcum”), independent registered public accounting firm, as stated in their report appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act, with respect to the securities being offered by this prospectus. This prospectus, which constitutes part of the registration statement, does not contain all of the information in the registration statement and its exhibits. For further information with respect to Origin and the securities offered by this prospectus, we refer you to the registration statement and its exhibits. Statements contained in this prospectus as to the contents of any contract or any other document referred to are not necessarily complete, and in each instance, we refer you to the copy of the contract or other document filed as an exhibit to the registration statement. Each of these statements is qualified in all respects by this reference. You can read our SEC filings, including the registration statement, over the internet at the SEC’s website at www.sec.gov.

We are subject to the information reporting requirements of the Exchange Act, and we file reports, proxy statements and other information with the SEC. These reports, proxy statements and other information will be available for review at the SEC’s website at www.sec.gov. We also maintain a website at www.originmaterials.com, at which you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. The information contained in, or that can be accessed through, our website is not part of this prospectus.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Introduction

In connection with the consummation of the business combination on June 25, 2021 pursuant to that certain Agreement and Plan of Merger and Reorganization (the “Merger Agreement”), dated as of February 16, 2021, by and among Origin Materials, Inc. (f/k/a Artius Acquisition Inc.) (“Artius” or the “Company”), Zero Carbon Merger Inc., a Delaware corporation and direct, wholly owned subsidiary of the Company (“Merger Sub”), and Micromidas, Inc., a Delaware corporation doing business as Origin Materials (“Legacy Origin”) (the “Business Combination”), the registrant changed its name from Artius Acquisition Inc. to Origin Materials, Inc.

The following unaudited pro forma condensed combined balance sheet as of March 31, 2021 and the unaudited pro forma condensed combined statements of operations for the year ended December 31, 2020 and for the three months ended March 31, 2021 present the combination of the financial information of the Company and Legacy Origin after giving effect to the following transactions:

•

the Business Combination, which involved the holders of 43,880,956 shares of the Company’s Class A Ordinary Shares exercising their right to redeem their shares for cash at a redemption price of approximately $10.0040;

•

the purchase by certain purchasers of an aggregate of 20,000,000 shares of common stock of the Company (“Common Stock”) for a purchase price of $10.00 per share and pursuant to separate subscription agreements dated February 16, 2021 (the “PIPE”);

•

the purchase by certain funds managed by affiliates of Apollo Capital Management, L.P. of 3,000,000 shares of Common Stock for a purchase price of $10.00 per share and pursuant to a purchase agreement dated June 14, 2021 (the “Backstop Transaction”); and

•

the purchase by certain purchasers of an aggregate of 1,300,001 shares of Common Stock for a purchase price of $10.00 per share and pursuant to a purchase agreement dated June 23, 2021 (the “Additional Subscription”) and certain other adjustments.

Collectively these transactions are referred to as the pro forma adjustment, as described in the accompanying notes. The Company and Legacy Origin are collectively referred to herein as the “Companies,” and the Companies, subsequent to the Business Combination, the PIPE, the Backstop Transaction and the Additional Subscription, are referred to herein as the “Combined Company”.

On February 16, 2021, the Company, Merger Sub, and Legacy Origin entered into the Merger Agreement, which provided that Merger Sub would be merged with and into Legacy Origin, with Legacy Origin surviving the Merger. After giving effect to the Business Combination, the Company owned, directly or indirectly, all of the issued and outstanding equity interests of Legacy Origin and its subsidiaries and became the Combined Company. Legacy Origin equity holders hold a portion of the Common Stock of the Combined Company.

The unaudited pro forma condensed combined balance sheet as of March 31, 2021 combines the historical balance sheet of Artius as of March 31, 2021 with the historical balance sheet of Legacy Origin as of March 31, 2021 on a pro forma basis as if the Business Combination and the other related events contemplated by the Merger Agreement, summarized below, had been consummated on March 31, 2021.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2020 and for the three months ended March 31, 2021 combines the historical audited condensed statement of operations of Artius for the period from January 24, 2020 (inception) to December 31, 2020 and the unaudited condensed statement of operations of Artius for the three months ended March 31, 2021 with the historical audited condensed consolidated statement of operations of Legacy Origin for the year ended December 31, 2020 and the unaudited condensed consolidated statement of operations of Legacy Origin for the three months ended March 31, 2021 on a pro forma basis as if the Business Combination and the other related events contemplated by the Merger Agreement, summarized below, had been consummated on January 1, 2020, the beginning of the earliest period presented.

The unaudited pro forma condensed combined financial information was derived from and should be read in conjunction with the following historical financial statements and the accompanying notes, which are included elsewhere in this prospectus:

•	the historical unaudited consolidated financial statements of Legacy Origin as of and for the three months ended March 31, 2021;

•	the historical unaudited financial statements of Artius as of and for the three months ended March 31, 2021;

•	the historical audited condensed financial statements of Artius as of December 31, 2020 and for the period from January 24, 2020 (inception) to December 31, 2020;

•

the historical audited consolidated financial statements of Legacy Origin as of and for the year ended December 31, 2020 and the historical audited consolidated financial statements of Legacy Origin as of and for the year ended December 31, 2019; and

•

other information relating to Artius and Legacy Origin included in the Prospectus, including the Merger Agreement and the description of certain terms thereof set forth under the sections titled “The Merger Agreement and Related Agreements” and “The Business Combination.”

The unaudited pro forma condensed combined financial information should also be read together with the section titled “Artius Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Origin Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and other financial information included in the Prospectus.

Other Related Events in connection with the Business Combination

Other related events that took place in connection with the Business Combination are summarized below:

•	the PIPE, the Backstop Transaction and the Additional Subscription;

•

during the period the Earnout Shares (as defined in the Prospectus) may be issued, Artius Acquisition Partners LLC will subject 4.5 million shares issued and outstanding of common stock of the Combined Company (“Combined Company Common Stock”), comprised of three separate and equal tranches, to potential forfeiture to the Company for no consideration until the occurrence of the respective earnout triggering events as more fully described in the Prospectus (the “Sponsor Vesting Shares”); and

•

during the period Earnout Shares may be issued, the Combined Company may issue to certain holders of Legacy Origin’s securities up to 25 million shares of additional Combined Company Common Stock, comprised of three separate and equal tranches, upon the occurrence of the respective earnout triggering events as more fully described in the Prospectus. The issuance of the Earnout Shares would dilute all Combined Company common stock outstanding at that time.

Accounting Treatment of the Business Combination

The Business Combination was accounted for as a reverse recapitalization in accordance with GAAP. Under this method of accounting, Artius is treated as the “acquired” company for financial reporting purposes. Accordingly, for accounting purposes, the financial statements of the Combined Company will represent a continuation of the financial statements of Legacy Origin with the Business Combination treated as the equivalent of Legacy Origin issuing stock for the net assets of Artius, accompanied by a recapitalization. The net assets of Artius will be stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination will be those of Legacy Origin in future reports of the Combined Company.

Legacy Origin has been determined to be the accounting acquirer based on evaluation of the following facts and circumstances:

•	The board of directors of the Company initially has nine members, and Legacy Origin had the ability to nominate the three of the members of the board of directors;

•	Legacy Origin’s senior management comprises the senior management roles of the Company and is responsible for the day-to-day operations;

•	the Company has assumed the “doing business as” name of Legacy Origin; and

•

The intended strategy and operations of the Company continues Legacy Origin’s strategy and operations as a carbon negative materials company with a mission to enable the world’s transition to sustainable materials.

The Sponsor Vesting Shares and the Earnout Shares are accounted for as liability classified equity instruments that are earned upon achieving the applicable earnout triggering events, which include events that are not indexed to the common stock of Legacy Origin.

Basis of Pro Forma Presentation

The unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X. The adjustments in the unaudited pro forma condensed combined financial information have been identified and presented to provide relevant information necessary for an illustrative understanding of the Combined Company upon consummation of the Business Combination in accordance with GAAP. Assumptions and estimates underlying the unaudited pro forma adjustments set forth in the unaudited pro forma condensed combined financial information are described in the accompanying notes.

The unaudited pro forma condensed combined financial information has been presented for illustrative purposes only and is not necessarily indicative of the operating results and financial position that would have been achieved had the Business Combination, the PIPE, the Backstop Transaction and the Additional Subscription occurred on the dates indicated, and does not reflect adjustments for any anticipated synergies, operating efficiencies, tax savings or cost savings. Any cash proceeds remaining after the consummation of the Business Combination and the other related events contemplated by the Merger Agreement are expected to be used for general corporate purposes. The unaudited pro forma condensed combined financial information does not purport to project the future operating results or financial position of the Combined Company following the completion of the Business Combination. The unaudited pro forma adjustments represent management’s estimates based on information available as of the date of these unaudited pro forma condensed combined financial information and are subject to change as additional information becomes available and analyses are performed. Artius and Legacy Origin have not had any historical relationship prior to the transactions. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

The following summarizes the pro forma Combined Company Common Stock issued and outstanding immediately after the Business Combination, excluding the Sponsor Vesting Shares:

	Shares	%
Legacy Origin - Combined Company Common Stock	70,266,925	48.6%
Legacy Origin, options	7,945,956	5.5%

Total Origin Business Combination shares	78,212,881	54.1%
Artius public shareholders	28,569,044	19.7%
Holders of Artius sponsor shares	13,612,500	9.4%
PIPE Investors and Backstop Investors	24,300,001	16.8%

Pro Forma Common Stock	144,694,426	100.0%

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET AS OF MARCH 31, 2021

(in thousands)

	As of March 31, 2021
	Artius (Historical)	Legacy Origin (Historical)	Transaction Accounting Adjustments	Note 3		Pro Forma Combined
ASSETS
Current Assets
Cash	$359	$8,872	$724,779	(a	)	$473,423
			(25,358)	(b	)
			(39,246)	(c	)
			200,000	(d	)
			(395,983)	(i	)
Restricted cash	—	565	—			565
Other receivable	—	27	—			27
Grants receivable	—	—	—			—
Prepaid expenses and other current assets	242	147	—			389

Total Current Assets	$601	9,611	464,192			474,404

Property, plant, and equipment, net	—	46,356	—			46,356
Intangible assets, net	—	250	—			250
Cash and securities held in Trust Account	724,779	—	(724,779)	(a	)	—

Total Assets	725,380	56,217	(260,587)			521,010

LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK AND SHAREHOLDERS’ EQUITY (DEFICIT)
Current Liabilities
Accounts payable	2	2,731	(2,556)	(c	)	177
Accrued expenses	166	1,443	(359)	(j	)	1,160
			(90)	(c	)
Derivative liability	61,020	3,826	(3,826)	(j	)	61,020
Shareholder convertible note payable	—	12,742	(12,742)	(j	)	—
Promissory note - related party	—	—	—			—
Deferred underwriting fee payable	25,358	—	(25,358)	(b	)	—

Total Current Liabilities	86,546	20,742	(44,931)			62,357

PPP Loan	—	906	—			906
Canadian Government Research and Development Program Liability	—	6,271	—			6,271
Redeemable convertible preferred stock warrants liability	—	67,342	(67,342)	(k	)	—
Stockholder note	—	5,189	—			5,189
Related party other liabilities, long-term	—	5,568	—			5,568
Earnout Liability	—	—	206,746	(l	)	244,847
	—	—	37,214	(m	)
			887	(o	)
Other liabilities, long-term	—	2,500	—			2,500

Total Liabilities	86,546	108,518	132,574			327,638

Commitments
Class A ordinary share subject to possible redemption	633,834	—	(633,834)	(e	)	—
Redeemable convertible preferred stock, Series A	—	31,478	(31,478)	(f	)	—
			—
Redeemable convertible preferred stock, Series B	—	41,125	(41,125)	(f	)	—
Redeemable convertible preferred stock, Series C	—	23,380	(23,380)	(f	)	—

Total Redeemable convertible preferred stock	633,834	95,983	(729,817)			—
Shareholders’ Equity (Deficit)
Class A ordinary share	1	—	7	(e	)	10
			2	(f	)
			2	(g	)
			2	(d	)
			(4)	(i	)
Class B ordinary share	2	—	(2)	(g	)	—
Common stock	—	—	—			—
Additional paid in capital	14,690	3,324	(36,600)	(c	)	342,165
			633,827	(e	)
			95,981	(f	)
			(9,693)	(h	)
			199,998	(d	)
			67,342	(k)
			12,742	(j)
			(206,746)	(l)
			(37,214)	(m)
			1,380	(n)
			(887)	(o)
			(395,979)	(i)
Accumulated deficit	(9,693)	(152,459)	9,693	(h)		(149,654)
			4,185	(j)
			(1,380)	(n)
Accumulated other comprehensive income (loss)	—	851	—			851

Total Shareholders’ Equity (Deficit)	5,000	(148,284)	336,656			193,372

TOTAL LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK AND SHAREHOLDERS’ EQUITY (DEFICIT)	$725,380	$56,217	$(260,587)			$521,010

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS FOR THE

YEAR ENDED DECEMBER 31, 2020

(in thousands, except share and per share data)

	As of December 31, 2020		Transaction Accounting Adjustments	Note 3		Pro Forma Combined
	Artius (Historical) (Restated)	Legacy Origin (Historical) (Restated)
Operating Expenses:
Research and development	$—	$4,138	$3,956	(cc	)	$8,094
General and administrative	3,029	6,563	5,530	(cc	)	15,120
			(2)	(ee	)
Depreciation and amortization	—	479	—			479

Total operating expenses	3,029	11,180	9,484			23,693

Loss from operations	(3,029)	(11,180)	(9,484)			(23,693)

Other income (expense)
Interest expense	—	(342)	175	(aa	)	(167)
Interest income	213	—	—			213
Change in fair value of derivative liability	(23,060)	(1,088)	1,088	(dd	)	(23,060)
Change in fair value of redeemable convertible preferred stock warrants liability	—	(18,498)	19,233	(bb	)	735
Other income, net	4	805				809

Total other income (expense)	(22,843)	(19,123)	20,496			(21,470)

Net loss	$(25,872)	$(30,303)	$11,012			$(45,163)

Basic and diluted weighted average shares outstanding - Class A and Class B						136,748,470
Basic and diluted net loss per share - Class A and Class B						$(0.33)

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS FOR THE

THREE MONTHS ENDED MARCH 31, 2021

(in thousands, except share and per share data)

	As of March 31, 2021		Transaction Accounting Adjustments
	Artius (Historical)	Legacy Origin (Historical)		Note 3		Pro Forma Combined
Operating Expenses:
Research and development	$—	$1,309	$525	(aa	)	$1,834
General and administrative	912	3,948	855	(aa	)	2,429
			(3,286)	(ee	)
Depreciation and amortization	—	115	—			115

Total operating expenses	912	5,372	(1,906)			4,378

Loss from operations	(912)	(5,372)	1,906			(4,378)
Other income (expense)
Interest expense	—	(279)	212	(bb	)	(67)
Interest income	63	—	—			63
Change in fair value of derivative liability	17,029	(391)	391	(cc	)	17,029
Change in fair value of redeemable convertible preferred stock warrants liability	—	(48,109)	48,109	(dd	)	—
Other income, net	—	581				581

Total other income (expense)	17,092	(48,198)	48,712			17,606

Net loss	$16,180	$(53,570)	$50,618			$13,228

Basic and diluted weighted average shares outstanding - Class A and Class B						136,748,470
Basic and diluted net loss per share - Class A and Class B						$0.10

Notes to Unaudited Pro Forma Condensed Combined Financial Statements

1. Basis of Presentation

The Business Combination is accounted for as a reverse recapitalization, with no goodwill or other intangible assets recorded, in accordance with GAAP. Under this method of accounting, Artius is treated as the “acquired” company for financial reporting purposes. Accordingly, for accounting purposes, the Business Combination is treated as the equivalent of Legacy Origin issuing stock for the net assets of Artius, accompanied by a recapitalization. The net assets of Legacy Origin will remain at historical cost.

The unaudited pro forma condensed combined balance sheet as of March 31, 2021 gives pro forma effect to the Business Combination as if it had been consummated on March 31, 2021. The unaudited pro forma condensed combined statements of operations for the three months ended March 31, 2021 and the year ended December 31, 2020 give pro forma effect to the Business Combination as if it had been consummated on January 1, 2020.

The unaudited pro forma condensed combined balance sheet as of March 31, 2021 has been prepared using, and should be read in conjunction with, the following:

•	Artius’s unaudited balance sheet as of March 31, 2021 and the related notes included in the Prospectus; and

•	Legacy Origin’s unaudited consolidated balance sheet as of March 31, 2021 and the related notes included in the Prospectus.

Management has made significant estimates and assumptions in its determination of the pro forma adjustments. As the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented.

The unaudited pro forma condensed combined financial information does not give effect to any anticipated synergies, operating efficiencies, tax savings or cost savings that may be associated with the Business Combination. The pro forma adjustments reflecting the consummation of the Business Combination are based on certain currently available information and certain assumptions and methodologies that Artius believes are reasonable under the circumstances. The unaudited condensed pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments and it is possible the difference may be material. Artius believes that its assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Business Combination based on information available to management at the time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information is not necessarily indicative of what the actual results of operations and financial position would have been had the Business Combination taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of the Combined Company. They should be read in conjunction with the historical financial statements and notes thereto of Artius and Legacy Origin.

2. Adjustments to Unaudited Pro Forma Condensed Combined Financial Information

The unaudited pro forma condensed combined financial information has been prepared to illustrate the effect of the Business Combination and has been prepared for informational purposes only. The historical financial statements have been adjusted in the unaudited pro forma condensed combined financial information to give pro forma effect to events that are (1) directly attributable to the Business Combination, (2) factually supportable, and (3) with respect to the statements of operations, expected to have a continuing impact on the results of the Combined Company. Artius and Legacy Origin have not had any historical relationship prior to the Business Combination. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

The pro forma combined provision for income taxes does not necessarily reflect the amounts that would have resulted had the Combined Company filed consolidated income tax returns during the periods presented.

Transaction Accounting Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet

The adjustments included in the unaudited pro forma condensed combined balance sheet as of March 31, 2021 are as follows:

(a)	Reflects the reclassification of cash held in the Trust Account (as defined in the Prospectus) that becomes available following the Business Combination.
(b)	Reflects the settlement of $25.4 million in deferred underwriting compensation.
(c)	Represents estimated combined transaction costs to be incurred by Artius and Legacy Origin of approximately $39.2 million for legal, financial advisory and other professional fees incurred in consummating the Business Combination. Of this amount, $1.9 million and $3.3 million was expensed by Legacy Origin and Artius during the year ended December 31, 2020 and period ended March 31, 2021, respectively, and $1.8 million and $2.6 million was accrued by Legacy Origin and Artius in Accounts Payable and Accrued Expenses, respectively, as of March 31, 2021.
(d)	Reflects proceeds of $200.0 million from the issuance and sale of 20,000,000 shares of Artius Class A Common Stock at $10.00 per share in the PIPE pursuant to the Subscription Agreements.
(e)	Reflects the reclassification of $634 million of Artius Class A Common Stock subject to possible redemption to permanent equity.
(f)

Reflects the conversion of 21,070,663 shares of Legacy Origin Preferred Stock and 1,285,164 shares of Legacy Origin Common Stock plus conversion of accumulated dividends on redeemable convertible preferred stock and convertible notes payable into 78,212,881 shares of Combined Company Common Stock.

(g)	Reflects the conversion of Artius Class B Common Stock held by the Sponsor into Combined Company Common Stock.
(h)	Reflects the elimination of Artius’s historical retained earnings.
(i)

Represents (i) the redemption of 43,880,956 shares of Artius Class A Common Stock by holders validly exercising their right to have such shares redeemed for a full pro rata portion of the trust account holding the proceeds from Artius’ initial public offering, calculated as of two business days prior to June 25, 2021, representing $438,983,333 in the aggregate and (ii) the purchase by certain investors of 4,300,001 shares of Artius Class A Common Stock at a price of $10.00 per share.

(j)	Reflects conversion of the bridge notes into Class A common stock upon the consumation of the Merger, net of debt discount, elimination of the related derivative liability and accrued interest.
(k)	Reflects the reclassification of Legacy Origin’s redeemable convertible preferred stock warrant liability to APIC as a result of the Legacy Origin’s redeemable convertible preferred stock warrants being net settled into shares of Legacy Origin common stock immediately prior to the Merger.
(l)	Reflects the preliminary estimated fair value of the Earnout Shares contingently issuable to holders of Origin Capital Stock (as defined in the Prospectus) and vested Origin Stock Options (as defined in the Prospectus) as of the Closing. The preliminary fair values were determined using the most reliable information available. The actual fair values could change materially once the final valuation is determined at the Closing. Refer to Note 4 for more information.
(m)	Reflects the preliminary estimated fair value of the Sponsor Vesting Shares contingently recallable from the Sponsor as of the Closing. The preliminary estimated fair values were determined using the most reliable information available. The actual fair values could change materially once the final valuation is determined at the Closing. Refer to Note 4 for more information.
(n)

Reflects the preliminary estimated fair value of the incremental compensation provided to holders of vested Origin Stock Options which under the terms of the Merger Agreement have been allowed to participate as holders of Origin Capital Stock for the rights to contingently receive a pro rata portion of the Earnout Shares upon achievement of the Earnout Triggering Events. There are no future service requirements related to the Earnout Triggering Events. The preliminary estimated fair values were determined using the Black-Scholes option-pricing model with the most reliable information available as the difference between the fair value of the modified award and the fair value of the original award immediately before it was modified. The actual fair values of the incremental compensation costs are subject to change as additional analyses are performed and such changes could be material once the final valuation as of the modification date is determined.
(o)	Reflects the contingent consideration payable to Legacy Origin’s financial advisor a portion of which is triggered at each earnout threshold.

Adjustments to Unaudited Pro Forma Condensed Combined Statement of Operations

The adjustments included in the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2020 and for the three months ended March 31, 2021 are as follows:

(aa)	Reflects the preliminary estimated fair value of the incremental compensation to be provided to holders of vested Origin Stock Options in the form of certain accommodations made under the terms of the Merger Agreement to permit holders, without requiring exercise of their options, to participate as holders of Origin Capital Stock for the rights to contingently receive a pro rata portion of the Earnout Shares upon achievement of the Earnout Triggering Events. There are no future service requirements related to the Earnout Triggering Events. The preliminary estimated incremental compensation cost is based on the difference between the estimated fair value of the arrangements immediately after the Merger and the fair value of the awards immediately before the Merger based on their original terms. The fair values were estimated based on option-pricing models using the most reliable information and assumptions currently available which includes: volatility of 70%, risk free rate of approximately 0.17% and 0.35% at December 31, 2020 and March 31, 2021, respectively, expected term of 3 years and common stock value as of December 31, 2020 and March 31, 2021 of $23.54 and $21.56 per share, respectively. The actual fair values of the incremental compensation costs are subject to change as additional analyses are performed and facts and circumstances change to the closing date of the Merger, and such changes could be material once the final valuation as of the modification date is determined.
(bb)	Reflects the elimination of interest expense related to the bridge notes.
(cc)	Reflects elimination of the change in fair value of the derivative liability upon conversion of the bridge notes into Class A common stock on consumation of the Merger.
(dd)	Reflects the elimination of the redeemable convertible preferred stock warrant liability upon the consumation of the Merger.
(ee)	Reflects the elimination of nonrecurring transaction costs.

3. Loss per Share

Represents the net loss per share calculated using the historical weighted average shares outstanding, and the issuance of additional shares in connection with the Business Combination, assuming the shares were outstanding at the beginning of the periods presented. As the Business Combination is being reflected as if it had occurred at the beginning of the periods presented, the calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that the shares issuable relating to the Business Combination have been outstanding for the entire periods presented. Basic and diluted earnings per share are the same for each class of common stock because they are entitled to the same liquidation and dividend rights.

	Year-Ended December 31, 2020	Period-Ended March 31, 2021
Pro Forma net loss (in thousands)	$(45,163)	$13,228
Weighted average shares outstanding, basic and diluted - Class A and Class B	136,748,470	136,748,470
Net loss per share, basic and diluted - Class A and Class B	$(0.33)	$0.10

	Year-Ended December 31, 2020	Period-Ended March 31, 2021
Weighted average shares calculation, basic and diluted - Class A and Class B
Artius public stockholders - Class A	28,569,044	28,569,044
Holders of Artius sponsor shares - Class A	13,612,500	13,612,500
PIPE Investors and Backstop Investors - Class A	24,300,001	24,300,001
Legacy Origin stockholders - Class A (1)	70,266,925	70,266,925

	136,748,470	136,748,470

4. Sponsor Vesting Shares and Earnout Shares

The Sponsor Vesting Shares and Earnout Shares are expected to be accounted for as liability classified equity instruments that are earned upon the achieving the Earnout Triggering Events (as defined in the Prospectus), which include events that are not indexed to the Combined Company Common Stock. The preliminary estimated fair value of the Sponsor Vesting Shares and Earnout Shares is $37.2 million and $206.7 million, respectively.

The estimated fair values of the Sponsor Vesting Shares and Earnout Shares were determined by using a Monte Carlo simulation valuation model using a distribution of potential outcomes on a monthly basis over the three-year Earnout Period (as defined in the Prospectus). The preliminary estimated fair values of Sponsor Vesting Shares and Earnout Shares were determined using the most reliable information available. Assumptions used in the preliminary valuation, which are subject to change at the Closing, were as follows:

Current stock price: the current stock price was set at the deemed value of $23.54 per share for Combined Company Common Stock.

Expected volatility: the volatility rate was determined by using an average of historical volatilities of selected industry peers deemed to be comparable to our business corresponding to the expected term of the awards.

Risk-free interest rate: The risk-free interest rate is based on the U.S. Treasury yield curve in effect at the time of issuance for zero-coupon U.S. Treasury notes with maturities corresponding to the expected three year term of the Earnout Period.

Expected term: The expected term is the three year term of the Earnout Period.

Expected dividend yield: The expected dividend yield is zero as we have never declared or paid cash dividends and have no current plans to do so during the expected term.

The actual fair values of Sponsor Vesting Shares and Earnout Shares are subject to change as additional information becomes available and additional analyses are performed and such changes could be material once the final valuation is determined at the Closing.

COMPARATIVE SHARE INFORMATION

The comparative per share information sets forth summary historical per share information for Artius and Legacy Origin and unaudited pro forma condensed combined per share information after giving effect to the Business Combination.

The selected unaudited pro forma condensed combined book value information as of March 31, 2021 and for the year ended December 31, 2020 give pro forma effect to the Business Combination as if it had occurred on March 31, 2021 and December 31, 2020, respectively. The selected unaudited pro forma condensed combined net income (loss) per share and weighted average shares outstanding information for the three months ended March 31, 2021 and for the year ended December 31, 2020 give pro forma effect to the Business Combination as if it had occurred on January 1, 2020.

This information is only a summary and should be read in conjunction with the historical financial statements of Artius and Legacy Origin and related notes included elsewhere in the Prospectus. The unaudited pro forma condensed combined per share information of Artius and Legacy Origin is derived from, and should be read in conjunction with, the unaudited pro forma condensed combined financial information and related notes included herein in the section titled “Unaudited Pro Forma Condensed Combined Financial Information.”

The unaudited pro forma condensed combined income (loss) per share information below does not purport to represent the income (loss) per share which would have occurred had the companies been combined during the periods presented, nor earnings per share for any future date or period. The unaudited pro forma condensed combined book value per share information below does not purport to represent what the value of Artius and Legacy Origin would have been had the companies been combined during the periods presented.

	Artius (Historical)	Legacy Origin (Historical)	Combined Pro Forma	Legacy Origin equivalent pro forma per share data (2)
As of and for the Year Ended December 31, 2020 (Restated) (3)
Book value per share (1)	$0.17	(74.74)	1.20	2.54
Weighted average common shares outstanding—basic and diluted	21,242,273	1,285,202	136,748,470	2,869,441
Net loss per share—basic and diluted	$(1.23)	(23.58)	(0.33)	$(15.74)

As of and for the Period Ended March 31, 2021 (3)
Book value per share (1)	$0.16	(110.58)	1.41	2.99
Weighted average common shares outstanding—basic and diluted	28,815,514	1,355,762	136,748,470	2,869,441
Net loss per share—basic and diluted	$(0.56)	(39.51)	0.10	$4.61

(1)	Book value per share = Total equity/shares outstanding.
(2)	The equivalent pro forma basic and diluted per share data for Legacy Origin is based on the exchange ratio set forth in the Business Combination Agreement.
(3)	There were no cash dividends declared in the period presented.

INDEX TO CONSOLIDATED FINANCIAL INFORMATION

Audited Financial Statements of Artius Acquisition, Inc.

Unaudited Interim Financial Statements of Artius Acquisition Inc.

Audited Consolidated Financial Statements of Micromidas, Inc. dba Origin Materials

Unaudited Interim Financial Statements of Micromidas, Inc. dba Origin Materials

The financial statements included in this section refer to Legacy Origin and Artius prior to the closing of the Business Combination. Concurrent with the Business Combination, Artius Acquisition, Inc., as that term is used in this section, was renamed Origin Materials, Inc.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and Board of Directors of

Artius Acquisition Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheet of Artius Acquisition Inc. (the “Company”) as of December 31, 2020, the related statements of operations, changes in shareholders’ equity and cash flows for the period from January 24, 2020 (inception) through December 31, 2020, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020, and the results of its operations and its cash flows for the period from January 24, 2020 (inception) through December 31, 2020, in conformity with accounting principles generally accepted in the United States of America.

Restatement of the 2020 Financial Statements

As discussed in Note 2 to the financial statements, the accompanying financial statements as of December 31, 2020 and for the period from January 24, 2020 (inception) through December 31, 2020, have been restated.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (the “PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/S/ Marcum LLP

Marcum LLP

We have served as the Company’s auditor since 2020.

Houston, TX

March 4, 2021, except for the effects of the restatement discussed in Note 2 as to which the date is April 30, 2021.

ARTIUS ACQUISITION INC.

BALANCE SHEET

DECEMBER 31, 2020 (AS RESTATED)

ASSETS
Current Assets
Cash	$1,123,407
Prepaid expenses	220,867

Total Current Assets	1,344,274

Cash and marketable securities held in Trust Account	724,716,476

Total Assets	$726,060,750

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities – accrued expenses	$220
Warrant Liability	78,048,668
Deferred underwriting fee payable	25,357,500

Total Liabilities	103,406,388

Commitments

Class A ordinary shares subject to possible redemption, 61,746,986 shares at redemption value	617,654,356

Shareholders’ Equity
Preference shares, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding	—
Class A ordinary shares, $0.0001 par value; 400,000,000 shares authorized; 10,703,014 shares issued and outstanding (excluding 61,746,986 shares subject to possible redemption)	1,070
Class B ordinary shares, $0.0001 par value; 50,000,000 shares authorized; 18,112,500 shares issued and outstanding	1,811
Additional paid-in capital	30,869,475
Accumulated deficit	(25,872,350)

Total Shareholders’ Equity	5,000,006

Total Liabilities and Shareholders’ Equity	$726,060,750

The accompanying notes are an integral part of the financial statements.

ARTIUS ACQUISITION INC.

STATEMENT OF OPERATIONS

FOR THE PERIOD FROM JANUARY 24, 2020 (INCEPTION) THROUGH DECEMBER 31, 2020 (AS RESTATED)

Formation and operational costs	$3,028,992

Loss from operations	(3,028,992)

Other income (loss):
Interest earned on marketable securities held in Trust Account	212,516
Unrealized gain on marketable securities held in Trust Account	3,960
Change in fair value of derivative liability	(23,059,834)

Other income (loss)	(22,843,358)

Net loss	$(25,872,350)

Basic and diluted weighted average shares outstanding, Common stock subject to possible redemption	63,958,721

Basic and diluted net loss per share, Common stock subject to possible redemption	$0.00

Basic and diluted weighted average shares outstanding, Common stock	21,242,273

Basic and diluted net loss per share, Common stock	$(1.23)

The accompanying notes are an integral part of the financial statements.

ARTIUS ACQUISITION INC.

STATEMENT OF CHANGES IN SHAREHOLDERS’ EQUITY

FOR THE PERIOD FROM JANUARY 24, 2020 (INCEPTION) THROUGH DECEMBER 31, 2020 (AS RESTATED)

	Class A Ordinary Shares		Class B Ordinary Shares		Additional Paid-in Capital	Accumulated Deficit	Total Shareholders’ Equity
	Shares	Amount	Shares	Amount
Balance – January 24, 2020 (inception)	—	$—	—	$—	$—	$—	$—
Issuance of Class B ordinary shares to Sponsor (1)	—	—	18,112,500	1,811	23,189	—	25,000
Sale of 72,450,000 Units, net of underwriting discounts and offering costs	72,450,000	7,245	—	—	703,483,301	—	703,483,301
Initial classification of warrant liability					(54,988,834)		(54,988,834)
Class A ordinary shares subject to possible redemption	(61,746,986)	(6,175)	—	—	(617,648,181)	—	(617,654,356)
Net loss	—	—	—	—	—	(25,872,350)	(25,872,350)

Balance – December 31, 2020	10,703,014	$1,070	18,112,500	$1,811	$30,869,475	$(25,872,350)	$5,000,006

The accompanying notes are an integral part of the financial statements.

ARTIUS ACQUISITION INC.

STATEMENT OF CASH FLOWS

FOR THE PERIOD FROM JANUARY 24, 2020 (INCEPTION) THROUGH DECEMBER 31, 2020 (AS RESTATED)

Cash Flows from Operating Activities:
Net loss	$(25,872,350)
Adjustments to reconcile net loss to net cash used in operating activities:
Interest earned on marketable securities held in Trust Account	(212,516)
Change in fair value of warrant liability	23,059,834
Non-cash compensation expense related to private placement warrants	566,333
Allocation of initial public offering proceeds to derivative liability	2,121,032
Unrealized gain on marketable securities held in Trust Account	(3,960)
Changes in operating assets and liabilities:
Prepaid expenses	(220,867)
Accrued expenses	220

Net cash used in operating activities	(562,274)

Cash Flows from Investing Activities:
Investment of cash in Trust Account	(724,500,000)

Net cash used in investing activities	(724,500,000)

Cash Flows from Financing Activities:
Proceeds from sale of Units, net of underwriting discounts paid	710,010,000
Proceeds from sale of Private Placement Warrants	16,990,000
Proceeds from promissory note – related party	215,215
Repayment of promissory note – related party	(215,215)
Payment of offering costs	(814,319)

Net cash provided by financing activities	726,185,681

Net Change in Cash	1,123,407
Cash – Beginning	—

Cash – Ending	$1,123,407

Non-Cash Investing and Financing Activities:
Initial classification of Class A ordinary shares subject to possible redemption	$640,817,776

Change in value of Class A ordinary shares subject to possible redemption	$(23,163,420)

Deferred underwriting fee payable	$25,357,500

Initial classification of warrant liability	$54,988,834
Change in value of warrant liability	$23,059,834
Offering costs paid directly by Sponsor from proceeds from issuance of Class B ordinary shares	$25,000

The accompanying notes are an integral part of the financial statements.

ARTIUS ACQUISITION INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2020

NOTE 1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS

Artius Acquisition Inc. (the “Company”) is a blank check company incorporated as a Cayman Islands exempted company on January 24, 2020. The Company was formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses (“Business Combination”).

Although the Company is not limited to a particular industry or geographic region for purposes of consummating a Business Combination, the Company intends to focus on technology enabled businesses that directly or indirectly offer specific technology solutions, broader technology software and services, or financial and transactional services to companies of all sizes. The Company is an early stage and emerging growth company and, as such, the Company is subject to all of the risks associated with early stage and emerging growth companies.

As of December 31, 2020, the Company had not commenced any operations. All activity for the period from January 24, 2020 (inception) through December 31, 2020 relates to the Company’s formation, its initial public offering (“Initial Public Offering”), which is described below, and the search for a target company for a Business Combination. The Company will not generate any operating revenues until after the completion of a Business Combination, at the earliest. The Company will generate non-operating income in the form of interest income from the proceeds derived from the Initial Public Offering.

The registration statements for the Company’s Initial Public Offering became effective on July 13, 2020. On July 16, 2020, the Company consummated the Initial Public Offering of 72,450,000 units (the “Units” and, with respect to the Class A ordinary shares included in the Units sold, the “Public Shares”), which includes the full exercise by the underwriters of the over-allotment option to purchase an additional 9,450,000 Units, at $10.00 per Unit, generating gross proceeds of $724,500,000 which is described in Note 4.

Simultaneously with the closing of the Initial Public Offering, the Company consummated the sale of 11,326,667 warrants (the “Private Placement Warrants”) at a price of $1.50 per Private Placement Warrant in a private placement to Artius Acquisition Partners LLC (the “Sponsor”), generating gross proceeds of $16,990,000, which is described in Note 6.

Transaction costs amounted to $40,686,819, consisting of $14,490,000 of underwriting fees, $25,357,500 of deferred underwriting fees and $839,319 of other offering costs.

Following the closing of the Initial Public Offering on July 16, 2020, an amount of $724,500,000 ($10.00 per Unit) from the net proceeds of the sale of the Units in the Initial Public Offering and the sale of the Private Placement Warrants was placed in a trust account (the “Trust Account”) and invested in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act of 1940, as amended (the “Investment Company Act”), with a maturity of 185 days or less, or in any open-ended investment company that holds itself out as a money market fund meeting certain conditions of Rule 2a-7 of the Investment Company Act, as determined by the Company, until the earlier of: (i) the completion of a Business Combination and (ii) the distribution of the funds in the Trust Account to the Company’s shareholders, as described below.

The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Initial Public Offering and the sale of the Private Placement Warrants, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. So long as the Company obtains and maintains a listing for its securities on Nasdaq, the Company must complete its initial Business Combination with one or more target businesses that together have a fair market value equal to at least 80% of the net assets held in the

ARTIUS ACQUISITION INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2020

Trust Account (excluding the deferred underwriting commissions and taxes payable on the interest earned on the Trust Account) at the time of the Company signing a definitive agreement in connection with the Company’s initial Business Combination. The Company will only complete a Business Combination if the post-Business Combination company owns or acquires 50% or more of the issued and outstanding voting securities of the target or otherwise acquires a controlling interest in the target business sufficient for it not to be required to register as an investment company under the Investment Company Act. There is no assurance that the Company will be able to successfully effect a Business Combination.

The Company will provide its shareholders with the opportunity to redeem all or a portion of their Public Shares upon the completion of a Business Combination either (i) in connection with a shareholder meeting called to approve the Business Combination or (ii) by means of a tender offer. The decision as to whether the Company will seek shareholder approval of a Business Combination or conduct a tender offer will be made by the Company. The shareholders will be entitled to redeem their shares for a pro rata portion of the amount held in the Trust Account (initially $10.00 per share), calculated as of two business days prior to the completion of a Business Combination, including any pro rata interest earned on the funds held in the Trust Account and not previously released to the Company to pay its tax obligations, provided that the Company shall not redeem shares that would cause the Company’s net tangible assets to be less than $5,000,001 following such redemptions. There will be no redemption rights upon the completion of a Business Combination with respect to the Company’s warrants.

The Company will proceed with a Business Combination only if the Company has net tangible assets of at least $5,000,001 upon such completion of a Business Combination and, if the Company seeks shareholder approval, it receives an ordinary resolution under Cayman Islands law approving a Business Combination, which requires the affirmative vote of a majority of the shareholders who attend and vote at a general meeting of the Company. If a shareholder vote is not required under applicable law or stock exchange listing requirements and the Company does not decide to hold a shareholder vote for business or other reasons, the Company will, pursuant to its Amended and Restated Memorandum and Articles of Association, conduct the redemptions pursuant to the tender offer rules of the Securities and Exchange Commission (“SEC”), and file tender offer documents containing substantially the same information as would be included in a proxy statement with the SEC prior to completing a Business Combination. If the Company seeks shareholder approval in connection with a Business Combination, the Sponsor has agreed to vote its Founder Shares (as defined in Note 6) and any Public Shares purchased in or after the Initial Public Offering in favor of approving a Business Combination and to waive its redemption rights with respect to any such shares in connection with a shareholder vote to approve a Business Combination. Additionally, each public shareholder may elect to redeem their Public Shares, without voting, and if they do vote, irrespective of whether they vote for or against a proposed Business Combination.

Notwithstanding the foregoing, if the Company seeks shareholder approval of a Business Combination and it does not conduct redemptions pursuant to the tender offer rules, the Company’s Amended and Restated Memorandum and Articles of Association provides that a public shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from redeeming its shares with respect to more than an aggregate of 15% of the Public Shares without the Company’s prior written consent.

The Sponsor has agreed (a) to waive its redemption rights with respect to any Founder Shares and Public Shares held by it in connection with the completion of a Business Combination and (b) not to propose an amendment to the Amended and Restated Memorandum and Articles of Association (i) to modify the substance or timing of the Company’s obligation to redeem 100% of the Public Shares if the Company does not complete a

ARTIUS ACQUISITION INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2020

Business Combination within the Combination Period (as defined below) or (ii) with respect to any other provision relating to shareholders’ rights or pre-initial business combination activity, unless the Company provides the public shareholders with the opportunity to redeem their Public Shares in conjunction with any such amendment.

The Company will have until July 16, 2022 (the “Combination Period”) to consummate a Business Combination. If the Company is unable to complete a Business Combination within the Combination Period, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but no more than 10 business days thereafter, redeem 100% of the outstanding Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding Public Shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any), and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the remaining shareholders and the Company’s board of directors, dissolve and liquidate, subject in each case to its obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law.

The Sponsor has agreed to waive its liquidation rights with respect to the Founder Shares if the Company fails to complete a Business Combination within the Combination Period. However, if the Sponsor acquires Public Shares in or after the Initial Public Offering, such Public Shares will be entitled to liquidating distributions from the Trust Account if the Company fails to complete a Business Combination within the Combination Period. The underwriters have agreed to waive their rights to their deferred underwriting commission (see Note 6) held in the Trust Account in the event the Company does not complete a Business Combination within the Combination Period and, in such event, such amounts will be included with the funds held in the Trust Account that will be available to fund the redemption of the Public Shares. In the event of such distribution, it is possible that the per share value of the assets remaining available for distribution will be less than the Initial Public Offering price per Unit ($10.00).

The Sponsor has agreed that it will be liable to the Company, if and to the extent any claims by a third party for services rendered or products sold to the Company, or by a prospective target business with which the Company has discussed entering into a transaction agreement, reduce the amount of funds in the Trust Account to below (1) $10.00 per Public Share or (2) such lesser amount per Public Share held in the Trust Account as of the date of the liquidation of the Trust Account due to reductions in the value of trust assets, in each case net of the amount of interest which may be withdrawn to pay taxes. This liability will not apply with respect to any claims by a third party who executed a waiver of any and all rights to seek access to the Trust Account nor will it apply to any claims under the Company’s indemnity of the underwriters of the Initial Public Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsor will not be responsible to the extent of any liability for such third-party claims. The Company will seek to reduce the possibility that the Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers (other than the Company’s independent auditors), prospective target businesses or other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.

Risks and Uncertainties

Management continues to evaluate the impact of the COVID-19 pandemic and has concluded that while it is reasonably possible that the virus could have a negative effect on the Company’s financial position, results of its

ARTIUS ACQUISITION INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2020

operations and/or search for a target company, the specific impact is not readily determinable as of the date of these financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

NOTE 2. RESTATEMENT OF PREVIOUSLY ISSUED FINANCIAL STATEMENTS

The Company previously accounted for its outstanding Public Warrants (as defined in Note 4) and Private Placement Warrants (collectively, with the Public Warrants, the “Warrants”) issued in connection with its Initial Public Offering as components of equity instead of as derivative liabilities. The warrant agreement governing the Warrants includes a provision that provides for potential changes to the settlement amounts dependent upon the characteristics of the holder of the warrant. In Addition, the warrant agreement includes a provision that in the event of a tender offer or exchange offer made to and accepted by holders of more than 50% of the outstanding shares of a single class of stock, all holders of the Warrants would be entitled to receive cash for their Warrants (the “tender offer provision”).

On April 12, 2021, the Acting Director of the Division of Corporation Finance and Acting Chief Accountant of the Securities and Exchange Commission together issued a statement regarding the accounting and reporting considerations for warrants issued by special purpose acquisition companies entitled “Staff Statement on Accounting and Reporting Considerations for Warrants Issued by Special Purpose Acquisition Companies (“SPACs”)” (the “SEC Statement”). Specifically, the SEC Statement focused on certain settlement terms and provisions related to certain tender offers following a business combination, which terms are similar to those contained in the warrant agreement, dated as of July 13, 2020, between the Company and Continental Stock Transfer & Trust Company, a New York corporation, as warrant agent (the “Warrant Agreement”).

In further consideration of the SEC Statement, the Company’s management further evaluated the Warrants under Accounting Standards Codification (“ASC”) Subtopic 815-40, Contracts in Entity’s Own Equity. ASC Section 815-40-15 addresses equity versus liability treatment and classification of equity-linked financial instruments, including warrants, and states that a warrant may be classified as a component of equity only if, among other things, the warrant is indexed to the issuer’s common stock. Under ASC Section 815-40-15, a warrant is not indexed to the issuer’s common stock if the terms of the warrant require an adjustment to the exercise price upon a specified event and that event is not an input to the fair value of the warrant. Based on management’s evaluation, the Company’s audit committee, in consultation with management, concluded that the Company’s Private Placement Warrants are not indexed to the Company’s common stock in the manner contemplated by ASC Section 815-40-15 because the holder of the instrument is not an input into the pricing of a fixed-for-fixed option on equity shares. In addition, based on management’s evaluation, the Company’s audit committee, in consultation with management, concluded that the tender offer provision fails the “classified in stockholders’ equity” criteria as contemplated by ASC Section 815-40-25.

As a result of the above, the Company should have classified the Warrants as derivative liabilities in its previously issued financial statements. Under this accounting treatment, the Company is required to measure the fair value of the Warrants at the end of each reporting period as well as re-evaluate the treatment of the warrants (including on July 16, 2020, September 30, 2020 and December 31, 2020) and recognize changes in the fair value from the prior period in the Company’s operating results for the current period.

ARTIUS ACQUISITION INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2020

The Company’s accounting for the Warrants as components of equity instead of as derivative liabilities did not have any effect on the Company’s previously reported investments held in trust, operating expenses, cash flows or cash.

	As Previously Reported	Adjustments	As Restated
Balance sheet as of July 16, 2020 (audited)
Warrant Liability	$—	$54,988,834	$54,988,834
Class A Common Stock Subject to Possible Redemption	695,806,610	(54,988,834)	640,817,776
Class A Common Stock	287	550	837
Additional Paid-in Capital	5,019,473	2,686,814	7,706,287
Accumulated Deficit	(21,169)	(2,687,365)	(2,708,534)

Balance sheet as of September 30, 2020 (unaudited)
Warrant Liability	$—	$57,117,434	$57,117,434
Class A Common Stock Subject to Possible Redemption	695,756,921	(57,117,434)	638,639,487
Class A Common Stock	288	571	859
Additional Paid-in Capital	5,069,161	4,815,393	9,884,554
Accumulated Deficit	(71,254)	(4,815,964)	(4,887,218)

Balance sheet as of December 31, 2020 (audited)
Warrant Liability	$—	$78,048,668	$78,048,668
Class A Common Stock Subject to Possible Redemption	695,703,020	(78,048,664)	617,654,356
Common Stock	290	780	1,070
Additional Paid-in Capital	5,123,060	25,746,415	30,869,475
Accumulated Deficit	(125,151)	(25,747,199)	(25,872,350)
Stockholders’ Equity	5,000,010	(4)	5,000,006

Statement of Operations for the Period from January 24, 2020 (inception) to September 30, 2020 (unaudited)
Formation and operational costs	(149,341)	(2,687,365)	(2,836,706)
Change in fair value of warrant liability	$—	$(2,128,600)	$(2,128,600)
Net loss	(71,254)	(4,815,964)	(4,887,218)
Weighted average shares outstanding, Common stock subject to possible redemption			64,081,778
Basic and diluted net income per share, Common stock subject to possible redemption		—	0.00
Weighted average shares outstanding, Common stock	17,406,749	1,741,313	19,148,062
Basic and diluted net loss per share, Common stock	(0.01)	(0.12)	(0.13)

Statement of Operations for the Period from January 24, 2020 (inception) to December 31, 2020 (audited)
Formation and operational costs	(341,627)	(2,687,365)	(3,028,992)
Change in fair value of warrant liability	$—	$(23,059,834)	$(23,059,834)
Net loss	(125,151)	(25,747,199)	(25,872,350)
Weighted average shares outstanding, Common stock subject to possible redemption			63,958,721
Basic and diluted net income per share, Common stock subject to possible redemption			0.00
Weighted average shares outstanding, Common stock	18,400,891	2,841,382	21,242,273
Basic and diluted net loss per share, Common stock	(0.02)	(1.21)	(1.23)

ARTIUS ACQUISITION INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2020

	As Previously Reported	Adjustments	As Restated
Cash Flow Statement for the Period from January 24, 2020 (inception) to September 30, 2020 (unaudited)
Net loss	(71,254)	(4,815,964)	(4,887,218)
Non-cash compensation expense related to private placement warrants	—	566,333	566,333
Allocation of initial public offering costs to derivative liability	—	2,121,032	2,121,032
Change in fair value of warrant liability	—	2,128,600	2,128,600
Initial classification of warrant liability	—	54,988,834	54,988,834
Initial classification of common stock subject to possible redemption	695,806,610	(54,988,834)	640,817,776
Change in value of common stock subject to possible redemption	(49,689)	(2,128,600)	(2,178,289)

Cash Flow Statement for the Period from January 24, 2020 (inception) to December 31, 2020 (audited)
Net loss	$(125,151)	$(25,747,199)	$(25,872,350)
Non-cash compensation expense related to private placement warrants	—	566,333	566,333
Allocation of initial public offering costs to derivative liability	—	2,121,032	2,121,032
Change in fair value of warrant liability	—	23,059,834	23,059,834
Initial classification of warrant liability	—	54,988,834	54,988,834
Initial classification of common stock subject to possible redemption	695,806,610	(54,988,834)	640,817,776
Change in value of common stock subject to possible redemption	(103,590)	(23,059,830)	(23,163,420)

NOTE 3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements are presented in conformity with accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to the rules and regulations of the SEC.

Emerging Growth Company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard.

ARTIUS ACQUISITION INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2020

This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Use of Estimates

The preparation of the financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.

Cash and Cash Equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company did not have any cash equivalents as of December 31, 2020.

Marketable Securities Held in Trust Account

At December 31, 2020, substantially all of the assets held in the Trust Account were held in U.S. Treasury securities.

Warrant Liability

The Company accounts for the Warrants in accordance with the guidance contained in ASC 815-40-15-7D and 7F under which the Warrants do not meet the criteria for equity treatment and must be recorded as liabilities. Accordingly, the Company classifies the Warrants as liabilities at their fair value and adjust the Warrants to fair value at each reporting period. This liability is subject to re-measurement at each balance sheet date until exercised, and any change in fair value is recognized in our statement of operations. The Private Warrants and the Public Warrants for periods where no observable traded price was available are valued using a Monte Carlo simulation. For periods subsequent to the detachment of the Public Warrants from the Units, the Public Warrant quoted market price was used as the fair value as of each relevant date.

Class A Ordinary Shares Subject to Possible Redemption

The Company accounts for its Class A ordinary shares subject to possible redemption in accordance with the guidance in Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.” Class A ordinary shares subject to mandatory redemption are classified as a liability instrument and are measured at fair value. Conditionally redeemable ordinary shares (including ordinary shares that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) are classified as temporary equity. At all other times, ordinary shares are classified as shareholders’ equity. The Company’s Class A ordinary shares feature certain redemption rights that are considered to be outside of the Company’s control and subject to occurrence of uncertain future events. Accordingly, Class A ordinary shares subject to possible redemption are presented at redemption value as temporary equity, outside of the shareholders’ equity section of the Company’s balance sheet.

ARTIUS ACQUISITION INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2020

Income Taxes

The Company accounts for income taxes under ASC 740, “Income Taxes” (“ASC 740”). ASC 740 requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the financial statement and tax basis of assets and liabilities and for the expected future tax benefit to be derived from tax loss and tax credit carry forwards. ASC 740 additionally requires a valuation allowance to be established when it is more likely than not that all or a portion of deferred tax assets will not be realized.

ASC 740 also clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of December 31, 2020. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company is subject to income tax examinations by major taxing authorities since inception.

The Company is considered an exempted Cayman Islands Company and is presently not subject to income taxes or income tax filing requirements in the Cayman Islands or the United States. As such, the Company’s tax provision was zero for the period presented.

Net Loss Per Ordinary Share

Net loss per ordinary share is computed by dividing net loss by the weighted average number of ordinary shares outstanding for the period. The Company applies the two-class method in calculating earnings per share. Ordinary shares subject to possible redemption at December 31, 2020, which are not currently redeemable and are not redeemable at fair value, have been excluded from the calculation of basic net loss per ordinary share since such shares, if redeemed, only participate in their pro rata share of the Trust Account earnings. The Company has not considered the effect of warrants sold in the Initial Public Offering and the private placement to purchase 35,476,667 ordinary shares in the calculation of diluted loss per share, since the exercise of the warrants into ordinary shares is contingent upon the occurrence of future events. As a result, diluted net loss per ordinary share is the same as basic net loss per ordinary share for the period presented.

Net Loss Per Common Share

Net income (loss) per share is computed by dividing net income by the weighted-average number of shares of common stock outstanding during the period. The Company has not considered the effect of the warrants sold in the Public Offering and Private Placement to purchase an aggregate of 35,476,667 shares in the calculation of diluted loss per share, since the exercise of the warrants are contingent upon the occurrence of future events and the inclusion of such warrants would be anti-dilutive.

The Company’s statement of operations includes a presentation of income (loss) per share for common shares subject to possible redemption in a manner similar to the two-class method of income (loss) per share. Net income per common share, basic and diluted, for Common stock subject to possible redemption is calculated by dividing the proportionate share of income or loss on marketable securities held by the Trust Account, net of applicable franchise and income taxes, by the weighted average number of Common stock subject to possible redemption outstanding since original issuance.

ARTIUS ACQUISITION INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2020

Net loss per share, basic and diluted, for non-redeemable common stock is calculated by dividing the net loss, adjusted for income or loss on marketable securities attributable to Common stock subject to possible redemption, by the weighted average number of non-redeemable common stock outstanding for the period.

Non-redeemable common stock includes Founder Shares and non-redeemable shares of common stock as these shares do not have any redemption features. Non-redeemable common stock participates in the income or loss on marketable securities based on non-redeemable common stock shares’ proportionate interest.

For the Period from January 24, 2020 (Inception) through December 31, 2020
Common stock subject to possible redemption
Numerator: Earnings allocable to Class A Common stock subject to possible redemption
Interest earned on marketable securities held in Trust Account	181,127
Unrealized gain on marketable securities held in Trust Account	3,375

Net income allocable to shares subject to possible redemption	$184,502

Denominator: Weighted Average Class A Common stock subject to possible redemption

Basic and diluted weighted average shares outstanding	63,958,721

Basic and diluted net income per share	$0.00

Non-Redeemable Common Stock
Numerator: Net Loss minus Net Earnings
Net loss	$(25,872,350)
Net income allocable to Class A Common stock subject to possible redemption	184,502

Non-Redeemable Net Loss	$(26,056,852)

Denominator: Weighted Average Non-Redeemable Common Stock
Basic and diluted weighted average shares outstanding	21,242,273

Basic and diluted net loss per share	$(1.23)

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of a cash account in a financial institution which, at times may exceed the Federal Depository Insurance Coverage of $250,000. The Company has not experienced losses on this account and management believes the Company is not exposed to significant risks on such account.

Fair Value of Financial Instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under ASC Topic 820, “Fair Value Measurement,” approximates the carrying amounts represented in the accompanying financial statements.

ARTIUS ACQUISITION INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2020

Recent Accounting Standards

Management does not believe that any recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on the accompanying financial statements.

NOTE 4. INITIAL PUBLIC OFFERING

Pursuant to the Initial Public Offering, the Company sold 72,450,000 Units, which includes the full exercise by the underwriters of their option to purchase an additional 9,450,000 Units, at a purchase price of $10.00 per Unit. Each Unit consists of one Class A ordinary share and one-third of one redeemable warrant (“Public Warrant”). Each Public Warrant entitles the holder to purchase one Class A ordinary share at an exercise price of $11.50 per share, subject to adjustment (see Note 8).

NOTE 5. PRIVATE PLACEMENT

Simultaneously with the closing of the Initial Public Offering, the Sponsor purchased an aggregate of 11,326,667 Private Placement Warrants at a price of $1.50 per Private Placement Warrant, for an aggregate purchase price of $16,990,000. The proceeds from the sale of the Private Placement Warrants were added to the net proceeds from the Initial Public Offering held in the Trust Account. Each Private Placement Warrant is exercisable for one Class A ordinary share at a price of $11.50 per share, subject to adjustment (see Note 8). If the Company does not complete a Business Combination within the Combination Period, the proceeds from the sale of the Private Placement Warrants held in the Trust Account will be used to fund the redemption of the Public Shares (subject to the requirements of applicable law) and the Private Placement Warrants will expire worthless.

NOTE 6. RELATED PARTY TRANSACTIONS

Founder Shares

On February 4, 2020, the Sponsor paid $25,000 to cover certain offering costs of the Company in consideration of 11,500,000 of the Company’s Class B ordinary shares (the “Founder Shares”). On June 24, 2020 and July 13, 2020, the Company effected share capitalizations resulting in the Sponsor holding an aggregate of 18,112,500 Founder Shares. The Founder Shares will automatically convert into Class A ordinary shares at the time of the completion of a Business Combination on a one-for-one basis, subject to certain adjustments, as described in Note 8.

The Founder Shares included an aggregate of up to 2,362,500 shares subject to forfeiture by the Sponsor to the extent that the underwriters’ over-allotment was not exercised in full or in part, so that the number of Founder Shares would collectively represent 20% of the Company’s issued and outstanding shares upon the completion of the Initial Public Offering. As a result of the underwriters’ election to fully exercise their over-allotment option, no Founder Shares are currently subject to forfeiture.

The Sponsor has agreed, subject to limited exceptions, not to transfer, assign or sell any of its Founder Shares until the earliest to occur of: (i) 365 days after the date of the Closing; (ii) the first day after the date on which the closing price of the Public Shares (or any successor securities thereto) equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the date of the Closing; or (iii) the date on which Artius completes a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of Artius’s Public Shareholders having the right to exchange their Public Shares (or any successor securities thereto) for cash, securities or other property.

ARTIUS ACQUISITION INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2020

Promissory Note—Related Party

On February 4, 2020, the Company issued the Promissory Note to the Sponsor, pursuant to which the Company could borrow up to an aggregate principal amount of $300,000, The Promissory Note was non-interest bearing and payable on the earlier of (i) December 31, 2020 and (ii) the completion of the Initial Public Offering. The outstanding balance under the Promissory Note of $215,215 was repaid in full upon the closing of the Initial Public Offering.

Administrative Services Agreement

The Company entered into an agreement whereby, commencing on July 14, 2020, the Company will pay an affiliate of the Sponsor up to $25,000 per month for accounting, bookkeeping, office space, IT support, professional, secretarial and administrative services. Upon completion of a Business Combination or its liquidation, the Company will cease paying these monthly fees. For the period from January 24, 2020 (inception) through December 31, 2020, the Company incurred and paid $137,500, in fees for these services.

Related Party Loans

In order to finance transaction costs in connection with a Business Combination, the Sponsor or an affiliate of the Sponsor, or certain of the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). Such Working Capital Loans would be evidenced by promissory notes. The notes may be repaid upon completion of a Business Combination, without interest, or, at the lender’s discretion, up to $1,500,000 of the notes may be converted upon completion of a Business Combination into warrants at a price of $1.50 per warrant. Such warrants would be identical to the Private Placement Warrants. In the event that a Business Combination does not close, the Company may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans but no proceeds held in the Trust Account would be used to repay the Working Capital Loans.

NOTE 7. COMMITMENTS

Registration Rights

Pursuant to a registration rights agreement entered into on July 13, 2020, the holders of the Founder Shares, Private Placement Warrants and warrants that may be issued upon conversion of the Working Capital Loans (and any Class A ordinary shares issuable upon the exercise of the Private Placement Warrants or warrants that may be issued upon conversion of Working Capital Loans and upon conversion of the Founder Shares) are entitled to registration rights requiring the Company to register such securities and any other equity securities that such persons may hold from time to time for resale (in the case of the Founder Shares, only after conversion to the Company’s Class A ordinary shares). The holders of 20% of these securities will be entitled to make up to four demands, excluding short form registration demands, that the Company register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the completion of a Business Combination and rights to require the Company to register for resale such securities pursuant to Rule 415 under the Securities Act. However, the registration rights agreement provides that the Company will not permit any registration statement filed under the Securities Act to become effective until termination of the applicable lock-up period. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

ARTIUS ACQUISITION INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2020

Underwriting Agreement

The underwriters are entitled to a deferred fee of $0.35 per Unit, or $25,357,500 in the aggregate. The deferred fee will become payable to the underwriters from the amounts held in the Trust Account solely in the event that the Company completes a Business Combination, subject to the terms of the underwriting agreement.

Consulting Arrangements

In September 2020, the Company entered into an acquisition support agreement with an unrelated party. Under the terms of the agreement, the Company will pay $215,000 a week plus expenses for services rendered. Payment for such services will become due and payable only upon the closing of the Company’s initial Business Combination. Interest will be charged at a rate of 8% per annum on fees incurred under the terms of the agreement. There have been no services provided under the agreement for the period ended December 31, 2020. For the period from January 1, 2021 through March 3, 2021 fees for services provided are approximately $450,000.

NOTE 8. SHAREHOLDERS’ EQUITY

Preference Shares—The Company is authorized to issue 1,000,000 preference shares with a par value of $0.0001. The Company’s board of directors will be authorized to fix the voting rights, if any, designations, powers, preferences, the relative, participating, optional or other special rights and any qualifications, limitations and restrictions thereof, applicable to the shares of each series. The board of directors will be able to, without shareholder approval, issue preferred shares with voting and other rights that could adversely affect the voting power and other rights of the holders of the ordinary shares and could have anti-takeover effects. At December 31, 2020, there were no preference shares issued or outstanding.

Class A Ordinary Shares—The Company is authorized to issue 400,000,000 Class A ordinary shares, with a par value of $0.0001 per share. Holders of Class A ordinary shares are entitled to one vote for each share. At December 31, 2020, there were 10,703,014 Class A ordinary shares issued and outstanding, excluding 61,746,986 Class A ordinary shares subject to possible redemption.

Class B Ordinary Shares—The Company is authorized to issue 50,000,000 Class B ordinary shares, with a par value of $0.0001 per share. Holders of the Class B ordinary shares are entitled to one vote for each share. At December 31, 2020, there were 18,112,500 Class B ordinary shares issued and outstanding.

Only holders of the Class B ordinary shares will have the right to vote on the election of directors prior to the Business Combination. Holders of Class A ordinary shares and holders of Class B ordinary shares will vote together as a single class on all other matters submitted to a vote of the Company’s shareholders except as otherwise required by law.

The Class B Shares will automatically convert into Class A ordinary shares at the time of a Business Combination, on a one-for-one basis, subject to adjustment. In the case that additional Class A ordinary shares, or equity-linked securities, are issued or deemed issued in excess of the amounts issued in the Initial Public Offering and related to the closing of a Business Combination, the ratio at which Class B ordinary shares will convert into Class A ordinary shares will be adjusted (unless the holders of a majority of the issued and outstanding Class B ordinary shares agree to waive such adjustment with respect to any such issuance or deemed issuance) so that the number of Class A ordinary shares issuable upon conversion of all Class B ordinary shares will equal, in the aggregate, on an as-converted basis, 20% of the sum of the total number of all ordinary shares issued and outstanding upon completion of the Initial Public Offering plus all Class A ordinary shares and

ARTIUS ACQUISITION INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2020

equity-linked securities issued or deemed issued in connection with a Business Combination (excluding any shares or equity-linked securities issued, or to be issued, to any seller in the Business Combination and any private placement-equivalent warrants issued to the Sponsor or its affiliates upon conversion of loans made to the Company).

Warrants—Public Warrants may only be exercised for a whole number of shares. No fractional shares will be issued upon exercise of the Public Warrants. The Public Warrants will become exercisable on the later of (a) 30 days after the completion of a Business Combination and (b) 12 months from the closing of the Initial Public Offering. The Public Warrants will expire five years from the completion of a Business Combination or earlier upon redemption or liquidation.

The Company will not be obligated to deliver any Class A ordinary shares pursuant to the exercise of a Public Warrant and will have no obligation to settle such Public Warrant exercise unless a registration statement under the Securities Act covering the issuance of the Class A ordinary shares issuable upon exercise of the Public Warrants is then effective and a prospectus relating thereto is current, subject to the Company satisfying its obligations described below with respect to registration, or a valid exemption from registration is available. No Public Warrant will be exercisable for cash or on a cashless basis, and the Company will not be obligated to issue any shares to holders seeking to exercise their Public Warrants, unless the issuance of the shares upon such exercise is registered, qualified or deemed to be exempt under the securities laws of the state of the exercising holder, or an exemption from registration is available.

The Company has agreed that as soon as practicable, but in no event later than 15 business days, after the closing of a Business Combination, it will use its best efforts to file with the SEC a registration statement registering the issuance, under the Securities Act, of the Class A ordinary shares issuable upon exercise of the Public Warrants. The Company will use its best efforts to cause the same to become effective within 60 business days after the closing of the Business Combination and to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration or redemption of the Public Warrants in accordance with the provisions of the warrant agreement. Notwithstanding the above, if the Company’s Class A ordinary shares are at the time of any exercise of a warrant not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, the Company may, at its option, require holders of public warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event the Company so elects, the Company will not be required to file or maintain in effect a registration statement. If a registration statement covering the Class A ordinary shares issuable upon exercise of the warrants is not effective by the 60th day after the closing of the initial business combination, warrant holders may, until such time as there is an effective registration statement and during any period when the Company will have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption, but the Company will be required to use its commercially reasonable efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available.

Redemption of warrants when the price per Class A ordinary share equals or exceeds $18.00. Once the Public Warrants become exercisable, the Company may redeem the outstanding Public Warrants:

•	in whole and not in part;

•	at a price of $0.01 per Public Warrant;

•	upon a minimum of 30 days’ prior written notice of redemption to each warrant holder and

•

if, and only if, the closing price of the Class A ordinary shares equals or exceeds $18.00 per share (as adjusted for share splits, share capitalizations, reorganizations, recapitalizations and the like), for any

ARTIUS ACQUISITION INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2020

20 trading days within a 30-trading day period ending on the third trading day prior to the date on which the Company sends the notice of redemption to the warrant holders.

The Company will not redeem the warrants as described above unless a registration statement under the Securities Act covering the issuance of the Class A ordinary shares issuable upon exercise of the warrants is effective and a current prospectus relating to those Class A ordinary shares is available throughout the 30-day redemption period. If and when the warrants become redeemable by the Company, the Company may exercise its redemption right even if the Company is unable to register or qualify the underlying securities for sale under all applicable state securities laws.

Redemption of warrants when the price per Class A ordinary share equals or exceeds $10.00. Once the warrants become exercisable, the Company may redeem the outstanding Public Warrants:

If and when the warrants become redeemable by the Company, the Company may exercise its redemption right even if it is unable to register or qualify the underlying securities for sale under all applicable state securities laws.

•	in whole and not in part;

•

at $0.10 per warrant upon a minimum of 30 days’ prior written notice of redemption provided that holders will be able to exercise their warrants on a cashless basis prior to redemption and receive that number of shares based on the redemption date and the fair market value of the Class A ordinary shares; and

•

if, and only if, the closing price of the Class A ordinary shares equals or exceeds $10.00 per share (as adjusted for share splits, share capitalizations, reorganizations, recapitalizations and the like) on the trading day prior to the date on which the Company send the notice of redemption to warrant holders.

The exercise price and number of ordinary shares issuable upon exercise of the Public Warrants may be adjusted in certain circumstances including in the event of a share dividend, extraordinary dividend or recapitalization, reorganization, merger or consolidation. However, except as described below, the Public Warrants will not be adjusted for issuances of ordinary shares at a price below its exercise price. Additionally, in no event will the Company be required to net cash settle the Public Warrants. If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of Public Warrants will not receive any of such funds with respect to their Public Warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with respect to such Public Warrants. Accordingly, the Public Warrants may expire worthless.

In addition, if (x) the Company issues additional ordinary shares or equity-linked securities for capital raising purposes in connection with the closing of a Business Combination at an issue price or effective issue price of less than $9.20 per ordinary share (with such issue price or effective issue price to be determined in good faith by the Company’s board of directors, and in the case of any such issuance to the Sponsor or its affiliates, without taking into account any Founder Shares held by the Sponsor or such affiliates, as applicable, prior to such issuance) (the “Newly Issued Price”), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of a Business Combination on the date of the completion of a Business Combination (net of redemptions), and (z) the volume weighted average trading price of the Company’s Class A ordinary shares during the 20 trading day period starting on the trading day prior to the day on which the Company consummates a Business Combination (such price, the “Market Value”) is below $9.20 per share, the exercise price of the Public Warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price, and the $18.00 per share redemption trigger price and the “Redemption of warrants when the price per Class A ordinary share equals or exceeds $10.00” described above will be adjusted (to the nearest cent) to be equal to 180% of the higher of the Market Value and the Newly Issued Price, and the $10.00 per share redemption trigger price

ARTIUS ACQUISITION INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2020

described above under “Redemption of warrants when the price per Class A ordinary share equals or exceeds $10.00” will be adjusted (to the nearest cent) to be equal to the higher of the Market Value and the Newly Issued Price.

The Private Placement Warrants are identical to the Public Warrants underlying the Units sold in the Initial Public Offering, except that (x) the Private Placement Warrants and the Class A ordinary shares issuable upon the exercise of the Private Placement Warrants will not be transferable, assignable or salable until the earliest to occur of: (i) 365 days after the date of the Closing; (ii) the first day after the date on which the closing price of the Public Shares (or any successor securities thereto) equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the date of the Closing; or (iii) the date on which Artius completes a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of Artius’s Public Shareholders having the right to exchange their Public Shares (or any successor securities thereto) for cash, securities or other property, subject to certain limited exceptions, (y) the Private Placement Warrants will be exercisable on a cashless basis and be non-redeemable, except if the reference value equals or exceeds $10.00 and is less than $18.00 (as described above), so long as they are held by the initial purchasers or their permitted transferees and (z) the Private Placement Warrants and the Class A ordinary shares issuable upon exercise of the Private Placement Warrants will be entitled to registration rights. If the Private Placement Warrants are held by someone other than the initial purchasers or their permitted transferees, the Private Placement Warrants will be redeemable under all redemption scenarios by the Company and exercisable by such holders on the same basis as the Public Warrants.

NOTE 9. FAIR VALUE MEASUREMENTS

The Company follows the guidance in ASC Topic 820 for its financial assets and liabilities that are re-measured and reported at fair value at each reporting period, and non-financial assets and liabilities that are re-measured and reported at fair value at least annually.

The fair value of the Company’s financial assets and liabilities reflects management’s estimate of amounts that the Company would have received in connection with the sale of the assets or paid in connection with the transfer of the liabilities in an orderly transaction between market participants at the measurement date. In connection with measuring the fair value of its assets and liabilities, the Company seeks to maximize the use of observable inputs (market data obtained from independent sources) and to minimize the use of unobservable inputs (internal assumptions about how market participants would price assets and liabilities). The following fair value hierarchy is used to classify assets and liabilities based on the observable inputs and unobservable inputs used in order to value the assets and liabilities:

Level 1:	Quoted prices in active markets for identical assets or liabilities. An active market for an asset or liability is a market in which transactions for the asset or liability occur with sufficient frequency and volume to provide pricing information on an ongoing basis.

Level 2:	Observable inputs other than Level 1 inputs. Examples of Level 2 inputs include quoted prices in active markets for similar assets or liabilities and quoted prices for identical assets or liabilities in markets that are not active.

Level 3:	Unobservable inputs based on our assessment of the assumptions that market participants would use in pricing the asset or liability.

ARTIUS ACQUISITION INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2020

The following table presents information about the Company’s assets that are measured at fair value on a recurring basis at December 31, 2020, and indicates the fair value hierarchy of the valuation inputs the Company utilized to determine such fair value:

Description	Level	December 31, 2020
Assets:
Marketable securities held in Trust Account	1	$724,716,476
Liabilities:
Warrant Liability – Public Warrants	1	53,130,000
Warrant Liability – Private Placement Warrants	2	24,918,668

The Warrants were accounted for as liabilities in accordance with ASC 815-40 and are presented within warrant liabilities on our balance sheet. The warrant liabilities are measured at fair value at inception and on a recurring basis, with changes in fair value presented within change in fair value of warrant liabilities in the statement of operations.

The Warrants were valued as of July 16, 2020 using a Monte Carlo simulation, which is considered to be a Level 3 fair value measurement. The Monte Carlo simulation’s primary unobservable input utilized in determining the fair value of the Warrants is the probability adjusted volatility considering the probability of consummation of a Business Combination. The probability adjusted volatility as of the IPO date was derived from observable public warrant pricing on comparable `blank-check’ companies without an identified target. The subsequent measurements of the Public Warrants after the detachment of the Public Warrants from the Units is classified as Level 1 due to the use of an observable market quote in an active market under the ticker AACQW. For the subsequent measurements of the Private Warrants after the detachment of the Public Warrants from the Units, the Company determined that the fair value of each Private Placement Warrant is equivalent to that of each Public Warrant. As such, the Private Placement Warrants are classified as Level 2.

The following table presents the changes in the fair value of warrant liabilities:

	Private	Public	Warrant
Fair value as of January 24, 2020	$—	$—	$—
Initial measurement on July 16, 2020	17,556,334	37,432,500	54,988,834
Change in valuation inputs or other[1]	7,362,334	15,697,500	23,059,834

Fair value as of December 31, 2020	$24,918,668	$53,130,000	$78,048,668

1.

Due to the use of quoted prices in an active market (Level 1) and the use of observable inputs for similar assets or liabilities (Level 2) to measure the fair values of the Public Warrants and Private Placement Warrants, respectively, subsequent to initial measurement, the Company had transfers out of Level 3 totaling $23,059,834 during the period from July 16, 2020 through December 31, 2020.

NOTE 10. SUBSEQUENT EVENTS

On February 16, 2021, the Company entered into an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”) by and between the Company, Zero Carbon Merger Inc., a Delaware corporation and our direct, wholly owned subsidiary (“Merger Sub”), and Micromidas, Inc., a Delaware corporation doing business as Origin Materials (“Micromidas”).

ARTIUS ACQUISITION INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2020

Pursuant to the Merger Agreement, (i) the Company will domesticate from a Cayman Islands exempted company to a Delaware corporation (the “Domestication”) and (ii) Merger Sub will merge with and into Micromidas with Micromidas continuing as the surviving entity and a wholly owned subsidiary of the Company (the “Merger” and together with the Domestication and the other transactions contemplated by the Merger Agreement, the “Proposed Business Combination”). In connection with the Domestication, the Company will change its name to “Origin Materials, Inc.” We refer to the Company following the Business Combination as “Origin.”

As a result of the Proposed Business Combination, each issued and outstanding Class A ordinary share and Class B ordinary share of the Company will convert into a share of Class A common stock and Class B common stock of Artius, respectively, and then such shares will each convert into a share of common stock of Origin (“Common Stock”), and each issued and outstanding warrant to purchase Class A ordinary shares of the Company will be exercisable by its terms to purchase an equal number of shares of Common Stock following the Business Combination. The aggregate stock consideration to be distributed to Micromidas’s holders at the effective time of the Merger (the “Effective Time”) is 78,213,000 shares of Common Stock, which is subject to certain downward adjustments pursuant to the Merger Agreement. At the Effective Time, by virtue of the Merger and without any action on the part of the Company, Merger Sub, Micromidas or the holders of any of Micromidas’s securities:

(a)

each share of Micromidas common stock (“Micromidas Common Stock”), series A preferred stock (“Micromidas Series A Preferred Stock”), series B preferred stock (“Micromidas Series B Preferred Stock”) and series C preferred stock (“Micromidas Series C Preferred Stock”), in each case outstanding immediately prior to the Effective Time will be canceled and converted into the right to receive a number of shares of Common Stock equal to the Common Exchange Ratio, Series A Exchange Ratio, Series B Exchange Ratio and Series C Exchange Ratio, respectively, each as defined in the Merger Agreement (subject to certain adjustments as described in the Merger Agreement);

(b)

any shares of Micromidas capital stock held in the treasury of Micromidas or owned by the Company, Merger Sub or Micromidas immediately prior to the Effective Time will be canceled without any conversion thereof and no payment or distribution shall be made with respect thereto;

(c)

each issued and outstanding share of common stock of Merger Sub will be converted into and become one validly issued, fully paid and non-assessable share of common stock of the surviving corporation in the Merger; and

(d)

each warrant to purchase Micromidas stock will terminate, be cancelled and cease to exist and will be deemed to have been exercised immediately prior to the closing of the Merger (the “Closing”) and settled in the applicable number of shares of Micromidas Series A Preferred Stock or Micromidas Series B Preferred Stock, as applicable, rounded down to the nearest whole share, and then treated in the manner described in (a), above;

(e)

each option to purchase Micromidas Common Stock that is outstanding under Micromidas’s 2010 Stock Incentive Plan and the 2020 Equity Incentive Plan (the “Equity Incentive Plans”) (each, a “Company Option”) held by a former employee or service provider of Micromidas, Inc. (each, a “Former Employee Option”) that is vested and outstanding immediately prior to the Effective Time shall be deemed to have been exercised, on a net exercise basis with respect to the applicable exercise price and any required withholding or employment taxes thereon, immediately prior to the Closing and settled in the applicable number of shares of Micromidas Common Stock, rounded down to the nearest whole share, and treated in accordance with clause (a) above. Each Former Employee Option that is unvested and outstanding immediately prior to the Effective Time shall be automatically cancelled at the Closing without the payment

ARTIUS ACQUISITION INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2020

of consideration. From and after the Closing, except with respect to the holder’s right to receive Common Stock, if any, the Former Employee Option shall be cancelled and cease to be outstanding and the holder shall cease to have any rights with respect thereto;

(f)

each Company Option (other than a Former Employee Option), whether vested or unvested, will be assumed by Artius and converted into an option to purchase shares of Common Stock (each, a “Converted Option”) equal to the product (rounded down to the nearest whole number) of (a) the number of shares of Micromidas Common Stock subject to such Company Option immediately prior to the Effective Time and (b) the Common Exchange Ratio, at an exercise price per share (rounded up to the nearest whole cent) equal to (i) the exercise price per share of such Company Option immediately prior to the Effective Time divided by (ii) the Common Exchange Ratio; provided, however, that the exercise price and the number of shares of Common Stock purchasable pursuant to such Converted Options shall be determined in a manner consistent with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”); provided, further, however, that in the case of such Company Option to which Section 422 of the Code applies, the exercise price and the number of shares of Common Stock purchasable pursuant to such option shall be determined in accordance with the foregoing, subject to such adjustments in a manner consistent with Treasury Regulation Section 1.424-1, such that the Converted Option will not constitute a modification of such Company Option for purposes of Section 409A or Section 424 of the Code. Except as specifically provided above, following the Effective Time, each Converted Option shall continue to be governed by the same terms and conditions (including vesting and exercisability terms) as were applicable to the corresponding former Company Option immediately prior to the Effective Time. At or prior to the Effective Time, the Company shall take any actions that are necessary to effectuate the treatment of the Company Options pursuant to this paragraph.

As additional consideration for the Merger, after the Effective Time, Origin will issue to certain holders of Micromidas’s securities up to 25 million additional shares of Common Stock (the “Earnout Shares”) as follows: (i) one third of the Earnout Shares will be issued when the volume weighted average price of Common Stock (“VWAP”) equals or exceeds $15.00 for 10 consecutive trading days during the three year period following the closing of the Proposed Business Combination, (ii) one third of the Earnout Shares will be issued when VWAP equals or exceeds $20.00 for 10 consecutive trading days during the four year period following the closing of the Proposed Business Combination, and (iii) one third of the Earnout Shares will be issued when VWAP equals or exceeds $25.00 for 10 consecutive trading days during the five year period following the closing of the Proposed Business Combination.

Under the Merger Agreement, the obligations of the parties to consummate the transactions contemplated thereby are subject to the satisfaction or waiver of certain customary closing conditions, including, the Company obtaining the requisite approval of its shareholders, which the company expects to seek at a special meeting of the Company. The Merger Agreement may be terminated at any time prior to the Closing by mutual written consent of the Company and Micromidas and, among other things, if the Proposed Business Combination has not occurred by August 31, 2021. As such, the Closing cannot be assured.

ARTIUS ACQUISITION INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2020

Concurrently with the execution of the Merger Agreement, the Company entered into the following agreements:

•

Subscription Agreements with certain qualified institutional buyers and accredited investors (collectively, the “Investors”), pursuant to which, among other things, the Investors agreed to subscribe for and purchase, and the Company agreed to issue and sell to the Investors, an aggregate of 20,000,000 newly issued shares of Common Stock in connection with the closing of the Proposed Business Combination for aggregate gross proceeds of $200,000,000 (the “PIPE Placement”);

•

A Sponsor Letter Agreement, pursuant to which the Sponsor agreed to, among other things, (i) vote in favor of the Artius Stockholder Voting Matters (as defined in the Merger Agreement), (ii) pay any excess of Artius Transaction Expenses (as defined in the Merger Agreement) over the Artius Transaction Expense Cap (as defined in the Sponsor Letter Agreement), and (iii) subject 4,500,000 of its Class B ordinary shares to certain vesting and forfeiture provisions pursuant to the Sponsor Letter Agreement, as further described below under “Sponsor Letter Agreement”.

•

A Transaction Support Stockholder Support Agreement with Micromidas and certain stockholders of Micromidas pursuant to which the parties agreed, as promptly as practicable following the effectiveness of the proxy statement/prospectus relating to the approval by Artius shareholders of the Merger, to execute and deliver a written consent with respect to certain securities of Micromidas adopting the Merger Agreement and approving the Merger, delivered promptly, and in any event within one business day after (i) the registration statement related to the Merger is declared effective and (ii) the Company has requested such delivery. The securities of Micromidas owned by its stockholders who are party to the Company Transaction Stockholder Support Agreements and subject to such the agreements are sufficient to approve the adoption of the Merger Agreement.

•

A Lock-up Agreement, pursuant to which the Sponsor, certain executive officers and directors of Micromidas and certain existing stockholders of Micromidas agreed to restrict, among other things, the transfer of Company securities held by such holders immediately following the Closing until the earliest to occur of (i) 365 days after the date of the Closing, (ii) the first day after the date on which the closing price of the Common Stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the date of the Closing, or (iii) the date on which the Company completes a liquidation, merger, capital stock exchange, reorganization or other similar transaction after the Closing date that results in all of the public stockholders of the Company having the right to exchange their shares of Common Stock for cash, securities or other property.

ARTIUS ACQUISITION INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

MARCH 31, 2021

	March 31, 2021	December 31, 2020
	(unaudited)
ASSETS
Current assets
Cash	$359,067	$1,123,407
Prepaid expenses	241,813	220,867

Total Current Assets	600,880	1,344,274
Marketable securities held in Trust Account	724,779,404	724,716,476

TOTAL ASSETS	$725,380,284	$726,060,750

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Accounts payable and accrued expenses	$168,614	$220

Total Current Liabilities	168,614	220
Warrant liability	61,019,868	78,048,668
Deferred underwriting fee payable	25,357,500	25,357,500

Total Liabilities	$86,545,982	$103,406,388

Commitments
Class A ordinary shares subject to possible redemption, 63,358,995 and 61,746,986 shares at redemption value at March 31, 2021 and December 31, 2020, respectively	633,834,294	617,654,356
Preference shares, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding	—	—
Class A ordinary shares, $0.0001 par value; 400,000,000 shares authorized; 9,091,005 and 10,703,014 shares issued and outstanding (excluding 63,358,995 and 61,746,986 shares subject to possible redemption) at March 31, 2021 and December 31, 2020, respectively	909	1,070
Class B ordinary shares, $0.0001 par value; 50,000,000 shares authorized; 18,112,500 shares issued and outstanding at March 31, 2021 and December 31, 2020	1,811	1,811
Additional paid-in capital	14,689,698	30,869,475
Accumulated deficit	(9,692,410)	(25,872,350)

Total Shareholders’ Equity	5,000,008	5,000,006

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$725,380,284	$726,060,750

The accompanying notes are an integral part of the unaudited condensed consolidated financial statements.

ARTIUS ACQUISITION INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended March 31,	For Period January 24, 2020 to March 31,
	2021	2020
Operating and formation costs	$911,788	$9,069

Loss from operations	(911,788)	(9,069)
Other income (loss):
Interest earned on marketable securities held in Trust Account	62,928	—
Change in fair value of warrant liability	17,028,800	—

Net income (loss)	$16,179,940	$(9,069)

Basic and diluted weighted average shares outstanding, Class A ordinary shares subject to possible redemption	61,746,986	—
Basic and diluted net loss per share, Class A ordinary shares subject to possible redemption	$0.00	$0.00
Basic and diluted weighted average shares outstanding, Non-redeemable ordinary shares	28,815,514	15,750,000
Basic and diluted net loss per share, Non-redeemable ordinary shares	$0.56	$0.00

The accompanying notes are an integral part of the unaudited condensed consolidated financial statements.

ARTIUS ACQUISITION INC.

CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY

(UNAUDITED)

THREE MONTHS ENDED MARCH 31, 2021

	Class A Ordinary Shares		Class B Ordinary Shares		Additional Paid in Capital	Accumulated Deficit	Total Shareholders’ Equity
	Shares	Amount	Shares	Amount
Balance – January 01, 2021	10,703,014	$1,070	18,112,500	$1,811	$30,869,475	$(25,872,350)	$5,000,006
Change in value of ordinary share subject to redemption	(1,612,009)	(161)	—	—	(16,179,777)	—	(16,179,938)
Net income	—	—	—	—	—	16,179,940	16,179,940

Balance – March 31, 2021	9,091,005	$909	18,112,500	$1,811	$14,869,698	$(9,692,410)	$5,000,008

FOR THE PERIOD FROM JANUARY 24, 2020 (INCEPTION) THROUGH MARCH 31, 2020

	Class A Ordinary Shares		Class B Ordinary Shares		Additional Paid in Capital	Accumulated Deficit	Total Shareholders’ Equity
	Shares	Amount	Shares	Amount
Balance – January 24, 2020 (inception)	—	$—	—	$—	$—	$—	$—
Issuance of Class B ordinary shares to Sponsor	—	—	18,112,500	1,811	23,189	—	25,000
Net loss	—	—	—	—	—	(9,069)	(9,069)

Balance – March 31, 2020	—	$—	18,112,500	$1,811	$23,189	$(9,069)	$15,931

The accompanying notes are an integral part of the unaudited condensed consolidated financial statements.

ARTIUS ACQUISITION INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	Three Months Ended March 31 2021	For Period January 24, 2020 to March 31 2020
Cash Flows from Operating Activities:
Net income (loss)	$16,179,940	$(9,069)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Interest earned on marketable securities held in Trust Account	(62,928)	—
Change in fair value of warrant liability	(17,028,800)	—
Changes in operating assets and liabilities:
Prepaid expenses	(20,946)	—
Accrued expenses	168,394	9,069

Net cash used in operating activities	$(764,340)	$—

Cash Flows from Financing Activities:
Proceeds from promissory note – related party	—	76,500
Payment of offering costs	—	(76,500)

Net cash used in financing activities:	—	—

Net Change in Cash	(764,340)	—
Cash – Beginning	1,123,407	—

Cash – Ending	$359,067	$—

Non-Cash Investing and Financing Activities:
Deferred offering costs paid directly by Sponsor from proceeds from issuance of Class B ordinary shares	$—	$25,000

Deferred offering costs included in accrued offering costs	$—	$381,329

Change in value of Class A ordinary shares subject to possible redemption	$16,179,938	$—

The accompanying notes are an integral part of the unaudited condensed consolidated financial statements.

ARTIUS ACQUISITION INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2021

(Unaudited)

NOTE 1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS

Artius Acquisition Inc. (the “Company”) is a blank check company incorporated as a Cayman Islands exempted company on January 24, 2020. The Company was formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses (“Business Combination”).

The Company has one subsidiary, Zero Carbon Merger Sub, Inc., a direct wholly owned subsidiary incorporated in Delaware on February 11, 2021.

Although the Company is not limited to a particular industry or geographic region for purposes of consummating a Business Combination, the Company intends to focus on technology enabled businesses that directly or indirectly offer specific technology solutions, broader technology software and services, or financial and transactional services to companies of all sizes. The Company is an early stage and emerging growth company and, as such, the Company is subject to all of the risks associated with early stage and emerging growth companies.

As of March 31, 2021, the Company had not commenced any operations. All activity for the period from January 24, 2020 (inception) through March 31, 2021 relates to the Company’s formation, its initial public offering (“Initial Public Offering”), which is described below, and the search for a target company for a Business Combination. The Company will not generate any operating revenues until after the completion of a Business Combination, at the earliest. The Company will generate non-operating income in the form of interest income from the proceeds derived from the Initial Public Offering.

The registration statements for the Company’s Initial Public Offering became effective on July 13, 2020. On July 16, 2020, the Company consummated the Initial Public Offering of 72,450,000 units (the “Units” and, with respect to the Class A ordinary shares included in the Units sold, the “Public Shares”), which includes the full exercise by the underwriters of the over-allotment option to purchase an additional 9,450,000 Units, at $10.00 per Unit, generating gross proceeds of $724,500,000 which is described in Note 3.

Simultaneously with the closing of the Initial Public Offering, the Company consummated the sale of 11,326,667 warrants (the “Private Placement Warrants”) at a price of $1.50 per Private Placement Warrant in a private placement to Artius Acquisition Partners LLC (the “Sponsor”), generating gross proceeds of $16,990,000, which is described in Note 4.

Transaction costs amounted to $40,686,819, consisting of $14,490,000 of underwriting fees, $25,357,500 of deferred underwriting fees and $839,319 of other offering costs.

Following the closing of the Initial Public Offering on July 16, 2020, an amount of $724,500,000 ($10.00 per Unit) from the net proceeds of the sale of the Units in the Initial Public Offering and the sale of the Private Placement Warrants was placed in a trust account (the “Trust Account”) located in the United States and invested in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act of 1940, as amended (the “Investment Company Act”), with a maturity of 185 days or less, or in any open-ended investment company that holds itself out as a money market fund meeting certain conditions of Rule 2a-7 of the Investment Company Act, as determined by the Company, until the earlier of: (i) the completion of a Business Combination and (ii) the distribution of the funds in the Trust Account to the Company’s shareholders, as described below.

ARTIUS ACQUISITION INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2021

(Unaudited)

The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Initial Public Offering and the sale of the Private Placement Warrants, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. So long as the Company obtains and maintains a listing for its securities on Nasdaq, the Company must complete its initial Business Combination with one or more target businesses that together have a fair market value equal to at least 80% of the net assets held in the Trust Account (excluding the deferred underwriting commissions and taxes payable on the interest earned on the Trust Account) at the time of the Company signing a definitive agreement in connection with the Company’s initial Business Combination. The Company will only complete a Business Combination if the post-Business Combination company owns or acquires 50% or more of the issued and outstanding voting securities of the target or otherwise acquires a controlling interest in the target business sufficient for it not to be required to register as an investment company under the Investment Company Act. There is no assurance that the Company will be able to successfully effect a Business Combination.

The Company will provide its shareholders with the opportunity to redeem all or a portion of their Public Shares upon the completion of a Business Combination either (i) in connection with a shareholder meeting called to approve the Business Combination or (ii) by means of a tender offer. The decision as to whether the Company will seek shareholder approval of a Business Combination or conduct a tender offer will be made by the Company. The shareholders will be entitled to redeem their shares for a pro rata portion of the amount held in the Trust Account (initially $10.00 per share), calculated as of two business days prior to the completion of a Business Combination, including any pro rata interest earned on the funds held in the Trust Account and not previously released to the Company to pay its tax obligations, provided that the Company shall not redeem shares that would cause the Company’s net tangible assets to be less than $5,000,001 following such redemptions. There will be no redemption rights upon the completion of a Business Combination with respect to the Company’s warrants.

The Company will proceed with a Business Combination only if the Company has net tangible assets of at least $5,000,001 upon such completion of a Business Combination and, if the Company seeks shareholder approval, it receives an ordinary resolution under Cayman Islands law approving a Business Combination, which requires the affirmative vote of a majority of the shareholders who attend and vote at a general meeting of the Company. If a shareholder vote is not required under applicable law or stock exchange listing requirements and the Company does not decide to hold a shareholder vote for business or other reasons, the Company will, pursuant to its Amended and Restated Memorandum and Articles of Association, conduct the redemptions pursuant to the tender offer rules of the Securities and Exchange Commission (“SEC”), and file tender offer documents containing substantially the same information as would be included in a proxy statement with the SEC prior to completing a Business Combination. If the Company seeks shareholder approval in connection with a Business Combination, the Sponsor has agreed to vote its Founder Shares (as defined in Note 5) and any Public Shares purchased in or after the Initial Public Offering in favor of approving a Business Combination and to waive its redemption rights with respect to any such shares in connection with a shareholder vote to approve a Business Combination. Additionally, each public shareholder may elect to redeem their Public Shares, without voting, and if they do vote, irrespective of whether they vote for or against a proposed Business Combination.

Notwithstanding the foregoing, if the Company seeks shareholder approval of a Business Combination and it does not conduct redemptions pursuant to the tender offer rules, the Company’s Amended and Restated Memorandum and Articles of Association provides that a public shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted

ARTIUS ACQUISITION INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2021

(Unaudited)

from redeeming its shares with respect to more than an aggregate of 15% of the Public Shares without the Company’s prior written consent.

The Sponsor has agreed (a) to waive its redemption rights with respect to any Founder Shares and Public Shares held by it in connection with the completion of a Business Combination and (b) not to propose an amendment to the Amended and Restated Memorandum and Articles of Association (i) to modify the substance or timing of the Company’s obligation to redeem 100% of the Public Shares if the Company does not complete a Business Combination within the Combination Period (as defined below) or (ii) with respect to any other provision relating to shareholders’ rights or pre-initial business combination activity, unless the Company provides the public shareholders with the opportunity to redeem their Public Shares in conjunction with any such amendment.

The Company will have until July 16, 2022 (the “Combination Period”) to consummate a Business Combination. If the Company is unable to complete a Business Combination within the Combination Period, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but no more than 10 business days thereafter, redeem 100% of the outstanding Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding Public Shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any), and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the remaining shareholders and the Company’s board of directors, dissolve and liquidate, subject in each case to its obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law.

The Sponsor has agreed to waive its liquidation rights with respect to the Founder Shares if the Company fails to complete a Business Combination within the Combination Period. However, if the Sponsor acquires Public Shares in or after the Initial Public Offering, such Public Shares will be entitled to liquidating distributions from the Trust Account if the Company fails to complete a Business Combination within the Combination Period. The underwriters have agreed to waive their rights to their deferred underwriting commission (see Note 6) held in the Trust Account in the event the Company does not complete a Business Combination within the Combination Period and, in such event, such amounts will be included with the funds held in the Trust Account that will be available to fund the redemption of the Public Shares. In the event of such distribution, it is possible that the per share value of the assets remaining available for distribution will be less than the Initial Public Offering price per Unit ($10.00).

The Sponsor has agreed that it will be liable to the Company, if and to the extent any claims by a third party for services rendered or products sold to the Company, or by a prospective target business with which the Company has discussed entering into a transaction agreement, reduce the amount of funds in the Trust Account to below (1) $10.00 per Public Share or (2) such lesser amount per Public Share held in the Trust Account as of the date of the liquidation of the Trust Account due to reductions in the value of trust assets, in each case net of the amount of interest which may be withdrawn to pay taxes. This liability will not apply with respect to any claims by a third party who executed a waiver of any and all rights to seek access to the Trust Account nor will it apply to any claims under the Company’s indemnity of the underwriters of the Initial Public Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsor will not be responsible to the extent of any liability for such third-party claims. The Company will seek to reduce the possibility that the Sponsor will have to indemnify the Trust Account due to claims of creditors by

ARTIUS ACQUISITION INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2021

(Unaudited)

endeavoring to have all vendors, service providers (other than the Company’s independent auditors), prospective target businesses or other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.

Going Concern Consideration

At March 31, 2021, we have $359,067 in our operating bank accounts, $725,779,404 in cash and marketable securities held in the Trust Account, to be used if the Proposed Business Combination (or an alternative initial business combination transaction) is consummated to redeem the Public Shares with respect to which Artius stockholders have properly exercised their redemption rights, to pay certain expenses in connection with such business combination transaction and the Artius IPO and thereafter for general corporate purposes, and working capital of $432,266.

If the Proposed Business Combination is not consummated, the Company will use the funds not held in the Trust Account to identify and evaluate alternative prospective acquisition candidates, perform due diligence on alternative prospective target businesses, pay related costs and expenses, select an alternative target company to acquire, and negotiate and consummate an initial business combination transaction.

If the Proposed Business Combination is not consummated, the Company will need to raise additional capital through loans or additional investments from its Sponsor, stockholders, officers, directors, or third parties. The Company’s officers, directors and Sponsor may, but are not obligated to, loan the Company funds, from time to time or at any time, in whatever amount they deem reasonable in their sole discretion, to meet the Company’s working capital needs. Accordingly, the Company may not be able to obtain additional financing. If the Company is unable to raise additional capital, it may be required to take additional measures to conserve liquidity, which could include, but not necessarily be limited to, curtailing operations, suspending the pursuit of a potential transaction, and reducing overhead expenses. The Company cannot provide any assurance that new financing will be available to it on commercially acceptable terms, if at all. These conditions raise substantial doubt about the Company’s ability to continue as a going concern through one year from the date of these financial statements if a Proposed Business Combination (or an alternative initial business combination transaction) is not consummated. These financial statements do not include any adjustments relating to the recovery of the recorded assets or the classification of the liabilities that might be necessary should the Company be unable to continue as a going concern.

Risks and Uncertainties

Management continues to evaluate the impact of the COVID-19 pandemic and has concluded that while it is reasonably possible that the virus could have a negative effect on the Company’s financial position, results of its operations and/or search for a target company, the specific impact is not readily determinable as of the date of these financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) for interim financial information and in accordance with the instructions to Form 10-Q and Article 8 of Regulation S-X of

ARTIUS ACQUISITION INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2021

(Unaudited)

the SEC. Certain information or footnote disclosures normally included in financial statements prepared in accordance with GAAP have been condensed or omitted, pursuant to the rules and regulations of the SEC for interim financial reporting. Accordingly, they do not include all the information and footnotes necessary for a complete presentation of financial position, results of operations, or cash flows. In the opinion of management, the accompanying unaudited condensed consolidated financial statements include all adjustments, consisting of a normal recurring nature, which are necessary for a fair presentation of the financial position, operating results and cash flows for the periods presented.

The accompanying unaudited condensed consolidated financial statements should be read in conjunction with the Company’s annual report on Form 10-K/A as filed with the SEC on May 3, 2021. The interim results for the three months ended March 31, 2021 and the period January 24, 2020 to March 31, 2020 are not necessarily indicative of the results to be expected for the year ending December 31, 2021 or for any future periods.

Emerging Growth Company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Use of Estimates

The preparation of the financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term

ARTIUS ACQUISITION INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2021

(Unaudited)

due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.

Cash and Cash Equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company did not have any cash equivalents as of March 31, 2021 and December 31, 2020.

Marketable Securities Held in Trust Account

At March 31, 2021 and December 31, 2020, substantially all of the assets held in the Trust Account were held in U.S. Treasury securities.

Warrant Liability

The Company accounts for warrants as either equity-classified or liability-classified instruments based on an assessment of the warrant’s specific terms and applicable authoritative guidance in Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 480, Distinguishing Liabilities from Equity (“ASC 480”) and ASC 815, Derivatives and Hedging (“ASC 815”). The assessment considers whether the warrants are freestanding financial instruments pursuant to ASC 480, meet the definition of a liability pursuant to ASC 480, and whether the warrants meet all of the requirements for equity classification under ASC 815, including whether the warrants are indexed to the Company’s own ordinary shares, among other conditions for equity classification. This assessment, which requires the use of professional judgment, is conducted at the time of warrant issuance and as of each subsequent quarterly period end date while the warrants are outstanding.

For issued or modified warrants that meet all of the criteria for equity classification, the warrants are required to be recorded as a component of additional paid-in capital at the time of issuance. For issued or modified warrants that do not meet all the criteria for equity classification, the warrants are required to be recorded at their initial fair value on the date of issuance, and each balance sheet date thereafter. Changes in the estimated fair value of the warrants are recognized as a non-cash gain or loss on the statements of operations. The fair value of the warrants was estimated using a Monte Carlo simulation approach (see Note 8).

Class A Ordinary Shares Subject to Possible Redemption

The Company accounts for its Class A ordinary shares subject to possible redemption in accordance with the guidance in Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.” Class A ordinary shares subject to mandatory redemption are classified as a liability instrument and are measured at fair value. Conditionally redeemable ordinary shares (including ordinary shares that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) are classified as temporary equity. At all other times, ordinary shares are classified as shareholders’ equity. The Company’s Class A ordinary shares feature certain redemption rights that are considered to be outside of the Company’s control and subject to occurrence of uncertain future events. Accordingly, Class A ordinary shares subject to possible redemption are presented at redemption value as temporary equity, outside of the shareholders’ equity section of the Company’s condensed balance sheets.

ARTIUS ACQUISITION INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2021

(Unaudited)

Income Taxes

The Company accounts for income taxes under ASC 740, “Income Taxes” (“ASC 740”). ASC 740 requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the financial statement and tax basis of assets and liabilities and for the expected future tax benefit to be derived from tax loss and tax credit carry forwards. ASC 740 additionally requires a valuation allowance to be established when it is more likely than not that all or a portion of deferred tax assets will not be realized.

ASC 740 also clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of March 31, 2021 and December 31, 2020. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company is subject to income tax examinations by major taxing authorities since inception.

The Company is considered an exempted Cayman Islands Company and is presently not subject to income taxes or income tax filing requirements in the Cayman Islands or the United States. As such, the Company’s tax provision was zero for the period presented.

Net Loss Per Ordinary Share

Net income (loss) per share is computed by dividing net income by the weighted-average number of shares of ordinary shares outstanding during the period. The Company has not considered the effect of the warrants sold in the Public Offering and Private Placement to purchase an aggregate of 35,476,667 shares in the calculation of diluted loss per share, since the exercise of the warrants are contingent upon the occurrence of future events and the inclusion of such warrants would be anti-dilutive. As a result, diluted net income (loss) per common share is the same as basic net income (loss) per common share for the period presented.

The Company’s statement of operations includes a presentation of income (loss) per share for ordinary shares subject to possible redemption in a manner similar to the two-class method of income (loss) per share. Net income (loss) per ordinary share, basic and diluted, for ordinary shares subject to possible redemption is calculated by dividing the proportionate share of income or loss on marketable securities held by the Trust Account, net of applicable franchise and income taxes by the weighted average number of ordinary shares subject to possible redemption outstanding since original issuance.

Net income (loss) per share, basic and diluted, for non-redeemable ordinary shares is calculated by dividing the net income (loss), adjusted for income or loss on marketable securities attributable to ordinary shares subject to possible redemption, by the weighted average number of non-redeemable ordinary shares outstanding for the period.

Non-redeemable ordinary shares includes Founder Shares and non-redeemable ordinary shares as these shares do not have any redemption features. Non-redeemable ordinary shares participates in the income or loss on marketable securities based on non-redeemable ordinary shares’ proportionate interest.

ARTIUS ACQUISITION INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2021

(Unaudited)

The following table reflects the calculation of basic and diluted net income (loss) per ordinary share (in dollars, except per share amounts):

	Three Months Ended March 31, 2021	For the Period from January 24, 2020 (Inception) through March 31, 2020
Class A ordinary shares subject to possible redemption
Numerator: Earnings attributable to ordinary shares subject to possible redemption
Interest earned on marketable securities held in Trust Account	$55,031	$—
Unrealized gain (loss) on marketable securities held in Trust Account	—	—
Less: interest available to be withdrawn for payment of taxes	—	—

Net income attributable	$55,031	$—

Denominator: Weighted Average Class A ordinary shares subject to possible redemption
Basic and diluted weighted average shares outstanding, Class A ordinary shares subject to possible redemption	61,746,986	—

Basic and diluted net income per share, Class A ordinary shares subject to possible redemption	$0.00	$0.00

Non-Redeemable Ordinary Shares
Numerator: Net Loss minus Net Earnings
Net loss	$16,179,940	$(9,069)
Less: Net income allocable to Class A ordinary shares subject to possible redemption	(55,031)	—

Non-Redeemable Net Loss	$16,124,909	$(9,069)

Denominator: Weighted Average Non-redeemable ordinary shares
Basic and diluted weighted average shares outstanding, Non-redeemable ordinary shares	28,815,514	15,750,000

Basic and diluted net loss per share, Non-redeemable ordinary shares	$0.56	$(0.00)

ARTIUS ACQUISITION INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2021

(Unaudited)

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of a cash account in a financial institution which, at times may exceed the Federal Depository Insurance Coverage of $250,000. The Company has not experienced losses on this account and management believes the Company is not exposed to significant risks on such account.

Fair Value of Financial Instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under ASC Topic 820, “Fair Value Measurement,” approximates the carrying amounts represented in the accompanying condensed balance sheet, primarily due to their short-term nature.

Fair Value Measurements

Fair value is defined as the price that would be received for sale of an asset or paid for transfer of a liability, in an orderly transaction between market participants at the measurement date. GAAP establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). These tiers include:

•	Level 1, defined as observable inputs such as quoted prices (unadjusted) for identical instruments in active markets;

•

Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and

•

Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable. In some circumstances, the inputs used to measure fair value might be categorized within different levels of the fair value hierarchy. In those instances, the fair value measurement is categorized in its entirety in the fair value hierarchy based on the lowest level input that is significant to the fair value measurement.

Derivative Financial Instruments

The Company evaluates its financial instruments to determine if such instruments are derivatives or contain features that qualify as embedded derivatives in accordance with ASC Topic 815, “Derivatives and Hedging”. For derivative financial instruments that are accounted for as liabilities, the derivative instrument is initially recorded at its fair value on the grant date and is then re-valued at each reporting date, with changes in the fair value reported in the statements of operations. The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is evaluated at the end of each reporting period. Derivative liabilities are classified in the balance sheet as current or non-current based on whether or not net-cash settlement or conversion of the instrument could be required within 12 months of the balance sheet date.

Recent Accounting Standards

Management does not believe that any recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on the accompanying condensed consolidated financial statements.

NOTE 3. INITIAL PUBLIC OFFERING

Pursuant to the Initial Public Offering, the Company sold 72,450,000 Units, which includes the full exercise by the underwriters of their option to purchase an additional 9,450,000 Units, at a purchase price of $10.00 per

ARTIUS ACQUISITION INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2021

(Unaudited)

Unit. Each Unit consists of one Class A ordinary share and one-third of one redeemable warrant (“Public Warrant”). Each Public Warrant entitles the holder to purchase one Class A ordinary share at an exercise price of $11.50 per share, subject to adjustment (see Note 8).

NOTE 4. PRIVATE PLACEMENT

Simultaneously with the closing of the Initial Public Offering, the Sponsor purchased an aggregate of 11,326,667 Private Placement Warrants at a price of $1.50 per Private Placement Warrant, for an aggregate purchase price of $16,990,000. The proceeds from the sale of the Private Placement Warrants were added to the net proceeds from the Initial Public Offering held in the Trust Account. Each Private Placement Warrant is exercisable for one Class A ordinary share at a price of $11.50 per share, subject to adjustment (see Note 8). If the Company does not complete a Business Combination within the Combination Period, the proceeds from the sale of the Private Placement Warrants held in the Trust Account will be used to fund the redemption of the Public Shares (subject to the requirements of applicable law) and the Private Placement Warrants will expire worthless.

NOTE 5. RELATED PARTY TRANSACTIONS

Founder Shares

On February 4, 2020, the Sponsor paid $25,000 to cover certain offering costs of the Company in consideration of 11,500,000 of the Company’s Class B ordinary shares (the “Founder Shares”). On June 24, 2020 and July 13, 2020, the Company effected share capitalizations resulting in the Sponsor holding an aggregate of 18,112,500 Founder Shares. The Founder Shares will automatically convert into Class A ordinary shares at the time of the completion of a Business Combination on a one-for-one basis, subject to certain adjustments, as described in Note 7.

The Founder Shares included an aggregate of up to 2,362,500 shares subject to forfeiture by the Sponsor to the extent that the underwriters’ over-allotment was not exercised in full or in part, so that the number of Founder Shares would collectively represent 20% of the Company’s issued and outstanding shares upon the completion of the Initial Public Offering. As a result of the underwriters’ election to fully exercise their over-allotment option, no Founder Shares are currently subject to forfeiture.

The Sponsor has agreed, subject to limited exceptions, not to transfer, assign or sell any of its Founder Shares until the earlier to occur of: (A) one year after the completion of a Business Combination; and (B) subsequent to a Business Combination, (x) if the last reported sale price of the Class A ordinary shares equals or exceeds $12.00 per share (as adjusted for share sub-divisions, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after a Business Combination, or (y) the date on which the Company completes a liquidation, merger, amalgamation, share exchange, reorganization or other similar transaction that results in all of the Company’s shareholders having the right to exchange their Class A ordinary shares for cash, securities or other property.

Administrative Services Agreement

The Company entered into an agreement whereby, commencing on July 14, 2020, the Company will pay an affiliate of the Sponsor up to $25,000 per month for accounting, bookkeeping, office space, IT support, professional, secretarial and administrative services. Upon completion of a Business Combination or its

ARTIUS ACQUISITION INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2021

(Unaudited)

liquidation, the Company will cease paying these monthly fees. For the three months ended March 31, 2021 and the period from January 24, 2020 through March 31, 2020, the Company incurred and paid $75,000 and $0, respectively, in fees for these services.

Related Party Loans

In order to finance transaction costs in connection with a Business Combination, the Sponsor or an affiliate of the Sponsor, or certain of the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). Such Working Capital Loans would be evidenced by promissory notes. The notes may be repaid upon completion of a Business Combination, without interest, or, at the lender’s discretion, up to $1,500,000 of the notes may be converted upon completion of a Business Combination into warrants at a price of $1.50 per warrant. Such warrants would be identical to the Private Placement Warrants. In the event that a Business Combination does not close, the Company may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans but no proceeds held in the Trust Account would be used to repay the Working Capital Loans.

NOTE 6. COMMITMENTS

Registration Rights

Pursuant to a registration rights agreement entered into on July 13, 2020, the holders of the Founder Shares, Private Placement Warrants and warrants that may be issued upon conversion of the Working Capital Loans (and any Class A ordinary shares issuable upon the exercise of the Private Placement Warrants or warrants that may be issued upon conversion of Working Capital Loans and upon conversion of the Founder Shares) are entitled to registration rights requiring the Company to register such securities and any other equity securities that such persons may hold from time to time for resale (in the case of the Founder Shares, only after conversion to the Company’s Class A ordinary shares). The holders of 20% of these securities will be entitled to make up to four demands, excluding short form registration demands, that the Company register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the completion of a Business Combination and rights to require the Company to register for resale such securities pursuant to Rule 415 under the Securities Act. However, the registration rights agreement provides that the Company will not permit any registration statement filed under the Securities Act to become effective until termination of the applicable lock-up period. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Underwriting Agreement

The underwriters are entitled to a deferred fee of $0.35 per Unit, or $25,357,500 in the aggregate. The deferred fee will become payable to the underwriters from the amounts held in the Trust Account solely in the event that the Company completes a Business Combination, subject to the terms of the underwriting agreement.

Consulting Arrangements

In September 2020, the Company entered into an acquisition support agreement with an unrelated party. Under the terms of the agreement, the Company will pay $215,000 a week plus expenses for services rendered. Payment for such services will become due and payable only upon the closing of the Company’s initial Business Combination. Interest will be charged at a rate of 8% per annum on fees incurred under the terms of the agreement. For the three months ended March 31, 2021, fees for services provided are approximately $450,000.

ARTIUS ACQUISITION INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2021

(Unaudited)

Agreement and Plan Merger and Reorganization

On February 16, 2021, the Company entered into an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”) by and between the Company, Zero Carbon Merger Inc., a Delaware corporation and our direct, wholly owned subsidiary (“Merger Sub”), and Micromidas, Inc., a Delaware corporation doing business as Origin Materials (“Micromidas”).

Pursuant to the Merger Agreement, (i) the Company will domesticate from a Cayman Islands exempted company to a Delaware corporation (the “Domestication”) and (ii) Merger Sub will merge with and into Micromidas with Micromidas continuing as the surviving entity and a wholly owned subsidiary of the Company (the “Merger” and together with the Domestication and the other transactions contemplated by the Merger Agreement, the “Proposed Business Combination”). In connection with the Domestication, the Company will change its name to “Origin Materials, Inc.” We refer to the Company following the Business Combination as “Origin.”

As a result of the Proposed Business Combination, each issued and outstanding Class A ordinary share and Class B ordinary share of the Company will convert into a share of Class A common stock of Origin (“Class A Common Stock”), and each issued and outstanding warrant to purchase Class A ordinary shares of the Company will be exercisable by its terms to purchase an equal number of shares of Class A Common Stock. The aggregate stock consideration to be distributed to Micromidas’s holders at the effective time of the Merger (the “Effective Time”) is 78,213,000 shares of Class A Common Stock, which is subject to certain downward adjustments pursuant to the Merger Agreement. At the Effective Time, by virtue of the Merger and without any action on the part of the Company, Merger Sub, Micromidas or the holders of any of Micromidas’s securities:

(a)

each share of Micromidas common stock (“Micromidas Common Stock”), series A preferred stock (“Micromidas Series A Preferred Stock”), series B preferred stock (“Micromidas Series B Preferred Stock”) and series C preferred stock (“Micromidas Series C Preferred Stock”), in each case outstanding immediately prior to the Effective Time will be canceled and converted into the right to receive a number of shares of Class A Common Stock equal to the Common Exchange Ratio, Series A Exchange Ratio, Series B Exchange Ratio and Series C Exchange Ratio, respectively, each as defined in the Merger Agreement (subject to certain adjustments as described in the Merger Agreement);

(b)

any shares of Micromidas capital stock held in the treasury of Micromidas or owned by the Company, Merger Sub or Micromidas immediately prior to the Effective Time will be canceled without any conversion thereof and no payment or distribution shall be made with respect thereto;

(c)

each issued and outstanding share of common stock of Merger Sub will be converted into and become one validly issued, fully paid and non-assessable share of common stock of the surviving corporation in the Merger; and

(d)

each warrant to purchase Micromidas stock will terminate, be cancelled and cease to exist and will be deemed to have been exercised immediately prior to the closing of the Merger (the “Closing”) and settled in the applicable number of shares of Micromidas Series A Preferred Stock or Micromidas Series B Preferred Stock, as applicable, rounded down to the nearest whole share, and then treated in the manner described in (a), above;

(e)

each option to purchase Micromidas Common Stock that is outstanding under Micromidas’s 2010 Stock Incentive Plan and the 2020 Equity Incentive Plan (the “Equity Incentive Plans”) (each, a “Company Option”) held by a former employee or service provider of Micromidas, Inc. (each, a “Former Employee Option”) that is vested and outstanding immediately prior to the Effective Time shall be deemed to have

ARTIUS ACQUISITION INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2021

(Unaudited)

been exercised, on a net exercise basis with respect to the applicable exercise price and any required withholding or employment taxes thereon, immediately prior to the Closing and settled in the applicable number of shares of Micromidas Common Stock, rounded down to the nearest whole share, and treated in accordance with clause (a) above. Each Former Employee Option that is unvested and outstanding immediately prior to the Effective Time shall be automatically cancelled at the Closing without the payment of consideration. From and after the Closing, except with respect to the holder’s right to receive Class A Common Stock, if any, the Former Employee Option shall be cancelled and cease to be outstanding and the holder shall cease to have any rights with respect thereto;

(f)

each Company Option (other than a Former Employee Option), whether vested or unvested, will be assumed by Artius and converted into an option to purchase shares of Class A Common Stock (each, a “Converted Option”) equal to the product (rounded down to the nearest whole number) of (a) the number of shares of Micromidas Common Stock subject to such Company Option immediately prior to the Effective Time and (b) the Common Exchange Ratio, at an exercise price per share (rounded up to the nearest whole cent) equal to (i) the exercise price per share of such Company Option immediately prior to the Effective Time divided by (ii) the Common Exchange Ratio; provided, however, that the exercise price and the number of shares of Class A Common Stock purchasable pursuant to such Converted Options shall be determined in a manner consistent with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”); provided, further, however, that in the case of such Company Option to which Section 422 of the Code applies, the exercise price and the number of shares of Class A Common Stock purchasable pursuant to such option shall be determined in accordance with the foregoing, subject to such adjustments in a manner consistent with Treasury Regulation Section 1.424-1, such that the Converted Option will not constitute a modification of such Company Option for purposes of Section 409A or Section 424 of the Code. Except as specifically provided above, following the Effective Time, each Converted Option shall continue to be governed by the same terms and conditions (including vesting and exercisability terms) as were applicable to the corresponding former Company Option immediately prior to the Effective Time. At or prior to the Effective Time, the Company shall take any actions that are necessary to effectuate the treatment of the Company Options pursuant to this paragraph.

As additional consideration for the Merger, after the Effective Time, Origin will issue to certain holders of Micromidas’s securities up to 25 million additional shares of Class A Common Stock (the “Earnout Shares”) as follows: (i) one third of the Earnout Shares will be issued when the volume weighted average price of Class A Common Stock (“VWAP”) equals or exceeds $15.00 for 10 consecutive trading days during the three year period following the closing of the Proposed Business Combination, (ii) one third of the Earnout Shares will be issued when VWAP equals or exceeds $20.00 for 10 consecutive trading days during the four year period following the closing of the Proposed Business Combination, and (iii) one third of the Earnout Shares will be issued when VWAP equals or exceeds $25.00 for 10 consecutive trading days during the five year period following the closing of the Proposed Business Combination.

Under the Merger Agreement, the obligations of the parties to consummate the transactions contemplated thereby are subject to the satisfaction or waiver of certain customary closing conditions, including, the Company obtaining the requisite approval of its shareholders, which the company expects to seek at a special meeting of the Company. The Merger Agreement may be terminated at any time prior to the Closing by mutual written consent of the Company and Micromidas and, among other things, if the Proposed Business Combination has not occurred by August 31, 2021. As such, the Closing cannot be assured.

ARTIUS ACQUISITION INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2021

(Unaudited)

Concurrently with the execution of the Merger Agreement, the Company entered into the following agreements:

•

Subscription Agreements with certain qualified institutional buyers and accredited investors (collectively, the “Investors”), pursuant to which, among other things, the Investors agreed to subscribe for and purchase, and the Company agreed to issue and sell to the Investors, an aggregate of 20,000,000 newly issued shares of Class A Common Stock in connection with the closing of the Proposed Business Combination for aggregate gross proceeds of $200,000,000 (the “PIPE Placement”);

•

A Sponsor Letter Agreement, pursuant to which the Sponsor agreed to, among other things, (i) vote in favor of the Artius Stockholder Voting Matters (as defined in the Merger Agreement), (ii) pay any excess of Artius Transaction Expenses (as defined in the Merger Agreement) over the Artius Transaction Expense Cap (as defined in the Sponsor Letter Agreement), and (iii) subject 4,500,000 of its Class B ordinary shares to certain vesting and forfeiture provisions pursuant to the Sponsor Letter Agreement, as further described below under “Sponsor Letter Agreement”.

•

A Transaction Support Stockholder Support Agreement with Micromidas and certain stockholders of Micromidas pursuant to which the parties agreed, as promptly as practicable following the effectiveness of the proxy statement/prospectus relating to the approval by Artius shareholders of the Merger, to execute and deliver a written consent with respect to certain securities of Micromidas adopting the Merger Agreement and approving the Merger, delivered promptly, and in any event within one business day after (i) the registration statement related to the Merger is declared effective and (ii) the Company has requested such delivery. The securities of Micromidas owned by its stockholders who are party to the Company Transaction Stockholder Support Agreements and subject to such the agreements are sufficient to approve the adoption of the Merger Agreement.

•

A Lock-up Agreement, pursuant to which the Sponsor, certain executive officers and directors of Micromidas and certain existing stockholders of Micromidas agreed to restrict, among other things, the transfer of Company securities held by such holders immediately following the Closing until the earliest to occur of (i) 365 days after the date of the Closing, (ii) the first day after the date on which the closing price of the Class A Common Stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the date of the Closing, or (iii) the date on which the Company completes a liquidation, merger, capital stock exchange, reorganization or other similar transaction after the Closing date that results in all of the public stockholders of the Company having the right to exchange their shares of Class A Common Stock for cash, securities or other property.

NOTE 7. SHAREHOLDERS’ EQUITY

Preference Shares—The Company is authorized to issue 1,000,000 preference shares with a par value of $0.0001. The Company’s board of directors will be authorized to fix the voting rights, if any, designations, powers, preferences, the relative, participating, optional or other special rights and any qualifications, limitations and restrictions thereof, applicable to the shares of each series. The board of directors will be able to, without shareholder approval, issue preferred shares with voting and other rights that could adversely affect the voting power and other rights of the holders of the ordinary shares and could have anti-takeover effects. At March 31, 2021 and December 31, 2020, there were no preference shares issued or outstanding.

ARTIUS ACQUISITION INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2021

(Unaudited)

Class A Ordinary Shares—The Company is authorized to issue 400,000,000 Class A ordinary shares, with a par value of $0.0001 per share. Holders of Class A ordinary shares are entitled to one vote for each share. At March 31, 2021, there were 9,091,005 Class A ordinary shares issued and outstanding, excluding 63,358,995 Class A ordinary shares subject to possible redemption. At December 31, 2020, there were 10,703,014 Class A ordinary shares issued and outstanding, excluding 61,746,986 Class A ordinary shares subject to possible redemption.

Class B Ordinary Shares—The Company is authorized to issue 50,000,000 Class B ordinary shares, with a par value of $0.0001 per share. Holders of the Class B ordinary shares are entitled to one vote for each share. At March 31, 2021 and December 31, 2020, there were 18,112,500 Class B ordinary shares issued and outstanding.

Only holders of the Class B ordinary shares will have the right to vote on the election of directors prior to the Business Combination. Holders of Class A ordinary shares and holders of Class B ordinary shares will vote together as a single class on all other matters submitted to a vote of the Company’s shareholders except as otherwise required by law.

The Class B Shares will automatically convert into Class A ordinary shares at the time of a Business Combination, on a one-for-one basis, subject to adjustment. In the case that additional Class A ordinary shares, or equity-linked securities, are issued or deemed issued in excess of the amounts issued in the Initial Public Offering and related to the closing of a Business Combination, the ratio at which Class B ordinary shares will convert into Class A ordinary shares will be adjusted (unless the holders of a majority of the issued and outstanding Class B ordinary shares agree to waive such adjustment with respect to any such issuance or deemed issuance) so that the number of Class A ordinary shares issuable upon conversion of all Class B ordinary shares will equal, in the aggregate, on an as-converted basis, 20% of the sum of the total number of all ordinary shares issued and outstanding upon completion of the Initial Public Offering plus all Class A ordinary shares and equity-linked securities issued or deemed issued in connection with a Business Combination (excluding any shares or equity-linked securities issued, or to be issued, to any seller in the Business Combination and any private placement-equivalent warrants issued to the Sponsor or its affiliates upon conversion of loans made to the Company).

NOTE 8. WARRANT LIABILITY

Public Warrants may only be exercised for a whole number of shares. No fractional shares will be issued upon exercise of the Public Warrants. The Public Warrants will become exercisable on the later of (a) 30 days after the completion of a Business Combination and (b) 12 months from the closing of the Initial Public Offering. The Public Warrants will expire five years from the completion of a Business Combination or earlier upon redemption or liquidation.

The Company will not be obligated to deliver any Class A ordinary shares pursuant to the exercise of a Public Warrant and will have no obligation to settle such Public Warrant exercise unless a registration statement under the Securities Act covering the issuance of the Class A ordinary shares issuable upon exercise of the Public Warrants is then effective and a prospectus relating thereto is current, subject to the Company satisfying its obligations described below with respect to registration, or a valid exemption from registration is available. No Public Warrant will be exercisable for cash or on a cashless basis, and the Company will not be obligated to issue any shares to holders seeking to exercise their Public Warrants, unless the issuance of the shares upon such exercise is registered, qualified or deemed to be exempt under the securities laws of the state of the exercising holder, or an exemption from registration is available.

ARTIUS ACQUISITION INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2021

(Unaudited)

The Company has agreed that as soon as practicable, but in no event later than 15 business days, after the closing of a Business Combination, it will use its best efforts to file with the SEC a registration statement registering the issuance, under the Securities Act, of the Class A ordinary shares issuable upon exercise of the Public Warrants. The Company will use its best efforts to cause the same to become effective within 60 business days after the closing of the Business Combination and to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration or redemption of the Public Warrants in accordance with the provisions of the warrant agreement. Notwithstanding the above, if the Company’s Class A ordinary shares are at the time of any exercise of a warrant not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, the Company may, at its option, require holders of public warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event the Company so elects, the Company will not be required to file or maintain in effect a registration statement. If a registration statement covering the Class A ordinary shares issuable upon exercise of the warrants is not effective by the 60th day after the closing of the initial business combination, warrant holders may, until such time as there is an effective registration statement and during any period when the Company will have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption, but the Company will be required to use its commercially reasonable efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available.

Redemption of warrants when the price per Class A ordinary share equals or exceeds $18.00. Once the Public Warrants become exercisable, the Company may redeem the outstanding Public Warrants:

•	in whole and not in part;

•	at a price of $0.01 per Public Warrant;

•	upon not less than 30 days’ prior written notice of redemption to each warrant holder and

•

if, and only if, the last reported sale price of the Company’s Class A ordinary shares for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which the Company sends the notice of redemption to the warrant holders (the “Reference Value”) equals or exceeds $18.00 per share (as adjusted for share sub-divisions, share capitalizations, reorganizations, recapitalizations and the like).

The Company will not redeem the warrants as described above unless a registration statement under the Securities Act covering the issuance of the Class A ordinary shares issuable upon exercise of the warrants is effective and a current prospectus relating to those Class A ordinary shares is available throughout the 30-day redemption period. If and when the warrants become redeemable by the Company, the Company may exercise its redemption right even if the Company is unable to register or qualify the underlying securities for sale under all applicable state securities laws.

Redemption of warrants when the price per Class A ordinary share equals or exceeds $10.00. Once the warrants become exercisable, the Company may redeem the outstanding Public Warrants:

•	in whole and not in part;

•

at $0.10 per warrant upon a minimum of 30 days’ prior written notice of redemption; provided that holders will be able to exercise their warrants on a cashless basis prior to redemption and receive that number of shares based on the redemption date and the “fair market value” of the Company’s Class A ordinary shares;

ARTIUS ACQUISITION INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2021

(Unaudited)

•

if, and only if, the Reference Value (as defined above under “— Redemption of warrants when the price per Class A ordinary share equals or exceeds $18.00”) equals or exceeds $10.00 per share (as adjusted for share sub-divisions, share capitalizations, reorganizations, recapitalizations and the like); and

The Company will not redeem the warrants as described above unless a registration statement under the Securities Act covering the issuance of the Class A ordinary shares issuable upon exercise of the warrants is effective and a current prospectus relating to those Class A ordinary shares is available throughout the 30-day redemption period. If and when the warrants become redeemable by the Company, the Company may exercise its redemption right even if the Company is unable to register or qualify the underlying securities for sale under all applicable state securities laws.

The exercise price and number of ordinary shares issuable upon exercise of the Public Warrants may be adjusted in certain circumstances including in the event of a share dividend, extraordinary dividend or recapitalization, reorganization, merger or consolidation. However, except as described below, the Public Warrants will not be adjusted for issuances of ordinary shares at a price below its exercise price. Additionally, in no event will the Company be required to net cash settle the Public Warrants. If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of Public Warrants will not receive any of such funds with respect to their Public Warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with respect to such Public Warrants. Accordingly, the Public Warrants may expire worthless.

In addition, if (x) the Company issues additional ordinary shares or equity-linked securities for capital raising purposes in connection with the closing of a Business Combination at an issue price or effective issue price of less than $9.20 per ordinary share (with such issue price or effective issue price to be determined in good faith by the Company’s board of directors, and in the case of any such issuance to the Sponsor or its affiliates, without taking into account any Founder Shares held by the Sponsor or such affiliates, as applicable, prior to such issuance) (the “Newly Issued Price”), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of a Business Combination on the date of the completion of a Business Combination (net of redemptions), and (z) the volume weighted average trading price of the Company’s Class A ordinary shares during the 20 trading day period starting on the trading day prior to the day on which the Company consummates a Business Combination (such price, the “Market Value”) is below $9.20 per share, the exercise price of the Public Warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price, and the $18.00 per share redemption trigger price and the “Redemption of warrants when the price per Class A ordinary share equals or exceeds $10.00” described above will be adjusted (to the nearest cent) to be equal to 180% of the higher of the Market Value and the Newly Issued Price, and the $10.00 per share redemption trigger price described above under “Redemption of warrants when the price per Class A ordinary share equals or exceeds $10.00” will be adjusted (to the nearest cent) to be equal to the higher of the Market Value and the Newly Issued Price.

The Private Placement Warrants are identical to the Public Warrants underlying the Units sold in the Initial Public Offering, except that (x) the Private Placement Warrants and the Class A ordinary shares issuable upon the exercise of the Private Placement Warrants will not be transferable, assignable or salable until 30 days after the completion of a Business Combination, subject to certain limited exceptions, (y) the Private Placement Warrants will be exercisable on a cashless basis and be non-redeemable so long as they are held by the initial purchasers or their permitted transferees and (z) the Private Placement Warrants and the Class A ordinary shares

ARTIUS ACQUISITION INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2021

(Unaudited)

issuable upon exercise of the Private Placement Warrants will be entitled to registration rights. If the Private Placement Warrants are held by someone other than the initial purchasers or their permitted transferees, the Private Placement Warrants will be redeemable under all redemption scenarios by the Company and exercisable by such holders on the same basis as the Public Warrants.

NOTE 9. FAIR VALUE MEASUREMENTS

The Company follows the guidance in ASC Topic 820 for its financial assets and liabilities that are re-measured and reported at fair value at each reporting period, and non-financial assets and liabilities that are re-measured and reported at fair value at least annually.

The fair value of the Company’s financial assets and liabilities reflects management’s estimate of amounts that the Company would have received in connection with the sale of the assets or paid in connection with the transfer of the liabilities in an orderly transaction between market participants at the measurement date. In connection with measuring the fair value of its assets and liabilities, the Company seeks to maximize the use of observable inputs (market data obtained from independent sources) and to minimize the use of unobservable inputs (internal assumptions about how market participants would price assets and liabilities). The following fair value hierarchy is used to classify assets and liabilities based on the observable inputs and unobservable inputs used in order to value the assets and liabilities:

Level 1:	Quoted prices in active markets for identical assets or liabilities. An active market for an asset or liability is a market in which transactions for the asset or liability occur with sufficient frequency and volume to provide pricing information on an ongoing basis.

Level 2:	Observable inputs other than Level 1 inputs. Examples of Level 2 inputs include quoted prices in active markets for similar assets or liabilities and quoted prices for identical assets or liabilities in markets that are not active.

Level 3:	Unobservable inputs based on our assessment of the assumptions that market participants would use in pricing the asset or liability.

The following table presents information about the Company’s assets and liabilities that are measured at fair value on a recurring basis at March 31, 2021 and December 31, 2020, and indicates the fair value hierarchy of the valuation inputs the Company utilized to determine such fair value:

Description	Level	March 31, 2021	December 31, 2020
Assets:
Marketable securities held in Trust Account	1	$724,779,404	$724,716,476
Liabilities:
Warrant liability – Public Warrants	1	41,538,000	53,130,000
Warrant Liability – Private Placement Warrants	2	19,481,868	24,918,668

The Warrants were accounted for as liabilities in accordance with ASC 815-40 and are presented within warrant liabilities on our balance sheet. The warrant liabilities are measured at fair value at inception and on a recurring basis, with changes in fair value presented within change in fair value of warrant liabilities in the statement of operations.

The Warrants were valued as of July 16, 2020 using a Monte Carlo simulation, which is considered to be a Level 3 fair value measurement. The Monte Carlo simulation’s primary unobservable input utilized in

ARTIUS ACQUISITION INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2021

(Unaudited)

determining the fair value of the Warrants is the probability adjusted volatility considering the probability of consummation of a Business Combination. The probability adjusted volatility as of the IPO date was derived from observable public warrant pricing on comparable `blank-check’ companies without an identified target. The subsequent measurements of the Public Warrants after the detachment of the Public Warrants from the Units is classified as Level 1 due to the use of an observable market quote in an active market under the ticker AACQW. For the subsequent measurements of the Private Warrants after the detachment of the Public Warrants from the Units, the Company determined that the fair value of each Private Placement Warrant is equivalent to that of each Public Warrant. As such, the Private Placement Warrants are classified as Level 2.

The following table presents the changes in the fair value of warrant liabilities:

	Private	Public	Warrant
Fair value as of January 1, 2021	$24,918,668	$53,130,000	$78,048,668
Change in valuation	(5,436,800)	(11,592,000)	(17,028,800)

Fair value as of March 31, 2021	$19,481,868	$41,538,000	$61,019,868

NOTE 10. SUBSEQUENT EVENTS

The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to the date that the financial statements were issued. Based upon this review, the Company did not identify any subsequent events that would have required adjustment or disclosure in the financial statements.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Stockholders

Micromidas, Inc. dba Origin Materials

Opinion on the financial statements

We have audited the accompanying consolidated balance sheets of Micromidas, Inc. dba Origin Materials (a Delaware Corporation) and subsidiaries (the “Company”) as of December 31, 2020 and 2019, the related consolidated statements of operations and comprehensive income (loss), redeemable convertible preferred stock and stockholders’ deficit, and cash flows for each of the two years in the period ended December 31, 2020, and the related notes (collectively referred to as the “financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020 and 2019, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2020, in conformity with accounting principles generally accepted in the United States of America.

Restatement of previously issued financial statements

As discussed in Note 2, the 2020 and 2019 consolidated financial statements have been restated to correct a misstatement.

Basis for opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ GRANT THORNTON LLP

We have served as the Company’s auditor since 2020.

San Jose, California

March 8, 2021 (except for Note 2, as to which the date is May 3, 2021)

Micromidas, Inc. dba Origin Materials

Consolidated Balance Sheets

(As Restated)

	December 31
	2020	2019
Assets
Current Assets
Cash and cash equivalents	$1,309,183	$3,047,208
Restricted cash	564,520	564,520
Other receivables	47,804	1,055,036
Grants receivable	—	86,908
Prepaid expenses and other current assets	144,699	197,458

Total current assets	2,066,206	4,951,130
Property, plant, and equipment, net	45,103,857	42,551,530
Intangible assets, net	257,672	295,105

Total assets	$47,427,735	$47,797,765

Liabilities, redeemable convertible preferred stock and stockholders’ deficit
Current Liabilities
Accounts payable	$2,700,463	1,497,950
Accrued expenses	593,246	149,821
Derivative liability	1,238,511	150,375
Stockholder convertible notes payable	3,232,033	780,858

Total current liabilities	7,764,253	2,579,004
PPP Loan	905,838	—
Canadian Government Research and Development
Program Liability	6,197,053	3,534,814
Redeemable convertible preferred stock warrants liability	19,232,628	734,830
Stockholder note	5,189,169	5,189,169
Related party other liabilities, long-term	5,516,978	5,260,526
Other liabilities, long-term	2,500,000	2,500,000

Total liabilities	47,305,919	19,798,343

Commitments and contingencies (see Note 15)
Redeemable convertible preferred stock, Series A, $0.0001 par value, 15,500,000 shares authorized; 13,204,284 issued and outstanding, redemption value of $35,959,227 as of December 31, 2020 and 2019, respectively	31,477,562	31,477,562
Redeemable convertible preferred stock, Series B, $0.0001 par value, 7,000,000 shares authorized; 6,275,704 issued and outstanding redemption value of $46,979,920 as of December 31, 2020 and 2019, respectively	41,125,321	41,125,321
Redeemable convertible preferred stock, Series C, $0.0001 par value, 6,800,000 shares authorized; 1,590,675 issued and outstanding redemption value of $23,499,996 as of December 31, 2020 and 2019, respectively	23,379,980	23,379,980

Total redeemable convertible preferred stock	95,982,863	95,982,863

STOCKHOLDERS’ DEFICIT
Common stock, $0.0001 par value, 33,000,000 shares authorized; 1,285,164 and 1,283,788 issued and outstanding as of December 31, 2020 and 2019, respectively	128	128
Additional paid-in capital	2,642,600	1,011,278
Accumulated deficit	(98,888,188)	(68,585,340)
Accumulated other comprehensive income (loss)	384,413	(409,507)

Total stockholders’ deficit	(95,861,047)	(67,983,441)

Total liabilities, redeemable convertible preferred stock and stockholders’ deficit	$47,427,735	$47,797,765

The accompanying notes are an integral part of the consolidated financial statements.

Micromidas, Inc. dba Origin Materials

Consolidated Statements of Operations and Comprehensive Income (Loss)

	December 31
	2020	2019
OPERATING EXPENSES
Research and development	$4,137,838	$6,704,147
General and administrative	6,563,179	3,706,333
Depreciation and amortization	479,355	645,756

Total operating expenses and loss from operations	11,180,372	11,056,236
OTHER (INCOME) EXPENSE
Interest expense, net of capitalized interest	341,639	51,589
Change in fair value of derivative liability	1,088,136	—
Change in fair value of redeemable convertible preferred stock warrants liability	18,497,798	(10,287,616)
Other income, net	(805,097)	(340,800)

Total other (income) expense, net	19,122,476	(10,576,827)

Net loss	$(30,302,848)	$(479,409)

OTHER COMPREHENSIVE INCOME (LOSS)
Foreign currency translation adjustment, net of tax	$793,920	1,746,949

Total comprehensive (loss) income	$(29,508,928)	$1,267,540
Basic and Diluted net loss per share	$(23.58)	$(0.37)
Basic and Diluted weighted-average common shares outstanding	1,285,202	1,284,026

The accompanying notes are an integral part of the consolidated financial statements.

Micromidas, Inc. dba Origin Materials

Consolidated Statements of Redeemable Convertible Preferred Stock and Stockholders’ Deficit

(As Restated)

	Redeemable Convertible Preferred Stock						Common Stock		Additional Paid-in Capital	Accumulated Deficit	Accumulated Other Comprehensive Income (loss)	Total Stockholders’ Deficit
	Series A		Series B		Series C
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount
BALANCE, January 1, 2019	13,204,284	$31,477,562	6,275,704	$41,125,321	1,590,675	$23,379,980	1,282,588	$128	$964,797	$(68,105,931)	$(2,156,456)	$(69,297,462)
Common stock issued upon exercise of stock options	—	—	—	—	—	—	1,200	—	2,716	—	—	2,716
Stock-based compensation	—	—	—	—	—	—	—	—	43,765	—	—	43,765
Net loss	—	—	—	—	—	—	—	—	—	(479,409)	—	(479,409)
Other comprehensive income	—	—	—	—	—	—	—	—	—	—	1,746,949	1,746,949

BALANCE, December 31, 2019	13,204,284	$31,477,562	6,275,704	$41,125,321	1,590,675	$23,379,980	1,283,788	128	$1,011,278	(68,585,340)	(409,507)	$(67,983,441)
Common stock issued upon exercise of stock options	—	—	—	—	—	—	1,376	—	1,073			1,073
Stock-based compensation	—	—	—	—	—	—	—	—	1,630,249	—	—	1,630,249
Net loss	—	—	—	—	—	—	—	—	—	(30,302,848)	—	(30,302,848)
Other comprehensive income	—	—		—	—	—	—	—	—	—	793,920	793,920

BALANCE, December 31, 2020	13,204,284	$31,477,562	6,275,704	$41,125,321	1,590,675	$23,379,980	1,285,164	$128	$2,642,600	$(98,888,188)	$384,413	$(95,861,047)

The accompanying notes are an integral part of the consolidated financial statements.

Micromidas, Inc. dba Origin Materials

Consolidated Statements of Cash Flows

	December 31
	2020	2019
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(30,302,848)	$(479,409)
Adjustments to reconcile net loss to net cash from operating activities:
Depreciation and amortization	479,355	645,756
Stock-based compensation	1,630,249	43,765
Amortization of debt issuance costs	90,267	30,089
Accretion of debt discount	100,700	21,500
Change in fair value of derivative liability	1,088,136	—
Change in fair value of redeemable convertible preferred stock warrants liability	18,497,798	(10,287,616)
Changes in operating assets and liabilities:
Other receivables	1,007,232	(427,650)
Grants receivable	86,908	48,045
Prepaid expenses and other current assets	52,759	249,653
Accounts payable	1,202,513	192,185
Accrued expenses	605,231	2,635,794

Net cash used in operating activities	(5,461,700)	(7,327,888)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property, plant, and equipment, net of grants	(1,785,824)	(6,916,782)
Capitalized interest on plant construction	(268,043)	(233,012)

Net cash used in investing activities	(2,053,867)	(7,149,794)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from notes payable, net of debt issuance costs of $120,356	3,166,046	879,644
Proceeds from Canadian Government Research and Development Program	2,662,239	3,534,814
Issuance of common stock	1,073	2,716

Net cash from financing activities	5,829,358	4,417,174

EFFECT ON EXCHANGE RATE CHANGES ON CASH, CASH EQUIVALENTS AND RESTRICTED CASH	(51,816)	425,221
NET CHANGE IN CASH, CASH EQUIVALENTS AND RESTRICTED CASH	(1,738,025)	(9,635,287)
CASH, CASH EQUIVALENTS AND RESTRICTED CASH, beginning of year	3,611,728	13,247,015

CASH, CASH EQUIVALENTS AND RESTRICTED CASH, end of year	$1,873,703	$3,611,728

The accompanying notes are an integral part of the consolidated financial statements.

Micromidas, Inc. dba Origin Materials

Notes to Consolidated Financial Statements

NOTE 1 – DESCRIPTION OF OPERATIONS

Operations – Micromidas, Inc. dba Origin Materials, (Micromidas, or the Company) is a Delaware corporation incorporated in November 2008. The Company’s mission to help enable the world’s transition to sustainable materials by replacing petroleum-based materials with decarbonized materials in a wide range of end products, such as food and beverage packaging, clothing, textiles, plastics, car parts, carpeting, tires, adhesives, soil amendments and more. The Company’s technology converts sustainable feedstocks, such as sustainably harvested wood, agricultural waste, wood waste and corrugated cardboard, into materials and products that are currently made from fossil feedstocks, such as petroleum and natural gas. The Company’s products are intended to compete directly with petroleum-derived products on both performance and price, as well as provide a significant unit cost advantage over products made from other low-carbon feedstocks.

The Company is currently developing and constructing its first manufacturing plant in Ontario, Canada (Origin 1), which is expected to become operational by 2022. The Company is also currently in the planning phase for the construction of a significantly larger manufacturing plant (Origin 2), with which is expected to become operational in 2025.

Pending Business Combination – On February 16, 2021, the Company entered into an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”) with Artius Acquisition Inc., a Cayman Islands exempted company (“Artius”), and Zero Carbon Merger Sub Inc., a Delaware corporation and wholly-owned subsidiary of Artius (“Merger Sub”). Upon the terms and subject to the satisfaction of the conditions described in the Merger Agreement, including approval of the transaction by Artius’s stockholders and Micromidas’s stockholders, Merger Sub will be merged with and into Micromidas (the “Merger”), with Micromidas surviving the Merger as a wholly-owned subsidiary of Artius. At the effective time of the Merger (the “Effective Time”): (a) each share of Micromidas capital stock outstanding immediately prior to the Effective Time (including shares of Micromidas common stock issuable prior to the closing of the Merger (the “Closing”) upon termination of warrants and stock options held by former employees and service providers of the Company) will be converted solely into the right to receive a number of Artius common stock equal to the applicable exchange ratios described in the Merger Agreement, and (b) each other Micromidas option, whether vested or unvested, will be assumed by Artius and converted into an option to purchase shares of Artius common stock based on the exchange ratio applicable to shares of Micromidas common stock.

Under the exchange ratio formula in the Merger Agreement, following the Closing, the former Micromidas security holders immediately before the Merger are expected to own approximately 42% (on a fully diluted basis) of the aggregate number of the outstanding securities of Artius, and the securityholders of Artius immediately before the Merger are expected to own approximately 47% (on a fully diluted basis) of the aggregate number of the outstanding securities of Artius, subject to certain assumptions and subject to adjustment pre-closing of the Merger based on Micromidas’ net cash balance at the time of the Closing.

Liquidity and Capital Resources – The Company has incurred losses since its inception, has a working capital deficit of $5,698,047, and has an accumulated deficit at December 31, 2020 of $98,888,188. As of December 31, 2020, the Company had $9,327,040 of outstanding indebtedness which includes stockholder convertible notes payable, PPP loan, and stockholder notes. During the 12 months ended December 31, 2020, the Company received $550,000 from the admission of an additional member to the consortium agreement (see note 6), $2,662,239 from the Canadian Government under several different grant programs, $2,260,208 from the issuance of convertible bridge notes and $905,838 from a Payroll Protection Program loan (“PPP loan”). The Company has used debt proceeds principally to fund general operations and capital projects.

The Company’s plan is to seek additional funding through the completion of the Merger, which is subject to approval of the stockholders of both companies, and other customary closing conditions.

Micromidas, Inc. dba Origin Materials

Notes to Consolidated Financial Statements

The Company issued $10,000,000 in convertible notes in February 2021 (see Note 16). If the Company does not complete the Merger, the Company has sufficient liquidity to meet its anticipated obligations over the next year from the date of issuance of these financial statements, however, this would involve slowing spending on Origin 1 and thus delaying completion of Origin 1 until additional capital was secured. Management has determined that the issuance of the convertible notes are sufficient to fund the working capital needs of the Company until the earlier of the consummation of the Merger or one year from the date of issuance of these financial statements.

COVID-19 Update – In March 2020, the COVID-19 outbreak was declared a pandemic by the World Health Organization. The pandemic has resulted in governments around the world implementing increasingly stringent measures to help control the spread of the virus, including quarantines, “shelter in place” and “stay at home” orders, travel restrictions, business curtailments, school closures and other measures. In addition, governments and central banks in several parts of the world have enacted fiscal and monetary stimulus measures to counteract the impacts of the COVID-19 pandemic.

As a response to the COVID-19 pandemic, the Company transitioned most of its employees to remote work and implemented a controlled schedule, social distancing, mask requirements for employees permitted to use the office, implementation of an infectious disease prevention policy, prohibited business travel and required quarantine for out of state travel of any kind before returning to work.

The Company considered the emergence and pervasive economic impact of the COVID-19 pandemic in its assessment of its financial position, results of operations, cash flows, and certain accounting estimates as of and for the year ended December 31, 2020. The Company received a PPP loan (see Note 8) and issued $10,000,000 in unsecured convertible notes (see Note 16) in order to mitigate risk to business operations from the effect of the COVID-19 pandemic. The Company has not identified any specific impairment trigger event from circumstances originating from COVID-19. Due to the evolving and uncertain nature of the COVID-19 pandemic, it is possible that the effects of the COVID-19 pandemic could materially impact the Company’s estimates and consolidated financial statements in future reporting periods.

NOTE 2 – RESTATEMENT OF PREVIOUSLY ISSUED FINANCIAL STATEMENTS

The Company has restated its audited consolidated financial statements as of and for the periods ended December 31, 2020 and December 31, 2019 to correct misstatements associated with the Company’s accounting and presentation for all classes of redeemable convertible preferred stock and for additional paid-in-capital. Due to the contingently redeemable nature of the preferred stock, the Company classifies the preferred stock as temporary equity in the mezzanine section of the balance sheet. Redeemable convertible preferred stock should have been recorded and disclosed at their issuance prices, which approximated fair value at time of issuance, net of issuance costs, but was previously recorded and disclosed at their par values on the consolidated balance sheets and the consolidated statements of redeemable convertible preferred stock and stockholders’ deficit, with the difference recorded and presented in additional paid-in-capital. Reclassification adjustments were made in order to properly state additional paid-in-capital and the redeemable convertible preferred stock balances on the consolidated balance sheets and the consolidated statements of redeemable convertible preferred stock and stockholders’ deficit.

The impact of the restatement is reflected throughout the remaining footnotes and adjustments reflected in the tables below did not have any impact on the Company’s consolidated statements of operations and comprehensive income (loss) or consolidated statements of cash flows for any period previously presented. The following tables summarize the adjustments to the specific line items presented in the Company’s consolidated financial statements:

Micromidas, Inc. dba Origin Materials

Notes to Consolidated Financial Statements

	December 31, 2019 as Previously Reported	Effect of Restatement	December 31, 2019 as Restated
Consolidated balance sheet as of December 31, 2019
Redeemable convertible preferred stock, Series A, $0.0001 par value, 15,500,000 shares authorized; 13,204,284 issued and outstanding, redemption value of $35,959,227 as of December 31, 2020 and 2019, respectively	1,320	31,476,242	31,477,562
Redeemable convertible preferred stock, Series B, $0.0001 par value, 7,000,000 shares authorized; 6,275,704 issued and outstanding redemption value of $46,979,920 as of December 31, 2020 and 2019, respectively	628	41,124,693	41,125,321
Redeemable convertible preferred stock, Series C, $0.0001 par value, 6,800,000 shares authorized; 1,590,675 issued and outstanding redemption value of $23,499,996 as of December 31, 2020 and 2019, respectively	159	23,379,821	23,379,980
Total redeemable convertible preferred stock	—	95,982,863	95,982,863
Additional paid-in capital	96,992,034	(95,980,756)	1,011,278
Total stockholders’ deficit	27,997,315	(95,980,756)	(67,983,441)

Consolidated statement of redeemable convertible preferred stock and stockholders’ deficit as of December 31, 2019
Redeemable convertible preferred stock, Series A	1,320	31,476,242	31,477,562
Redeemable convertible preferred stock, Series B	628	41,124,693	41,125,321
Redeemable convertible preferred stock, Series C	159	23,379,821	23,379,980
Additional paid-in capital	96,992,034	(95,980,756)	1,011,278
Total stockholders’ deficit	27,997,315	(95,980,756)	(67,983,441)

	December 31, 2020 as Previously Reported	Effect of Restatement	December 31, 2020 as Restated
Consolidated balance sheet as of December 31, 2020
Redeemable convertible preferred stock, Series A, $0.0001 par value, 15,500,000 shares authorized; 13,204,284 issued and outstanding, redemption value of $35,959,227 as of December 31, 2020 and 2019, respectively	1,320	31,476,242	31,477,562
Redeemable convertible preferred stock, Series B, $0.0001 par value, 7,000,000 shares authorized; 6,275,704 issued and outstanding redemption value of $46,979,920 as of December 31, 2020 and 2019, respectively	628	41,124,693	41,125,321
Redeemable convertible preferred stock, Series C, $0.0001 par value, 6,800,000 shares authorized; 1,590,675 issued and outstanding redemption value of $23,499,996 as of December 31, 2020 and 2019, respectively	159	23,379,821	23,379,980
Total redeemable convertible preferred stock	—	95,982,863	95,982,863
Additional paid-in capital	98,623,356	(95,980,756)	2,642,600
Total stockholders’ deficit	119,709	(95,980,756)	(95,861,047)

Consolidated statement of redeemable convertible preferred stock and stockholders’ deficit as of December 31, 2020
Redeemable convertible preferred stock, Series A	1,320	31,476,242	31,477,562
Redeemable convertible preferred stock, Series B	628	41,124,693	41,125,321
Redeemable convertible preferred stock, Series C	159	23,379,821	23,379,980
Additional paid-in capital	98,623,356	(95,980,756)	2,642,600
Total stockholders’ deficit	119,709	(95,980,756)	(95,861,047)

Micromidas, Inc. dba Origin Materials

Notes to Consolidated Financial Statements

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of consolidation – The consolidated financial statements include the accounts of Micromidas and its wholly-owned subsidiaries, Micromidas Pioneer, LLC, Origin Materials Canada Holding Limited, Origin Materials Canada Polyesters Limited, Origin Material Canada Pioneer Limited, and Origin Materials Canada Research Limited, (collectively the “Company”). Micromidas Pioneer, LLC was dissolved in September 2019. All significant intercompany accounts and transactions have been eliminated in consolidation.

Basis of presentation – The significant accounting policies of Micromidas, which are summarized below, are consistent with accounting principles generally accepted in the United States (U.S. GAAP) and reflect practices appropriate to the businesses in which they operate.

Use of estimates – The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect reported amounts of assets and liabilities, disclosure of contingent assets and liabilities, and reported amounts of revenue and expenses. Actual results could differ from these estimates. Any effects on the business, financial position or results of operations from revisions to these estimates are recorded in the period in which the facts that give rise to the revision become known.

Significant items subject to estimates and assumptions include the carrying amount and useful lives of property and equipment and intangible assets, impairment assessments, stockholder convertible notes, redeemable convertible preferred stock warrants, income taxes, and share-based compensation expense.

Concentration of credit risk – Financial instruments that potentially subject the Company to concentrations of credit risk are primarily cash and cash equivalents, and accounts receivable. The Company maintains its cash and cash equivalents accounts with a financial institution where, at times, deposits exceed federal insurance limits. Management believes that the Company is not exposed to significant credit risk as the Company’s deposits are held at financial institutions that management believes to be of high credit quality. The Company has not experienced any losses on these deposits.

Cash and cash equivalents – The Company considers all highly liquid investments with an initial maturity of three months or less at the date of purchase to be cash equivalents. The Company maintains such funds in cash deposits and money market accounts.

Restricted cash – Restricted cash consists of cash held in a control account as collateral for the Company’s credit card services, escrow services, and standby letter of credit.

At December 31, 2020 and 2019, the Company had $75,000, of restricted cash held as collateral for the Company’s credit card services.

In October 2019, the Company entered into an escrow agreement for $1,341,725, whereby the funds would be used for construction and transportation services in connection with Origin 1. At December 31, 2020 and 2019, the escrow account had a balance of $313,820.

In October 2018, the Company entered into a standby letter of credit, whereby the funds may be used for the completion of work, services, and improvements in connection with Origin 1. The standby letter of credit matures and automatically renews in October of each year. At December 31, 2020 and 2019, the standby letter of credit was $175,700.

Micromidas, Inc. dba Origin Materials

Notes to Consolidated Financial Statements

Cash, cash equivalents, and restricted cash consisted of the following at December 31:

	2020	2019
Cash and cash equivalents	$1,309,183	$3,047,208
Restricted cash	564,520	564,520

Total cash, cash equivalents, and restricted cash shown in the statement of cash flows	$1,873,703	$3,611,728

Other receivable – Other receivable consists of amounts due from foreign governmental entities related to the Canadian harmonized sales tax (HST) and goods and services tax (GST) for goods and services transacted in Canada.

AgriScience grant – In January 2019, the Company entered into an agreement in which it will participate in the AgriScience Program Cluster Component grant through the Canadian Agricultural Partnership, whereby the Company will receive reimbursements for eligible expenditures up to approximately $2,700,000 Canadian dollars through March 2022. Grants are received through reimbursements from the Canadian government and recognized, upon completion of scope of services on a quarterly basis. Grants are recognized as a reduction of property, plant, and equipment or expense based on the nature of the cost the grant is reimbursing. At December 31, 2020 and 2019, the Company recorded a grant receivable of zero and $86,908, respectively, on the consolidated balance sheets.

Property, plant, and equipment – Property, plant, and equipment are recorded at cost and depreciated or amortized using the straight-line method over the estimated useful lives of the respective assets. Existing useful lives range from three to five years. Leasehold improvements are amortized using the straight-line method over the shorter of their estimated useful lives or the lease term. Major additions and improvements are capitalized, while replacements, repairs, and maintenance that do not extend the life of an asset are charged to operations. Upon retirement or sale, the cost of assets disposed of and the related accumulated depreciation or amortization are removed from the accounts. Construction in progress relates to costs capitalized in conjunction with major improvements that have not yet been placed in service, and accordingly are not currently being depreciated. The Company capitalizes interest cost incurred on funds used to construct property, plant and equipment. The estimated useful lives of assets are as follows:

Computer equipment	3 Years
Office furniture	5 Years
Machinery and equipment	5 Years
Leasehold Improvements	1-5 Years

Impairment of long-lived assets – The Company reviews its long-lived assets, including property, equipment, software and intangibles, for impairment whenever events or changes in circumstances indicate that the carrying amounts of the assets may not be fully recoverable. If indicators of impairment exist, management identifies the asset group which includes the potentially impaired long-lived asset, at the lowest level at which there are separate, identifiable cash flows. If the total of the expected undiscounted future net cash flows for the asset group is less than the carrying amount of the asset, a loss is recognized for the difference between the fair value and carrying amount of the asset. No impairment was identified for the year ended December 31, 2020 and 2019.

Intangible assets – Intangible assets are recorded at cost and are amortized using the straight-line method over the estimated useful lives of the respective assets, ranging from 7 to 15 years. The cost of servicing the Company’s patents is expensed as incurred. Upon retirement or sale, the cost of intangible assets is disposed of and the related accumulated amortization is removed from the accounts.

Micromidas, Inc. dba Origin Materials

Notes to Consolidated Financial Statements

Stock-based compensation – The Company has issued common stock options under two equity incentive plans. The Company estimates the calculated value of stock options granted using the Black-Scholes option-pricing formula. This fair value is then amortized on a straight-line basis over the requisite service periods of the awards, which is generally the vesting period.

Assumptions used to value the equity instruments are as follows:

Expected term – The expected term of the options is based on the simplified method, which takes into consideration the grant’s contractual life and vesting period and assumes that all options will be exercised between the vesting date and the contractual term of the option which averages an award’s vesting term and its contractual term.

Expected volatility – The Company uses the trading history of various companies in its industry sector in determining an estimated volatility factor.

Expected dividend – The Company has not declared common stock dividends and does not anticipate declaring any common stock dividends in the foreseeable future.

Forfeiture – The Company estimates forfeitures based on historical activity and considers voluntary and involuntary termination behavior as well as analysis of actual historical option forfeitures, netting the estimated expense by the derived forfeiture rate.

Risk-free interest rate – The Company bases the risk-free interest rate on the implied yield currently available on U.S. Treasury zero-coupon issues with the same or substantially equivalent remaining term.

Net loss per share – Basic earnings per share is computed by dividing income (loss) by the weighted average number of common shares outstanding for the periods presented. The calculation of basic earnings per share for the years ended December 31, 2020 and December 31, 2019, respectively, includes the weighted average of common shares outstanding. Diluted net income (loss) per share is computed by dividing the net income (loss) by the weighted average number of common and common equivalent shares outstanding during the period. Diluted earnings per share reflect the potential dilution of securities that could share in the earnings of an entity, such as convertible preferred stock, common stock options, convertible preferred stock warrants or convertible notes.

Income taxes – Deferred income taxes are determined using the asset and liability method. Under this method, deferred income tax assets and liabilities are determined based on differences between the financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. A valuation allowance is recorded when the expected recognition of a deferred income tax asset is considered to be unlikely.

The Company recognizes the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the tax authorities, based on the technical merits of the position. The tax benefit is measured based on the largest benefit that has a greater than 50% likelihood of being realized upon ultimate settlement. The Company recognizes interest and penalties related to income tax matters as a component of income tax expense.

Debt issuance costs – The costs incurred in connection with the issuance of debt obligations, principally financing and legal costs, are capitalized. These costs are accreted over the term of the debt using the interest method. During 2020 and 2019, accretion expense for debt issuance cost was $90,267 and $30,089, respectively.

Micromidas, Inc. dba Origin Materials

Notes to Consolidated Financial Statements

Redeemable convertible preferred stock warrants – The Company accounts for its warrants to purchase shares of redeemable convertible preferred stock as liabilities based upon the characteristics and provisions of each instrument. Warrants classified as derivative liabilities and other derivative financial instruments that require separate accounting as liabilities are recorded on the Company’s consolidated balance sheets at their fair value on the date of issuance and are revalued on each subsequent balance sheet date until such instruments are exercised or expire, with any changes in the fair value between reporting periods recorded in the consolidated statements of operations.

Fair value of financial instruments – The Company applies the fair value measurement accounting standard whenever other accounting pronouncements require or permit fair value measurements. Fair value is defined in the accounting standard as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The fair value hierarchy under current accounting guidance prioritizes the inputs to valuation techniques used to measure fair value into three broad levels (Level 1, Level 2, and Level 3).

Level 1 inputs are unadjusted quoted prices in active markets for identical assets or liabilities that the Company has the ability to access at the measurement date. Level 2 inputs are inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly. Level 3 inputs are unobservable inputs for the asset or liability and reflect the Company’s own assumptions about the assumptions that market participants would use in pricing the asset or liability (including assumptions about risk) in a principal market.

The carrying amounts of working capital balances approximate their fair values due to the short maturity of these items. Unless otherwise noted, it is management’s opinion that the Company is not exposed to significant interest rate, currency, or credit risks arising from its financial instruments. The fair value of debt approximates its carrying value based on prevailing market rates.

The fair values of the derivative liability and redeemable convertible preferred stock warrant liability were estimated using Level 3 inputs.

Functional currency translation – The functional currency of the Company’s wholly-owned subsidiaries is the Canadian dollar, whereby their assets and liabilities are translated at period-end exchange rates except for nonmonetary capital transactions and balances, which are translated at historical rates. All income and expense amounts of the Company are translated at average exchange rates for the respective period. Translation gains and losses are not included in determining net loss but are accumulated in a separate component of stockholders’ equity. Foreign currency transaction gains and losses are included in the determination of net loss in the period in which they occur. The foreign currency loss for 2020 was $3,391, while the foreign currency gain for 2019 was $24,460. These amounts are included in other income, net, of the consolidated statements of operations and comprehensive loss.

Comprehensive loss – The Company’s comprehensive income or loss consists of net income or loss and other comprehensive loss. Foreign currency translation gains and losses are included in the Company’s other comprehensive income or loss.

Segment Reporting – The Company operates in a single segment. Operating segments are identified as components of an enterprise about which separate discrete financial information is available for evaluation by the chief operating decision maker (“CODM”) in making decisions regarding resource allocation and assessing performance. The Company has determined that its Co-Chief Executive Officers are the CODM. To date, the Company’s CODM has made such decisions and assessed performance at the Company level.

As of December 31, 2020 and 2019, the Company had $45,417,949 and $43,813,351, respectively, of assets located outside of the United States.

Micromidas, Inc. dba Origin Materials

Notes to Consolidated Financial Statements

Government loans – Government loans are classified as a noncurrent liability and recorded at amortized cost. Forgiveness of the balances due is recorded through earnings and occurs when there is confirmation from the governmental authority that the Company has complied with the conditions for forgiveness attached to the loan.

Subsequent events – Subsequent events are events or transactions that occur after the consolidated balance sheet date but before the consolidated financial statements are issued. The Company recognizes in the consolidated financial statements the effects of all subsequent events that provide additional evidence about conditions that existed at the date of the consolidated balance sheet, including the estimates inherent in the process of preparing the consolidated financial statements. The Company’s consolidated financial statements do not recognize subsequent events that provide evidence about conditions that did not exist at the date of the consolidated balance sheet but arose after the consolidated balance sheet date and before consolidated financial statements were available to be issued. The Company has evaluated subsequent events through March 8, 2021, which is the date the consolidated financial statements were available to be issued.

Recently Adopted Accounting Pronouncements – In May 2014, the FASB issued ASC 606, Revenue from Contracts with Customers (“ASC 606”). This guidance applies to any entity that either enters into contracts with customers to transfer goods or services or enters into contracts for the transfer of nonfinancial assets unless those contracts are within the scope of other standards. The core principle of this guidance is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. This guidance supersedes existing revenue recognition guidance, including most industry-specific guidance, as well as certain related guidance on accounting for contract costs. The Company early adopted ASC 606 upon its inception. As the Company does not have any contracts with customers, the adoption of this guidance did not have any impact on the Company’s consolidated financial statements.

In June 2018, the FASB issued Accounting Standards Update (“ASU”) No. 2018-07, Compensation – Stock Compensation (ASC Topic 718) (“ASU 2018-07”). This update is intended to reduce cost and complexity and to improve financial reporting for share-based payments issued to non-employees (for example, service providers, external legal counsel, suppliers, etc.). The ASU expands the scope of Topic 718, Compensation—Stock Compensation, which currently only includes share-based payments issued to employees, to also include share-based payments issued to non-employees for goods and services. Consequently, the accounting for share-based payments to non-employees and employees will be substantially aligned. The Company early adopted ASU 2018-07 upon its inception. The adoption of this ASU did not have a material effect on the Company’s consolidated financial statements at inception.

In August 2018, the FASB issued ASU 2018-13, Fair Value Measurement (“ASC Topic 820”), which modifies, removes and adds certain disclosure requirements on fair value measurements based on the FASB Concepts Statement, Conceptual Framework for Financial Reporting—Chapter 8: Notes to Financial Statements. The amendments on changes in unrealized gains and losses, the range and weighted-average of significant unobservable inputs used to develop Level 3 fair value measurements and the narrative description of measurement uncertainty should be applied prospectively for only the most recent interim or annual period presented in the initial fiscal year of adoption. All other amendments should be applied retrospectively to all periods presented upon their effective date. The Company adopted ASU 2018-13 as of January 1, 2020 for the annual period and it will be applied to interim periods after December 31, 2020. The adoption of this ASU did not have a material impact on the Company’s consolidated financial statements.

In November 2016, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2016-18, Statement of Cash Flows (Topic 230), which requires the statement of cash flows to explain the change during the period in the total cash, cash equivalents, and amounts generally described as

Micromidas, Inc. dba Origin Materials

Notes to Consolidated Financial Statements

restricted cash or restricted cash equivalents. The Company adopted ASU 2016-18 for the annual period beginning January 1, 2019, and applied it on a retrospective basis for cash flow presentation. The adoption did not have any impact on the Company’s other consolidated financial statements as of December 31, 2020.

Recently Issued Accounting Pronouncements not yet adopted –

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842), as amended, with guidance regarding the accounting for and disclosure of leases. This update requires lessees to recognize the liabilities related to all leases, including operating leases, with a term greater than 12 months on the balance sheets. This update also requires lessees and lessors to disclose key information about their leasing transactions. This guidance will become effective for the Company for annual reporting periods beginning after December 15, 2021 and interim periods within fiscal years beginning after December 15, 2022. The Company is currently evaluating the impact of this standard on its financial statements.

In June 2016, the FASB issued ASU 2016-13, Measurement of Credit Losses on Financial Instruments, which requires a financial asset (or a group of financial assets) measured on the basis of amortized cost to be presented at the net amount expected to be collected. This ASU requires that the income statement reflect the measurement of credit losses for newly recognized financial assets as well as the increases or decreases of expected credit losses that have taken place during the period. This ASU requires that credit losses of debt securities designated as available-for-sale be recorded through an allowance for credit losses and limits the credit loss to the amount by which fair value is below amortized cost. This guidance will become effective for the Company for annual reporting periods beginning after December 15, 2022 and interim periods therein. The Company is currently evaluating the impact of this standard on its financial statements.

In August 2020, the FASB issued ASU 2020-06, Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity, which simplifies the accounting for certain financial instruments with characteristics of liabilities and equity, including convertible instruments and contracts in an entity’s own equity. The guidance is effective for fiscal years beginning on or after December 15, 2023, with early adoption permitted, but no earlier than fiscal years beginning after December 15, 2020. The Company is currently evaluating the impact of the guidance on its Consolidated Financial Statements.

In December 2019, the FASB issued ASU 2019-12, Income Taxes (Topic 740), to simplify the accounting for income taxes. The new guidance changes various subtopics of accounting for income taxes including, but not limited to, accounting for “hybrid” tax regimes, tax basis step-up in goodwill obtained in a transaction that is not a business combination, intraperiod tax allocation exception to incremental approach, ownership changes in investments, interim-period accounting for enacted changes in tax law, and year-to-date loss limitation in interim-period tax accounting. The guidance is effective for fiscal years beginning on or after December 15, 2021, with early adoption permitted. The Company is currently evaluating this new guidance to determine the impact it may have on the Consolidated Financial Statements.

Micromidas, Inc. dba Origin Materials

Notes to Consolidated Financial Statements

NOTE 4 – PROPERTY, PLANT, AND EQUIPMENT

Property, plant, and equipment consisted of the following at December 31:

	2020	2019
Land	$39,480	$96,267
Pilot plant	5,236,939	5,209,333
Lab equipment	1,958,290	1,957,002
Machinery and equipment	655,350	655,350
Computer and other equipment	294,973	294,806
Construction in process	43,961,280	40,929,442

	52,146,312	49,142,200
Less accumulated depreciation and amortization	(7,042,455)	(6,590,670)

Total property, plant, and equipment, net	$45,103,857	$42,551,530

Depreciation expense totaled $437,399 and $601,464 during 2020 and 2019, respectively.

At December 31, 2020 and 2019, the Company capitalized $719,890 and $442,301, respectively, of interest cost into Origin 1.

NOTE 5 – INTANGIBLE ASSETS

Intangible assets consisted of the following at December 31:

	2020	2019
Patents	$429,977	$420,893
Less accumulated amortization	(172,305)	(125,788)

	$257,672	$295,105

The weighted average useful life of the intangible assets was 9.87 years. Amortization expense was $41,956 and $44,292 during 2020 and 2019, respectively.

The Company’s estimated future intangible assets amortization expense is as follows:

Years Ending December 31,
2021	$42,954
2022	42,954
2023	42,954
2024	42,954
2025	42,954
Thereafter	42,902

$257,672

NOTE 6 – CONSORTIUM AGREEMENT

In December 2016, the Company entered into a consortium agreement with two Series B preferred stock investors to collaborate on development of a process to commercialize bio-based, decarbonizing materials for

Micromidas, Inc. dba Origin Materials

Notes to Consolidated Financial Statements

application on an industrial scale at a competitive price. Under the consortium agreement, the Company received $500,000. The agreement expires once performance of the research and development program has been completed.

In August 2018, the agreement was amended, whereby a Series C preferred stock investor (the “Series C Investor”, and collectively with the two Series B investors, the “Investors”) was added to the agreement and committed to invest $1,500,000 of research and development in the consortium. As of December 31, 2020, the Series C Investor had not invested any funds in the consortium.

In 2020 an additional counterparty, that is an unrelated party, was added to the consortium agreement. During 2020 and 2019, the Company received $550,000 and zero, respectively, under the consortium agreement which was recorded as other income, net in the consolidated statement of operations and comprehensive income and loss.

NOTE 7– OFFTAKE AGREEMENTS

The Company maintains four separate offtake supply agreements (the “Offtake Agreements”). All are with stockholders or affiliates of stockholders. Pursuant to the Offtake Agreements, the Company will construct manufacturing plants with specific capacity and product quality requirements within certain timeframes for the manufacture of product for sale to the counterparties to the agreements, and the counterparties will make minimum annual purchases at a set price, subject to adjustments, all as defined in the agreements.

The Offtake Agreements allow the customers to terminate the agreements if specified construction and product delivery requirements are not satisfied. For example, under two of these agreements, if Origin 1 has not commenced commercial operation by December 31, 2021 or Origin has not delivered specified product volume from Origin 1 by September 30, 2022, then the customer may terminate the agreement and any outstanding secured promissory notes resulting from advance payments made to Origin will become due immediately (see Note 8). These outstanding obligations, together with accrued interest, totaled an aggregate of $10,706,147 as of December 31, 2020 (see Notes 8 and 10). These agreements also require the Company to pay liquidated damages up to an aggregate of $856,080 if Origin 1 has not commenced commercial operation by December 31, 2020 or the Company has not delivered specified product volume from Origin 1 by September 30, 2021. In September 2020, the counterparties to these agreements agreed to waive compliance with the milestones and their right to liquidated damages until June 30, 2021, in order to facilitate the negotiation of amendment to the agreements, including the milestone achievement dates. A third offtake agreement is terminable by the customer if commercial operation or delivery of product from Origin 1 has not occurred by December 31, 2021.

Origin believes enforcement of the liquidated damages provisions was not probable and expects to secure amendments to these offtake agreements pursuant to its ongoing discussions with these customers. However, Origin cannot guarantee that it will be successful in amending these offtake agreements.

One of the Offtake Agreements provides the counterparty the option, exercisable within one year of the first delivery of product from Origin 1, to enter into a contract to purchase a range of quantities of product from Origin 2 for a maximum term of 10 years. If the option is exercised and the Company directly or indirectly constructs Origin 2, the Company must either enter into an agreement with the counterparty within 90 days or pay a fee. The are no impacts to these financial statements from this stipulation.

Micromidas, Inc. dba Origin Materials

Notes to Consolidated Financial Statements

NOTE 8 – DEBT

PPP Loan

In April 2020, the Company executed a promissory note (the “PPP Note”) evidencing an unsecured loan in the amount of $905,838 under the Paycheck Protection Program (the “PPP Loan”). The Paycheck Protection Program (or “PPP”) was established under the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”) and is administered by the U.S. Small Business Administration (“SBA”). The Loan has been made through First Republic Bank (the “Lender”).

The PPP Loan has a two-year term and bears interest at a rate of 1.00% per annum, accruing upon funding. Unless the PPP Loan is forgiven, the Company will be required to make monthly payments of principal and interest to the Lender. The Company does not intend to seek forgiveness of the PPP loan.

The PPP Note contains customary events of default relating to, among other things, payment defaults, providing materially false and misleading representations to the SBA or Lender, or breaching the terms of the PPP Loan documents. The occurrence of an event of default may result in the immediate repayment of all amounts outstanding, collection of all amounts owing from the Company, or filing suit and obtaining judgment.

Under the terms of the CARES Act, PPP Loan recipients can apply for and be granted forgiveness for all or a portion of the loan granted under the PPP. Such forgiveness will be determined, subject to limitations, based on the use of loan proceeds for payment of payroll costs and any payments of mortgage interest, rent, and utilities. However, no assurance is provided that forgiveness for any portion of the PPP Loan will be obtained.

Stockholder Convertible Notes Payable

In November 2019, the Company entered into secured convertible note agreements (“Bridge Notes”) with certain preferred stockholders, whereby the Company can borrow up to $6,000,000. The Bridge Notes bear an annual interest rate of 10% and mature on March 31, 2021, unless converted. If the Company issues shares of a new series of preferred stock prior to maturity, the outstanding principal and unpaid accrued interest will convert at 70% of the per share price of the new series of preferred stock. Upon a liquidation event, as defined in the agreements, the Company will repay purchasers in cash an amount equal to 200% of the outstanding principal amount plus the outstanding principal and accrued interest. The Bridge Notes are collateralized by substantially all of the Company’s assets. At December 31, 2020 and 2019 there were $3,260,208 and $1,000,000, respectively, outstanding on the Bridge Notes. Debt issuance costs are recorded against the outstanding payable balances. Those costs at December 31, 2020 and 2019 were zero and $90,267, respectively. The conversion and liquidation features were deemed to be derivatives under ASC 815 (see Note 9) and separately measured and recognized from the Bridge Notes through a debt discount. The balance of the debt discount was $28,175 and $128,875 at December 31, 2020 and 2019, respectively. The Bridge Notes were amended in January 2021 to extend the maturity date and add a SPAC transaction as a conversion event (see Note 16).

Stockholder Note

In November 2016, the Company received a $5,000,000 prepayment from a stockholder for product from Origin 1 pursuant to an Offtake Agreement (see Note 7). The prepayment was to be credited against the purchase of products over the term of the Offtake Agreement. The prepayment was secured by a promissory note (the “Promissory Note”) to be repaid in cash in the event that the prepayment could not be credited against the purchase of product, for example, if Origin 1 was never constructed. The Promissory Note was collateralized substantially by Origin 1 and other assets of Origin Material Canada Pioneer Limited. In May 2019, the Company and stockholder amended the Offtake Agreement and Promissory Note. The amendment added accrued

Micromidas, Inc. dba Origin Materials

Notes to Consolidated Financial Statements

interest of $189,169 to the principal balance of the prepayment and provided for the prepayment amount to be repaid in three annual installments rather than being applied against the purchase of product from Origin 1. The Promissory Note would bear interest at 3.50% per annum and be repaid in three installments of $2,204,733, $2,139,611, and $2,069,806 (inclusive of accrued but unpaid interest) on December 20, 2024, December 19, 2025, and December 18, 2026, respectively, unless the Bridge Notes have not been converted or repaid by December 30, 2021, in which case the Promissory Note maturity date would be December 31, 2021. At December 31, 2020 and 2019, the total debt outstanding was $5,189,169.

The Promissory Note is subordinate to the Bridge Notes. At December 31, 2020 and 2019 accrued interest totaled $294,630 and $113,009, respectively, and is included in other liabilities, long-term, on the consolidated balance sheets.

NOTE 9– DERIVATIVE LIABILITY

The Company evaluated the Bridge Notes in accordance with ASC 815 Derivatives and Hedging and determined that the embedded components of these contracts qualify as a derivative to be separately accounted for as a liability. The Company records the fair value of the embedded components in accordance with ASC 815, Derivatives and Hedging. The fair value of the derivatives was calculated using a model that estimated the value that would be paid to transfer the liability in an orderly transaction between market participants at the measurement date. The fair value of the derivative liabilities is revalued on each balance sheet date with a corresponding gain or loss recorded in the consolidated statement of operations. For the years ended December 31, 2020 and 2019, the Company recorded a loss on the change in the fair value of derivative liability of $1,088,136 and zero, respectively. At December 31, 2020 and 2019, the Company recorded a derivative liability of $1,238,511 and $150,375, respectively.

NOTE 10 – OTHER LIABILITIES, LONG-TERM AND RELATED PARTY OTHER LIABILITIES, LONG-TERM

Other Liabilities, Long-term

In September 2019, the Company entered into a $5,000,000 prepayment agreement for the purchase of products from Origin 2. The prepayment is to be made in two equal installments: the first $2,500,000 was in October 2019 and the remaining $2,500,000 is due within 30 days of the customer confirming that a sample from Origin 1 meets the customer’s specifications. The Company and customer agreed to work in good faith to execute an Offtake Agreement, the agreed terms of which are set forth in the prepayment agreement, whereby 100% of the prepayment will be applied against future purchases. The prepayment agreement provides the customer a capacity reservation of up to a specified annual volume of product from Origin 1 for a term of ten years, pursuant to the terms of an Offtake Agreement. At December 31, 2020 and 2019, the total amount outstanding on this agreement was $2,500,000.

Related Party Other Liabilities, Long-term

In November 2016, the Company received a $5,000,000 prepayment from a stockholder for product from Origin 1 pursuant to an Offtake Agreement (see Note 7). The prepayment is to be credited against the purchase of products from Origin 1 over the term of the Offtake Agreement. Specifically, repayment is effected by applying a credit to product purchases each month over the first five years of operation of Origin 1 up to $7.5 million, which is equal to 150% of the prepayment amount. If product purchases are not sufficient to recover the advances, the application of the credit to purchases as payment of the advances will continue until fully repaid. The prepayment is secured by a note to be repaid in cash in the event the prepayment cannot be credited against the purchase of

Micromidas, Inc. dba Origin Materials

Notes to Consolidated Financial Statements

product, for example, if Origin 1 is never constructed. The note is collateralized substantially by Origin 1 and other assets of Origin Material Canada Pioneer Limited. If repaid in cash, the note bears an annual interest rate of the three-month London Interbank Offered Rate (LIBOR) plus 0.25% (2.16% at December 31, 2020) and matures five years from the commercial operation date of Origin 1. The note is subordinated to the Bridge Notes. At December 31, 2020 and 2019 the total note principal outstanding was $5,105,055 and $5,000,000 plus accrued interest of $117,293 and $42,462, respectively.

NOTE 11 – CANADIAN GOVERNMENT RESEARCH AND DEVELOPMENT PROGRAM LIABILITY

In April 2019, the Company entered into a contribution agreement related to the research and development and construction associated with the operation of Origin 1 in which the Company will participate in a Canadian government research and development program (the “R&D Agreement”). Pursuant to the R&D Agreement, the Company will receive funding for eligible expenditures through March 31, 2023 up to the lesser of approximately 22.14% of eligible costs and $23,000,000 (in Canadian dollars).

The funding will be repaid over 15 years after completion of Origin 1, commencing no sooner than the third fiscal year of consecutive revenues from a commercial plant, but no later than the fifth year following the earlier of (i) the year in which the Company completes construction of Origin 1 or (ii) March 2023. Repayment of the funding will be reduced by 50% if the Company begins construction before December 31, 2024 of one or more commercial plants that operate in Canada, with costs exceeding $500,000,000 (in Canadian dollars), and the plants being constructed and operational within 30 months of the final investment decision, as defined in the R&D Agreement. Once begun, repayments will be paid annually by April of each year through March 31, 2037. Payments will be determined by a formula of the funded amount based on the fiscal year gross business revenue, as defined in the R&D Agreement. At December 31, 2020 and 2019, the Company recorded a liability for the amount received of $6,197,053 and $3,534,814, respectively.

NOTE 12 – REDEEMABLE CONVERTIBLE PREFERRED STOCK WARRANTS LIABILITY

In connection with the issuance of Series A preferred stock during 2012, the Company issued preferred stock warrants to purchase 1,000,000 shares of Series A preferred stock at an exercise price of $2.7233 per share. These warrants were initially exercisable any time within 10 years of issuance. In November 2019, as part of the Bridge Notes issuance (see Note 8), these Series A preferred stock warrants had their contractual exercise period extended 10 years to October 2032.

In connection with the issuance of Series A preferred stock during 2015, the Company issued preferred stock warrants to purchase 1,134,653 shares of Series A preferred stock at an exercise price of $2.7233 per share. These warrants were initially exercisable any time within 10 years of issuance. In November 2019, as part of the Bridge Notes issuance (see Note 8), these Series A preferred stock warrants had their contractual exercise period extended 10 years to October 2035.

In connection with the issuance of Series A preferred stock during April 2016, the Company issued a preferred stock warrant to purchase 122,400 shares of Series A preferred stock at an exercise price of $2.7233 per share. As of December 31, 2020, this warrant is exercisable and expires in April 2036.

In connection with the issuance of convertible promissory notes in 2016, the Company in 2016 and 2017 issued preferred stock warrants to purchase 331,927 and 35,412 shares, respectively, of Series B preferred stock at an exercise price of $7.486 per share. These preferred stock warrants are exercisable and expire from June through July 2026 and June 2036 through January 2037.

Micromidas, Inc. dba Origin Materials

Notes to Consolidated Financial Statements

As of December 31, 2020, the Company had 2,257,053 Series A preferred stock warrants and 367,339 Series B preferred stock warrants, respectively, outstanding.

The following schedule rolls forward the fair value of the redeemable convertible preferred stock warrants liability during 2020 and 2019:

	2020	2019
Balance at beginning of the year	$734,830	$11,022,446
Change in fair value of preferred stock warrants	18,497,798	(10,287,616)

Balance at end of the year	$19,232,628	$734,830

At December 31, 2020 and 2019, the fair value of the preferred stock warrants was determined using a Black-Scholes option pricing model (OPM). The Company estimates the fair value of these liabilities using an OPM and assumptions that are based on the individual characteristics of the warrants on the valuation date, as well as assumptions for future financings, expected volatility, expected life, yield, and risk-free interest rate. A summary of key assumptions for determining the fair value of redeemable convertible preferred stock warrants at December 31, 2020 and 2019 include:

	2020	2019
Expected life (years)	3.00	4.00
Risk-free interest rate	0.17%	1.66%
Expected volatility	70.00%	50.00%
Dividend yield	0%	0%

NOTE 13 – REDEEMABLE CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ DEFICIT

The Company is authorized to issue two classes of stock, which are designated as common and preferred stock. There are three types of redeemable convertible preferred stock – Series A, Series B, and Series C.

Common stock – As of December 31, 2020 and 2019, the Company has reserved shares of common stock for future issuances as follows:

	2020	2019
Series A preferred stock	13,204,284	13,204,284
Series B preferred stock	6,275,704	6,275,704
Series C preferred stock	1,590,675	1,590,675
Series A preferred stock warrants	2,257,053	2,257,053
Series B preferred stock warrants	367,339	367,339
Options outstanding	3,885,113	1,041,855

	27,580,168	24,736,910

Dividends – Holders of Series A, Series B, and Series C preferred stock are entitled to receive cumulative dividends prior and in preference to any declaration or payment of any dividend on the common stock at the rate of $0.2179, $0.5989, and $1.1819 per share per annum on each outstanding share of Series A, Series B, and Series C preferred stock, respectively. At December 31, 2020, the cumulative dividends for Series A, Series B, and Series C preferred stock were approximately $20,512,000, $15,381,000, and $4,538,000, respectively. At December 31, 2019, the cumulative dividends for Series A, Series B, and Series C preferred stock were approximately $17,636,000, $11,612,000, and $2,653,000, respectively.

Micromidas, Inc. dba Origin Materials

Notes to Consolidated Financial Statements

After payment of the full amount of any dividends to holders of Series A, Series B, and Series C preferred stock, any additional dividends are distributed among all holders of common stock and Series A, Series B, Series C preferred stock in proportion to the number of shares of common stock that would be held by each such holder if all shares of such series of Series A, Series B, and Series C preferred stock were converted to common stock at the then effective conversion rate for such series of preferred stock.

Liquidation rights – Holders of Series A, Series B, and Series C preferred stock are entitled to a liquidation preference for each share of stock held by them, of one times the original issue price of $2.7233, $7.4860, and $14.7736 per share, respectively, plus unpaid cumulative dividends thereon. Holders of Series A, Series B, and Series C preferred stock will share distributions ratably in proportion to their full preferential amount.

After the payment to the holders of Series A, Series B, and Series C preferred stock of the full amounts specified, the entire remaining assets of the Company legally available for distribution are distributed to the holders of the common stock.

Conversion rights – Each share of Series A, Series B, and Series C preferred stock is convertible, at the option of the holder, at any time into such number of fully paid and nonassessable shares of common stock as is determined by dividing the original issue price by the conversion price. At December 31, 2020, the conversion price was $2.7233 for Series A preferred stock, $7.4860 for Series B preferred stock, and $14.7736 for Series C preferred stock.

Voting – Each holder of Series A, Series B, and Series C preferred stock has the same voting rights as the holders of common stock, and the holders of common stock and preferred stock will vote together as a single class, except in each case as set forth in the Company’s certificate of incorporation. Each holder of common stock is entitled to one vote for each share of common stock held and each holder of preferred stock has voting rights equal to the number of shares of common stock into which the holder’s preferred stock is convertible at the record date.

Stock option plan – As of December 31, 2020 there were 5,166,276 shares of common stock reserved under the Company’s 2010 Stock Incentive Plan and 2020 Equity Incentive Plan, each as amended (together, the “Stock Plan”). Under the Stock Plan, options must be issued at prices no less than the estimated fair value of the stock on the date of grant and are exercisable for a period not exceeding 10 years from the date of grant. Options granted to employees under the Stock Plan generally vest 25% one year from the vesting commencement date and 1/36th per month thereafter, although certain arrangements call for vesting over other periods. Options granted to nonemployees under the Stock Plan vest over periods determined by the Company’s Board of Directors (generally immediate to four years).

Micromidas, Inc. dba Origin Materials

Notes to Consolidated Financial Statements

The following tables summarize the activity under the Stock Plan for 2020 and 2019:

	Outstanding Options	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life (in years)
Balance at January 1, 2019	1,049,353	$0.70	4.36
Granted	365,000	$2.56
Exercised	(1,200)	$2.26
Forfeited / canceled	(371,298)	$2.32

Balance at December 31, 2019	1,041,855	$0.77	3.89
Granted	2,974,895	$0.30
Exercised	(1,376)	$0.78
Forfeited / canceled	(130,261)	$0.90

Balance as of December 31, 2020	3,885,113	$0.40	8.30

Vested and expected to vest at December 31, 2020	3,472,989

A summary of key assumptions for determining the fair value of stock option grants at December 31, 2020 and 2019 include:

	2020	2019
Expected life (years)	6.25	6.08
Risk-free interest rate	0.38% - 0.72%	1.53% - 2.36%
Expected volatility	71.9% - 77.0%	86.6% - 90.3%
Dividend yield	0%	0%

As of December 31, 2020 and 2019, there were 1,199,029 and 1,050,813 options, respectively, available for grant under the Stock Plan. As of December 31, 2020 and 2019, there were 1,016,289 and 1,019,305 exercisable options, respectively. The aggregate intrinsic value of options vested and expected to vest at December 31, 2020 is $16,067,662. The weighted-average grant date fair value per share for stock options granted during the year ended December 31, 2020 and 2019 was $7.24 and $0.43, respectively. The total fair value of options granted was $11,547,389 and $156,087 in 2020 and 2019, respectively. The Company issued 1,380,000 of performance and market based stock options during 2020. No expense has been recorded for these options as the performance event was deemed not probable of being achieved.

During 2020 and 2019 stock compensation expense of $1,493,035 and $27,306, respectively, was recognized in general and administrative expenses on the consolidated statements of operations and comprehensive income and loss. During 2020 and 2019 stock compensation expense of $137,214 and $16,459, respectively, was recognized in research and development expenses on the consolidated statements of operations and comprehensive income and loss. Total remaining compensation expense to be recognized under the Stock Plan is $8,345,850 as of December 31, 2020, and will be amortized on a straight-line basis over the remaining vesting periods of approximately four years.

Micromidas, Inc. dba Origin Materials

Notes to Consolidated Financial Statements

NOTE 14 – INCOME TAXES

A reconciliation of the income tax provision to that computed by applying the statutory federal income tax rate to the income before the provision for income taxes is as follows for the years ended December 31:

	2020	2019
Federal income tax benefit at statutory federal rate	$(6,363,637)	$(100,676)
State income tax expense, net of federal taxes	25,306	(14,674)
Permanent differences	3,983,030	(2,155,884)
Valuation allowance	1,943,881	2,328,324
Foreign Rate Differential	(62,730)	(81,953)
Stock based compensation	449,720	—
Other	24,430	24,863

Total income tax expense	$—	$—

Deferred income tax amounts result from temporary differences between financial statements and income tax reporting. Components of the Company’s net deferred tax assets at December 31 are as follows:

	2020	2019
Deferred income tax assets
Net operating loss carryforwards	$18,400,304	$16,546,428
Other	149,027	33,011
Depreciation and amortization	113,873	139,885

Total deferred income tax assets	18,663,204	16,719,324
Valuation allowance	(18,663,204)	(16,719,324)

Total deferred income tax assets, net of valuation allowance	$—	$—

Loss before provision for income taxes on the accompanying statement of operations and comprehensive income and loss included the following:

	2020	2019
Domestic	(29,162,313)	1,009,544
Foreign	(1,140,535)	(1,488,953)

Total worldwide	(30,302,848)	(479,409)

As of December 31, 2020 and 2019, deferred income tax assets of $18,663,204 and $16,719,324, respectively, arising principally as a result of the Company’s net operating loss carryforwards, property, plant, and equipment tax basis differences, non-qualified stock options, and certain accruals and reserves not deductible for tax purposes, were fully offset by a valuation allowance as the Company believes it is more likely than not that it will not recover its deferred income tax assets as of December 31, 2020 and 2019. During 2020 and 2019, the net change in the valuation allowance was an increase of approximately $1,900,000 and $2,400,000, respectively.

At December 31, 2020, the Company had federal net operating loss carryforwards of approximately $71,600,000 to offset future federal taxable income, with $45,000,000 available through 2037 and $26,600,000 available indefinitely. At December 31, 2020, the Company had state and foreign net operating loss carryforward of

Micromidas, Inc. dba Origin Materials

Notes to Consolidated Financial Statements

approximately $40,300,000 and $4,800,000, respectively, that may offset future state and foreign taxable income through 2040.

The Company has research and development credit carryforwards for foreign income tax purposes of approximately $27,800 as of December 31, 2020 and 2019. If not utilized, the foreign credit carryforwards of $27,800 will expire in 2038.

Under certain provisions of the Internal Revenue Code of 1986, as amended, a portion of the federal and state net operating loss carryforwards may be subject to an annual utilization limitation as a result of a change in ownership of the Company. Federal and California tax laws impose significant restrictions on the utilization of net operating loss carryforwards in the event of a change in ownership of the Company, as defined by Internal Revenue Code Section 382 (“Section 382”). The Company believes a change in ownership, as defined by Section 382, has occurred but a formal study has not been completed. In addition, in the future the Company may experience ownership changes, which may limit the utilization of net operating loss carryforwards or other tax attributes.

There were no unrecognized tax benefits in the years ended December 31, 2020, and 2019. The Company files income tax returns in the United States, various US states, and Canada. All tax years remain open in all jurisdictions. The Company is not currently under examination by income tax authorities in federal, state or other foreign jurisdictions. The Company does not anticipate any significant changes within 12 months of this reporting date of its uncertain tax positions.

NOTE 15 – COMMITMENTS AND CONTINGENCIES

Commitments – The Company leases office space and research and development space in Sacramento, California under noncancelable lease agreements, that expire in October 2025. Rental expense was $265,671 and $274,547 during 2020 and 2019, respectively. The Company has annual future minimum lease payments of approximately $216,000 to $252,000 through 2025.

In May 2018, the Company executed operating and maintenance agreements for certain services, to facilitate the development and thus bring Origin 1 to the condition necessary for its intended use, commencing in different periods between July 2018 and September 2019, and all generally for five-year periods. The agreements are generally automatically extended for one-year periods thereafter. The agreements include annual fixed payments subject to escalation clauses at the beginning of each calendar year, as defined in the agreement. The minimum fixed payments are $350,000 (in Canadian dollars) per year over the fixed term. Certain of the agreements include quantities that are based on volumes, as defined in the applicable agreements. The Company is also responsible for applicable taxes under these agreements. During 2020 and 2019, the total amount capitalized into Property, Plant and Equipment, Net under the agreement was $257,910 and $210,577, respectively.

In May 2019, the Company also concurrently executed a take-or-pay steam supply agreement commencing by October 1, 2019, through December 31, 2022, whereby the Company will receive up to 25% for the first year and 50% thereafter of the steam generated, up to 140,000 MMBtus per year. The price paid for the steam is based on a fixed amount plus the supplier’s cost of natural gas, as defined in the agreement. During 2020 and 2019, the total amount capitalized into Property, Plant and Equipment, Net under the agreement was $110,140 and zero, respectively.

In May 2018, the Company entered into a joint development agreement (the “JDA”) with a stockholder to evaluate alternative uses for one of the Company’s products. The term of the JDA is the later of (i) three years from the JDA effective date and (ii) the final expected development program completion date as specified in the

Micromidas, Inc. dba Origin Materials

Notes to Consolidated Financial Statements

JDA. During 2020 and 2019, general and administrative expenses under the agreement totaled approximately zero and $2,876, respectively.

Patent licenses – In July 2017, the Company entered into a patent license agreement for $50,000, which expires upon expiration of the last patent in December 2025. Under this agreement, the Company will pay minimum royalty payments of $5,000 per year and, if the Company develops and sells certain products based on the patent, up to a maximum of $25,000 per year. Certain products that Origin is currently developing and anticipate selling are expected to utilize these patents.

In December 2016, the Company entered into a patent license agreement for $500,000, which expires upon expiration of the patent. Under this agreement, if the Company develops and sells specific products based on the patent, the Company would pay a royalty up to a cumulative $500,000 from Origin 1, whereby no further payments will be due for any production at Origin 1. If production of those products occurs at subsequent facilities, the Company will pay an upfront license fee royalty and a variable royalty based on production at that subsequent facility, capped at an aggregate $10,000,000 per facility. Certain products that the Company is currently developing and anticipate selling are expected to utilize these patents. No payments were made during 2020 or 2019.

In November 2016, the Company entered into a patent license agreement for $35,000, which expires upon expiration of the patent. Under this agreement, if the Company produces products based on the patent, the Company will pay an annual royalty upon commencement of operations on Origin 1 of $25,000 up to a cumulative $1,000,000. The pipeline of Company products and sales are not currently expected to be subject to this patent. No payments were made during 2020 or 2019.

In August 2015, the Company entered into a patent license agreement, which expires upon expiration of the patent. Under this agreement, if the Company develops and sells specific products based on the patent, the Company would pay a royalty up to $2,000,000 per year and $10,000,000 in the aggregate. Certain products that the Company is currently developing and anticipate selling are expected to utilize these patents. No payments were made during 2020 or 2019.

In June 2011, the Company entered into a nonexclusive patents license agreement, which expires upon expiration of the last patent to expire. Under this agreement, the Company pays a royalty of $5,000 annually and if the Company develops and sells specific products based on the patent, 0.4% of net sales. The pipeline of Company products and sales are not currently expected to be subject to this patent.

During 2020 and 2019, royalties expense was $41,346 and $46,491, respectively, under the license agreements.

Contingencies – At times there are claims and legal proceedings generally incidental to the normal course of business that are pending or threatened against the Company. Although the Company cannot predict the outcome of these matters when they arise, in the opinion of management, any liability arising from them will not have a material adverse effect on the consolidated financial position, results of operations, or liquidity of the Company. At December 31, 2020 and 2019, there were no claims or legal proceedings.

NOTE 16 – SUBSEQUENT EVENTS

In January of 2021, the Company amended the Bridge Notes to extend the maturity date from March 31, 2021 to September 30, 2021. The amendment also added a SPAC transaction to the conversion provision such that the Bridge Notes convert if the Company issues at least $50,000,000 of shares of a new series of preferred stock or closes a SPAC transaction (each a “Qualified Financing”) prior to maturity. In a Qualified Financing that is a

Micromidas, Inc. dba Origin Materials

Notes to Consolidated Financial Statements

preferred stock issuance, the notes convert at 70% of the cash price paid per share for the preferred shares. In a Qualified Financing that is a SPAC transaction, the notes convert at the lesser of (i) 70% of the per share value attributed to the shares of the Company’s common stock as set forth in the Merger Agreement or (ii) the per share value that would be attributed to the Company’s common stock assuming a pre-transaction valuation of the Company in connection with the SPAC transaction of $700,000,000.

In February of 2021 the Company issued $10,000,000 of new, unsecured convertible notes (the “Convertible Notes”). The Convertible Notes bear an annual interest rate of 8% and mature on September 30, 2021, unless converted. If the Company issues at least $50,000,000 worth of shares of a new series of preferred stock prior to maturity or closes a SPAC transaction (each a Qualified Financing), the outstanding principal and unpaid accrued interest will convert at 80% of the per share price of the new series of preferred stock or, in the case of a SPAC transaction, at 80% of the per share value attributed to the shares of the Company’s common stock as set forth in the Merger Agreement. Upon a Change of Control (other than a Qualified Financing), as defined in the Convertible Notes, the Company will repay purchasers in cash an amount equal to the outstanding principal and accrued interest plus a repayment premium equal to 100% of the outstanding principal amount of the notes.

On February 16, 2021, the Company entered into an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”) with Artius Acquisition Inc. (See Note 1).

NOTE 17 – NET LOSS PER SHARE

Basic earnings per share includes no dilution and is computed by dividing income (loss) by the weighted average number of common shares outstanding for the periods presented. The calculation of basic earnings per share for the years ended December 31, 2020 and December 31, 2019, respectively, includes the weighted average of common shares outstanding. Diluted earnings per share reflect the potential dilution of securities that could share in the earnings of an entity, such as convertible preferred stock, stock options, warrants or convertible securities.

Due to their anti-dilutive effect, the calculation of diluted earnings per share for the years ended December 31, 2020 and December 31, 2019 excludes: 1) options to purchase 3,885,113 and 1,047,855 shares, respectively, of common stock, 2) warrants to purchase 2,257,053 shares of series A redeemable convertible preferred stock, 3) warrants to purchase 367,339 shares of series B redeemable convertible preferred stock, 4) redeemable convertible series A preferred stock which is convertible into 13,189,261 shares of common stock, 4) redeemable convertible series B preferred stock which is convertible into 5,107,614 shares of common stock, and 5) redeemable convertible series C preferred stock which is convertible into 1,590,675 shares of common stock.

FINANCIAL INFORMATION

Micromidas, Inc. dba Origin Materials

Consolidated Balance Sheets

	March 31, 2021 (unaudited)	December 31, 2020 (As restated)
ASSETS
Current assets
Cash and cash equivalents	$8,872,007	$1,309,183
Restricted cash	564,520	564,520
Other receivables	27,349	47,804
Prepaid expenses and other current assets	146,601	144,699

Total current assets	9,610,477	2,066,206
Property, plant, and equipment, net	46,356,326	45,103,857
Intangible assets, net	249,659	257,672

Total assets	$56,216,462	$47,427,735

LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ DEFICIT
Current liabilities
Accounts payable	$2,731,027	$2,700,463
Accrued expenses	1,442,839	593,246
Derivative liability	3,826,231	1,238,511
Stockholder convertible notes payable	12,741,507	3,232,033

Total current liabilities	20,741,604	7,764,253
PPP Loan	905,838	905,838
Canadian government research and development program Liability	6,270,836	6,197,053
Redeemable convertible preferred stock warrants liability	67,341,899	19,232,628
Stockholder note	5,189,169	5,189,169
Related party other liabilities, long-term	5,568,192	5,516,978
Other liabilities, long-term	2,500,000	2,500,000

Total liabilities	108,517,538	47,305,919

Commitments and contingencies (See Note 15)
Redeemable convertible preferred stock, Series A, $0.0001 par value, 15,500,000 shares authorized; 13,204,284 issued and outstanding, redemption value of $35,959,227 as of March 31, 2021 and December 31, 2020, respectively	31,477,562	31,477,562
Redeemable convertible preferred stock, Series B, $0.0001 par value, 7,000,000 shares authorized; 6,275,704 issued and outstanding, redemption value of $46,979,920 as of March 31, 2021 and December 31, 2020, respectively	41,125,321	41,125,321
Redeemable convertible preferred stock, Series C, $0.0001 par value, 6,800,000 shares authorized; 1,590,675 issued and outstanding redemption value of $23,499,996 as of March 31, 2021 and December 31, 2020, respectively	23,379,980	23,379,980

Total redeemable convertible preferred stock	95,982,863	95,982,863

STOCKHOLDERS’ DEFICIT
Common stock, $0.0001 par value, 33,000,000 shares authorized; 1,340,926 and 1,285,164, issued and outstanding as of March 31, 2021 and December 31, 2020, respectively	134	128
Additional paid-in capital	3,324,197	2,642,600
Accumulated deficit	(152,458,837)	(98,888,188)
Accumulated other comprehensive income	850,567	384,413

Total stockholders’ deficit	(148,283,939)	(95,861,047)

Total liabilities, redeemable convertible preferred stock and stockholders’ deficit	$56,216,462	$47,427,735

The accompanying notes are an integral part of these unaudited consolidated financial statements.

Micromidas, Inc. dba Origin Materials

Consolidated Statements of Operations and Comprehensive Loss

(Unaudited)

	Three Months Ended March 31,
	2021	2020
OPERATING EXPENSES
General and administrative	$3,948,123	$598,906
Research and development	1,308,919	1,217,933
Depreciation and amortization	114,912	104,275

Total operating expenses and loss from operations	5,371,954	1,921,114

OTHER (INCOME) EXPENSE
Change in fair value of redeemable convertible preferred stock warrants liability	48,109,271	—
Change in fair value of derivative liability	391,252	(2,669)
Interest expense, net of capitalized interest	279,441	62,999
Other income, net	(581,269)	(11,704)

Total other expense, net	48,198,695	48,626

Net loss	$(53,570,649)	$(1,969,740)
OTHER COMPREHENSIVE INCOME (LOSS)
Foreign currency translation adjustment, net of tax	$466,154	$(3,199,571)

Total comprehensive loss	$(53,104,495)	$(5,169,311)

Basic and Diluted net loss per share	$(39.51)	$(1.53)
Basic and Diluted weighted-average common shares outstanding	1,355,762	1,285,714

The accompanying notes are an integral part of these unaudited consolidated financial statements.

Micromidas, Inc. dba Origin Materials

Consolidated Statements of Redeemable Convertible Preferred Stock and Stockholders’ Deficit

(As Restated)

(Unaudited)

	Convertible Redeemable Preferred Stock						Common Stock		Additional Paid-In Capital	Accumulated Deficit	Accumulated Other Comprehensive Loss	Total
	Series A		Series B		Series C
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount
BALANCE, January 1, 2020 (As restated)	13,204,284	$31,477,562	6,275,704	$41,125,321	1,590,675	$23,379,980	1,283,788	$128	$1,011,278	$(68,585,340)	$(409,507)	$(67,983,441)
Common stock issued upon exercise of stock options	—	—	—	—	—	—	1,376	—	1,073	—	—	1,073
Stock-based compensation	—	—	—	—	—	—	—	—	9,026	—	—	9,026
Net loss	—	—	—	—	—	—	—	—	—	(1,969,740)	—	(1,969,740)
Other comprehensive loss	—	—	—	—	—	—	—	—	—	—	(3,199,571)	(3,199,571)

BALANCE, March 31, 2020 (As restated)	13,204,284	$31,477,562	6,275,704	$41,125,321	1,590,675	$23,379,980	1,285,164	$128	$1,021,377	$(70,555,080)	$(3,609,078)	$(73,142,653)

	Convertible Redeemable Preferred Stock						Common Stock		Additional Paid-In Capital	Accumulated Deficit	Accumulated Other Comprehensive Loss	Total
	Series A		Series B		Series C
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount
BALANCE, January 1, 2021 (As restated)	13,204,284	$31,477,562	6,275,704	$41,125,321	1,590,675	$23,379,980	1,285,164	$128	$2,642,600	$(98,888,188)	$384,413	$(95,861,047)
Common stock issued upon exercise of stock options	—	—	—	—	—	—	55,762	6	54,616	—	—	54,622
Stock-based compensation	—	—	—	—	—	—	—	—	626,981	—	—	626,981
Net loss	—	—	—	—	—	—	—	—	—	(53,570,649)	—	(53,570,649)
Other comprehensive income	—	—	—	—	—	—	—	—	—	—	466,154	466,154

BALANCE, March 31, 2021	13,204,284	$31,477,562	6,275,704	$41,125,321	1,590,675	$23,379,980	1,340,926	$134	$3,324,197	$(152,458,837)	$850,567	$(148,283,939)

The accompanying notes are an integral part of these unaudited consolidated financial statements.

Micromidas, Inc. dba Origin Materials

Consolidated Statements of Cash Flows

(Unaudited)

	Three Months Ended March 31,
	2021	2020
Cash flows from operating activities
Net loss	$(53,570,649)	$(1,969,740)
Adjustments to reconcile net loss to net cash from operating activities:
Depreciation and amortization	114,912	104,275
Stock-based compensation	626,981	9,026
Amortization of debt issuance costs	4,931	120,356
Accretion of debt discount	14,087	20,160
Change in fair value of derivative liability	391,252	(2,669)
Change in fair value of redeemable convertible preferred stock warrants liability	48,109,271	—
Changes in operating assets and liabilities:
Other receivables	20,455	993,207
Grants receivable	—	7,077
Prepaid expenses and other current assets	(1,902)	(11,406)
Accounts payable	30,564	(310,418)
Accrued expenses and related party, other liabilities	900,807	238,932

Net cash used in operating activities	(3,359,291)	(801,200)

Cash flows from investing activities
Purchases of property, plant, and equipment, net of grants	(741,310)	(295,617)
Capitalized interest on plant construction	(51,776)	(105,085)

Net cash used in investing activities	(793,086)	(400,702)

Cash flows from financing activities
Proceeds from notes payable, net of debt issuance costs of $19,724	11,686,923	—
Proceeds from Canadian government research and development program	73,783	883,461
Issuance of common stock	54,622	1,073

Net cash provided by financing activities	11,815,328	884,534

Effects of foreign exchange rate changes on the balance of cash and cash equivalents, and restricted cash held in foreign currencies	(100,127)	241,520

Net increase (decrease) in cash and cash equivalents, and restricted cash	7,562,824	(75,848)
Cash and cash equivalents, and restricted cash, beginning of the period	1,873,703	3,611,728

Cash and cash equivalents, and restricted cash, end of the period	$9,436,527	$3,535,880
Supplemental Disclosure of Non-Cash Investing and Financing Activities:
Debt discount related to derivative liability	$2,196,468	$—

The accompanying notes are an integral part of these unaudited consolidated financial statements.

Micromidas, Inc. dba Origin Materials

Notes to Consolidated Financial Statements

NOTE 1 – DESCRIPTION OF OPERATIONS

Operations

Micromidas, Inc. dba Origin Materials, (Micromidas, or the Company) is a Delaware corporation incorporated in November 2008. The Company’s mission to help enable the world’s transition to sustainable materials by replacing petroleum-based materials with decarbonized materials in a wide range of end products, such as food and beverage packaging, clothing, textiles, plastics, car parts, carpeting, tires, adhesives, soil amendments and more. The Company’s technology converts sustainable feedstocks, such as sustainably harvested wood, agricultural waste, wood waste and corrugated cardboard, into materials and products that are currently made from fossil feedstocks, such as petroleum and natural gas. The Company’s products are intended to compete directly with petroleum-derived products on both performance and price, as well as provide a significant unit cost advantage over products made from other low-carbon feedstocks.

The Company is currently developing and constructing its first manufacturing plant in Ontario, Canada (Origin 1), which is expected to become operational by 2022. The Company is also currently in the planning phase for the construction of a significantly larger manufacturing plant (Origin 2), with which is expected to become operational in 2025.

Pending Business Combination

On February 16, 2021, the Company entered into an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”) with Artius Acquisition Inc., a Cayman Islands exempted company (“Artius”), and Zero Carbon Merger Sub Inc., a Delaware corporation and wholly-owned subsidiary of Artius (“Merger Sub”). Upon the terms and subject to the satisfaction of the conditions described in the Merger Agreement, including approval of the transaction by Artius’ stockholders and Micromidas’ stockholders, Merger Sub will be merged with and into Micromidas (the “Merger”), with Micromidas surviving the Merger as a wholly-owned subsidiary of Artius. At the effective time of the Merger (the “Effective Time”): (a) each share of Micromidas capital stock outstanding immediately prior to the Effective Time (including shares of Micromidas common stock issuable prior to the closing of the Merger (the “Closing”) upon termination of warrants and stock options held by former employees and service providers of the Company) will be converted solely into the right to receive a number of Artius common stock equal to the applicable exchange ratios described in the Merger Agreement, and (b) each other Micromidas option, whether vested or unvested, will be assumed by Artius and converted into an option to purchase shares of Artius common stock based on the exchange ratio applicable to shares of Micromidas common stock.

Under the exchange ratio formula in the Merger Agreement, following the Closing, the former Micromidas security holders immediately before the Merger are expected to own approximately 42% (on a fully diluted basis) of the aggregate number of the outstanding securities of Artius, and the securityholders of Artius immediately before the Merger are expected to own approximately 47% (on a fully diluted basis) of the aggregate number of the outstanding securities of Artius, subject to certain assumptions and subject to adjustment pre-closing of the Merger based on Micromidas’ net cash balance at the time of the Closing.

Liquidity and Capital Resources

The Company has incurred losses since its inception, has a working capital deficit of $11,131,127, and has an accumulated deficit at March 31, 2021 of $152,458,837. As of March 31, 2021, the Company had $18,836,514 of outstanding indebtedness which includes stockholder convertible notes payable, PPP loan, and stockholder note. During the 12 months ended December 31, 2020, the Company received $550,000 from the admission of an additional member to the consortium agreement (see Note 6), $2,662,239 from the Canadian government under several different grant programs and $2,260,208 from the issuance of convertible bridge notes and $905,838 from a Payroll Protection Program loan (“PPP loan”). In February of 2021 the Company issued $10,000,000 of new, unsecured convertible notes (the “Convertible Notes”) (see Note 8). The Company also received an additional $1,706,649 from the Bridge Notes originally entered into in November 2019 (see Note 8). The Company has used debt proceeds principally to fund general operations and capital projects.

The Company issued $10,000,000 in convertible notes in February 2021 (see Note 8). The Company’s plan is to seek additional funding through the completion of the Merger, which is subject to approval of the stockholders of both companies, and other customary closing conditions. Based on progress through the customary closing conditions there is not substantial doubt of continuing as a going concern and is operating the Company in anticipation that the transaction will be consummated. However, if the Company does not complete the Merger, the Company would need to find additional sources of liquidity to meet its anticipated obligations over the next year.

COVID-19 Update

In March 2020, the COVID-19 outbreak was declared a pandemic by the World Health Organization. The pandemic has resulted in governments around the world implementing increasingly stringent measures to help control the spread of the virus, including quarantines, “shelter in place” and “stay at home” orders, travel restrictions, business curtailments, school closures and other measures. In addition, governments and central banks in several parts of the world have enacted fiscal and monetary stimulus measures to counteract the impacts of the COVID-19 pandemic.

As a response to the COVID-19 pandemic, the Company transitioned most of its employees to remote work and implemented a controlled schedule, social distancing, mask requirements for employees permitted to use the office, implementation of an infectious disease prevention policy, prohibited business travel and required quarantine for out of state travel of any kind before returning to work.

The Company considered the emergence and pervasive economic impact of the COVID-19 pandemic in its assessment of its financial position, results of operations, cash flows, and certain accounting. The Company received a PPP loan and issued $10,000,000 in unsecured convertible notes (see Note 8) in order to mitigate risk to its financial position from the effect of the COVID-19 pandemic. The Company has not identified any specific impairment trigger event from circumstances originating from COVID-19. Due to the evolving and uncertain nature of the COVID-19 pandemic, it is possible that the effects of the COVID-19 pandemic could materially impact the Company’s estimates and consolidated financial statements in future reporting periods.

NOTE 2 – RESTATEMENT OF PREVIOUSLY ISSUED FINANCIAL STATEMENTS

The Company has restated its audited consolidated financial statements as of and for the periods ended December 31, 2020 and December 31, 2019 to correct misstatements associated with the Company’s accounting and presentation for all classes of redeemable convertible preferred stock and for additional paid-in-capital. Due to the contingently redeemable nature of the preferred stock, the Company classifies the preferred stock as temporary equity in the mezzanine section of the balance sheet. Redeemable convertible preferred stock should have been recorded and disclosed at their issuance prices, which approximated fair value at time of issuance, net of issuance costs, but was previously recorded and disclosed at their par values on the consolidated balance sheets and the consolidated statements of redeemable convertible preferred stock and stockholders’ deficit, with the difference recorded and presented in additional paid-in-capital. Reclassification adjustments were made in order to properly state additional paid-in-capital and the redeemable convertible preferred stock balances on the consolidated balance sheets and the consolidated statements of redeemable convertible preferred stock and stockholders’ deficit.

The impact of the restatement is reflected throughout the remaining footnotes and adjustments reflected in the tables below did not have any impact on the Company’s consolidated statements of operations and comprehensive income

(loss) or consolidated statements of cash flows for any period previously presented. The following tables summarize the adjustments to the specific line items presented in the Company’s consolidated financial statements:

	December 31, 2020 (As previously reported)	Effect of restatement	December 31, 2020 (As restated)
Consolidated balance sheet as of December 31, 2020
Redeemable convertible preferred stock, Series A, $0.0001 par value, 15,500,000 shares authorized; 13,204,284 issued and outstanding, redemption value of $35,959,227 as of March 31, 2021 and December 31, 2020, respectively	$1,320	$31,476,242	$31,477,562
Redeemable convertible preferred stock, Series B, $0.0001 par value, 7,000,000 shares authorized; 6,275,704 issued and outstanding, redemption value of $46,979,920 as of March 31, 2021 and December 31, 2020, respectively	628	41,125,693	41,125,321
Redeemable convertible preferred stock, Series C, $0.0001 par value, 6,800,000 shares authorized; 1,590,675 issued and outstanding redemption value of $23,499,996 as of March 31, 2021 and December 31, 2020, respectively	159	23,379,821	23,379,980
Total redeemable convertible preferred stock	2,107	95,980,756	95,982,863
Additional paid-in capital	98,623,356	(95,980,756)	2,642,600
Total stockholders’ deficit	119,709	(95,980,756)	(95,861,047)

	December 31, 2020 (As previously reported)	Effect of restatement	December 31, 2020 (As restated)
Consolidated statement of redeemable convertible preferred stock and stockholders’ deficit as of December 31, 2020
Redeemable convertible preferred stock, Series A	$1,320	$31,476,242	$31,477,562
Redeemable convertible preferred stock, Series B	628	41,125,321	41,125,321
Redeemable convertible preferred stock, Series C	159	23,379,980	23,379,980
Additional paid-in capital	98,623,356	(95,980,756)	2,642,600
Total stockholders’ deficit	119,709	(95,980,756)	(95,861,047)

NOTE 3 – SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The accompanying unaudited consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) for interim financial information and on a basis consistent with the annual consolidated financial statements, and in the opinion of management, reflect all adjustments, which include only normal recurring adjustments, necessary for a fair presentation of the periods presented. These unaudited interim financial statements should be read in conjunction with the consolidated financial statements and the related notes included in the Company’s annual consolidated financial statements for the fiscal year ended December 31, 2020 included elsewhere in this filing.

There has been no material change to the Company’s significant accounting policies during the three months ended March 31, 2021, as compared to the significant accounting policies described in Note 3 of the “Notes to Consolidated Financial Statements” in the Company’s annual consolidated financial statements for the fiscal year ended December 31, 2020 included elsewhere in this filing.

Principles of consolidation

The unaudited interim consolidated financial statements have been prepared in accordance with U.S. GAAP and applicable rules and regulations of the Securities and Exchange Commission (“SEC”) and include the accounts of the Company and its wholly-owned subsidiaries, Micromidas Pioneer, LLC, Origin Materials Canada Holding Limited, Origin Materials Canada Polyesters Limited, Origin Material Canada Pioneer Limited, and Origin Materials Canada Research Limited, (collectively the “Company”). All intercompany accounts and transactions have been eliminated in consolidation.

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect reported amounts of assets and liabilities, disclosure of contingent assets and liabilities, and reported amounts of revenue and expenses. Actual results could differ from these estimates. Any effects on the business, financial position or results of operations from revisions to these estimates are recorded in the period in which the facts that give rise to the revision become known.

Significant items subject to estimates and assumptions include the carrying amount and useful lives of property and equipment and intangible assets, impairment assessments, stockholder convertible notes, redeemable convertible preferred stock warrants, income taxes, and stock-based compensation expense.

Concentration of credit risk

Financial instruments that potentially subject the Company to concentrations of credit risk are primarily cash and cash equivalents. The Company maintains its cash and cash equivalents accounts with a financial institution where, at times, deposits exceed federal insurance limits. Management believes that the Company is not exposed to significant credit risk as the Company’s deposits are held at financial institutions that management believes to be of high credit quality. The Company has not experienced any losses on these deposits.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an initial maturity of three months or less at the date of purchase to be cash equivalents. The Company maintains such funds in cash deposits and money market accounts.

Restricted Cash

Restricted cash consists of cash held in a control account as collateral for the Company’s credit card services, escrow services, and standby letter of credit. These restricted cash balances have been excluded from cash and cash equivalents balance and are included within other current assets in the consolidated balance sheets based on the respective maturity dates.

At March 31, 2021 and December 31, 2020, the Company had $75,000, of restricted cash held as collateral for the Company’s credit card services.

In October 2019, the Company entered into an escrow agreement for $1,341,725, whereby the funds would be used for construction and transportation services in connection with Origin 1. At March 31, 2021 and December 31, 2020, the escrow account had a balance of $313,820.

In October 2018, the Company entered into a standby letter of credit, whereby the funds may be used for the completion of work, services, and improvements in connection with Origin 1. The standby letter of credit matures and automatically renews in October of each year. At March 31, 2021 and December 31, 2020, the standby letter of credit was $175,700.

Cash, cash equivalents, and restricted cash consisted of the following:

	March 31, 2021	December 31, 2020
Cash and cash equivalents	$8,872,007	$1,309,183
Restricted cash	564,520	564,519

Total cash, cash equivalents, and restricted cash shown in the statement of cash flows	9,436,527	1,873,703

Other Receivable

Other receivable consists of amounts due from foreign governmental entities related to the Canadian harmonized sales tax (HST) and goods and services tax (GST) for goods and services transacted in Canada.

AgriScience Grant

In January 2019, the Company entered into an agreement in which it will participate in the AgriScience Program Cluster Component grant through the Canadian Agricultural Partnership, whereby the Company will receive reimbursements for eligible expenditures up to approximately $2,700,000 Canadian dollars through March 2022. Grants are received through reimbursements from the Canadian government and recognized, upon completion of scope of services on a quarterly basis. Grants are recognized as a reduction of property, plant, and equipment or expense based on the nature of the cost the grant is reimbursing. During the three months ended March 31, 2021 and 2020 the Company received $80,173 and $0 in grants, recorded in other income, net on the consolidated statements of operations and comprehensive loss.

Property, Plant, and Equipment

Property, plant, and equipment are recorded at cost and depreciated or amortized using the straight-line method over the estimated useful lives of the respective assets. Existing useful lives range from three to five years. Leasehold improvements are amortized using the straight-line method over the shorter of their estimated useful lives or the lease term. Major additions and improvements are capitalized, while replacements, repairs, and maintenance that do not extend the life of an asset are charged to operations. Upon retirement or sale, the cost of assets disposed of and the related accumulated depreciation or amortization are removed from the accounts. Construction in progress relates to costs capitalized in conjunction with major improvements that have not yet been placed in service, and accordingly are not currently being depreciated. The Company capitalizes interest cost incurred on funds used to construct property, plant and equipment. The estimated useful lives of assets are as follows:

Computer Equipment	3 years
Office Furniture	5 years
Machinery and Equipment	5 years
Leasehold Improvements	1-5 years

Intangible Assets

Intangible assets are recorded at cost and are amortized using the straight-line method over the estimated useful lives of the respective assets, ranging from 7 to 15 years. The cost of servicing the Company’s patents is expensed as incurred. Upon retirement or sale, the cost of intangible assets is disposed of and the related accumulated amortization is removed from the accounts.

Impairment of Long-Lived Assets

The Company reviews its long-lived assets, including property, equipment, software and intangibles, for impairment whenever events or changes in circumstances indicate that the carrying amounts of the assets may not be fully recoverable. If indicators of impairment exist, management identifies the asset group which includes the potentially impaired long-lived asset, at the lowest level at which there are separate, identifiable cash flows. If the total of the expected undiscounted future net cash flows for the asset group is less than the carrying amount of the asset, a loss is recognized for the difference between the fair value and carrying amount of the asset. For the three-month period ended March 31, 2021 and 2020, no impairment was identified.

Stock-Based Compensation

The Company has issued common stock options under two equity incentive plans. The Company estimates the calculated value of stock options granted using the Black-Scholes option-pricing formula. This fair value is then amortized on a straight-line basis over the requisite service periods of the awards, which is generally the vesting period.

Assumptions used to value the equity instruments are as follows:

•

Expected term – The expected term of the options is based on the simplified method, which takes into consideration the grant’s contractual life and vesting period and assumes that all options will be exercised between the vesting date and the contractual term of the option which averages an award’s vesting term and its contractual term.

•	Expected volatility – The Company uses the trading history of various companies in its industry sector in determining an estimated volatility factor.

•	Expected dividend – The Company has not declared common stock dividends and does not anticipate declaring any common stock dividends in the foreseeable future.

•

Forfeiture – The Company estimates forfeitures based on historical activity and considers voluntary and involuntary termination behavior as well as analysis of actual historical option forfeitures, netting the estimated expense by the derived forfeiture rate.

•

Risk-free interest rate – The Company bases the risk-free interest rate on the implied yield currently available on U.S. Treasury zero-coupon issues with the same or substantially equivalent remaining term.

Basic and Diluted Net Loss Per Share

Basic earnings per share is computed by dividing income (loss) by the weighted average number of common shares outstanding for the periods presented. The calculation of basic earnings per share for the three months ended March 31, 2021 and 2020, includes the weighted average of common shares outstanding. Diluted net income (loss) per share is computed by dividing the net income (loss) by the weighted average number of common and common equivalent shares outstanding during the period. Diluted earnings per share reflect the potential dilution of securities that could share in the earnings of an entity, such as convertible preferred stock, common stock options, convertible preferred stock warrants or convertible notes.

Income Taxes

Deferred income taxes are determined using the asset and liability method. Under this method, deferred income tax assets and liabilities are determined based on differences between the financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. A valuation allowance is recorded when the expected recognition of a deferred income tax asset is considered to be unlikely.

The Company recognizes the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the tax authorities, based on the technical merits of the position. The tax benefit is measured based on the largest benefit that has a greater than 50% likelihood of being realized upon ultimate settlement. The Company recognizes interest and penalties related to income tax matters as a component of income tax expense.

Debt Issuance Costs

The costs incurred in connection with the issuance of debt obligations, principally financing and legal costs, are capitalized. These costs are accreted over the term of the debt using the interest method. During the three months ended March 31, 2021 and 2020, accretion expense for debt issuance cost was $4,931 and $120,356, respectively.

Redeemable Convertible Preferred Stock Warrants

The Company accounts for its warrants to purchase shares of redeemable convertible preferred stock as liabilities based upon the characteristics and provisions of each instrument. Warrants classified as derivative liabilities and other derivative financial instruments that require separate accounting as liabilities are recorded on the Company’s unaudited consolidated balance sheets at their fair value on the date of issuance and are revalued on each subsequent balance sheet date until such instruments are exercised or expire, with any changes in the fair value between reporting periods recorded in the unaudited consolidated statements of operations and comprehensive loss.

Fair value of Financial Instruments

The Company applies the fair value measurement accounting standard whenever other accounting pronouncements require or permit fair value measurements. Fair value is defined in the accounting standard as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The fair value hierarchy under current accounting guidance prioritizes the inputs to valuation techniques used to measure fair value into three broad levels (Level 1, Level 2, and Level 3).

Level 1 inputs are unadjusted quoted prices in active markets for identical assets or liabilities that the Company has the ability to access at the measurement date. Level 2 inputs are inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly. Level 3 inputs are unobservable inputs for the asset or liability and reflect the Company’s own assumptions about the assumptions that market participants would use in pricing the asset or liability (including assumptions about risk) in a principal market.

The carrying amounts of working capital balances approximate their fair values due to the short maturity of these items. Unless otherwise noted, it is management’s opinion that the Company is not exposed to significant interest rate, currency, or credit risks arising from its financial instruments. The fair value of debt approximates its carrying value based on prevailing market rates.

The fair values of the derivative liability and redeemable convertible preferred stock warrant liability were estimated using Level 3 inputs.

Functional currency translation

The functional currency of the Company’s wholly-owned subsidiaries is the Canadian dollar, whereby their assets and liabilities are translated at period-end exchange rates except for nonmonetary capital transactions and balances, which are translated at historical rates. All income and expense amounts of the Company are translated at average exchange rates for the respective period. Translation gains and losses are not included in determining net loss but are accumulated in a separate component of stockholders’ equity. Foreign currency transaction gains and losses are included in the determination of net loss in the period in which they occur. These amounts are included in other income, net, of the unaudited consolidated statements of operations and comprehensive loss.

Comprehensive Loss

The Company’s comprehensive income or loss consists of net income or loss and other comprehensive loss. Foreign currency translation gains and losses are included in the Company’s other comprehensive income or loss.

Segment Reporting

The Company operates in a single segment. Operating segments are identified as components of an enterprise about which separate discrete financial information is available for evaluation by the chief operating decision maker (“CODM”) in making decisions regarding resource allocation and assessing performance. The Company has determined that its Co-Chief Executive Officers are the CODM. To date, the Company’s CODM has made such decisions and assessed performance at the Company level.

As of March 31, 2021 and December 31, 2020, the Company had $46,669,780 and $45,417,949, respectively, of assets located outside of the United States.

Government loans

Government loans are classified as a noncurrent liability and recorded at amortized cost. Forgiveness of the balances due is recorded through earnings and occurs when there is confirmation from the governmental authority that the Company has complied with the conditions for forgiveness attached to the loan.

Subsequent events

Subsequent events are events or transactions that occur after the consolidated balance sheet date but before the consolidated financial statements are issued. The Company recognizes in the consolidated financial statements the effects of all subsequent events that provide additional evidence about conditions that existed at the date of the consolidated balance sheet, including the estimates inherent in the process of preparing the consolidated financial statements. The Company’s consolidated financial statements do not recognize subsequent events that provide evidence about conditions that did not exist at the date of the consolidated balance sheet but arose after the consolidated balance sheet date and before consolidated financial statements were available to be issued. The Company has evaluated subsequent events through May 18, 2021, which is the date the unaudited consolidated financial statements were available to be issued.

Recently Adopted Accounting Pronouncements

In December 2019, the FASB issued ASU 2019-12, Income Taxes (Topic 740), to simplify the accounting for income taxes. The new guidance changes various subtopics of accounting for income taxes including, but not limited to, accounting for “hybrid” tax regimes, tax basis step-up in goodwill obtained in a transaction that is not a business combination, intraperiod tax allocation exception to incremental approach, ownership changes in investments, interim-period accounting for enacted changes in tax law, and year-to-date loss limitation in interim-period tax accounting. The Company early adopted the new standard as of January 1, 2021. The adoption of the standard had no material impact on the Company’s financial results.

Recently Issued Accounting Pronouncements Not Yet Adopted

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842), as amended, with guidance regarding the accounting for and disclosure of leases. This update requires lessees to recognize the liabilities related to all leases, including operating leases, with a term greater than 12 months on the balance sheets. This update also requires lessees and lessors to disclose key information about their leasing transactions. This guidance will become effective for the Company for annual reporting periods beginning after December 15, 2021 and interim periods within fiscal years beginning after December 15, 2022. The Company is currently evaluating the impact of this standard on its unaudited consolidated financial statements.

In June 2016, the FASB issued ASU 2016-13, Measurement of Credit Losses on Financial Instruments, which requires a financial asset (or a group of financial assets) measured on the basis of amortized cost to be presented at the net amount expected to be collected. This ASU requires that the income statement reflect the measurement of credit losses for newly recognized financial assets as well as the increases or decreases of expected credit losses that have taken place during the period. This ASU requires that credit losses of debt securities designated as available-for-sale be recorded through an allowance for credit losses and limits the credit loss to the amount by which fair value is below amortized cost. This guidance will become effective for the Company for annual reporting periods beginning after December 15, 2022 and interim periods therein. The Company is currently evaluating the impact of this standard on its unaudited consolidated financial statements.

In August 2020, the FASB issued ASU 2020-06, Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity, which simplifies the accounting for certain financial instruments with characteristics of liabilities and equity, including convertible instruments and contracts in an entity’s own equity. The guidance is effective for fiscal years beginning on or after December 15, 2023, with early adoption permitted, but no earlier than fiscal years beginning after December 15, 2020. The Company is currently evaluating the impact of the guidance on its unaudited consolidated financial statements.

In March 2020, the Financial Accounting Standards Board issued ASU No. 2020-04, Reference Rate Reform, which provides temporary optional guidance to companies impacted by the transition away from the London Interbank Offered Rate (“LIBOR”). The guidance provides certain expedients and exceptions to applying GAAP in order to lessen the potential accounting burden when contracts, hedging relationships, and other transactions that reference LIBOR as a benchmark rate are modified. The provisions of the new standard may be adopted as of the beginning of the reporting period when the election is made until December 31, 2022. The Company is evaluating the impact this ASU will have on its financial position, results of operations, cash flows, and disclosures. The Company has not elected an adoption date.

NOTE 4 – PROPERTY, PLANT AND EQUIPMENT, NET

Property, plant, and equipment, net consisted of the following:

	March 31, 2021	December 31, 2020
Land	$39,950	$39,480
Pilot plant	5,282,159	5,236,939
Lab equipment	1,959,016	1,958,290
Machinery and equipment	655,350	655,350
Computer and other equipment	295,066	294,973
Construction in process	45,277,774	43,961,280

	53,509,315	52,146,312
Less accumulated depreciation and amortization	(7,152,988)	(7,042,455)

Total property, plant, and equipment, net	$46,356,326	$45,103,857

For the three months ended March 31, 2021 and 2020, depreciation expense totaled $103,894 and $100,313, respectively.

At March 31, 2021 and December 31, 2020, the Company capitalized $780,237 and $719,890, respectively, of interest cost into Origin 1.

NOTE 5 – INTANGIBLE ASSETS, NET

Intangible assets, net consisted of the following:

	March 31, 2021	December 31, 2020
Patents	$435,096	$429,977
Less accumulated amortization	(185,437)	(172,305)

	$249,659	$257,672

The weighted average useful life of the intangible assets was 9.87 years. For the three months ended March 31, 2021 and 2020, amortization expense was $11,018 and $3,962, respectively.

NOTE 6 – CONSORTIUM AGREEMENT

In December 2016, the Company entered into a consortium agreement with two Series B preferred stock investors to collaborate on development of a process to commercialize bio-based, decarbonizing materials for application on an industrial scale at a competitive price. Under the consortium agreement, the Company received $500,000. The agreement expires once performance of the research and development program has been completed.

In August 2018, the agreement was amended, whereby a Series C preferred stock investor (the “Series C Investor”, and collectively with the two Series B investors, the “Investors”) was added to the agreement and committed to invest $1,500,000 of research and development in the consortium. As of March 31, 2021, the Series C Investor had not invested any funds in the consortium.

In 2020 an additional counterparty, that is an unrelated party, was added to the consortium agreement. During the three months ended March 31, 2021 and 2020, the Company received $450,000 and $0, respectively, under the consortium agreement which was recorded as other income, net in the consolidated statement of operations and comprehensive loss.

NOTE 7 – OFFTAKE ARRANGEMENTS

The Company maintains four separate offtake supply agreements (the “Offtake Agreements”). All are with stockholders or affiliates of stockholders. Pursuant to the Offtake Agreements, the Company will construct manufacturing plants with specific capacity and product quality requirements within certain timeframes for the manufacture of product for sale to the counterparties to the agreements, and the counterparties will make minimum annual purchases at a set price, subject to adjustments, all as defined in the agreements.

The Offtake Agreements allow the customers to terminate the agreements if specified construction and product delivery requirements are not satisfied. For example, under two of these agreements, if Origin 1 has not commenced commercial operation by December 31, 2021 or Origin has not delivered specified product volume from Origin 1 by September 30, 2022, then the customer may terminate the agreement and any outstanding secured promissory notes resulting from advance payments made to Origin will become due immediately (see Note 8). These outstanding obligations, together with accrued interest, totaled an aggregate of $10,757,361 and $10,706,147 as of March 31, 2021 and December 31, 2020 respectively (see Notes 8 and 10). These agreements also require the Company to pay liquidated damages up to an aggregate of $856,080 if Origin 1 has not commenced commercial operation by December 31, 2020 or the Company has not delivered specified product volume from Origin 1 by September 30, 2021. In September 2020, the counterparties to these agreements agreed to waive compliance with the milestones and their right to liquidated damages until June 30, 2021, in order to facilitate the negotiation of amendment to the agreements, including the milestone achievement dates. A third offtake agreement is terminable by the customer if commercial operation or delivery of product from Origin 1 has not occurred by December 31, 2021.

Origin believes enforcement of the liquidated damages provisions was not probable and expects to secure amendments to these offtake agreements pursuant to its ongoing discussions with these customers. However, Origin cannot guarantee that it will be successful in amending these offtake agreements.

One of the Offtake Agreements provides the counterparty the option, exercisable within one year of the first delivery of product from Origin 1, to enter into a contract to purchase a range of quantities of product from Origin 2 for a maximum term of 10 years. If the option is exercised and the Company directly or indirectly constructs Origin 2, the Company must either enter into an agreement with the counterparty within 90 days or pay a fee. The are no impacts to these unaudited consolidated financial statements from this stipulation.

NOTE 8 – DEBT

PPP Loan

In April 2020, the Company executed a promissory note (the “PPP Note”) evidencing an unsecured loan in the amount of $905,838 under the Paycheck Protection Program (the “PPP Loan”). The Paycheck Protection Program (or “PPP”) was established under the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”) and is administered by the U.S. Small Business Administration (“SBA”). The Loan has been made through First Republic Bank (the “Lender”).

The PPP Loan has a two-year term and bears interest at a rate of 1.00% per annum, accruing upon funding. Unless the PPP Loan is forgiven, the Company will be required to make monthly payments of principal and interest to the Lender. The Company does not intend to seek forgiveness of the PPP loan.

The PPP Note contains customary events of default relating to, among other things, payment defaults, providing materially false and misleading representations to the SBA or Lender, or breaching the terms of the PPP Loan documents. The occurrence of an event of default may result in the immediate repayment of all amounts outstanding, collection of all amounts owing from the Company, or filing suit and obtaining judgment.

Under the terms of the CARES Act, PPP Loan recipients can apply for and be granted forgiveness for all or a portion of the loan granted under the PPP. Such forgiveness will be determined, subject to limitations, based on the use of loan proceeds for payment of payroll costs and any payments of mortgage interest, rent, and utilities. However, no assurance is provided that forgiveness for any portion of the PPP Loan will be obtained.

Stockholder Convertible Notes Payable

In November 2019, the Company entered into secured convertible note agreements (“Bridge Notes”) with certain preferred stockholders, whereby the Company can borrow up to $6,000,000. The Bridge Notes bear an annual interest rate of 10% and mature on March 31, 2021, unless converted. If the Company issues shares of a new series of preferred stock prior to maturity, the outstanding principal and unpaid accrued interest will convert at 70% of the per share price of the new series of preferred stock. Upon a liquidation event, as defined in the agreements, the Company will repay purchasers in cash an amount equal to 200% of the outstanding principal amount plus the outstanding principal and accrued interest. The Bridge Notes are collateralized by substantially all of the Company’s assets. At March 31, 2021 and December 31, 2020, there was $4,966,857 and $3,260,208, respectively, outstanding on the Bridge Notes. The conversion and liquidation features were deemed to be derivatives under ASC 815 (see Note 9) and separately measured and recognized from the Bridge Notes through a debt discount. The balance of the debt discount was $14,088 and $28,175 at March 31, 2021 and December 31, 2020, respectively.

In January of 2021, the Company amended the Bridge Notes to extend the maturity date from March 31, 2021 to September 30, 2021. The amendment also added a SPAC transaction to the conversion provision such that the Bridge Notes convert if the Company issues at least $50,000,000 of shares of a new series of preferred stock or closes a SPAC transaction (each a “Qualified Financing”) prior to maturity. In a Qualified Financing that is a preferred stock issuance, the notes convert at 70% of the cash price paid per share for the preferred shares. In a Qualified Financing that is a SPAC transaction, the notes convert at the lesser of (i) 70% of the per share value attributed to the shares of the Company’s common stock as set forth in the Merger Agreement or (ii) the per share value that would be attributed to the Company’s common stock assuming a pre-transaction valuation of the Company in connection with the SPAC transaction of $700,000,000.

In February of 2021 the Company issued $10,000,000 of new, unsecured convertible notes (the “Convertible Notes”). The Convertible Notes bear an annual interest rate of 8% and mature on September 30, 2021, unless converted. If the Company issues at least $50,000,000 worth of shares of a new series of preferred stock prior to maturity or closes a SPAC transaction (each a “Qualified Financing”), the outstanding principal and unpaid accrued interest will convert at 80% of the per share price of the new series of preferred stock or, in the case of a SPAC transaction, at 80% of the per share value attributed to the shares of the Company’s common stock as set forth in the Merger Agreement. Upon a Change of Control (other than a Qualified Financing), as defined in the Convertible Notes, the Company will repay purchasers in cash an amount equal to the outstanding principal and accrued interest plus a repayment premium equal to 100% of the outstanding principal amount of the notes. Debt issuance costs are recorded against the outstanding payable balance. Those costs at March 31, 2021 were $14,793.

Stockholder Note

In November 2016, the Company received a $5,000,000 prepayment from a stockholder for product from Origin 1 pursuant to an Offtake Agreement (see Note 7). The prepayment was to be credited against the purchase of products over the term of the Offtake Agreement. The prepayment was secured by a promissory note (the “Promissory Note”) to be repaid in cash in the event that the prepayment could not be credited against the purchase of product, for example, if Origin 1 was never constructed. The Promissory Note was collateralized substantially by Origin 1 and other assets of Origin Material Canada Pioneer Limited. In May 2019, the Company and stockholder amended the Offtake Agreement and Promissory Note. The amendment added accrued interest of $189,169 to the principal balance of the prepayment and provided for the prepayment amount to be repaid in three annual installments rather than being applied against the purchase of product from Origin 1. The Promissory Note would bear interest at 3.50% per annum and be repaid in three installments of $2,204,733, $2,139,611, and $2,069,806 (inclusive of accrued but unpaid interest) on December 20, 2024, December 19, 2025, and December 18, 2026, respectively, unless the Bridge Notes have not been converted or repaid by December 30, 2021, in which case the Promissory Note maturity date would be December 31, 2021. At March 31, 2021 and December 31, 2020, the total debt outstanding was $5,189,169.

The Promissory Note is subordinate to the Bridge Notes. At March 31, 2021 and December 31, 2020 accrued interest totaled $340,035 and $294,630, respectively, and is included in accrued expenses in the unaudited consolidated balance sheets.

NOTE 9 – DERIVATIVE LIABILITY

The Company evaluated the Bridge Notes in accordance with ASC 815 Derivatives and Hedging and determined that the embedded components of these contracts qualify as a derivative to be separately accounted for as a liability. The Company records the fair value of the embedded components in accordance with ASC 815, Derivatives and Hedging. The fair value of the derivatives was calculated using a model that estimated the value that would be paid to transfer the liability in an orderly transaction between market participants at the measurement date. The fair value of the derivative liabilities is revalued on each balance sheet date with a corresponding gain or loss recorded in the consolidated statement of operations. For the three months ended

March 31, 2021 and 2020, the Company recorded a loss on the change in the fair value of derivative liability of $391,251 and a gain of $2,669, respectively. For the three months ended March 31, 2021 and 2020 an additional derivative liability was recorded for $2,196,469 and $0, respectively. At March 31, 2021 and December 31, 2020, the Company recorded a derivative liability of $3,826,232 and $1,238,511, respectively.

NOTE 10 – OTHER LIABILITIES, LONG-TERM AND RELATED PARTY OTHER LIABILITIES, LONG-TERM

Other Liabilities, Long-term

In September 2019, the Company entered into a $5,000,000 prepayment agreement for the purchase of products from Origin 2. The prepayment is to be made in two equal installments: the first $2,500,000 was in October 2019 and the remaining $2,500,000 is due within 30 days of the customer confirming that a sample from Origin 1 meets the customer’s specifications. The Company and customer agreed to work in good faith to execute an Offtake Agreement, the agreed terms of which are set forth in the prepayment agreement, whereby 100% of the prepayment will be applied against future purchases. The prepayment agreement provides the customer a capacity reservation of up to a specified annual volume of product from Origin 1 for a term of ten years, pursuant to the terms of an Offtake Agreement. At March 31, 2021 and December 31, 2020, the total amount outstanding on this agreement was $2,500,000.

Related Party Other Liabilities, Long-term

In November 2016, the Company received a $5,000,000 prepayment from a stockholder for product from Origin 1 pursuant to an Offtake Agreement (see Note 7). The prepayment is to be credited against the purchase of products from Origin 1 over the term of the Offtake Agreement. Specifically, repayment is effected by applying a credit to product purchases each month over the first five years of operation of Origin 1 up to $7,500,000, which is equal to 150% of the prepayment amount. If product purchases are not sufficient to recover the advances, the application of the credit to purchases as payment of the advances will continue until fully repaid. The prepayment is secured by a note to be repaid in cash in the event the prepayment cannot be credited against the purchase of product, for example, if Origin 1 is never constructed. The note is collateralized substantially by Origin 1 and other assets of Origin Material Canada Pioneer Limited. If repaid in cash, the note bears an annual interest rate of the three-month London Interbank Offered Rate (LIBOR) plus 0.25% (0.44% at March 31, 2021) and matures five years from the commercial operation date of Origin 1, unless the Bridge Notes have not been converted or repaid by December 30, 2021, in which case the Promissory Note maturity date would be December 31, 2021. The note is subordinated to the Bridge Notes. At March 31, 2021 and December 31, 2020 the total note principal outstanding was $5,105,055 and accrued interest outstanding was $123,102 and $117,292 respectively.

NOTE 11 – CANADIAN GOVERNMENT RESEARCH AND DEVELOPMENT PROGRAM LIABILITY

In April 2019, the Company entered into a contribution agreement related to the research and development and construction associated with the operation of Origin 1 in which the Company will participate in a Canadian government research and development program (the “R&D Agreement”). Pursuant to the R&D Agreement, the Company will receive funding for eligible expenditures through March 31, 2023 up to the lesser of approximately 22.14% of eligible costs and $23,000,000 (in Canadian dollars).

The funding will be repaid over 15 years after completion of Origin 1, commencing no sooner than the third fiscal year of consecutive revenues from a commercial plant, but no later than the fifth year following the earlier of (i) the year in which the Company completes construction of Origin 1 or (ii) March 2023. Repayment of the funding will be reduced by 50% if the Company begins construction before December 31, 2024 of one or more commercial plants that operate in Canada, with costs exceeding $500,000,000 (in Canadian dollars), and the plants being constructed and operational within 30 months of the final investment decision, as defined in the R&D Agreement. Once begun, repayments will be paid annually by April of each year through March 31, 2037.

Payments will be determined by a formula of the funded amount based on the fiscal year gross business revenue, as defined in the R&D Agreement. At March 31, 2021 and December 31, 2020, the Company recorded a liability for the amount received of $6,270,836 and $6,197,053, respectively.

NOTE 12 – REDEEMABLE CONVERTIBLE PREFERRED STOCK WARRANTS LIABILITY

In connection with the issuance of Series A preferred stock during 2012, the Company issued preferred stock warrants to purchase 1,000,000 shares of Series A preferred stock at an exercise price of $2.7233 per share. These warrants were initially exercisable any time within 10 years of issuance. In November 2019, as part of the Bridge Notes issuance (see Note 8), these Series A preferred stock warrants had their contractual exercise period extended 10 years to October 2032.

In connection with the issuance of Series A preferred stock during 2015, the Company issued preferred stock warrants to purchase 1,134,653 shares of Series A preferred stock at an exercise price of $2.7233 per share. These warrants were initially exercisable any time within 10 years of issuance. In November 2019, as part of the Bridge Notes issuance (see Note 8), these Series A preferred stock warrants had their contractual exercise period extended 10 years to October 2035.

In connection with the issuance of Series A preferred stock during April 2016, the Company issued a preferred stock warrant to purchase 122,400 shares of Series A preferred stock at an exercise price of $2.7233 per share. As of March 31, 2021, this warrant is exercisable and expires in April 2036.

In connection with the issuance of convertible promissory notes in 2016, the Company in 2016 and 2017 issued preferred stock warrants to purchase 331,927 and 35,412 shares, respectively, of Series B preferred stock at an exercise price of $7.486 per share. These preferred stock warrants are exercisable and expire from June through July 2026 and June 2036 through January 2037.

As of March 31, 2021, the Company had 2,257,053 Series A preferred stock warrants and 367,339 Series B preferred stock warrants, respectively, outstanding.

The following schedule rolls forward the fair value of the redeemable convertible preferred stock warrants liability:

	March 31, 2021	December 31, 2020
Balance at beginning of the year	$19,232,628	$734,830
Change in fair value of preferred stock warrants	48,109,271	18,497,798

Balance at end of the year	$67,341,899	$19,232,628

At March 31, 2021 and December 31, 2020, the fair value of the preferred stock warrants was determined using the probability-weighted expected return method which estimates the fair value of the warrants through an analysis of future values for the Company, assuming various future outcomes. A Black-Scholes option pricing model (BSM) is utilized in this method, to the extent necessary, based on current conditions. At March 31, 2021, due to the increasing likelihood of the merger, the BSM was not necessary to execute the model. A summary of key assumptions in the BSM for determining the fair value of redeemable convertible preferred stock warrants include:

December 31, 2020
Expected life (years)	3.00
Risk-free interest rate	0.17%
Expected volatility	70.00%
Dividend yield	0%

NOTE 13 – REDEEMABLE CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ DEFICIT

The Company is authorized to issue two classes of stock, which are designated as common and preferred stock. There are three types of redeemable convertible preferred stock – Series A, Series B, and Series C.

Common stock

The Company has reserved shares of common stock for future issuances as follows:

	March 31, 2021	December 31, 2020
Series A preferred stock	$13,204,284	$13,204,284
Series B preferred stock	6,275,704	6,275,704
Series C preferred stock	1,590,675	1,590,675
Series A preferred stock warrants	2,257,053	2,257,053
Series B preferred stock warrants	367,339	367,339
Options outstanding	3,829,351	3,885,113

	$27,524,406	$27,580,168

Dividends – Holders of Series A, Series B, and Series C preferred stock are entitled to receive cumulative dividends prior and in preference to any declaration or payment of any dividend on the common stock at the rate of $0.2179, $0.5989, and $1.1819 per share per annum on each outstanding share of Series A, Series B, and Series C preferred stock, respectively. At March 31, 2021, the cumulative dividends for Series A, Series B, and Series C preferred stock were approximately $21,059,796 $16,075,467 and $4,856,715, respectively. At December 31, 2020, the cumulative dividends for Series A, Series B, and Series C preferred stock were approximately $20,521,000, $15,381,000, and $4,538,000, respectively.

After payment of the full amount of any dividends to holders of Series A, Series B, and Series C preferred stock, any additional dividends are distributed among all holders of common stock and Series A, Series B, Series C preferred stock in proportion to the number of shares of common stock that would be held by each such holder if all shares of such series of Series A, Series B, and Series C preferred stock were converted to common stock at the then effective conversion rate for such series of preferred stock.

Liquidation rights – Holders of Series A, Series B, and Series C preferred stock are entitled to a liquidation preference for each share of stock held by them, of one times the original issue price of $2.7233, $7.4860, and $14.7736 per share, respectively, plus unpaid cumulative dividends thereon. Holders of Series A, Series B, and Series C preferred stock will share distributions ratably in proportion to their full preferential amount.

After the payment to the holders of Series A, Series B, and Series C preferred stock of the full amounts specified, the entire remaining assets of the Company legally available for distribution are distributed to the holders of the common stock.

Conversion rights – Each share of Series A, Series B, and Series C preferred stock is convertible, at the option of the holder, at any time into such number of fully paid and nonassessable shares of common stock as is determined by dividing the original issue price by the conversion price. At March 31, 2020, the conversion price was $2.7233 for Series A preferred stock, $7.4860 for Series B preferred stock, and $14.7736 for Series C preferred stock.

Voting – Each holder of Series A, Series B, and Series C preferred stock has the same voting rights as the holders of common stock, and the holders of common stock and preferred stock will vote together as a single class, except in each case as set forth in the Company’s certificate of incorporation. Each holder of common stock is entitled to one vote for each share of common stock held and each holder of preferred stock has voting rights equal to the number of shares of common stock into which the holder’s preferred stock is convertible at the record date.

Stock option plan – As of March 31, 2021 there were 5,166,276 shares of common stock reserved under the Company’s 2010 Stock Incentive Plan and 2020 Equity Incentive Plan, each as amended (together, the “Stock Plan”). Under the Stock Plan, options must be issued at prices no less than the estimated fair value of the stock on the date of grant and are exercisable for a period not exceeding 10 years from the date of grant. Options granted to employees under the Stock Plan generally vest 25% one year from the vesting commencement date and 1/36th per month thereafter, although certain arrangements call for vesting over other periods. Options granted to nonemployees under the Stock Plan vest over periods determined by the Company’s Board of Directors (generally immediate to four years).

The following tables summarize the activity under the Stock Plan:

	Outstanding Options	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life (in years)
Balance at December 31, 2020	3,885,113	$0.40	8.30
Granted	—	—
Exercised	(55,762)	0.98
Forfeited / canceled	—	—

Balance as of March 31, 2021	3,829,351	$0.40	8.06

Vested and expected to vest at March 31, 2021	3,438,992

During the quarter ended March 31, 2021, the Company did not grant any stock options.

As of March 31, 2021 and December 31, 2020, there were 1,199,029 options available for grant under the Stock Plan. As of March 31, 2021 and December 31, 2020 there were 1,083,619 and 1,016,289 exercisable options, respectively. The aggregate intrinsic value of options vested and expected to vest at March 31, 2021 is $57,670,897.

The Company issued 1,380,000 of performance and market based stock options during 2020. During the quarter ended March 31, 2021, the Company modified the vesting schedule of 250,000 of these performance and market based stock options such that vesting would commence upon signing of a business combination agreement or similar agreement in connection with a business combination of the Company with a special purpose acquisition company pursuant to which all or substantially all of the outstanding shares of capital stock of the Company and all or substantially all other securities of the Company issuable or convertible into such capital stock are converted into cash and/or shares of such Special Purpose Acquisition Company. The Company entered into the Merger Agreement on February 16, 2021 resulting in the commencement of expense recognition related to these 250,000 options. For the remaining 1,130,000 performance and market based stock options, no expense has been recorded as the performance event was deemed not probable of being achieved.

During the three months ended March 31, 2021 and 2020, stock compensation expense of $474,860 and $4,848, respectively, was recognized in general and administrative expenses on the unaudited consolidated statements of operations and comprehensive income and loss. During the three months ended March 31, 2021 and 2020 stock compensation expense of $152,121 and $4,178, respectively, was recognized in research and development expenses on the unaudited consolidated statements of operations and comprehensive income and loss. Total remaining compensation expense to be recognized under the Stock Plan is $9,267,930 as of March 31, 2021 and will be amortized on a straight-line basis over the remaining vesting periods of approximately four years.

NOTE 14 – INCOME TAXES

The provision for income taxes is recorded at the end of each interim period based on the Company’s best estimate of its effective income tax rate expected to be applicable for the full fiscal year. There is no provision for income taxes because the Company has incurred operating losses since inception. The Company’s effective income tax rate was 0% for the three months ended March 31, 2021 and 2020 and the realization of any deferred tax assets is not more likely than not.

NOTE 15 – COMMITMENTS AND CONTINGENCIES

Commitments

The Company leases office space and research and development space in Sacramento, California under noncancelable lease agreements, that expire in October 2025. Rental expense was $93,508 and $68,492 for the three months ended March 31, 2021 and 2020, respectively.

In May 2018, the Company executed operating and maintenance agreements for certain services, to facilitate the development and thus bring Origin 1 to the condition necessary for its intended use, commencing in different periods between July 2018 and September 2019, and all generally for five-year periods. The agreements are generally automatically extended for one-year periods thereafter. The agreements include annual fixed payments subject to escalation clauses at the beginning of each calendar year, as defined in the agreement. The minimum fixed payments are $350,000 (in Canadian dollars) per year over the fixed term. Certain of the agreements include quantities that are based on volumes, as defined in the applicable agreements. The Company is also responsible for applicable taxes under these agreements. During the three months ended March 31, 2021 and 2020, the total amount capitalized into Property, Plant and Equipment, Net under the agreement was $116,855 and $109,354, respectively.

In May 2019, the Company also concurrently executed a take-or-pay steam supply agreement commencing by October 1, 2019, through December 31, 2022, whereby the Company will receive up to 25% for the first year and 50% thereafter of the steam generated, up to 140,000 MMBtus per year. The price paid for the steam is based on a fixed amount plus the supplier’s cost of natural gas, as defined in the agreement. During the three months ended March 31, 2021 and 2020, the total amount capitalized into Property, Plant and Equipment, Net under the agreement was $58,851 and $0, respectively.

In May 2018, the Company entered into a joint development agreement (the “JDA”) with a stockholder to evaluate alternative uses for one of the Company’s products. The term of the JDA is the later of (i) three years from the JDA effective date and (ii) the final expected development program completion date as specified in the JDA. There were no expenses under this agreement for the three months ended March 31, 2021 or 2020.

Patent licenses

In July 2017, the Company entered into a patent license agreement for $50,000, which expires upon expiration of the last patent in December 2025. Under this agreement, the Company will pay minimum royalty payments of $5,000 per year and, if the Company develops and sells certain products based on the patent, up to a maximum of $25,000 per year. Certain products that Origin is currently developing and anticipates selling are expected to utilize these patents.

In December 2016, the Company entered into a patent license agreement for $500,000, which expires upon expiration of the patent. Under this agreement, if the Company develops and sells specific products based on the patent, the Company would pay a royalty up to a cumulative $500,000 from Origin 1, whereby no further payments will be due for any production at Origin 1. If production of those products occurs at subsequent facilities, the Company will pay an upfront license fee royalty and a variable royalty based on production at that subsequent facility, capped at an aggregate $10,000,000 per facility. Certain products that the Company is currently developing and anticipates selling are expected to utilize these patents. No payments were made during the three months ended March 31, 2021 or 2020.

In November 2016, the Company entered into a patent license agreement for $35,000, which expires upon expiration of the patent. Under this agreement, if the Company produces products based on the patent, the Company will pay an annual royalty upon commencement of operations on Origin 1 of $25,000 up to a cumulative $1,000,000. The pipeline of Company products and sales are not currently expected to be subject to this patent. No payments were made during the three months ended March 31, 2021 or 2020.

In August 2015, the Company entered into a patent license agreement, which expires upon expiration of the patent. Under this agreement, if the Company develops and sells specific products based on the patent, the Company would pay a royalty up to $2,000,000 per year and $10,000,000 in the aggregate. Certain products that the Company is currently developing and anticipates selling are expected to utilize these patents. No payments were made during the three months ended March 31, 2021 or 2020.

In June 2011, the Company entered into a nonexclusive patents license agreement, which expires upon expiration of the last patent to expire. Under this agreement, the Company pays a royalty of $5,000 annually and if the Company develops and sells specific products based on the patent, 0.4% of net sales. The pipeline of Company products and sales are not currently expected to be subject to this patent.

For the three months ended March 31, 2021 and 2020, royalties expense was $40,353 and $41,347, respectively, under the license agreements.

Contingencies

At times there may be claims and legal proceedings generally incidental to the normal course of business that are pending or threatened against the Company. Although the Company cannot predict the outcome of these matters when they arise, in the opinion of management, any liability arising from them will not have a material adverse effect on the consolidated financial position, results of operations, or liquidity of the Company. At March 31, 2021 and December 31, 2020, there were no claims or legal proceedings.

NOTE 16 – BASIC AND DILUTED NET LOSS PER SHARE

Basic net loss per share includes no dilution and is computed by dividing income (loss) by the weighted average number of common shares outstanding for the periods presented. The calculation of basic net loss per share for the three months ended March 31, 2021 and 2020, includes the weighted average of common shares outstanding. Diluted net loss per share reflect the potential dilution of securities that could share in the earnings of an entity, such as convertible preferred stock, stock options, warrants or convertible securities.

Due to their anti-dilutive effect, the calculation of diluted net loss per share for the three months ended March 31, 2021 and 2020 excludes: 1) options to purchase 3,829,351 and 1,007,059  shares, respectively, of common stock, 2) warrants to purchase 2,257,053 shares of series A redeemable convertible preferred stock, 3) warrants to purchase 367,339 shares of series B redeemable convertible preferred stock, 4) redeemable convertible series A preferred stock which is convertible into 13,189,261 shares of common stock, 4) redeemable convertible series B preferred stock which is convertible into  5,107,614 shares of common stock, and 5) redeemable convertible series C preferred stock which is convertible into 1,590,675 shares of common stock.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table sets forth all costs and expenses, other than underwriting discounts and commissions, payable by us in connection with the sale of the securities being registered. All amounts shown are estimates except for the SEC registration fee.

Amount
SEC registration fee	$75,145
Accountants’ fees and expenses	25,000
Legal fees and expenses	150,000
Printing fees	30,000
Miscellaneous fees and expenses	66,550

Total expenses	$346,695

Discounts, concessions, commissions and similar selling expenses attributable to the sale of shares of Common Stock covered by this prospectus will be borne by the selling securityholders. We will pay all expenses (other than discounts, concessions, commissions and similar selling expenses) relating to the registration of the shares with the SEC, as estimated in the table above.

Item 14. Indemnification of Directors and Officers.

Section 145 of the DGCL provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent of the Registrant. The DGCL provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaws, agreement, vote of stockholders or disinterested directors or otherwise. The Registrant’s Certificate of Incorporation and Bylaws provide for indemnification by the Registrant of its directors and officers to the fullest extent permitted by the DGCL.

Section 102(b)(7) of the DGCL permits a corporation to provide in its Certificate of Incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (1) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) for unlawful payments of dividends or unlawful stock repurchases redemptions or other distributions or (4) for any transaction from which the director derived an improper personal benefit. The Registrant’s Certificate of Incorporation provides for such limitation of liability to the fullest extent permitted by the DGCL.

The Registrant has entered into indemnification agreements with each of its directors and executive officers to provide contractual indemnification in addition to the indemnification provided in our Certificate of Incorporation. Each indemnification agreement provides for indemnification and advancements by the Registrant of certain expenses and costs relating to claims, suits or proceedings arising from his or her service to the Registrant or, at our request, service to other entities, as officers or directors to the maximum extent permitted by applicable law. We believe that these provisions and agreements are necessary to attract qualified directors.

The Registrant also maintains standard policies of insurance under which coverage is provided (1) to its directors and officers against loss arising from claims made by reason of breach of duty or other wrongful act, while acting in their capacity as directors and officers of the Registrant, and (2) to the Registrant with respect to payments which may be made by the Registrant to such officers and directors pursuant to any indemnification provision contained in the Registrant’s Certificate of Incorporation and Bylaws or otherwise as a matter of law.

Item 15. Recent Sales of Unregistered Securities.

The following list sets forth information regarding all unregistered securities sold by us since January 1, 2018:

(1)	In January 2020, we issued an aggregate of 11,500,000 Artius Class B Ordinary Shares for a total subscription price of $25,000.

(2)

In July 2020, we issued an aggregate of 11,326,667 private placement warrants to Artius Acquisition Partners LLC at a price of $1.50 per private placement warrant, generating gross proceeds of $16,990,000.

(3)

In June, 2021, concurrently with the closing of the Business Combination, the PIPE Investors purchased from us an aggregate of 20,000,000 million shares of our Common Stock at a price of $10.00 per share, for an aggregate purchase price equal to $200.0 million.

(4)

In June 2021, concurrently with the closing of the Business Combination, we issued 3,000,000 shares of Common Stock for an aggregate purchase price of $30,000,000 to certain funds managed by affiliates of Apollo Capital Management, L.P. at a purchase price of $10.00 per share.

(5)

In June 2021, concurrently with the closing of the Business Combination, we issued 1,300,001 shares of Common Stock for an aggregate purchase price of $13,000,010 to certain purchasers at a purchase price of $10.00 per share pursuant to certain Additional Subscription Agreements.

None of the foregoing transactions involved any underwriters, underwriting discounts or commissions, or any public offering. We believe each of these transactions was exempt from registration under the Securities Act in reliance on Section 4(a)(2) of the Securities Act (and Regulation D promulgated thereunder) as transactions by an issuer not involving any public offering or Rule 701 promulgated under Section 3(b) of the Securities Act as transactions by an issuer under benefit plans and contracts relating to compensation as provided under Rule 701. The recipients of the securities in each of these transactions represented their intentions to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof, and appropriate legends were placed on the share certificates issued in these transactions. All recipients had adequate access, through their relationships with us, to information about us. The sales of these securities were made without any general solicitation or advertising.

Item 16. Exhibits and Financial Statement Schedules.

(a) Exhibits.

The exhibits listed below are filed as part of this registration statement

		Incorporated by Reference
Exhibit Number	Description	Schedule/ Form	File No.	Exhibit	Filing Date

2.1+	Agreement and Plan of Merger and Reorganization, dated February 16, 2021.	S-4/A	333-254012	2.1	May 25, 2021

2.2	Letter Agreement, dated March 5, 2021.	S-4/A	333-254012	2.2	May 25, 2021

3.1	Amended and Restated Certificate of Incorporation of the Company.	8-K	001-39378	3.3	July 1, 2021

3.2	Bylaws of the Company.	8-K	001-39378	3.2	June 29, 2021

4.1	Specimen Common Stock Certificate of the Company.	S-4/A	333-254012	4.4	May 25, 2021

4.2	Specimen Warrant Certificate of the Company.	S-1/A	333-239421	4.3	July 2, 2020

4.3	Warrant Agreement between the Company and Continental Stock Transfer & Trust Company, dated July 13, 2020.	8-K	001-39378	4.1	July 16, 2020

5.1*	Opinion of Cooley LLP.

10.1	Form of Subscription Agreement.	8-K	001-39378	10.1	February 17, 2021

10.2	Form of Backstop Agreement.	8-K	001-39378	10.1	June 15, 2021

10.3	Form of Lock-Up Agreement.	S-4/A	333-254012	10.26	February 17, 2021

10.4	Form of Additional Subscription Agreement.	8-K	001-39378	10.1	June 29, 2021

10.5	Investor Rights Agreement, by and between the Company and certain stockholders, dated June 25, 2021.	8-K	001-39378	10.5	July 1, 2021

10.6#	Form of Indemnification Agreement.	8-K	001-39378	10.6	July 1, 2021

10.7#	Non-Employee Director Compensation Policy.	8-K	001-39378	10.7	July 1, 2021

10.8#	Micromidas, Inc. 2010 Stock Incentive Plan, as amended.	S-4/A	333-254012	10.1	May 25, 2021

10.9#	Forms of Incentive Stock Option Award Notice, Incentive Stock Option Award Agreement, Exercise Notice and Investment Representation Statement under the 2010 Stock Incentive Plan.	S-4/A	333-254012	10.2	May 25, 2021

10.10#	Micromidas, Inc. 2020 Equity Incentive Plan.	S-4/A	333-254012	10.3	May 25, 2021

10.11#	Forms of Stock Option Grant Notice, Option Agreement and Exercise Notice under the 2020 Equity Incentive Plan.	S-4/A	333-254012	10.4	May 25, 2021

10.12#	Origin Materials 2021 Equity Incentive Plan.	8-K	001-39378	10.12	July 1, 2021

		Incorporated by Reference
Exhibit Number	Description	Schedule/ Form	File No.	Exhibit	Filing Date

10.13**#	Form of Stock Option Grant Notice, Stock Option Agreement, Restricted Stock Unit Grant Notice and Restricted Stock Unit Award Agreement under the 2021 Equity Incentive Plan.	S-1	333-257931	10.13	July 15, 2021

10.14#	Origin Materials 2021 Employee Stock Purchase Plan.	8-K	001-39378	10.14	July 1, 2021

10.15#	Offer Letter, dated October 28, 2020, by and between Micromidas, Inc. and Rich Riley.	S-4/A	333-254012	10.7	May 25, 2021

10.16#	Offer Letter, dated January 9, 2018, by and between Micromidas, Inc. and Joshua Lee.	S-4/A	333-254012	10.8	May 25, 2021

10.17#	Offer Letter, dated August 11, 2020, by and between Micromidas, Inc. and Nate Whaley.	S-4/A	333-254012	10.9	May 25, 2021

10.18	Standard Industrial/Commercial Multi-Tenant Lease for 930 Riverside Parkway, Suites 10-30, West Sacramento, CA 95605, by and between Harsch Investment Properties, LLC and Micromidas, Inc., dated May 22, 2020.	S-4/A	333-254012	10.10	May 25, 2021

10.19	Standard Industrial/Commercial Multi-Tenant Lease for 970 Riverside Parkway, Suite 40, West Sacramento, CA 95605, by and between Harsch Investment Properties, LLC and Micromidas, Inc., dated February 28, 2013.	S-4/A	333-254012	10.11	May 25, 2021

10.20	Second Amendment to Lease for 970 Riverside Parkway, Suite 40, West Sacramento, CA 95605, by and between Harsch Investment Properties, LLC and Micromidas, Inc., dated May 11, 2015.	S-4/A	333-254012	10.12	May 25, 2021

10.21	Third Amendment to Lease for 970 Riverside Parkway, Suite 40, West Sacramento, CA 95605, by and between Harsch Investment Properties, LLC and Micromidas, Inc., dated May 22, 2020.	S-4/A	333-254012	10.13	May 25, 2021

10.22	Form of Sponsor Letter Agreement.	S-4/A	333-254012	10.16	May 25, 2021

10.23	Form of Company Stockholder Support Agreement.	S-4/A	333-254012	10.17	May 25, 2021

10.24	Promissory Note issued to Artius Acquisition Partners LLC, dated February 4, 2020.	S-1	333-239421	10.1	June 25, 2020

10.25	Letter Agreement among the Registrant and its directors, director nominees and officers and the Company.	8-K	001-39378	10.5	July 16, 2020

10.26	Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Registrant.	8-K	001-39378	10.1	July 16, 2020

10.27	Registration Rights Agreement among the Company and certain security holders.	8-K	001-39378	10.2	July 16, 2020

		Incorporated by Reference
Exhibit Number	Description	Schedule/ Form	File No.	Exhibit	Filing Date

10.28	Securities Subscription Agreement between the Company and Artius Acquisition Partners LLC, dated February 4, 2020.	S-1	333-239421	10.5	June 25, 2020

10.29	Private Placement Warrants Purchase Agreement between the Company and Artius Acquisition Partners LLC.	8-K	001-39378	10.3	July 16, 2020

10.30	Administrative Services Agreement between the Company and Artius Management LLC.	8-K	001-39378	10.4	July 16, 2020

10.31†	Note Purchase Agreement, by and among Micromidas, Inc. and certain persons and entities named on the Schedule of Purchasers attached therein, dated November 8, 2019.	S-4/A	333-254012	10.28	May 25, 2021

10.32	First Amendment to Note Purchase Agreement, by and between Micromidas, Inc. and certain noteholders, dated February 3, 2020.	S-4/A	333-254012	10.29	May 25, 2021

10.33	Form of Senior Secured Convertible Promissory Note, by and between Micromidas, Inc. and certain noteholders thereof.	S-4/A	333-254012	10.30	May 25, 2021

10.34	First Amendment to Senior Secured Convertible Promissory Note, by and between Micromidas, Inc. and certain noteholders, dated May 21, 2020.	S-4/A	333-254012	10.31	May 25, 2021

10.35	Second Amendment to Senior Secured Convertible Promissory Note, by and between Micromidas, Inc. and certain noteholders, dated January 21, 2021.	S-4/A	333-254012	10.32	May 25, 2021

10.36	Amended and Restated Secured Promissory Note, by and among Micromidas, Inc., Origin Materials Canada Holding Limited, Origin Materials Canada Pioneer Limited and Danone Asia Pte Ltd, dated May 17, 2019.	S-4/A	333-254012	10.33	May 25, 2021

10.37	First Amendment to Amended and Restated Secured Promissory Note, by and among Micromidas, Inc., Origin Materials Canada Holding Limited, Origin Materials Canada Pioneer Limited and Danone Asia Pte Ltd, dated November 8, 2019.	S-4/A	333-254012	10.34	May 25, 2021

10.38	Second Amendment to Amended and Restated Secured Promissory Note, by and among Micromidas, Inc., Origin Materials Canada Holding Limited, Origin Materials Canada Pioneer Limited and Danone Asia Pte Ltd, dated May 21, 2020.	S-4/A	333-254012	10.35	May 25, 2021

		Incorporated by Reference
Exhibit Number	Description	Schedule/ Form	File No.	Exhibit	Filing Date

10.39	Third Amendment to Amended and Restated Secured Promissory Note, by and among Micromidas, Inc., Origin Materials Canada Holding Limited, Origin Materials Canada Pioneer Limited and Danone Asia Pte Ltd, dated January 22, 2021.	S-4/A	333-254012	10.36	May 25, 2021

10.40	Amended and Restated Secured Promissory Note, by and among Micromidas, Inc., Origin Materials Canada Holding Limited, Origin Materials Canada Pioneer Limited and Nestle Waters Management & Technology, dated May 23, 2019.	S-4/A	333-254012	10.37	May 25, 2021

10.41	First Amended and Restated Secured Promissory Note, by and among Micromidas, Inc., Origin Materials Canada Holding Limited, Origin Materials Canada Pioneer Limited and Nestle Waters Management & Technology, dated November 8, 2019.	S-4/A	333-254012	10.38	May 25, 2021

10.42	Second Amended and Restated Secured Promissory Note, by and among Micromidas, Inc., Origin Materials Canada Holding Limited, Origin Materials Canada Pioneer Limited and Nestle Waters Management & Technology, dated May 21, 2020.	S-4/A	333-254012	10.39	May 25, 2021

10.43	Third Amended and Restated Secured Promissory Note, by and among Micromidas, Inc., Origin Materials Canada Holding Limited, Origin Materials Canada Pioneer Limited and Nestle Waters Management & Technology, dated January 27, 2021.	S-4/A	333-254012	10.40	May 25, 2021

10.44	Form of Convertible Promissory Note Series 2021A, by and between Micromidas, Inc. and certain noteholders thereof.	S-4/A	333-254012	10.41	May 25, 2021

10.45†^	Offtake Supply Agreement, by and between Micromidas, Inc. and Pepsi-Cola Advertising and Marketing, Inc., dated August 3, 2018.	S-4/A	333-254012	10.42	May 25, 2021

10.46^	Amendment No. 1 to Offtake Supply Agreement, by and between Micromidas, Inc. and Pepsi-Cola Advertising and Marketing, Inc., dated October 24, 2019.	S-4/A	333-254012	10.43	May 25, 2021

10.47†^	Amended and Restated Offtake Supply Agreement, by and between Micromidas, Inc. and Danone Asia Pte Ltd, dated May 17, 2019.	S-4/A	333-254012	10.44	May 25, 2021

10.48†^	Amended and Restated Offtake Supply Agreement, by and between Micromidas, Inc. and Nestle Waters Management & Technology, dated May 23, 2019.	S-4/A	333-254012	10.45	May 25, 2021

Incorporated by Reference
Exhibit Number	Description	Schedule/ Form	File No.	Exhibit	Filing Date

10.49†^	Offtake Supply Agreement, by and between Micromidas, Inc. and Packaging Equity Holdings, LLC, dated December 13, 2020.	S-4/A	333-254012	10.46	May 25, 2021

21.1	List of Subsidiaries.	8-K	001-39378	21.1	July 1, 2021

23.1*	Consent of Grant Thornton LLP.

23.2*	Consent of Marcum LLP.

23.3*	Consent of Cooley LLP (included in Exhibit 5.1).

24.1**	Power of Attorney.

101.INS**	XBRL Instance Document.

101.CAL**	XBRL Taxonomy Extension Calculation Linkbase Document.

101.SCH**	XBRL Taxonomy Extension Schema Document.

101.DEF**	XBRL Taxonomy Extension Definition Linkbase Document.

101.LAB**	XBRL Taxonomy Extension Label Linkbase Document.

101.PRE**	XBRL Taxonomy Extension Presentation Linkbase Document.

*	Filed herewith.
**	Previously filed.
+	Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request.
†	Certain schedules and exhibits to this exhibit have been omitted pursuant to Item 601(a)(5) of Regulation SK. A copy of any omitted schedule and/or exhibit will be furnished to the SEC upon request.
^

Certain portions of this exhibit (indicated by asterisks) have been excluded pursuant to Item 601(b)(10) of Regulation S-K because they are both not material and are the type that the Company treats as private or confidential.

#	Indicates management contract or compensatory plan or arrangement.

(b) Financial Statement Schedules.

Schedules not listed above have been omitted because the information required to be set forth therein is not applicable or is shown in the financial statements or notes thereto.

Item 17. Undertakings.

(a) The undersigned registrant hereby undertakes as follows:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)

That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)

That, for the purpose of determining any liability under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or our securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the undersigned pursuant to the foregoing provisions, or otherwise, the undersigned has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the undersigned of expenses incurred or paid by a director, officer or controlling person of the undersigned in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the undersigned will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Company has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Sacramento, State of California, on this 28th day of July, 2021.

ORIGIN MATERIALS, INC.

By:	/s/ John Bissell
John Bissell
Co-Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ John Bissell John Bissell	Co-Chief Executive Officer and Director (Co-Principal Executive Officer)	July 28, 2021

/s/ Rich Riley Rich Riley	Co-Chief Executive Officer and Director (Co-Principal Executive Officer)	July 28, 2021

/s/ Nate Whaley Nate Whaley	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	July 28, 2021

* Karen Richardson	Chair of the Board	July 28, 2021

* Pia Heidenmark Cook	Director	July 28, 2021

* Benno O. Dorer	Director	July 28, 2021

* Charles Drucker	Director	July 28, 2021

* Kathleen B. Fish	Director	July 28, 2021

* William Harvey	Director	July 28, 2021

* Boon Sim	Director	July 28, 2021

* By: /s/ John Bissell
John Bissell
Attorney-in-Fact